PROSPECTUS

                              DeCrane Holdings Co.

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE
                       WARRANTS TO PURCHASE COMMON STOCK

    This prospectus relates to the resale of 100,000 warrants each to purchase
1.55 shares of common stock, par value $0.01 per share of DeCrane Holdings Co., and the shares issued upon the exercise of warrants, held by certain holders named herein or in an accompanying supplement to this prospectus. All of the offered securities are being sold by such persons or entities and we will not receive any proceeds received therefrom, other than upon exercise of warrants. The warrants were issued, and shares issued upon the exercise of warrants by persons other than exercising warrantholders have been or will be issued, pursuant to an exemption from the registration requirements of the Securities Act of 1933. The offered securities are being registered by us pursuant to registration rights granted in connection with the issuance in October, 1998 of the warrants, which were paired in units with the 12% Series A Senior Subordinated Notes of DeCrane Aircraft Holdings, Inc. when originally issued. The warrants may trade separately from the notes on and after the effective date of the registration statement of which this prospectus is a part.

    The offered securities may be offered by the holders from time to time in transactions in the over-the-counter market, in privately negotiated transactions, in underwritten offerings or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The warrantholders may effect such transactions by selling the warrants to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the holders or the purchasers of the offered securities for whom such broker-dealers may act as agent or to whom they sell as principal or both. The foregoing compensation to a particular broker-dealer might be in excess of customary commissions. If required, the names of any such broker-dealers and the applicable compensation, if any, will be set forth in an accompanying supplement to this prospectus.

    Selling holders, and any broker-dealers or agents that participate with the holders in the distribution of the offered securities, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the offered securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    The information in this prospectus is not yet complete and may be amended. We have filed a registration statement regarding these securities with the Securities and Exchange Commission. You may not sell or accept offers to buy before the registration statement becomes effective. This prospectus is not an offer to sell, or the solicitation of an offer to buy. We will not participate in any sale of these securities in any state in which offer, solicitation or sale would be unlawful before registering or qualifying under the securities laws of that state.

    SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE OFFERED SECURITIES.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is February 10, 2000.

                                EXPLANATORY NOTE

    This prospectus relates to the resale of 100,000 warrants each to purchase
1.55 shares of common stock, par value $0.01 per share of DeCrane Holdings Co. by holders who are named in an accompanying supplement to this prospectus, and any stockholders of the shares received upon exercise of those warrants who may wish to sell their shares. This prospectus refers to the warrants and warrant shares, collectively, as offered securities. All of the warrants are being sold by such persons or entities and we will not receive any of the proceeds received therefrom, other than upon exercise of warrants. The warrants were issued, and shares issued upon the exercise of warrants by persons other than exercising warrantholders, have been or will be issued, pursuant to an exemption from the registration requirements of the Securities Act of 1933. The offered securities are being registered by us pursuant to registration rights granted in connection with the initial private placement of the warrants as part of the DLJ acquisition described herein.

    The offered securities may be offered by the warrantholders from time to time in transactions in the over-the-counter market, in privately negotiated transactions, in underwritten offerings or by a combination of such methods of sale, and may be offered at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The warrantholders may effect such transactions by selling the warrants to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the warrantholders or the purchasers of the offered securities for whom such broker-dealers may act as agent or to whom they sell as principal or both. That compensation to a particular broker-dealer might be in excess of customary commissions. If required, the names of any such broker-dealers and the applicable compensation, if any, will be set forth in an accompanying supplement to this prospectus. See "Plan of Distribution."

    Any selling warrantholders and stockholders and any broker-dealers or agents that participate with those warrantholders and stockholders in the distribution of the offered securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the offered securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    We have filed a registration statement regarding these securities with the Securities and Exchange Commission. You may not sell or accept offers to buy before the registration statement becomes effective. This prospectus is not an offer to sell, or the solicitation of an offer to buy. We will not participate in any sale of these securities in any state in which offer, solicitation or sale would be unlawful before registering or qualifying under the securities laws of that state.

                                    SUMMARY

    THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT THIS OFFERING. IT LIKELY DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO FULLY UNDERSTAND THIS OFFERING, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE FINANCIAL STATEMENTS AND THEIR RELATED NOTES.

    THE SECURITIES REGISTERED BY THIS PROSPECTUS ARE EQUITY OBLIGATIONS ISSUED BY DECRANE HOLDINGS CO. DECRANE HOLDINGS CO. IS A HOLDING COMPANY AND DOES NOT HAVE ANY MATERIAL OPERATIONS OR ASSETS OTHER THAN ITS OWNERSHIP OF THE CAPITAL STOCK OF DECRANE AIRCRAFT HOLDINGS, INC. AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT INDICATES OTHERWISE, AND EXCEPT WHEN USED IN THE SECTIONS "DESCRIPTION OF WARRANT" AND "DESCRIPTION OF CAPITAL STOCK," "DECRANE HOLDINGS" AND "WE," "US," "OUR" AND SIMILAR TERMS REFER TO THE COMBINED BUSINESS OF DECRANE HOLDINGS CO. (AND DECRANE AIRCRAFT, ITS PREDECESSOR) AND ALL OF ITS SUBSIDIARIES, COLLECTIVELY. EXCEPT WHERE WE INDICATE OTHERWISE, THIS PROSPECTUS PRESENTS ALL INFORMATION ON A "PRO FORMA" BASIS, GIVING EFFECT TO ALL OF THE TRANSACTIONS REFERRED TO IN "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA," INCLUDING THE ACQUISITION OF DECRANE AIRCRAFT BY DLJ MERCHANT BANKING PARTNERS II, L.P. AND ITS AFFILIATES AND DECRANE AIRCRAFT'S ACQUISITIONS OF AVTECH CORPORATION, DETTMERS INDUSTRIES, INC., PATS, INC., PPI HOLDINGS, INC., CUSTOM WOODWORK & PLASTICS, INC., PCI NEWCO, INC., INTERNATIONAL CUSTOM INTERIORS, INC., AND THE INFINITY PARTNERS, LTD.

                                  OUR COMPANY

OVERVIEW

    Since our founding in 1989, through acquisitions and internal growth, we have become one of the premier suppliers to the general aviation market. We offer a complete line of interior cabin furniture, galleys, seating, and entertainment systems for corporate aircraft. In addition, we manufacture aviation electronic components, referred to as avionics, and provide systems integration services. We sell our products in the corporate, commercial (including regional), retrofit, aftermarket and military aircraft markets. Within these markets, our customers include original manufacturers of aircraft and related avionics equipment, commonly referred to as OEM's, major components suppliers, aircraft repair and modification centers and commercial airlines. For the twelve months ended September 30, 1999, we generated pro forma revenues and EBITDA (as defined) of $294.9 million and $67.1 million, respectively.

    During 1998 and 1999, we completed and integrated eight acquisitions, increasing our diversification within the aircraft industry and reducing our reliance on the commercial aircraft market. We have built a leading position in a number of niche markets in the aircraft industry. The substantial majority of our revenue is generated by businesses in which we have a leading market share. In order to take advantage of the complementary nature of our various product offerings, to rationalize and consolidate the operations of each of our separate companies and to provide even higher levels of customer service, in 1999 we reorganized our related businesses into three separate operating groups: Cabin Management, Specialty Avionics and Systems Integration.

    THE CABIN MANAGEMENT GROUP. We are the leading independent provider of cabin management products for the corporate aircraft market, serving major manufacturers such as Boeing Business Jet, Bombardier, Cessna, Dassault, Gulfstream and Raytheon. We provide a full line of interior cabin components, including seats, furniture, cabinetry, galleys, in-flight entertainment systems, sidewalls and headliners, which are either sold separately or as a pre-engineered, pre-fabricated set. Our "cabinet-in-a-box" product offers customized, pre-engineered, pre-fit interior cabinetry and galley kits to corporate jet OEM's and independent completion centers. We also have developed and are currently marketing our "cabin-in-a-box" product, which is comprised of a customized, pre-engineered, pre-fit cabin interior system, including furniture, galleys, seats, audio-visual entertainment systems, lighting, sidewalls, headliners and electrical control units. Our cabin-in-a-box product will enable our customers to rely on us as the single source for cabin-related products. We estimate that this product could decrease cycle times by 15% to 20%, offering significant cost reduction opportunities to our customers, and could increase the dollar content per plane for us. The Cabin Management Group contributed approximately 40% of our pro forma revenue for the twelve months ended September 30, 1999.

    THE SPECIALTY AVIONICS GROUP. This group designs, engineers and manufactures electronic components, electronic display devices and interconnect components and assemblies. Among the products offered by this group are flight deck communications and audio power control equipment, harness assemblies and connectors, power and signal contact products and liquid crystal display devices, commonly referred to as

LCD's. Customers of this group include Airbus, Boeing, Honeywell, Matsushita, and Rockwell Collins. The Specialty Avionics Group contributed approximately 39% of our pro forma revenue for the twelve months ended September 30, 1999.

    THE SYSTEMS INTEGRATION GROUP. This group provides auxiliary fuel tanks, auxiliary power units and system integration services, including engineering, kit manufacturing, installation and certification. Customers of this group include Boeing Business Jet, Bombardier, Cessna, Gulfstream, Raytheon and Rockwell Collins. The Systems Integration Group contributed approximately 21% of our pro forma revenue for the twelve months ended September 30, 1999.

INDUSTRY OVERVIEW AND TRENDS

    We believe the following characteristics of our markets have contributed to our growth and profitability and should provide further opportunities for our success:

    - INCREASED DEMAND FOR NEW AIRCRAFT.

       - CORPORATE AIRCRAFT. The growing popularity of fractional aircraft ownership in the United States, the expansion of this program to Europe and the Far East and the increased demand for more expedient travel have significantly expanded demand for corporate aircraft. The Teal Group Corporation, an industry-recognized aerospace research group, projects delivery of 5,067 corporate aircraft between 1999 and 2008, representing an increase of approximately 52% over the 3,326 corporate aircraft that were delivered between 1989 and 1998.

       - COMMERCIAL AIRCRAFT. The 1999 CURRENT MARKET OUTLOOK, released by The Boeing Company in June 1999, projects that between 1999 and 2008, the commercial aircraft industry will require 8,900 new commercial aircraft, and between 2009 and 2018, it will require an additional 11,250 aircraft.

       - REGIONAL AIRCRAFT. As part of the total projected increase for the commercial aircraft fleet, Boeing projects a compounded annual growth rate of 9.4% for the regional aircraft fleet from 1999 to 2008 due to new longer-range, state-of-the-art regional aircraft and the integration of regional carrier services with major carriers to support the "point-to-point" routing concept.

    - INCREASED DEMAND FOR CABIN MANAGEMENT SYSTEMS. As businesses become increasingly dependent on new technology, passengers are demanding more advanced in-flight services. These services include in-flight passenger telecommunications systems and entertainment systems, such as video, video-on-demand and other interactive systems. In corporate aircraft for example, Honeywell's AIS-1000 OneView-TM-Airborne Information System delivers more than 40 channels of live television programming and Internet and e-mail access to the aircraft via direct broadcast satellite service providers.

    - SIGNIFICANT BARRIERS TO ENTRY. We believe that manufacturers' reluctance to include new companies as additional approved vendors on their engineering drawings, increasingly stringent Federal Aviation Administration requirements for aircraft manufacturing and modification, including extensive and lengthy qualification and certification programs, and the initial capital investment and tooling requirements necessary for the manufacture of aircraft components and systems all create significant barriers to entry in a number of our markets.

    - REDUCTION IN NUMBER OF APPROVED SUPPLIERS AND VENDORS. Commercial airlines have come under increasing pressure to reduce operating and capital costs associated with providing services. As a result, many OEM's are initiating proactive programs to reduce cycle times, decrease inventory and reduce costs. Boeing, for example, has announced that it intends to reduce its number of suppliers by 19%, from 31,000 to 25,000, by the end of 2000 and by 42% over the long term. Manufacturers can realize efficiencies by purchasing a higher number of assemblies from a smaller number of suppliers, each of whom has multiple related product capability.

    - NEW SAFETY MANDATES. Historically, the FAA has taken a very proactive role in promulgating new safety standards, such as collision avoidance systems, wind shear detection systems, group proximity detection systems and smoke detection and fire suppression systems. These safety mandates should provide significant retrofit opportunities for the commercial fleet, which today exceeds 12,000 aircraft.

COMPETITIVE STRENGTHS

    We have used our strong market positions to compete more effectively, to capitalize on industry consolidation trends and to cross-sell products to our existing customer base. We believe that we are well-positioned to take advantage of the foregoing trends and expected growth in the aircraft industry as a result of the following competitive strengths:

    - LEADING POSITIONS IN NICHE MARKETS. We are a leading provider of components within a number of the niche markets we serve. Our strategy has been to combine complementary businesses in markets in which we have a leading position. We believe our combination of component manufacturing and integration and installation capabilities provides us with competitive advantages. The combination of product lines we offer provides opportunities for our customers to deal with a reduced number of vendors and suppliers, to reduce the number of component parts through the purchase of sub-assemblies and to reduce cycle times, all of which help reduce costs and simplify the production process.

    - STRONG CUSTOMER RELATIONSHIPS. Through our acquisitions and as a result of our performance, we have enjoyed long-term relationships with leaders in our primary markets, including Boeing and Boeing Business Jet, Bombardier, Cessna, Gulfstream, Honeywell, Matsushita, Raytheon, and Rockwell Collins. We believe we have been able to develop and solidify these relationships by combining production and engineering capabilities, providing engineering support services and enhancing our customers' in-house production processes.

    - DIVERSIFIED REVENUE BASE. We sell our products in the corporate, commercial, retrofit, aftermarket and military aircraft markets. Within these markets, our customers include original manufacturers of aircraft and related avionics equipment, aircraft repair and modification centers, and airlines. Each of these markets has different demand drivers and operates on different production cycles. Accordingly, our involvement in these multiple markets reduces our exposure to cyclical product demand in any one segment of the aircraft industry. Demand for new products in the commercial aircraft market, for example, is driven largely by the age of the existing commercial fleet, the growth in revenue passenger miles and industry load factors, whereas demand in the corporate aircraft market is driven largely by the growth in fractional ownership, competition from commercial airlines and the growth in the global economy. Our aftermarket sales are dependent in part upon the growing number of aircraft in the existing fleet while technology advances and safety updates help drive demand in the retrofit market.

    - COMPLEMENTARY AND STRATEGICALLY INTEGRATED BUSINESS LINES. Since 1989, we have completed seventeen acquisitions of businesses and assets. We believe that our acquisitions complement each other and create a core of interrelated products and services, which increases our cross-selling opportunities to existing and new customers. The complementary nature of our business lines should allow us to help our customers reduce their production costs.

    - LOW-COST, HIGH-QUALITY OPERATIONS. We have established low-cost operations through cost reduction programs, technological development and, where appropriate, the use of vertical integration. Four of our facilities have received a quality award from Boeing, and nine of our facilities are currently certified according to the International Standards Organization specifications ISO-9001 or ISO-9002.

    - REGULATORY CERTIFICATIONS. We believe our FAA-certified airframe and power-plant mechanics who are authorized to perform specified aircraft modification functions provide us with a significant competitive advantage. As of December 31, 1999, our operations include one of only 31 currently active FAA Designated Alteration Stations worldwide, and we hold nine FAA domestic repair station certificates as well as numerous Parts Manufacturer Approval authorizations from the FAA. These certifications make us one of a few companies with the in-house capability to design, engineer, produce, install and certify a part, which together help reduce cycle times.

GROWTH STRATEGY

    Our principal strategy is to establish and expand leading positions in high-margin, niche markets. We also seek to maintain a balance of revenues among the equipment manufacturer market, the retrofit market and the aftermarket. We believe that this strategy positions us for future success by:

    - BROADENING SALES TO EXISTING CUSTOMER BASE. We have relationships with virtually every major OEM and with fractional ownership programs, such as Executive Jet. We plan to continue cross-selling our portfolio of products to our existing customer base in order to increase our dollar content per plane. For example, we originally entered the corporate aircraft market by offering cabin management systems and entertainment systems. We then expanded our product offering to include seating and in 1999, through four separate acquisitions, we added cabinetry and galley products, which we sell to OEM's. Finally, we developed pre-fabricated interior kits, cabinet-in-a-box and cabin-in-a-box, to facilitate cross-selling and further encourage OEM's to outsource their cabin engineering requirements to us. We believe these products should reduce cycle times and costs for manufacturers and increase our dollar content per plane. We currently provide cabinet-in-a-box kits to several of our customers and are in discussions with a number of corporate jet manufacturers regarding our cabin-in-a-box product.

    - STRENGTHENING POSITION IN NICHE MARKETS. We plan to continue to strengthen our position in niche markets by providing engineering and customer service support to our existing customer base through the integration of our engineering services with the OEM's engineering capabilities. We also plan to continue to examine new market niches and consolidate the fragmented sectors in our markets to further service our customers. We target for acquisition aircraft component manufacturers and systems integration and installation providers that meet the following criteria:

       - are complementary to our existing businesses;

       - have a leading market share in their own niches;

       - leverage our existing strengths;

       - add new expertise; and/or

       - increase cross-selling opportunities.

     In analyzing a potential acquisition's value, we focus on economies of scale, product line extensions, new customer relationships, increased manufacturing capacity and opportunities for increased cost reductions.

    - CONTINUING OPERATIONAL EFFICIENCY IMPROVEMENTS. We are taking advantage of areas of synergies across and within our three business segments by making operational efficiency improvements in human resources, support, procurement and cross-selling. For example, we recently formed the Systems Integration Group to leverage the engineering capabilities of our Hollingsead subsidiary with the manufacturing and systems integration and installation capabilities of our PATS subsidiary. In addition, as part of the Systems Integration Group's strategy, we are consolidating facilities, reducing headcount and replacing relatively expensive manufacturing at Hollingsead with more economical outsourced products. This will allow Hollingsead to focus on its core engineering and systems integration competencies. We are also standardizing processes and centralizing procurement at our four recently acquired cabin furniture companies, and we continue to evaluate our operations to streamline or increase efficiencies.

    - EXPANDING PRODUCT DEVELOPMENT. Development of advanced cabin features increases demand for many of our products and provides attractive cross-selling opportunities. For example, our newly introduced
     e-CABIN, an "office in the sky," provides leading-edge business and entertainment services for the corporate jet cabin and its passengers. Our e-CABIN provides each passenger with on-demand audio and video entertainment, including live television and Internet and e-mail access via Honeywell's OneView system. We will continue considering strategic partnerships with leading technology companies to keep our product offerings on the cutting edge, as we have done with Honeywell and its OneView system.

                              RECENT DEVELOPMENTS

    Continuing our acquisition strategy, subsequent to September 30, 1999 we acquired:

    - PCI NewCo, Inc., a Kansas-based manufacturer of composite material and components for middle-and high-end corporate aircraft, on October 6, 1999;

    - International Custom Interiors, Inc., a Florida-based provider of upholstery services and manufacturer of furniture for middle- and high-end corporate aircraft, on October 8, 1999; and

    - The Infinity Partners, Ltd., a Texas-based designer and manufacturer of interior furniture components for middle- and high-end corporate aircraft, on December 17, 1999.

    The historical consolidated financial data included in this prospectus does not reflect these acquisitions because they were acquired subsequent to September 30, 1999. However, all information in this prospectus presented on a pro forma basis gives effect to these acquisitions as described in "Unaudited Pro Forma Consolidated Financial Data." See "Recent Developments--Acquisitions Subsequent to September 30, 1999."

    In addition, in December 1999, we announced a plan to reorganize and restructure the operations of two of our subsidiaries. In conjunction with this restructuring, we expect to record a nonrecurring pre-tax charge of approximately $9.5 million in the fourth quarter of 1999, resulting in a net loss for the quarter and year ending December 31, 1999. The historical and pro forma consolidated financial data included in this prospectus does not reflect this restructuring charge. See "Recent Developments--Reorganization and Restructuring Charge."

                            ------------------------

    Our principal executive offices are located at 2361 Rosecrans Avenue, Suite 180, El Segundo, California 90245. Our telephone number is (310) 725-9123. Further information is also available as noted under "Where You Can Get More Information" at the end of the "Business" section.

                                  COMMON STOCK

Common Stock.........................  The holders of DeCrane Holdings common stock are entitled to one vote per share on all matters submitted for action by
                                       the shareholders. There is no provision for cumulative
                                       voting with respect to the election of directors. Holders of
                                       DeCrane Holdings common stock are entitled to share equally, share for share, if dividends are declared on common stock, whether payable in cash, property or securities of DeCrane
                                       Holdings. In the event of any voluntary or involuntary
                                       liquidation, dissolution or winding up of DeCrane Holdings, after payment has been made from the funds available
                                       therefore to the holders of preferred stock, if any, for the full amount to which they are entitled, the holders of
                                       common stock are entitled to share equally, share for share, in the assets available for distribution. See "Description of Capital Stock of DeCrane Holdings."

                                           THE WARRANTS

Warrants.............................  100,000 warrants each of which will entitle the holder thereof to purchase 1.55 shares of DeCrane Holdings common stock. The total number of warrants represent 155,000
                                       shares, which constitutes approximately 5% of the common
                                       stock of DeCrane Holdings on a fully diluted basis (assuming exercise of all outstanding warrants, including those held by affiliates of DLJ).

Exercise.............................  Each warrant will entitle the holder thereof, to purchase
                                       1.55 shares of common stock at an exercise price of $23.00 per share. The warrants are exercisable at any time prior to the expiration of the warrants, as set forth below. The
                                       exercise price and number of shares of common stock issuable upon exercise of the warrants will be subject to adjustment from time to time upon the occurrence of changes with
                                       respect to the common stock of DeCrane Holdings, including some types of distributions of shares of common stock,
                                       issuances of options or convertible securities, dividends
                                       and distributions and some changes in options and
                                       convertible securities of DeCrane Holdings. A warrant does not entitle the holder thereof to receive any dividends paid on shares of common stock.

Expiration...........................  September 30, 2008.

Transfer Agent.......................  The transfer agent and registrar for the offered securities is the Secretary of DeCrane Holdings. The transfer agent can be reached c/o DeCrane Aircraft Holdings, Inc., at
                                       (310) 725-9123.

Use of Proceeds......................  We will not receive any cash proceeds from sales of warrants or warrant shares. See "Use of Proceeds."

United States Tax Consequences.......  You should review the information under "United States Tax
                                       Consequences" before you make an investment in the offered securities.

The Units............................  The warrants were originally sold as "units," paired with the 12% Series A Senior Subordinated Notes of DeCrane
                                       Aircraft. The warrants may trade separately from the notes on and after the effective date of the registration
                                       statement of which this prospectus is a part. This
                                       prospectus does not cover the DeCrane Aircraft notes.

            SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The summary unaudited pro forma financial data were derived from our historical financial data and give pro forma effect to the transactions described in our pro forma financial data and related notes included elsewhere in this prospectus as if they occurred on January 1, 1998. The pro forma adjustments are based upon available information and assumptions management believes are reasonable under the circumstances. The pro forma financial data do not purport to represent what our actual results of operations or actual financial position would have been if such transactions had actually occurred on such date or to project our future results of operations or financial position. The information in this table should be read in conjunction with "Recent Developments," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Consolidated Financial Data" and our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                                                                 TWELVE
                                                         YEAR          NINE MONTHS ENDED         MONTHS
                                                        ENDED            SEPTEMBER 30,            ENDED
                                                     DECEMBER 31,   -----------------------   SEPTEMBER 30,
                                                       1998(1)       1998(1)      1999(1)        1999(1)
                                                     ------------   ----------   ----------   -------------
                                                                    (DOLLARS IN THOUSANDS)
PRO FORMA STATEMENT OF OPERATIONS DATA:
Revenues...........................................    $ 268,470    $ 196,903    $ 223,326      $ 294,893
Gross profit(2)....................................       83,595       58,337       75,431        100,689
Operating income(3)................................       30,706       18,542       32,980         45,144
Provision (benefit) for income taxes...............          387       (1,513)       5,304          7,204
Income (loss) before extraordinary item............       (5,379)      (6,943)       3,138          4,702
OTHER PRO FORMA FINANCIAL DATA:
Cash flows from operating activities...............    $   2,667    $  (3,624)   $  18,508      $  24,799
Cash flows from investing activities...............     (237,409)    (235,275)      (9,100)       (11,234)
Cash flows from financing activities...............      237,118      237,944      (14,440)       (15,266)
EBITDA(4)..........................................       57,491       39,905       49,465         67,051
EBITDA margin(5)...................................         21.4%        20.3%        22.1%          22.7%
Adjusted EBITDA(6).................................    $  60,684    $  42,490    $  49,465      $  67,659
Adjusted EBITDA margin(7)..........................         22.6%        21.6%        22.1%          22.9%
Depreciation and amortization(8)...................    $  20,284    $  15,066    $  15,655      $  20,873
Capital expenditures:
  Paid in cash.....................................        7,212        5,028        5,511          7,695
  Financed with capital lease obligations..........          224          176        1,467          1,515
Cash interest expense..............................       33,239       25,175       23,452         31,516
Adjusted EBITDA to cash interest expense(9)........         1.8x         1.7x         2.1x           2.1x
Ratio of earnings to fixed charges(10).............           --           --         1.3x           1.3x
OTHER OPERATING DATA:
Bookings(11).......................................    $ 266,952    $ 195,385    $ 230,299      $ 301,866
Backlog at end of period(12).......................      143,851      149,586      150,824        150,824

                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                 1999(13)
                                                              --------------
                                                               (DOLLARS IN
                                                                THOUSANDS)
PRO FORMA BALANCE SHEET DATA:
Cash and cash equivalents...................................     $  4,530
Working capital.............................................       63,950
Total assets................................................      492,484
Total debt(14)..............................................      316,804
Mandatorily redeemable preferred stock......................       39,785
Stockholders' equity........................................       70,078

  See accompanying Notes to Summary Unaudited Pro Forma Consolidated Financial
                                     Data.

NOTES TO SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

(1) Reflects our acquisition of DeCrane Aircraft in connection with the DLJ acquisition and our acquisition of the following companies (on the dates indicated) as if each had occurred as of January 1, 1998:

- Avtech (June 26, 1998);     - PPI (April 23, 1999);                - International Custom Interiors
                                                                       (October 8, 1999); and
- Dettmers (June 30, 1998);   - Custom Woodwork (August 15, 1999);   - Infinity (December 17, 1999).

- PATS (January 22, 1999);    - PCI NewCo (October 6, 1999);

(2) Net of $6.2 million of non-cash acquisition related charges to reflect cost of sales based on the fair value of inventory acquired in connection with the DLJ acquisition and our PPI, Custom Woodwork and PCI NewCo acquisitions for the year ended December 31, 1998 and the nine months ended
    September 30, 1998.

(3) Excludes an approximate $9.5 million pre-tax charge we will incur in the fourth quarter of 1999 in connection with the Hollingsead and Elsinore Engineering restructuring.

(4) EBITDA equals operating income plus depreciation, amortization, parent company management fees, non-cash acquisition related charges described in
    Note 2 above and other acquisition related costs. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of our operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. The funds depicted by EBITDA are not available for our discretionary use due to funding requirements for working capital, capital expenditures, debt service, income taxes and other commitments and contingencies. We believe that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method, and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

(5) EBITDA margin is computed by dividing EBITDA by revenues.

(6) Adjusted EBITDA equals EBITDA plus the following nonrecurring charges:

                                                                                                  TWELVE
                                                        YEAR           NINE MONTHS ENDED          MONTHS
                                                       ENDED             SEPTEMBER 30,            ENDED
                                                    DECEMBER 31,    -----------------------   SEPTEMBER 30,
                                                        1998            1998         1999          1999
                                                   --------------   ------------   --------   --------------
                                                                    (DOLLARS IN THOUSANDS)
EBITDA as described in Note 4 above..............     $57,491         $39,905      $49,465       $67,051
                                                      -------         -------      -------       -------
Adjustments for nonrecurring charges
  Workforce reductions...........................       2,430           1,822           --           608
  Engineering costs                                       350             350           --            --
  Reduction of corporate expenses................         310             310           --            --
  Non-cash stock option compensation expense.....          73              73           --            --
  Expiration of employment contract of a former
    stockholder of a previously acquired company           30              30           --            --
                                                      -------         -------      -------       -------
      Total adjustments..........................       3,193           2,585           --           608
                                                      -------         -------      -------       -------
Adjusted EBITDA..................................     $60,684         $42,490      $49,465       $67,659
                                                      =======         =======      =======       =======

(7) Adjusted EBITDA margin is computed by dividing Adjusted EBITDA by revenues.

(8) Reflects depreciation and amortization of plant and equipment and goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts that are classified as a component of interest expense.

(9) Adjusted EBITDA to cash interest expense is computed by dividing Adjusted EBITDA by cash interest expense.

(10) For purposes of calculating the ratio of earnings to fixed charges, earnings represent net income before income taxes, minority interests in the income of majority-owned subsidiaries, cumulative effect of an accounting change, extraordinary items and fixed charges. Fixed charges consist of:

       - interest, whether expensed or capitalized;

       - amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and

       - one-third of rental expenses under operating leases which is considered to be a reasonable approximation of the interest portion of such expense.

    There were deficiencies of earnings to fixed charges of $4.9 million for the year ended December 31, 1998 and $8.4 million for the nine months ended September 30, 1998.

(11) Bookings represent the total invoice value of purchase orders received during the period.

(12) Orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled orders at any given date during the year will be materially affected by the timing of our receipt of orders and the speed with which those orders are filled.

(13) Reflects our PCI NewCo, International Custom Interiors and Infinity acquisitions as if each had occurred as of September 30, 1999. Excludes the effect of an approximate $9.5 million pre-tax charge we will incur in the fourth quarter of 1999 in connection with the Hollingsead and Elsinore Engineering restructuring.

(14) Total debt is defined as long-term debt, including current portion, and short-term borrowings.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following tables present our summary historical consolidated financial data and comparable data for DeCrane Aircraft, our predecessor. The data as of and for the four months ended December 31, 1998 were derived from our audited financial statements. The data for each of the two years in the period ended December 31, 1997 and the eight months ended August 31, 1998 were derived from the DeCrane Aircraft audited financial statements. The data as of September 30, 1998 and 1999 and for the one month ended September 30, 1998 and the nine months ended September 30, 1999 were derived from our unaudited historical financial statements for such periods, which, in the opinion of management, reflect normal and recurring adjustments necessary to present fairly the financial position and results of operations for the periods presented. The results of operations for interim periods are not necessarily indicative of results of operations for the full year. The information in this table should be read in conjunction with "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus. All dollar amounts are in thousands.


                                                                                         NINE MONTHS ENDED SEPTEMBER 30,(1)
                                         YEAR ENDED DECEMBER 31,(1)                 ---------------------------------------------
                            -----------------------------------------------------
                                                                1998                              1998
                                                   ------------------------------   ---------------------------------
                                                   EIGHT MONTHS     FOUR MONTHS     EIGHT MONTHS        ONE MONTH
                                                     ENDED             ENDED           ENDED              ENDED
                                                   AUGUST 31,       DECEMBER 31,    AUGUST 31,         SEPTEMBER 30,
                              1996        1997        1998             1998            1998               1998            1999
                            --------    --------   -------------    -------------   ---------------    --------------   ---------
                                      (PREDECESSOR)(2)                              (PREDECESSOR)(2)
STATEMENT OF OPERATIONS
  DATA:
Revenues..................  $ 65,099    $108,903     $ 90,077         $  60,356        $ 90,077          $  16,012      $ 177,836
Gross profit(3)...........    15,707      28,656       29,976            17,617          29,976              4,932         59,755
Operating income(4).......     4,251      11,995        9,278             4,195           9,278                960         22,742
Interest expense..........     4,248       3,154        2,350             6,867           2,350              1,765         19,884
Provision for income taxes
  (benefit)(5)............       712       3,344        2,892            (2,668)          2,892               (506)         2,669
Income (loss) before
  extraordinary item......      (817)      5,254        3,189              (339)          3,189               (480)           500
Extraordinary loss from
  debt refinancing(6).....        --      (2,078)          --            (2,229)             --               (296)            --
Net income (loss).........      (817)      3,176        3,189            (2,568)          3,189               (776)           500

OTHER FINANCIAL DATA:
Cash flows from:
  Operating activities      $  2,958    $  4,641     $  3,014         $   1,008        $  3,014          $  (1,506)     $  10,222
  Investing activities....   (24,016)    (27,809)     (87,378)         (192,678)        (87,378)          (185,433)      (121,431)
  Financing activities        21,051      22,957       89,871           189,268          89,871            191,223        110,929
EBITDA(7).................     7,602      16,915       13,743            13,476          13,743              3,310         38,821
EBITDA margin(8)..........      11.7%       15.5%        15.3%             22.3%           15.3%              20.7%          21.8%
Depreciation and
  amortization(9).........  $  3,351    $  4,920     $  4,358         $   4,604        $  4,358          $   1,166      $   4,219
Capital expenditures:
  Paid in cash(10)........     5,821       3,842        1,745             1,813           1,745                307          4,752
  Financed with capital
    lease obligations.....       414         182          116                48             116                 --          1,323
Ratio of earnings to fixed
  charges(11).............       1.0x        3.3x         3.0x               --             3.0x                --            1.2x

OTHER OPERATING DATA:
Bookings(12)..............  $ 81,914    $112,082     $ 94,439         $  54,021        $ 94,439          $  16,890      $ 226,468
Backlog at end of
  period(13)..............    44,433      49,005       84,184            75,388          84,184             84,607        139,758

BALANCE SHEET DATA:

Cash and cash equivalents............................................................................................
Working capital......................................................................................................
Total assets.........................................................................................................
Total debt(15).......................................................................................................
Mandatorily redeemable preferred stock...............................................................................
Stockholders' equity.................................................................................................

                               AS OF
                         SEPTEMBER 30,
BALANCE SHEET DATA:         1999(14)
                         -----------
Cash and cash equivalen    $   3,139
Working capital........       59,250
Total assets...........      458,399
Total debt(15).........      285,177
Mandatorily redeemable        39,785
Stockholders' equity...       70,078

   See accompanying Notes to Summary Historical Consolidated Financial Data.

NOTES TO SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

 (1) Reflects the results of operations and financial position of companies acquired for all periods subsequent to their respective acquisition dates as follows:

       - the remaining 25% minority interest in Cory Components beginning on February 20, 1996;

       - Aerospace Display Systems beginning on September 18, 1996;

       - Elsinore Engineering beginning on December 5, 1996;

       - Audio International beginning on November 14, 1997;

       - Avtech beginning on June 26, 1998;

       - Dettmers beginning on June 30, 1998;

       - PATS beginning on January 22, 1999;

       - PPI beginning on April 23, 1999; and

       - Custom Woodwork beginning on August 5, 1999.

    Excludes the results of operations and financial position of PCI NewCo, International Custom Interiors and Infinity because they were acquired subsequent to September 30, 1999.

 (2) Reflects DeCrane Aircraft's results of operations and financial position prior to (predecessor) the DLJ acquisition.

 (3) Net of non-cash charges to reflect cost of sales based on the fair value of inventory acquired as follows:

       - $4.4 million for the four months ended December 31, 1998 and $1.2 million for the one month ended September 30, 1998 in connection with the DLJ acquisition; and

       - $1.6 million for the nine months ended September 30, 1999 in connection with our PPI and Custom Woodworks acquisitions.

 (4) Net of $3.6 million of non-capitalizable transaction costs associated with the DLJ acquisition in August 1998. Excludes an approximate $9.5 million pre-tax charge we will incur in the fourth quarter of 1999 in connection with the Hollingsead and Elsinore Engineering restructuring.

 (5) For the four months ended December 31, 1998, includes a $2.6 million benefit from the reduction of the deferred tax valuation allowance.

 (6) Represents:

       - the write-offs, net of an income tax benefit, of deferred financing costs, unamortized original issue discounts, a prepayment penalty and other related expenses incurred as a result of the repayment of debt by DeCrane Aircraft with the net proceeds from its initial public offering in April 1997; and

       - the write-offs, net of an income tax benefit, of deferred financing costs as a result of the repayment of DeCrane Aircraft's existing indebtedness in connection with the DLJ acquisition and the refinancing of the bridge notes during the four months ended December 31, 1998.

 (7) EBITDA equals operating income plus depreciation, amortization, parent company management fees, non-cash acquisition related charges described in
     Note 3 above and other acquisition related costs. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of our operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. The funds depicted by EBITDA are not available for our discretionary use due to funding requirements for working capital, capital expenditures, debt service, income taxes and other commitments and contingencies. We believe that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method, and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

 (8) EBITDA margin is computed by dividing EBITDA by revenues.

 (9) Reflects depreciation and amortization of plant and equipment and goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts that are classified as a component of interest expense.

(10) Includes $4.4 million for the year ended December 31, 1996 related to our acquisition of a manufacturing facility.

(11) For purposes of calculating the ratio of earnings to fixed charges, earnings represent net income before income taxes, minority interests in the income of majority-owned subsidiaries, cumulative effect of an accounting change, extraordinary items and fixed charges. Fixed charges consist of:

       - interest, whether expensed or capitalized;

       - amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and

       - one-third of rental expenses under operating leases which is considered to be a reasonable approximation of the interest portion of such expense.

    There were a deficiencies of earnings to cover fixed charges for the years ended December 31, 1994 and 1995, the four months ended December 31, 1998 and the one month ended September 30, 1998 of $1.8 million, $2.3 million, $2.9 million and $1.0 million, respectively.

(12) Bookings represent the total invoice value of purchase orders received during the period.

(13) Orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled orders at any given date during the year will be materially affected by the timing of DeCrane Aircraft's receipt of orders and the speed with which those orders are filled.

(14) Excludes the effect of an approximate $9.5 million pre-tax charge we will incur in the fourth quarter of 1999 in connection with the Hollingsead and Elsinore Engineering restructuring.

(15) Total debt is defined as long-term debt, including current portion, and short-term borrowings.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION AS PART OF YOUR EVALUATION OF OUR COMPANY AND ITS BUSINESS BEFORE MAKING AN INVESTMENT IN THE OFFERED SECURITIES.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Some of the statements in this prospectus discuss future expectations, beliefs or strategies, projections or other "forward-looking" information. These statements are subject to known and unknown risks. Many factors could cause actual company results, performance or achievements, or industry results, to be materially different from the projections expressed or implied by this prospectus. Some of those risks are specifically described below, but we are also vulnerable to a variety of elements that affect many businesses, such as:

    - fuel prices and general economic conditions that affect demand for aircraft and air travel, which in turn affect demand for our products and services;

    - changes in prevailing interest rates and the availability of financing to fund our plans for continued growth;

    - inflation, and other general changes in costs of goods and services;

    - liability and other claims asserted against us;

    - the ability to attract and retain qualified personnel;

    - labor disturbances; and

    - changes in operating strategy, or our acquisition and capital expenditure plans.

    We cannot predict any of the foregoing with certainty, so our forward-looking statements are not necessarily accurate predictions. Also, we are not obligated to update any of these statements, to reflect actual results or report later developments. You should not rely on our forward-looking statements as if they were certainties.

SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL LEVELS OF DEBT COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

    We incurred significant debt as part of our acquisition of DeCrane Aircraft in connection with the DLJ transaction in August 1998 and in connection with companies we have acquired. As of September 30, 1999, on a pro forma basis, we would have had total consolidated indebtedness of approximately $316.8 million, and we would have had available $50.0 million of additional revolving borrowings under the DeCrane Aircraft bank credit facility. In order to borrow those funds, we will have to satisfy funding conditions of the kind usually imposed in similar agreements. The bank credit facility and the indenture under which DeCrane Aircraft's senior subordinated notes are issued each also permit us to incur significant amounts of additional debt and to secure that debt with some of our assets.

    The amount of debt we carry could have important consequences:

    - It may limit the cash flow available for general corporate purposes and acquisitions. Interest payments on our debt for the twelve months ended September 30, 1999 would have been $31.5 million on a pro forma basis. We had deficiencies of earnings to cover fixed charges for the years ended December 31, 1994 and 1995, the four months ended December 31, 1998 and the one month ended September 30, 1998 of $1.8 million, $2.3 million, $2.9 million and $1.0 million, respectively.

    - It may limit our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions.

    - It may limit our flexibility in reacting to competitive and other changes in the industry and economic conditions generally.

    - It may expose us to increased interest expenses, when interest rates fluctuate, because some of our borrowing may be, and in recent years most of it has been, at variable "floating" rates.

    - It may limit our ability to respond to changes in our markets or exploit business opportunities.

RESTRICTIVE COVENANTS--OUR OPERATIONS AND THOSE OF OUR SUBSIDIARIES ARE RESTRICTED BY THE TERMS OF OUR BANK CREDIT FACILITY AND SENIOR SUBORDINATED NOTES.

    Our bank credit facility and the indenture under which our senior subordinated notes are issued limit our flexibility in operating our businesses, including our ability and the ability of our subsidiaries to:

    - incur debt;

    - issue preferred stock;

    - repurchase capital stock or subordinated debt;

    - enter into transactions with affiliates;

    - enter into sale and leaseback transactions;

    - create liens or allow them to exist;

    - pay dividends or other distributions;

    - make investments;

    - sell assets; and

    - enter into mergers and consolidations.

    In addition, our bank credit facility requires that we satisfy several tests of financial condition. Our ability to do so can be affected by events beyond our control, and we cannot assure you that we will meet those tests. Our failure to do so could result in a default under our bank credit facility or the notes.

ADDITIONAL BORROWINGS--DESPITE CURRENT INDEBTEDNESS LEVELS, WE MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD INTENSIFY THE RISKS DESCRIBED ABOVE.

    DeCrane Aircraft and its subsidiaries may be able to incur substantial additional indebtedness in the future under the terms of its debt agreements. If new debt is added to our current debt levels, the related risks that we now face could intensify.

POTENTIAL INABILITY TO SERVICE DEBT--WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR DEBT. OUR ABILITY TO GENERATE CASH DEPENDS ON CASH FLOWS FROM OUR SUBSIDIARIES AND MANY FACTORS BEYOND OUR CONTROL.

    Our ability to satisfy our debt obligations, including these notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to an extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

    We cannot assure you that our operating cash flow will be sufficient to meet our anticipated future operating and capital expenditures and debt payments as they become due or that future borrowings will be available to us for such purposes. If our cash flow is lower than we expect, we might be forced to reduce or delay acquisitions or capital expenditures, sell assets and/or reduce operating expenses in order to make all required debt service payments. Alternatively, we may have to refinance all or a portion of our debt on or before maturity. A reduction in our operating expenses might reduce important efforts, such as selling and marketing programs, management information system upgrades and new product development. In addition, we may not be able to refinance our debt on commerciably reasonable terms or at all.

    On a pro forma basis, we would have had income before extraordinary item of $4.7 million for the twelve months ended September 30, 1999. However, we expect to record a pre-tax charge of approximately $9.5 million in the fourth quarter of 1999, resulting in a net loss for the year ending December 31, 1999. See "Recent Developments--Reorganization and Restructuring Change." In the past, our acquisitions resulted in increased interest and amortization expenses. As a result DeCrane Aircraft incurred historical net losses in each year from our inception through 1996, despite positive operating income. The first historical net profit reported by DeCrane Aircraft occurred in 1997, in part because of the repayment of a significant part of its outstanding debt with the net proceeds of its initial public offering.

AIRCRAFT INDUSTRY RISKS--THE AIRCRAFT INDUSTRY IS CYCLICAL AND AFFECTED BY MANY FACTORS BEYOND OUR CONTROL, INCLUDING MILITARY SPENDING TRENDS AND REGIONAL ECONOMIC INSTABILITY IN ASIA.

    A downturn in the aircraft market could adversely affect our business.

    - The principal markets for corporate aircraft manufacturers are corporations, fractional ownership programs and wealthy individuals. The corporate aircraft market is cyclical and has been adversely affected by a number of factors, including the general state of the U.S. economy, corporate profits, interest rates and commercial airline fares. A downturn in any of these factors could depress the demand for corporate aircraft.

    - The principal markets for manufacturers of commercial aircraft are the commercial and regional airline industries, which are cyclical and have been adversely affected by a number of factors, including increased fuel and labor costs and intense price competition. Commercial aircraft production may increase and decrease in response to changes in customer demand caused by general economic conditions. For example, new commercial aircraft deliveries declined from a peak of approximately 767 aircraft in 1991 to approximately 367 aircraft in 1995, according to AEROSPACE AND AIRTRANSPORT CURRENT ANALYSIS published by Standard and Poor's Industry Surveys, and the Boeing Company also has announced reductions in 2000 and 2001 from its 1999 delivery levels.

    - The Asian markets are important for manufacturers of commercial aircraft and components for those aircraft. Boeing has reported a large backlog of aircraft sales to customers in Asia, and some deliveries have been deferred or canceled. Boeing has characterized the economic situation in Asia as a risk to its deliveries over the next few years. It has previously announced scheduled production slowdowns in its 747, 767 and 777 aircraft lines, among others, during 2000 and 2001. That situation could, if it continues or worsens, result in additional significant cancellations or deferrals of deliveries for new aircraft.

    - The military aircraft industry is dependent upon the level of equipment expenditures by the armed forces of countries throughout the world, and especially those of the United States. In recent years, this industry has been adversely affected by a number of factors, including the reduction in military spending since the end of the Cold War. Further decreases in military spending could further depress demand for military aircraft.

    Any decrease in demand for new aircraft will likely result in a decrease in demand for our products and services, and, correspondingly, our revenues, thereby adversely affecting our financial condition.

CONCENTRATION OF KEY CUSTOMERS--WE RECEIVE A SIGNIFICANT SHARE OF OUR REVENUES FROM A SMALL GROUP OF KEY CUSTOMERS, AND WE ARE VULNERABLE TO CHANGES IN THEIR ECONOMIC CONDITION AND PURCHASING PLANS.

    A significant decline in business from any one of our key customers could have a material adverse effect on our business. Our three largest customers for the twelve months ended September 30, 1999 were Boeing, Textron (which includes Cessna), and Bombardier. On a pro forma basis, Boeing accounted for approximately 18.3% of our consolidated revenues for that twelve month period, Textron for approximately 14.6% and Bombardier for approximately 11.4%. Some of our customers have the in-house capabilities to perform the services and provide many of the products we offer and, accordingly, could discontinue outsourcing their business to us.

    In addition to the percentage of revenues directly earned from Boeing, a significant part of our revenues are earned indirectly from Boeing through sales of components to Boeing's suppliers. Most of our contracts with Boeing allow Boeing to stop purchasing or terminate the contract at any time. In addition, under some circumstances, those contracts may allow Boeing to enforce alternative economic terms, which would make the contracts less commercially favorable to us. During October 1997, Boeing announced that parts shortages adversely affected its production and delivery rates. Boeing shut down its 737 and 747 production lines for approximately one month and did not resume normal production rates until late November 1997. In late 1998, among other things, Boeing announced reductions in its previously scheduled production for the 747, 767 and 777 programs in 2000 and 2001, as described in "--Aircraft Industry Risks" above. Boeing might suffer further production schedule reductions.

COMPETITION--WE COMPETE WITH LARGER COMPANIES IN A FRAGMENTED INDUSTRY.

    We operate in a highly competitive industry. Some of our competitors include corporate aircraft manufacturers and independent completion and modification companies, major airlines and other independent services organizations, including some of our customers, many of whom may have significantly greater financial, technological, manufacturing and marketing resources than we do. The niche markets within the aircraft industry that we serve are relatively fragmented, with several competitors offering the same products and services we provide. Due to the global nature of the aircraft industry, competition comes from both U.S. and foreign companies. See "Business--Competition" for a list of some of our competitors.

GROWTH STRATEGY--OUR ACQUISITION OF OTHER COMPANIES MAY POSE CERTAIN RISKS.

    We consider and take advantage of selected opportunities to grow by acquiring other businesses whose operations or product lines complement our existing businesses. Our ability to implement this growth strategy will depend on finding suitable acquisition candidates at acceptable valuations and obtaining the required financing. Any acquisition we may make in the future could be subject to a number of risks, including:

    - our ability to integrate the operations and personnel of the acquired company;

    - our failure to identify liabilities of the acquired company for which we may be responsible as a successor owner or operator;

    - the loss of key personnel in the acquired company; and

    - the impact on our financial position, results of operations and cash flows resulting from additional acquisition indebtedness.

    Our inability to adequately manage these or other risks could have an adverse effect on our business.

REGULATION--THE FAA CLOSELY REGULATES MANY OF OUR OPERATIONS. IF WE FAIL TO COMPLY WITH ITS MANY STANDARDS, OR IF THOSE STANDARDS CHANGE, WE COULD LOSE INSTALLATION OR CERTIFICATION CAPABILITIES, WHICH ARE IMPORTANT TO OUR BUSINESS.

    The Federal Aviation Administration prescribes standards and licensing requirements for aircraft components, licenses private repair stations and issues Designated Alteration Station approvals, which give the holder the right to certify some aircraft design modifications on behalf of the FAA. Our ability to arrange for rapid government certification of the systems integration services we perform is important to our business. It depends on our continuing access to, or use of, these FAA certifications and approvals, and our employment of, or access to, FAA-certified individual engineering professionals. We cannot assure you that we will continue to have adequate access to those certifications, approvals and certified professionals. The FAA curtailed our subsidiary's use of a Designated Alteration Station certification for new projects for several months during 1997, until the facility was brought into compliance with the FAA's regulations governing FAA-certified repair stations as further described in "Business--Industry Regulation." The loss of a required license or certificate, or its unavailability, could adversely affect our operations. The FAA could also change its policies regarding the delegation of inspection and certification responsibilities to private companies, which could adversely affect our business.

EXCESS LOSS RISKS--WE COULD SUSTAIN LOSSES IN EXCESS OF OUR INSURANCE FOR LIABILITY CLAIMS.

    Our business exposes us to possible claims for damages resulting from the manufacture, installation and use of our products. Many factors beyond our control could lead to such claims, such as the failure of an aircraft on which our products have been installed, the reliability and skill of the operators of such aircraft and the maintenance performed on such aircraft. We carry aircraft products and grounding liability insurance for this purpose, but we cannot assure you that our insurance coverage will be adequate to cover claims that may arise or that we will be able to renew our coverage in the future at commercially reasonable rates. See "Business--Legal Proceedings."

GOLD AND COPPER PRICES--A SIGNIFICANT INCREASE IN THE PRICE OF GOLD OR COPPER COULD REDUCE OUR GROSS PROFIT.

    A significant portion of the cost of the materials used in our contacts is comprised of the cost of gold, and to a lesser extent, the cost of copper. We cannot always recover raw material price increases by increasing our product selling prices. Accordingly, a significant increase in the price of gold or copper could adversely affect our results of operations. We have not purchased commodities contracts for gold or copper and do not anticipate doing so.

ENVIRONMENTAL RISKS AND REGULATION--SOME OF OUR OPERATIONS AND FACILITIES GENERATE WASTE OR HAVE DONE SO IN THE PAST, WHICH MAY RESULT IN UNKNOWN FUTURE LIABILITIES FOR ENVIRONMENTAL REMEDIATION.

    Federal and state laws, particularly the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), impose strict, retroactive and joint and several liability upon persons responsible for releases or potential releases of hazardous substances and other parties who have some relationship to a site or a source of waste. We have sent waste to treatment, storage or disposal facilities that have been designated as National Priority List sites under CERCLA or equivalent listings under state laws. We have received requests for information or allegations of potential responsibility from the U.S. Environmental Protection Agency regarding our use of several of these sites. Given the potentially retroactive nature of environmental liability, it is possible that we will receive additional notices of potential liability relating to current or former activities. We may incur costs in the future for prior waste disposal by us or former owners of our subsidiaries or our facilities. Some of our operations are located on properties which are contaminated to varying degrees. In addition, some of our manufacturing processes create wastewater which requires chemical treatment, and one of our facilities has been cited for excessive quantity and strength of its wastewater. We may incur costs in the future to address existing or future contamination. If we incur significant costs in connection with these or other environmental issues, our business and financial condition could be adversely affected.

CONTROL BY PRINCIPAL SHAREHOLDERS--WE ARE CONTROLLED BY PRINCIPAL SHAREHOLDERS WHO ARE AFFILIATED WITH OUR LENDERS AND MAY HAVE ECONOMIC INTERESTS WHICH DIFFER OR CONFLICT WITH YOURS.

    A significant amount of the outstanding shares of common stock of DeCrane Holdings are held by DLJ Merchant Banking Partners II, L.P. and affiliated funds and entities. Those DLJ affiliates own approximately 83.7% of the common stock of DeCrane Holdings, on a fully diluted basis assuming exercise of all outstanding warrants and options. As a result of their stock ownership, the DLJ affiliates control DeCrane Holdings and DeCrane Aircraft and have the power to approve all matters requiring approval of the common stockholders, including electing all of their directors, appointing new management, and approving sales of all or substantially all of the assets of the companies. The directors elected by the DLJ affiliates will have the ability to control decisions affecting our capital structure, including issuing additional capital stock, establishing stock purchase programs and declaring dividends.

    DLJ Capital Funding, Inc., which is an agent and lender under our bank credit facility, DLJ Bridge Finance, Inc., which purchased the original bridge notes refinanced by the old notes, and Donaldson, Lufkin & Jenrette Securities Corporation, which was the initial purchaser of the old notes, are also DLJ affiliates, but they do not own any equity securities of DeCrane Aircraft or DeCrane Holdings.

    The interests of the principal shareholders could conflict with your interests as a holder of common stock or warrants. For example, those shareholders may have an interest in pursuing transactions that they believe enhance the value of their equity investment in DeCrane Aircraft or DeCrane Holdings, even though the transactions involve risks to your investment.

INDUSTRY AND MARKET DATA--WE CANNOT GUARANTEE THE ACCURACY AND COMPLETENESS OF THE INDUSTRY AND MARKET DATA INCLUDED IN THIS PROSPECTUS.

    Industry and market data used throughout this prospectus is based on the good faith estimates of our management, which estimates are based primarily upon internal management information and, to the extent available, independent industry publications and other publicly available information. However, the nature of the aircraft industry and competition in our markets results in limited availability of reliable, independent data. Although we believe that the sources we have used are reliable, we do not guarantee, and have not independently verified, the accuracy and completeness of the information.

DEPENDENCE ON KEY PERSONNEL--WE NEED TO RETAIN THE SERVICES OF OUR KEY
EMPLOYEES.

    Our success and growth depends in large part on the skills and efforts of our management team and on our ability to attract and retain qualified personnel experienced in the various operations of our business. The loss of key personnel, including our founder, R. Jack DeCrane, combined with the failure to attract additional qualified personnel for whatever reason, could delay implementation of our business plan or otherwise adversely affect our operations. We do not carry key man life insurance on any members of our management team.

NO PRIOR PUBLIC MARKET--YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE OFFERED SECURITIES.

    There is no existing trading market for the offered securities. We cannot assure you that any market for the warrants or the warrant shares will develop, or about your ability to sell the offered securities or the price at which you may be able to sell them. If such a market were to develop, the offered securities could trade at prices that may be higher or lower than their initial offering price. That trading price could depend on many factors, including our operating results and the market for similar securities.

DIVIDENDS--YOU CANNOT BE SURE THAT WE WILL PAY DIVIDENDS ON THE COMMON STOCK.

    DeCrane Holdings has not paid dividends to date on its common stock and does not anticipate paying any cash dividends on its common stock in the foreseeable future. DeCrane Holdings is a holding company that is dependent on distributions from its subsidiaries to meet its cash requirements. The terms of the bank credit facility and senior subordinated note indenture restrict the ability of DeCrane Aircraft to make distributions to DeCrane Holdings and, consequently, will restrict the ability of DeCrane Holdings to pay dividends on the common stock. Also, holders of the warrants will not have the right to receive any dividends so long as their warrants are unexercised.

YEAR 2000--SOME OF THE ADMINISTRATIVE AND MANUFACTURING SYSTEMS ON WHICH WE RELY MAY NOT OPERATE CORRECTLY DUE TO THE DATE CHANGES THAT OCCURRED ON OR AROUND JANUARY 1, 2000.

    Many existing computer programs use only two digits to identify a year in the date field. These programs, if not corrected, could fail or create erroneous results when dealing with dates later than December 31, 1999. This "Year 2000" issue is believed to affect virtually all companies and organizations, including DeCrane Aircraft. We are dependent in part on computer- and date-controlled systems for some internal functions, particularly inventory control, purchasing, customer billing and payroll. Similarly, suppliers of components and services on which we rely, and our customers, may have Year 2000 compliance risks which would affect their operations and their transactions with us. Other parties with whom we have commercial relationships rely heavily on computer-based technology. Any problems related to these or other Year 2000 issues could adversely affect our business.

    As of the date of this prospectus, the January 1, 2000 date has passed and we are not aware of any significant internal-, customer- or vendor-related Year 2000 issues or computer-related failures. However, as of this date we have not performed all of the month-, quarter- and year-end update and closing procedures for our computer and date-controlled systems. We cannot assure you that our efforts to address Year 2000 issues were fully effective, or that Year 2000 issues will not have a material adverse effect on our business, financial condition or results of operations.

                              RECENT DEVELOPMENTS

ACQUISITIONS SUBSEQUENT TO SEPTEMBER 30, 1999

    Continuing our acquisition strategy, subsequent to September 30, 1999 we acquired:

    - substantially all of the assets of PCI NewCo, Inc., a Kansas-based manufacturer of composite material and components for middle- and high-end corporate aircraft, on October 6, 1999;

    - all of the common stock of International Custom Interiors, Inc., a Florida-based provider of upholstery services and manufacturer of furniture for middle- and high-end corporate aircraft, on October 8, 1999; and

    - substantially all of the assets of The Infinity Partners, LLC, a Texas-based designer and manufacturer of interior furniture components for middle- and high-end corporate aircraft, on December 17, 1999.

    The total purchase price was $29.6 million, plus contingent consideration totaling a maximum of $29.7 million payable over five years based on future attainment of defined performance criteria. Our historical consolidated financial statements for periods after September 30, 1999 will reflect the financial position and results of operations of the companies acquired for periods subsequent to their respective acquisition dates. The acquisitions were funded with borrowings under our senior credit facility. For additional information on these acquisitions, see our unaudited financial statements included elsewhere in this prospectus.

REORGANIZATION AND RESTRUCTURING CHARGE

    In December 1999, we announced a plan to reorganize and restructure the operations of two of our subsidiaries, Hollingsead and Elsinore Engineering. In conjunction with this restructuring, we expect to record a nonrecurring pre-tax charge of approximately $9.5 million in the fourth quarter of 1999, resulting in a net loss for the quarter and year ending December 31, 1999. The historical and pro forma consolidated financial data included in this prospectus does not reflect this restructuring charge. For additional information, see our unaudited financial statements included elsewhere in this prospectus.

                                USE OF PROCEEDS

    We are registering the offered securities in order to satisfy our obligations under the registration rights agreement entered into at the time of the initial offering of the units which included the warrants and the DeCrane Aircraft old notes. All of the securities offered hereby are being sold by the holders of the relevant warrants or warrant shares. DeCrane Holdings has not received and will not receive any of the proceeds from the sale of the offered securities, other than upon the exercise of warrants by exercising warrantholders.

                                 CAPITALIZATION

    The following table sets forth our consolidated cash and cash equivalents and total capitalization as of September 30, 1999 on a historical and pro forma basis. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our "Unaudited Pro Forma Consolidated Financial Statements" and related notes, and our consolidated financial statements and related notes included elsewhere in the prospectus.

                                                                       AS OF
                                                                SEPTEMBER 30, 1999
                                                              -----------------------
                                                               ACTUAL    PRO FORMA(1)
                                                              --------   ------------
                                                              (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................  $  3,139     $  4,530
                                                              ========     ========
Total debt:
  Bank credit facility:
    Term facility...........................................  $169,050     $214,050
    Revolving credit facility...............................    13,500           --
  Senior Subordinated Notes due 2008........................   100,000      100,000
  Other debt................................................     2,627        2,754
                                                              --------     --------
Total debt..................................................   285,177      316,804
Mandatorily redeemable preferred stock......................    39,785       39,785
Stockholders' equity........................................    70,078       70,078
                                                              --------     --------
Total capitalization........................................  $395,040     $426,667
                                                              ========     ========

------------------------

(1) Pro forma reflects the additional borrowings required to fund the PCI NewCo, International Custom Interiors and Infinity acquisitions.

                                DIVIDEND POLICY

    DeCrane Holdings has not paid dividends to date on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. DeCrane Holdings is a holding company that is dependent on distributions from its subsidiary to meet its cash requirements. The terms of DeCrane Aircraft's bank credit facility and the indenture for its senior subordinated notes restrict the ability of DeCrane Aircraft to make distributions to DeCrane Holdings and, consequently, will restrict our ability to pay dividends on our stock. Further, holders of our warrants will not have the right to receive any dividends in any case, so long as their warrants are unexercised.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following tables present our selected consolidated financial data and comparable data for DeCrane Aircraft, our predecessor. The data as of and for the four months ended December 31, 1998 were derived from our audited financial statements. The data for each of the four years in the period ended
December 31, 1997 and the eight months ended August 31, 1998 were derived from the DeCrane Aircraft audited financial statements. The data as of September 30, 1998 and 1999 and for the one month ended September 30, 1998 and the nine months ended September 30, 1999 were derived from our unaudited historical financial statements for such periods, which, in the opinion of management, reflect normal and recurring adjustments necessary to present fairly the financial position and results of operations for the periods presented. The results of operations for interim periods are not necessarily indicative of results of operations for the full year. The information in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus. All dollar amounts are in thousands.

                                                      YEAR ENDED DECEMBER 31,(1)       1998
                               -------------------------------------------------------------------------
                                                                           -----------------------------
                                                                           EIGHT MONTHS     FOUR MONTHS
                                                                               ENDED           ENDED
                                                                            AUGUST 31,     DECEMBER 31,
                                 1994       1995       1996       1997         1998            1998
                               --------   --------   --------   --------   -------------   -------------
                                                   (PREDECESSOR)(2)
STATEMENT OF OPERATIONS DATA:
Revenues.....................  $47,092    $55,839    $ 65,099   $108,903     $ 90,077        $  60,356
Cost of sales(3).............   36,407     43,463      49,392     80,247       60,101           42,739
                               -------    -------    --------   --------     --------        ---------
Gross profit.................   10,685     12,376      15,707     28,656       29,976           17,617
Selling, general and
  administrative expenses....    7,716      9,426      10,747     15,756       15,719           10,274
Nonrecurring charges(4)......       --         --          --         --        3,632               --
Amortization of intangible
  assets.....................    1,209      1,115         709        905        1,347            3,148
                               -------    -------    --------   --------     --------        ---------
Operating income.............    1,760      1,835       4,251     11,995        9,278            4,195
Interest expense.............    3,244      3,821       4,248      3,154        2,350            6,867
Terminated debt offering
  expenses...................       --         --          --         --          600               --
Other expenses, net..........      332        382         108        243          247              335
                               -------    -------    --------   --------     --------        ---------
Income (loss) before
  provision for income taxes
  and
  extraordinary item.........   (1,816)    (2,368)       (105)     8,598        6,081           (3,007)
Provision for income taxes
  (benefit)(5)...............      613      1,078         712      3,344        2,892           (2,668)
                               -------    -------    --------   --------     --------        ---------
Income (loss) before
  extraordinary item.........   (2,429)    (3,446)       (817)     5,254        3,189             (339)
Extraordinary loss from debt
  refinancing(6).............     (264)        --          --     (2,078)          --           (2,229)
                               -------    -------    --------   --------     --------        ---------
Net income (loss)............  $(2,693)   $(3,446)   $   (817)  $  3,176     $  3,189        $  (2,568)
                               =======    =======    ========   ========     ========        =========

OTHER FINANCIAL DATA:
Cash flows from operating
  activities.................  $(2,322)   $ 1,457    $  2,958   $  4,641     $  3,014        $   1,008
Cash flows from investing
  activities.................     (993)    (1,462)    (24,016)   (27,809)     (87,378)        (192,678)
Cash flows from financing
  activities.................    3,028         41      21,051     22,957       89,871          189,268
EBITDA(7)....................    5,196      5,471       7,602     16,915       13,743           13,476
EBITDA margin(8).............     11.0%       9.8%       11.7%      15.5%        15.3%            22.3%
Depreciation and
  amortization(9)............  $ 3,436    $ 3,636    $  3,351   $  4,920     $  4,358        $   4,604
Capital expenditures:
  Paid in cash(10)...........    1,016      1,203       5,821      3,842        1,745            1,813
  Financed with capital lease
    obligations..............      276         33         414        182          116               48
Ratio of earnings to fixed
  charges(11)................       --         --         1.0x       3.3x         3.0x              --

OTHER OPERATING DATA:
Bookings(12).................  $47,896    $50,785    $ 81,914   $112,082     $ 94,439        $  54,021
Backlog at end of
  period(13).................   24,493     19,761      44,433     49,005       84,184           75,388

                                      NINE MONTHS ENDED SEPTEMBER 30,(1)
                               ------------------------------------------------
                                             1998
                               --------------------------------
                                 EIGHT MONTHS       ONE MONTH
                                    ENDED             ENDED
                                  AUGUST 31,      SEPTEMBER 30,
                                     1998             1998            1999
                               ----------------   -------------   -------------
                               (PREDECESSOR)(2)
STATEMENT OF OPERATIONS DATA:
Revenues.....................      $ 90,077         $  16,012       $ 177,836
Cost of sales(3).............        60,101            11,080         118,081
                                   --------         ---------       ---------
Gross profit.................        29,976             4,932          59,755
Selling, general and
  administrative expenses....        15,719             3,170          27,507
Nonrecurring charges(4)......         3,632                --              --
Amortization of intangible
  assets.....................         1,347               802           9,506
                                   --------         ---------       ---------
Operating income.............         9,278               960          22,742
Interest expense.............         2,350             1,765          19,884
Terminated debt offering
  expenses...................           600                --              --
Other expenses, net..........           247               181            (311)
                                   --------         ---------       ---------
Income (loss) before
  provision for income taxes
  and
  extraordinary item.........         6,081              (986)          3,169
Provision for income taxes
  (benefit)(5)...............         2,892              (506)          2,669
                                   --------         ---------       ---------
Income (loss) before
  extraordinary item.........         3,189              (480)            500
Extraordinary loss from debt
  refinancing(6).............            --              (296)             --
                                   --------         ---------       ---------
Net income (loss)............      $  3,189         $    (776)      $     500
                                   ========         =========       =========
OTHER FINANCIAL DATA:
Cash flows from operating
  activities.................      $  3,014         $  (1,506)      $  10,222
Cash flows from investing
  activities.................       (87,378)         (185,433)       (121,431)
Cash flows from financing
  activities.................        89,871           191,223         110,929
EBITDA(7)....................        13,743             3,310          38,821
EBITDA margin(8).............          15.3%             20.7%           21.8%
Depreciation and
  amortization(9)............      $  4,358         $   1,166       $   4,219
Capital expenditures:
  Paid in cash(10)...........         1,745               307           4,752
  Financed with capital lease
    obligations..............           116                --           1,323
Ratio of earnings to fixed
  charges(11)................           3.0x               --             1.2x
OTHER OPERATING DATA:
Bookings(12).................      $ 94,439         $  16,890       $ 226,468
Backlog at end of
  period(13).................        84,184            84,607         139,758

                                                       AS OF DECEMBER 31,(1)                           AS OF SEPTEMBER 30,(1)
                                    ------------------------------------------------------------   ------------------------------
                                      1994       1995       1996         1997           1998            1998           1999(14)
                                    --------   --------   --------   ------------   ------------   ---------------   ------------
                                                  (PREDECESSOR)(2)
BALANCE SHEET DATA:
Cash and cash equivalents.          $    236   $    305   $    320   $        206   $      3,518   $         4,267   $      3,139
Working capital...................   11,459      12,583     10,486       24,772         46,227          46,173           59,250
Total assets......................   37,685      36,329     69,266       99,137        330,575         333,808          458,399
Total debt(15)....................   23,874      24,672     42,250       38,838        186,765         184,893          285,177
Mandatorily redeemable preferred
  stock and common stock
  warrants........................    2,329       1,633      6,879           --         35,884          34,436           39,785
Stockholders' equity (deficit)....      766      (1,697)     1,236       39,527         61,879          63,924           70,078

        See accompanying Notes to Selected Consolidated Financial Data.

NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA

 (1) Reflects the results of operations and financial position of companies acquired for all periods subsequent to their respective acquisition dates as follows:

       - the remaining 25% minority interest in Cory Components beginning on February 20, 1996;

       - Aerospace Display Systems beginning on September 18, 1996;

       - Elsinore Engineering beginning on December 5, 1996;

       - Audio International beginning on November 14, 1997;

       - Avtech beginning on June 26, 1998;

       - Dettmers beginning on June 30, 1998;

       - PATS beginning on January 22, 1999;

       - PPI beginning on April 23, 1999; and

       - Custom Woodwork beginning on August 5, 1999.

    Excludes the results of operations and financial position of PCI NewCo, International Custom Interiors and Infinity because they were acquired subsequent to September 30, 1999.

 (2) Reflects DeCrane Aircraft's results of operations and financial position prior to (predecessor) the DLJ acquisition.

 (3) Includes non-cash charges to reflect cost of sales based on the fair value of inventory acquired as follows:

       - $4.4 million for the four months ended December 31, 1998 and $1.2 million for the one month ended September 30, 1998 in connection with the DLJ acquisition; and

       - $1.6 million for the nine months ended September 30, 1999 in connection with our PPI and Custom Woodworks acquisitions.

 (4) Reflects $3.6 million of non-capitalizable transaction costs associated with the DLJ acquisition in August 1998. Excludes an approximate $9.5 million pre-tax charge we will incur in the fourth quarter of 1999 in connection with the Hollingsead and Elsinore Engineering restructuring.

 (5) Prior to the acquisition of the remaining 25% minority interest in Cory Components in 1996, DeCrane Aircraft did not consolidate the earnings of Cory Components for tax purposes. As such, despite a consolidated pre-tax loss in each of the years, DeCrane Aircraft recorded a provision for income taxes from 1993 up to the date of the acquisition in 1996 which primarily relates to Cory Components. For the four months ended December 31, 1998, includes a $2.6 million benefit from the reduction of the deferred tax valuation allowance.

 (6) Represents:

       - the write-offs of unamortized deferred financing costs, unamortized original issue discounts and a prepayment penalty incurred as a result of the refinancing by DeCrane Aircraft of a substantial portion of our debt in November 1994;

       - the write-offs, net of an income tax benefit, of deferred financing costs, unamortized original issue discounts, a prepayment penalty and other related expenses incurred as a result of the repayment of debt by DeCrane Aircraft with the net proceeds from its initial public offering in April 1997; and

       - the write-offs, net of an income tax benefit, of deferred financing costs as a result of the repayment of DeCrane Aircraft's existing indebtedness in connection with the DLJ acquisition and the refinancing of the bridge notes during the four months ended December 31, 1998.

 (7) EBITDA equals operating income plus depreciation, amortization, parent company management fees, non-cash acquisition related charges described in
     Note 3 above and other acquisition related costs. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of our operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. The funds depicted by EBITDA are not available for our discretionary use due to funding requirements for working capital, capital expenditures, debt service, income taxes and other commitments and contingencies. We believe that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method, and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

 (8) EBITDA margin is computed by dividing EBITDA by revenues.

 (9) Reflects depreciation and amortization of plant and equipment and goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts that are classified as a component of interest expense.

 (10) Includes $4.4 million for the year ended December 31, 1996 related to our acquisition of a manufacturing facility.

 (11) For purposes of calculating the ratio of earnings to fixed charges, earnings represent net income before income taxes, minority interests in the income of majority-owned subsidiaries, cumulative effect of an accounting change, extraordinary items and fixed charges. Fixed charges consist of:

       - interest, whether expensed or capitalized;

       - amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and

       - one-third of rental expenses under operating leases which is considered to be a reasonable approximation of the interest portion of such expense.

    There were deficiencies of earnings to cover fixed charges for the years ended December 31, 1994 and 1995, the four months ended December 31, 1998 and the one month ended September 30, 1998 of $1.8 million, $2.3 million, $2.9 million and $1.0 million, respectively.

 (12) Bookings represent the total invoice value of purchase orders received during the period.

 (13) Orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled orders at any given date during the year will be materially affected by the timing of DeCrane Aircraft's receipt of orders and the speed with which those orders are filled.

 (14) Excludes the effect of an approximate $9.5 million pre-tax charge we will incur in the fourth quarter of 1999 in connection with the Hollingsead and Elsinore Engineering restructuring.

 (15) Total debt is defined as long-term debt, including current portion, and short-term borrowings.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSIONS SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS.

    DeCrane Holdings is a holding company and does not have any material operations other than its ownership of all of the capital stock of DeCrane Aircraft. As described in the notes to the consolidated financial statements included elsewhere in this prospectus, DeCrane Aircraft is the predecessor of DeCrane Holdings, and the financial information presented for periods prior to the DLJ acquisition is for DeCrane Aircraft.

OVERVIEW

    Our financial position and results of operations have been affected by our history of acquisitions. Since DeCrane Aircraft's formation in 1989, we have completed seventeen acquisitions of businesses or assets. As a result, our historical financial statements do not reflect the financial position and results of operations of our current businesses. Our most recent acquisitions, which affect the comparability of the historical financial statements included herein, consist of:

    - the remaining 25% minority interest in Cory Components, acquired on February 20, 1996;

    - Aerospace Display Systems, acquired on September 18, 1996;

    - Elsinore Engineering, acquired on December 5, 1996;

    - Audio International, acquired on November 14, 1997;

    - Avtech, acquired on June 26, 1998;

    - Dettmers, acquired on June 30, 1998;

    - PATS, acquired on January 22, 1999;

    - PPI, acquired on April 23, 1999; and

    - Custom Woodwork on August 5, 1999.

    Our historical financial statements included in this prospectus reflect the financial position and results of operations of the acquired businesses subsequent to their respective acquisition dates. Additionally, DeCrane Aircraft's capital structure was significantly altered in August 1998 by the financing obtained to fund the tender offer for its stock in conjunction with the DLJ acquisition.

    In October 1999, we acquired PCI NewCo and International Custom Interiors and in December 1999 we acquired Infinity. Our historical financial statements do not reflect these acquisitions because they were acquired subsequent to September 30, 1999.

THE DLJ ACQUISITION AND FINANCING

    In August 1998, DeCrane Holdings and its two subsidiaries, an acquisition subsidiary and a financing subsidiary, completed a successful $186.3 million cash tender offer for all of the shares of DeCrane Aircraft. DeCrane Holdings was organized by DLJ Merchant Banking II, L.P. and several of its affiliates. The funds for the tender offer and the refinancing of DeCrane Aircraft's existing debt were obtained from the sale of equity by DeCrane Holdings and the issuance of debt by its finance subsidiary. DeCrane Holdings received an initial capital contribution of approximately $99.0 million from the sale of its preferred and common stock and warrants to DLJ Merchant Banking. DeCrane Holdings used these funds to capitalize its finance subsidiary. The finance subsidiary then entered into a $130.0 million syndicated bank credit facility with a group of lenders led by DLJ Capital Funding, Inc. and issued
$100.0 million of senior subordinated increasing rate bridge notes to DLJ Bridge Finance Inc. The finance subsidiary capitalized the acquisition subsidiary with the funds necessary to complete the tender offer.

    Upon completion of the tender offer, the acquisition and finance subsidiaries were merged into DeCrane Aircraft, and DeCrane Aircraft's existing debt was repaid. As a result of the mergers, DeCrane Aircraft became a wholly-owned subsidiary of DeCrane Holdings, and the bank credit facility and bridge notes became obligations of DeCrane Aircraft. In October 1998, DeCrane Aircraft refinanced the bridge notes with the proceeds from the sale of the old notes issued under the indenture described in this prospectus.

    The gross purchase price for DeCrane Aircraft's shares and options was $186.3 million. Assets acquired and liabilities assumed have been recorded at their estimated fair values based on an independent appraisal. The purchase price was allocated to the assets acquired based on the estimated fair values of $4.4 million for inventory, $2.6 million for fixed assets, and $50.0 million for identifiable intangible assets. The excess of the purchase price over the fair value of the net assets acquired totalling $70.0 million was allocated to goodwill. The increase in inventory value was expensed as the inventory was sold during the four months ended December 31, 1998. The intangible assets, other than goodwill, are being amortized on a straight-line basis over periods between five and fifteen years. Goodwill is being amortized on a straight-line basis over a period of thirty years.

    In connection with the DLJ acquisition, DeCrane Holdings raised approximately $99.0 million through its sale of common stock, preferred stock and warrants. The proceeds of those sales were contributed to the paid-in capital of DeCrane Aircraft. The DeCrane Holdings preferred stock provides for cumulative dividends that do not require payment in cash through 2003, but will be payable in cash thereafter and will be mandatorily redeemable in 2009. The DeCrane Holdings preferred stock is exchangeable into debentures that will contain customary covenants and events of default, including covenants that limit the ability of DeCrane Holdings and its subsidiaries to incur debt, pay dividends and acquire or make equity investments in other companies.

INDUSTRY OUTLOOK AND TRENDS

    We sell our products to the corporate, commercial, retrofit, aftermarket and military aircraft markets. Within these markets, our customers include original manufacturers of aircraft and related electronic equipment, aircraft repair and modification centers and commercial airlines.

    The Teal Group Corporation, an industry-recognized aerospace research group, projects delivery of 5,067 corporate aircraft between 1999 and 2008, representing an increase of approximately 52% over the 3,326 corporate aircraft that were delivered between 1989 and 1998. Similarly, the 1999 CURRENT MARKET OUTLOOK, released by The Boeing Company in June 1999, projects that the world jetliner fleet will grow from 12,600 aircraft at the end of 1998 to 19,100 aircraft by 2008, and to 28,400 aircraft by 2018. The Boeing report also projects that, between 1999 and 2008, the commercial aircraft industry will require 8,900 new commercial aircraft, and between 2009 and 2018, it will require an additional 11,250 new aircraft, both to support the projected world fleet expansion and to replace capacity lost as aircraft are removed from commercial airline service.

    Boeing has, however, announced production cutbacks in several of its lines for 2000 and 2001. Our sales to Boeing, our largest customer, have decreased due to a number of factors at the manufacturer and the overall commercial aircraft industry. For example, Boeing deliveries of its 747, 767 and 777 airplanes have declined due to the recent financial difficulties of many Asian carriers. We believe that over the next two years, Boeing's commercial aircraft deliveries will stabilize at about 490 aircraft, a decline from the record level of 620 aircraft in 1999. As a result, we expect short-term demand for our commercial aircraft products to be lower than in previous years, with recovery in the longer term.

NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1998

    THE RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 REFLECTS THE COMBINED HISTORICAL RESULTS FOR THE EIGHT MONTHS ENDED AUGUST 31, 1998 (PREDECESSOR) AND THE ONE MONTH ENDED SEPTEMBER 31, 1998.

    REVENUES. Revenues increased $71.7 million, or 67.6%, to $177.8 million for the nine months ended September 30, 1999 from $106.1 million for the nine months ended September 30, 1998. Revenues increased due to:

    - the inclusion of $76.9 million of revenues resulting from the Avtech, Dettmers, PATS, PPI and Custom Woodwork acquisitions; and

    - a $6.7 million increase in entertainment and cabin management product revenues.

    The increases were offset by:

    - a $8.7 million decrease in revenues due to weak demand for our commercial aircraft products; and

    - a $3.2 million net decrease in revenues from our other products and services.

    GROSS PROFIT. Gross profit increased $24.9 million, or 71.3%, to $59.8 million for the nine months ended September 30, 1999. Gross profit as a percent of revenues increased to 33.6% for the nine months ended September 30, 1999 from 32.9% for the same period last year. Factors contributing to the gross profit increase were:

    - a contribution of $29.1 million from the acquired companies;

    - a $3.5 million increase due to higher entertainment and cabin management products revenues; and

    - a $1.2 million increase resulting from the portion of the DLJ acquisition purchase price allocated to inventory and charged to operations as the inventory was sold during the one month ended September 30, 1998.

    Offsetting the above favorable factors were:

    - a $2.8 million decrease due to lower commercial aircraft product revenues;

    - a $2.5 million decrease due to lower margins resulting from fixed overhead costs absorbed over a lower revenue base;

    - a $1.6 million charge for the portions of PPI and Custom Woodwork acquisition purchase prices allocated to inventory and charged to operations as the inventory was sold during the nine months ended September 30, 1999; and

    - a $2.0 million decrease related to other products and services.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $8.6 million, or 45.5%, to $27.5 million for the nine months ended September 30, 1999, from $18.9 million for the same period last year. SG&A expenses as a percent of revenues decreased to 15.5% for the nine months ended September 30, 1999 compared to 17.8% for the same period last year. SG&A expenses increased as a result of:

    - a $8.0 million increase from the inclusion of expenses from acquired companies; and

    - a $0.6 million increase in expenses at our other companies.

    OPERATING INCOME. Operating income increased $12.5 million to $22.7 million for the nine months ended September 30, 1999, from $10.2 million for the same period last year. Operating income as a percent of revenues increased to 12.8% for the nine months ended September 30, 1999, from 9.6% for the same period last year. Operating income increased due to:

    - the inclusion of $21.0 million from the acquired companies;

    - a $3.6 million charge recorded in 1998 for nonrecurring tender offer expenses;

    - a $2.6 million increase related to entertainment and cabin management products; and

    - a $1.2 million charge resulting from the portion of the DLJ acquisition purchase price allocated to inventory and charged to operations as the inventory was sold during the one month ended September 30, 1998.

    The increases were offset by:

    - higher amortization expenses of $7.4 million associated with the DLJ acquisition and the PATS, PPI and Custom Woodwork acquisitions; and

    - a $5.5 million reduction resulting from weakened demand for our commercial aircraft products;

    - a $1.6 million charge for the portions of the PPI and Custom Woodwork acquisition purchase prices allocated to inventory and charged to operations as the inventory was sold during the nine months ended September 30, 1999; and

    - a $1.4 million decrease related to other products and services.

    INTEREST EXPENSE. Interest expense increased $15.8 million to $19.9 million for the nine months ended September 30, 1999, from $4.1 million for the same period last year. Higher debt levels resulting from the tender offer and the Avtech, Dettmers, PATS, PPI, and Custom Woodwork acquisitions caused the increase.

    PROVISION FOR INCOME TAXES. The provision for income taxes differs from the amount determined by applying the applicable U.S. statutory federal rate to the income (loss) before income taxes primarily due to the effects of state and foreign income taxes and non-deductible expenses, principally goodwill amortization. The difference in the effective tax rates between periods is mostly a result of higher goodwill amortization.

    NET INCOME. Net income decreased $1.9 million, to $0.5 million for the nine months ended September 30, 1999 compared to $2.4 million for the same period in 1998.

    BOOKINGS AND BACKLOG. Bookings increased $115.1 million, or 103.4%, to $226.4 million for the nine months ended September 30, 1999 compared to $111.3 million for the same period in 1998. An increase in bookings of $132.5 million attributable to companies acquired was offset by decreases of $15.3 million for commercial aircraft products and $2.1 million for our other products and services. Backlog increased $64.4 million, or 85.4%, to $139.8 million as of September 30, 1999 compared to $75.4 million was of December 31, 1998. A $71.0 million increase in backlog attributable to companies acquired as offset by decreases of $5.7 million for commercial aircraft products and $0.9 million for our other products and services.

    EVENTS SUBSEQUENT TO SEPTEMBER 30, 1999

    COMPANIES ACQUIRED. We acquired PCI NewCo, International Custom Interiors and Infinity for a total purchase price of $29.6 million, plus contingent consideration totaling a maximum of $29.7 million payable over five years based on future attainment of defined performance criteria. The acquisitions were funded with borrowings under our senior credit facility.

    REORGANIZATION AND RESTRUCTURING CHARGE. In December 1999, we announced a plan to reorganize and restructure the operations of two of our subsidiaries, Hollingsead and Elsinore Engineering. In conjunction with this restructuring, we expect to record a nonrecurring pre-tax charge of approximately $9.5 million in the fourth quarter of 1999, resulting in a net loss for the quarter and year ending December 31, 1999.

    MANAGEMENT STOCK PURCHASE. In December 1999, our management purchased 171,295 shares of common stock for $23.00 per share. The total purchase price was $3.9 million, of which one-half was paid in cash at closing and we loaned the remaining one-half to management with interest at applicable federal rates.

    STOCK OPTION PLAN. Our qualified management incentive stock option plan provides for the granting of options, to employees of DeCrane Aircraft and its subsidiaries, to purchase 356,257 common shares and expires in 2009. The options generally vest based upon future attainment of defined performance criteria, although alternate vesting schedules may be authorized. In December 1999, options to purchase 279,662 shares at $23.00 per share were granted, of which options to purchase approximately 28,000 shares immediately vested. We believe the per share exercise price of the options granted approximated the fair market value of the underlying common stock on the grant date.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    THE RESULTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998 REFLECTS THE COMBINED HISTORICAL RESULTS FOR THE EIGHT MONTHS ENDED AUGUST 31, 1998 (PREDECESSOR) AND THE FOUR MONTHS ENDED DECEMBER 31, 1998.

    REVENUES. Revenues increased $41.6 million, or 38.2%, to $150.5 million for the year ended December 31, 1998 from $108.9 million for the year ended
December 31, 1997. Revenues increased primarily due to the inclusion of:

    - $20.2 million of revenues from Audio International, which was acquired on November 14, 1997;

    - $25.2 million of revenues from Avtech, which was acquired on June 26, 1998; and

    - $3.3 million of revenues from Dettmers, which was acquired on June 30, 1998.

    These revenue increases were somewhat offset by continued softness in the electrical contact markets, where we experienced a sales decline of approximately $8.6 million for the year ended December 31, 1998 compared with the same period last year.

    GROSS PROFIT. Gross profit increased $18.9 million, or 65.9%, to $47.6 million for the year ended December 31, 1998 from $28.7 million for the year ended December 31, 1997. Gross profit as a percent of revenues increased to 31.6% for the year ended December 31, 1998 from 26.3% for the year ended December 31, 1997. Factors contributing to the gross profit increase were:

    - $12.4 million from an overall increase in sales volume, primarily a result of the November 1997 Audio International and June 1998 Avtech and Dettmers acquisitions;

    - $10.3 million due to the higher overall gross margins of the acquired companies; and

    - $1.8 million due to overall margin improvements at existing companies.

    The increase was offset by:

    - a $1.2 million decrease due to a decline in electrical contact revenues;
      and

    - a $4.4 million charge for the portion of the DLJ acquisition purchase price allocated to inventory and expensed as the inventory was sold during the four months ended December 31, 1998.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $13.8 million, or 87.3%, to $29.6 million for the year ended December 31, 1998 from $15.8 million for the year ended
December 31, 1997. SG&A expenses as a percent of revenues increased to 19.7% for the year ended December 31, 1998 from 14.5% for the year ended December 31, 1997. SG&A expenses increased primarily as a result of:

    - the inclusion of $9.2 million of expenses pertaining to Audio International, Avtech and Dettmers which were acquired during 1997 and 1998;

    - $3.6 of non-capitalizable costs associated with the DLJ acquisition; and

    - a $1.9 million increase in research and development costs related to new product introductions at Audio International and Dettmers.

    OPERATING INCOME. Operating income increased $1.5 million to $13.5 million for the year ended December 31, 1998 from $12.0 million for the year ended December 31, 1997. Operating income as a percent of revenues decreased to 8.9% for the year ended December 31, 1998 from 11.0% for the year ended December 31, 1997. An overall $13.1 million increase in operating income, including
$12.0 million from the acquisitions of Audio International, Avtech and Dettmers, was offset by:

    - the $4.4 million charge for the portion of the DLJ purchase price allocated to inventory;

    - $3.6 million of higher amortization expense associated with acquisitions, including the DLJ acquisition; and

    - the $3.6 million charge for non-capitalizable costs associated with the DLJ acquisition.

    INTEREST EXPENSE. Interest expense increased $6.0 million, or 187.5%, to $9.2 million for the year ended December 31, 1998 from $3.2 million for the year ended December 31, 1997. This increase resulted primarily from the higher debt levels associated with the DLJ acquisition.

    PROVISION FOR INCOME TAXES. During the year ended December 31, 1998, we decreased our provision for income taxes by $3.2 million to $0.2 million from $3.4 million for the year ended December 31, 1997, as a result of lower income before taxes and the reduction of our deferred tax asset valuation allowance by $2.6 million. This decrease was significantly offset by an increase in non-deductible expenses, particularly the amortization of intangible assets, during the same period. We have approximately $17.4 million and $0.6 million in loss carry forwards available at December 31, 1998 for federal and state income tax purposes.

    EXTRAORDINARY LOSS FROM DEBT REFINANCING.  During the year ended
December 31, 1998, we incurred a $2.2 million extraordinary charge, net of an estimated $1.5 million income tax benefit, as a result of the refinancing of the bridge notes with a units offering consisting of notes and warrants. During the year ended

December 31, 1997, we incurred a $2.1 million extraordinary charge, net of an estimated $1.4 million income tax benefit, as a result of a debt refinancing with the proceeds from our initial public offering.

    NET INCOME. Net income decreased $2.6 million to $0.6 million for the year ended December 31, 1998 compared to $3.2 million for the same period in 1997 primarily due to the higher amortization, interest and other expenses associated with the DLJ acquisition.

    BOOKINGS AND BACKLOG. Bookings increased $36.4 million, or 32.5%, to $148.5 million for the year ended December 31, 1998 compared to $112.1 million for the same period in 1997. The increase in bookings for 1998 includes:

    - $21.0 million attributable to Audio International;

    - $15.4 million attributable to Avtech; and

    - $2.9 million attributable to Dettmers.

    As of December 31, 1998, we had a sales order backlog of $75.4 million compared to $49.0 million as of December 31, 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    REVENUES. Revenues increased $43.8 million, or 67.3%, to $108.9 million for 1997 from $65.1 million for 1996. Revenues increased primarily due to:

    - the inclusion of $10.7 million of revenues from Aerospace Display Systems;

    - growth in our private labeling programs of $6.4 million;

    - growth in contact sales of $6.3 million driven by new aircraft production rate increases;

    - an increase in sales of harness assemblies for in-flight entertainment systems of $5.1 million;

    - an increase in sales of specialty connectors for cabin management and in-flight entertainment systems principally on Boeing's 777 aircraft of $4.9 million;

    - an increase of sales to Interactive Flight Technologies, Inc. of $3.3 million relating to a major systems integration program for Swiss Air Transport Co. Ltd.;

    - the inclusion of $3.0 million of revenue from Elsinore;

    - new systems integration programs for navigational systems of $1.5 million;

    - the inclusion of $1.3 million of revenue from Audio International;

    - a new systems integration program for United Parcel Service, Inc. of $0.9 million; and

    - the overall growth in the commercial aircraft market.

    Partially offsetting this increase was a decline in sales to AT&T Wireless Services, Inc. of $3.8 million, reflecting the completion in late 1995 and early 1996 of a major systems integration program.

    GROSS PROFIT. Gross profit increased $12.9 million, or 82.4%, to $28.7 million for 1997 from $15.7 million for 1996. Gross profit as a percentage of revenues increased to 26.3% for 1997 from 24.1% for 1996. This increase in gross profit was attributable to:

    - a $10.6 million increase as a result of increased sales volume, $3.8 million of which was attributable to the Aerospace Display Systems, Elsinore and Audio International acquisitions; and

    - a $2.3 million increase attributable to a favorable shift in revenues to higher margin products, cost reductions and sustained price increases.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.  SG&A expenses increased
$5.0 million, or 46.6%, to $15.8 million for 1997 from $10.7 million for 1996. SG&A expenses as a percentage of revenues decreased to 14.5% for 1997 from 16.5% for 1996. SG&A expenses increased primarily due to:

    - $2.3 million of incremental expenses resulting from the acquisition of Aerospace Display Systems, the AMP facility and Elsinore, all of which occurred in late 1996;

    - $0.8 million for additional staff to pursue higher sales to aircraft manufacturers and to develop capabilities for in-flight entertainment, navigation and satellite communication and safety systems integration services; and

    - $0.6 million of incremental expenses resulting from the acquisition of Audio International, which occurred in 1997.

    OPERATING INCOME. Operating income increased $7.7 million, or 182.2%, to $12.0 million for 1997 from $4.3 million for 1996. Operating income as a percentage of revenues increased to 11.0% for 1997 from 6.5% for 1996. The increase in operating income resulted from the factors described above.

    INTEREST EXPENSE. Interest expense decreased $1.1 million, or 25.8%, to $3.2 million for 1997 from $4.2 million for 1996. The decrease resulted from the completion of the initial public offering on April 16, 1997 and the repayment of a substantial portion of debt with the net proceeds.

    PROVISION FOR INCOME TAXES. During 1997, we reduced our deferred tax asset valuation allowance by $0.5 million to reflect the book benefit of federal and state net operating loss carry forwards not previously recognized. We have approximately $2.5 million of net operating loss carry forwards available at December 31, 1997 for federal income tax purposes.

    EXTRAORDINARY LOSS FROM DEBT REFINANCING.  During 1997, we incurred a
$2.1 million extraordinary charge, net of an estimated $1.4 million income tax benefit, as a result of refinancing debt with the net proceeds from the initial public offering.

    NET INCOME (LOSS). Net income increased $4.0 million to $3.2 million for 1997 from a net loss of $0.8 million for 1996. The increase is a result of the factors described above.

LIQUIDITY AND CAPITAL RESOURCES

    We have required cash primarily to fund acquisitions and, to a lesser extent, to fund capital expenditures and for working capital. Our principal sources of liquidity have been cash flow from operations and third party borrowings.

    For the nine months ended September 30, 1999, we generated $10.2 million of cash from operating activities, which is the net of $15.5 million of cash generated from operations after adding back depreciation, amortization and other non-cash items, and $5.9 million used for working capital and $0.1 million resulting from an increase in other liabilities. The following factors contributed to the $5.9 million working capital increase:

    - a net $5.7 million decrease in accounts payable and accrued expenses resulting from lower inventory levels, the 1999 payment of $3.0 million accrued contingent consideration pertaining to the 1997 Audio International acquisition and payment timing patterns;

    - a $2.6 million accounts receivable increase due to higher sales; and

    - a $1.3 million increase in prepaid expenses and other assets.

    The working capital increases were offset by:

    - a $1.4 million inventory decrease as a result of achieving a higher inventory turnover rate; and

    - a $2.3 million increase in income taxes payable due to higher current taxable income.

    For the year ended December 31, 1998, we generated cash from operating activities of $4.0 million. Our accounts receivable consist of trade receivables and unbilled receivables, which are recognized pursuant to the percentage of completion method of accounting for long-term contracts. Accounts receivable increased $6.6 million for the year ended December 31, 1998 from higher overall sales. Unbilled receivables comprised $3.5 million of this increase. Inventories decreased $2.2 million for the year ended December 31, 1998, due to improved inventory management at several subsidiaries as well as the sale of some contact product lines and the disposal of obsolete inventory items. Accounts payable decreased $2.9 million for the year ended December 31, 1998 as a result of payment of various assumed transaction expenses in the acquisitions of 1998 and an agreement with a new gold supplier for significantly lower prices in exchange for shorter payment terms. Accrued expenses, however, increased $5.9 million for the year ended December 31, 1998, primarily as a result of a $2.8 million increase in accrued interest.

    Cash used for investing activities during the nine months ended
September 30, 1999 consisted of $113.8 million for the PATS, PPI and Custom Woodwork acquisitions, $3.0 million of contingent consideration paid during 1999 related to the 1997 Audio International acquisition, and $4.8 million for capital expenditures. We anticipate spending $6.6 million for capital expenditures in 1999.

    Cash used in investing activities was $280.1 million during the year ended December 31, 1998. Of this amount, $190.9 million was used for the DeCrane Aircraft acquisition, $83.6 million was used for the Avtech acquisition and $2.2 million for the Dettmers acquisition. The total purchase price for the Dettmers acquisition also included additional contingent consideration with a maximum of $2.0 million payable between 1999 and 2002. We spent $3.6 million on capital expenditures during the year ended December 31, 1998, which was lower than the $4.5 million originally anticipated because the actual cash outlays for our information systems upgrade program were delayed until 1999. The bank credit facility contains restrictions on our ability to make capital expenditures; however, we believe the permitted capital expenditures will be sufficient to complete our investment program and maintain our facilities.

    Cash provided by financing activities was $110.9 million for the nine months ended September 30, 1999. The cash provided was primarily used to fund our acquisitions as follows:

    - January 1999 -- the senior term loan facility was amended to provide for an additional $20.0 million of term loan borrowings and we used the funds, along with $14.9 million of borrowings under our acquisition revolving credit facility and a $5.0 million customer advance to acquire all of the common stock of PATS;

    - April 1999 -- the term loan facility was further amended and we borrowed an additional $70.0 million and used $50.0 million of the proceeds to partially fund the PPI acquisition and $20.0 million to repay borrowings under our acquisition and working capital revolving credit facilities; we also sold 543,478 shares of common stock and used the $12.5 million net proceeds to fund the remaining portion of the PPI acquisition; and

    - August 1999 -- we borrowed an additional $13.8 million under our acquisition and working capital revolving credit facilities to fund the Custom Woodwork acquisition.

    Subsequent to September 30, 1999, we:

    - borrowed $11.5 million under our acquisition revolving credit facility in conjunction with the October 1999 PCI NewCo and International Custom Interiors acquisitions;

    - further amended our term loan facility in December 1999 to provide for an additional $45.0 million of term loan borrowings; the interest rate margins applicable to the incremental term loan borrowings are 2.50% for prime rate borrowings or 3.75% for Euro-Dollar borrowings;

    - used the term loan proceeds to fund the Infinity acquisition and repay $28.0 million of acquisition and working capital revolving credit facility borrowings; and

    - sold 171,304 shares of common stock to management for $3.9 million of which one-half was paid in cash at closing and used to repay senior credit facility borrowings.

    At September 30, 1999, senior credit facility borrowings totaling
$182.6 million are at variable interest rates based on defined margins over the current prime or Euro-Dollar rates. As of September 30, 1999 we had $59.3 million of working capital, $25.0 million of borrowings available under our working capital senior credit facility and $11.5 million available under our acquisition senior credit facility. Although we cannot be certain, we believe that the current levels of working capital and amounts available under our senior credit facilities will enable us to meet our liquidity requirements for the foreseeable future.

    Cash provided by financing activities was $279.2 million for the year ended December 31, 1998. In connection with the DLJ acquisition, we entered into a new bank credit facility that initially provided for term loan borrowings in the aggregate principal amount of $80.0 million, now increased to $99.9 million, and revolving loan borrowings up to an aggregate principal amount of $50.0 million, including $25.0 million for working capital purposes which expires in 2004. In 1998, prior to the DLJ acquisition, we also completed a common stock offering and used the $34.8 million net proceeds to reduce the amount outstanding under our credit facility, and borrowed $85.8 million under our then-existing senior credit facility to finance the Avtech and Dettmers acquisitions.

    The DLJ acquisition created substantial debt for us, resulting in significant debt service obligations. Although we cannot be certain, we anticipate that operating cash flow, together with borrowings under the bank credit facility, will be sufficient to meet our future short- and long-term operating expenses, working capital, capital expenditures and debt service obligations for the foreseeable future. However, our ability to pay principal or interest, to refinance our debt and to satisfy our other debt obligations will depend on our future operating performance. We will be affected by economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. In addition, we are continually considering acquisitions that complement or expand our existing businesses or that may enable us to expand into new markets. Future acquisitions may require additional debt, equity financing or both. We may not be able to obtain any additional financing on acceptable terms.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. It also requires that gains or losses resulting from changes in the values of those derivatives be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Adoption of SFAS No. 133, as amended by SFAS No. 137 in June 1999, is required for the fiscal year beginning January 1, 2001. Management believes the adoption of SFAS No. 133 will not have a material impact on our consolidated financial position or results of operations.

SWISS FRANC FORWARD EXCHANGE CONTRACTS

    Some of the contact blanks we use in the production of our contacts are manufactured at our Swiss facility and shipped to our El Segundo, California facility for plating and assembly. In 1996, 1997 and 1998, solely in an effort to mitigate the effects of currency fluctuations between the U.S. Dollar and the Swiss Franc, we entered into forward exchange contracts at fixed rates. However, we have not entered into any such contracts during the nine months ended September 30, 1999 and no such contracts are open as of that date. We plan to continue efforts to mitigate this risk in the future. We do not engage in any currency exchange transactions for trading or speculative purposes. Realized and unrealized gains and losses on foreign exchange contracts are recognized currently in the consolidated statements of operations.

COMPLIANCE OF KEY SYSTEMS WITH YEAR 2000 PERFORMANCE STANDARDS

    We are dependent in part on computer- and date-controlled systems for some internal functions, particularly inventory control, purchasing, customer billing and payroll. Similarly, suppliers of components and services on which we rely, and our customers, may have Year 2000 compliance risks, which would affect their operations and their transactions with us. Other parties with whom we have commercial relationships, including raw materials suppliers and service providers, such as banking and financial services, data processing services, telecommunications services and utilities, are highly reliant on computer-based technology.

    We have incurred less than $1.0 million in the aggregate to remediate and test our systems, and evaluate and address the risks of our key customers and vendors. All of our Year 2000 compliance costs have been funded from our operating cash flow. We believe the number of products manufactured by us whose functioning is dependent upon computer-controlled or other date-controlled systems is not significant. Our manufacturing operations and our products generally are not based upon date-controlled machinery; our business operations and systems are not so time-sensitive that brief interruptions, or a shift to backup paper records, should cause significant losses.

    As of the date of this prospectus, the January 1, 2000 date has passed and we are not aware of any significant internal-, customer- or vendor-related Year 2000 issues or computer-related failures. However, as of this date we have not performed all of the month-, quarter and year-end update and closing procedures for our computer and date-controlled systems. We cannot assure you that our efforts to address Year 2000 issues were fully effective, or that Year 2000 issues will not have a material adverse effect on our business, financial condition or results of operations. We intend to continue to monitor our systems and our vendors, suppliers and customers for Year 2000 related issues and take necessary actions to correct the problems, if any, as they occur.

COMMON EUROPEAN CURRENCY

    The Treaty on European Economic and Monetary Union provides for the introduction of a single European currency, the Euro, in substitution for the national currencies of the member states of the European Union that adopt the Euro. In May 1998, the European Council determined the 11 member states that met the requirement for the Monetary Union and the currency exchange rates among the currencies for the member states joining the Monetary Union. The transitory period for the Monetary Union started on January 1, 1999. According to the European Council Resolution of July 7, 1997, the transition will be made in three steps, beginning with a transition period from January 1, 1999 to December 31, 2001, in which currency accounts may be opened and financial statements may be drawn in Euros, and local currencies and Euros will coexist. From January 1, 2002 to June 30, 2002, local currencies will be exchanged for Euros. On July 1, 2002, local currencies are scheduled to disappear. We could incur transitional costs as we redesign our software systems to reflect the adoption of the new currency, but we do not expect such costs to be material.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    We are exposed to various market risks, including interest rates and changes in foreign currency exchange rates. Market risk is the potential loss arising from adverse changes in market rates and prices, such as interest rates and foreign currency exchange rates. From time to time we use derivative financial instruments to manage and reduce risks associated with these factors. We do not enter into derivatives or other financial instruments for trading or speculative purposes.

    INTEREST RATE RISK. A significant portion of our capital structure is comprised of long-term variable- and fixed-rate debt.

    Market risk related to our variable-rate debt is estimated as the potential decrease in pre-tax earnings resulting from an increase in interest rates. The interest rates applicable to variable-rate debt are, at our option, based on defined margins over the current prime or Euro-Dollar rates. At September 30, 1999, the current prime rate was 8.25% and the current Euro-Dollar rate was 5.52%. Based on $182.6 million of variable-rate debt outstanding as of September 30, 1999, a hypothetical one percent rise in interest rates, to 9.25% for prime rate borrowings and 6.52% for Euro-Dollar borrowings, would reduce our pre-tax earnings by $1.8 million annually. Subsequent to September 30, 1999, we increased our variable-rate debt by $28.5 million. Prior to December 31, 1997, we purchased interest rate cap contracts to limit our exposure related to rising interest rates on our variable-rate debt. While we have not entered into similar contracts since that date, we may do so in the future depending on our assessment of future interest rate trends.

    At September 30, 1999, the carrying value of our fixed-rate long-term debt approximated its fair value. Market risk related to our fixed-rate debt is deemed to be the potential increase in fair value resulting from a decrease in interest rates. For example, a hypothetical ten percent decrease in the interest rates, from 12.0% to 10.8%, would increase the fair value of our fixed-rate debt by approximately $7.0 million.

    FOREIGN CURRENCY EXCHANGE RATE RISK. Our foreign customers are located in various parts of the world, primarily Western Europe, the Far East and Canada, and two of our subsidiaries operate in Western Europe. To limit our foreign currency exchange rate risk related to sales to our customers, orders are primarily valued and sold in U.S. dollars. From time to time we have entered into forward foreign exchange contracts to limit our exposure related to foreign inventory procurement and operating costs. However, we have not entered into any such contracts during the nine months ended September 30, 1999 and no such contracts are open as of that date.

                                    BUSINESS

OVERVIEW

    Since our founding in 1989, through acquisitions and internal growth, we have become one of the premier suppliers to the general aviation market. We offer a complete line of interior cabin furniture, galleys, seating, and entertainment systems for corporate aircraft. In addition, we manufacture aviation electronic components, referred to as avionics, and provide systems integration services. We sell our products in the corporate, commercial (including regional), retrofit, aftermarket and military aircraft markets. Within these markets, our customers include original manufacturers of aircraft and related avionics equipment, commonly referred to as OEM's, major components suppliers, aircraft repair and modification centers and commercial airlines. For the twelve months ended September 30, 1999, we generated pro forma revenues and EBITDA (as defined) of $294.9 million and $67.1 million, respectively.

    During 1998 and 1999, we completed and integrated eight acquisitions, increasing our diversification within the aircraft industry and reducing our reliance on the commercial aircraft market. We have built a leading position in a number of niche markets in the aircraft industry. The substantial majority of our revenue is generated by businesses in which we have a leading market share. In order to take advantage of the complementary nature of our various product offerings, to rationalize and consolidate the operations of each of our separate companies and to provide even higher levels of customer service, in 1999 we reorganized our related businesses into three separate operating groups: Cabin Management, Specialty Avionics and Systems Integration.

    THE CABIN MANAGEMENT GROUP. We are the leading independent provider of cabin management products for the corporate aircraft market, serving major manufacturers such as Boeing Business Jet, Bombardier, Cessna, Dassault, Gulfstream and Raytheon. We provide a full line of interior cabin components, including seats, furniture, cabinetry, galleys, in-flight entertainment systems, sidewalls and headliners, which are either sold separately or as a pre-engineered, pre-fabricated set. Our "cabinet-in-a-box" product offers customized, pre-engineered, pre-fit interior cabinetry and galley kits to corporate jet OEM's and independent completion centers. We also have developed and are currently marketing our "cabin-in-a-box" product, which is comprised of a customized, pre-engineered, pre-fit cabin interior system, including furniture, galleys, seats, audio-visual entertainment systems, lighting, sidewalls, headliners and electrical control units. Our cabin-in-a-box product will enable our customers to rely on us as the single source for cabin-related products. We estimate that this product could decrease cycle times by 15% to 20%, offering significant cost reduction opportunities to our customers, and could increase the dollar content per plane for us. The Cabin Management Group contributed approximately 40% of our pro forma revenue for the twelve months ended September 30, 1999.

    THE SPECIALTY AVIONICS GROUP. This group designs, engineers and manufactures electronic components, electronic display devices and interconnect components and assemblies. Among the products offered by this group are flight deck communications and audio power control equipment, harness assemblies and connectors, power and signal contact products and liquid crystal display devices, commonly referred to as LCD's. Customers of this group include Airbus, Boeing, Honeywell, Matsushita, and Rockwell Collins. The Specialty Avionics Group contributed approximately 39% of our pro forma revenue for the twelve months ended September 30, 1999.

    THE SYSTEMS INTEGRATION GROUP. This group provides auxiliary fuel tanks, auxiliary power units and system integration services, including engineering, kit manufacturing, installation and certification. Customers of this group include Boeing Business Jet, Bombardier, Cessna, Gulfstream, Raytheon and Rockwell Collins. The Systems Integration Group contributed approximately 21% of our pro forma revenue for the twelve months ended September 30, 1999.

INDUSTRY OVERVIEW AND TRENDS

    We sell our products in the corporate, commercial, retrofit, aftermarket and military aircraft markets. Within these markets, our customers include original manufacturers of aircraft and related avionics equipment, major component suppliers, aircraft repair and modification centers and commercial airlines.

    The leading manufacturers of corporate aircraft include Airbus, Boeing Business Jet, Cessna, Dassault, Gulfstream and Raytheon, while the leading manufacturers of regional aircraft include Bombardier, Embraer and Fairchild Dornier. Airbus and Boeing are the primary manufacturers of commercial aircraft designed to carry 100 or more passengers. The major systems installed on new aircraft, such as flight deck avionics systems, are produced by a limited number of manufacturers, including Honeywell, Rockwell Collins and Sextant Avionique. The integration of new systems into existing aircraft, referred to as the retrofit market, and the manufacture and sale of replacement products for existing aircraft, referred to as the aftermarket, are served by a highly fragmented group of companies, including many of the foregoing manufacturers and a number of smaller, specialized companies. We market our commercial aircraft products directly to the aircraft manufacturers as well as to the manufacturers of major aircraft sub-systems. In some cases, we sell our products to competing manufacturers.

    We believe the following characteristics of our markets have contributed to our growth and profitability and should provide further opportunities for our success:

    - INCREASED DEMAND FOR NEW CORPORATE AIRCRAFT. The Teal Group Corporation, an industry-recognized aerospace research group, projects delivery of 5,067 corporate aircraft between 1999 and 2008, representing an increase of approximately a 52% over the 3,326 aircraft that were delivered between 1989 and 1998. We believe that the following factors have driven increased demand for new corporate aircraft:

       - the growing popularity of fractional aircraft ownership in the United States and the expansion of this form of ownership to Europe and the Far East;

       - the introduction of new, larger and more efficient aircraft, including:

           - several new mid to high end corporate aircraft, such as the Airbus CJ, Boeing Business Jet, and Bombardier Global Express; and

           - additional new model aircraft, such as the Bombardier Continental, Cessna Sovereign, and Raytheon Horizon, which are expected to be introduced in the next few years;

       - the need for long range flights to expanding international markets;

       - the increased demand for more expedient travel;

       - the worldwide threat of terrorism; and

       - the perceived decline in the level of service afforded commercial airline passengers.

    - INCREASED LONG-TERM DEMAND FOR NEW COMMERCIAL AIRCRAFT. The 1999 CURRENT MARKET OUTLOOK, released by The Boeing Company in June 1999, projects that the world jetliner fleet will grow from 12,600 aircraft at the end of 1998 to 19,100 aircraft by 2008, and to 28,400 aircraft by 2018. The report also projects that, between 1999 and 2008, the commercial aircraft industry will require 8,900 new commercial aircraft, and between 2009 and 2018, it will require an additional 11,250 aircraft, both to support the projected world fleet expansion and to replace capacity lost as aircraft are removed from commercial airline service. Despite the increases projected for the commercial aircraft industry generally, Boeing has announced production cutbacks in several of its lines for 2000 and 2001, and our sales to Boeing have decreased. For example, Boeing deliveries of its 747, 767 and 777 airplanes have declined due to the recent financial difficulties of many Asian carriers. See "Risk Factors--Aircraft Industry Risks and--Concentration of Key Customers."

    - INCREASED DEMAND FOR NEW REGIONAL AIRCRAFT. As part of the total projected increase for the commercial aircraft fleet, Boeing's 1999 CURRENT MARKET OUTLOOK projects a compounded annual growth rate of 9.4% for the regional aircraft fleet from 1999 to 2008. We believe that the projected increase in the regional aircraft fleet is driven by the following factors:

           - the introduction of new regional aircraft with state-of-the-art cockpits and the same safety equipment as larger commercial aircraft;

           - continued integration of the services of regional carriers with major carriers;

           - newer longer-range turboprop and jet aircraft that allow regional carriers to consider new "point-to-point" routes, which would permit passengers to bypass hubs; and

           - upgraded airport facilities for regional passengers.

    - INCREASED DEMAND FOR CABIN MANAGEMENT SYSTEMS. As businesses become increasingly dependent on new technology, passengers are demanding more advanced in-flight services, particularly in the corporate aircraft market. These services include in-flight passenger telecommunications systems and in-flight entertainment systems, such as video, video-on-demand and other interactive systems. We believe that demand for systems in the passenger cabin, as well as avionics systems on the flight deck, is increasing as a result of:

           - a desire by airlines for additional revenue-producing services;

           - longer flights combined with a demand by passengers for more sophisticated forms of in-flight services and entertainment; and

           - the advent of new technologies and Federal Aviation Administration mandates related to aircraft safety and navigation.

      In corporate aircraft for example, Honeywell's AIS-1000 OneView-TM-Airborne Information System delivers more than 40 channels of live television programming and Internet and e-mail access to corporate aircraft via direct broadcast satellite service providers.

    - SIGNIFICANT BARRIERS TO ENTRY. We believe that there are many barriers to entry that limit access to the aircraft industry, including:

           - the reluctance of aircraft manufacturers to include new companies as additional approved vendors on their engineering drawings, a favored status often called "print position";

           - the general FAA certification requirements necessary to perform aircraft modifications or maintenance;

           - the required compliance with FAA aircraft manufacturing and aircraft modification design and installation standards;

           - the required compliance with specifications for some products sold to commercial and military markets;

           - the required compliance with qualification and approval standards imposed by aircraft and electronic systems manufacturers; and

           - the initial capital investment and tooling requirements necessary for the manufacture of some aircraft components and systems.

    - REDUCTION IN NUMBER OF APPROVED SUPPLIERS AND VENDORS. Commercial airlines have come under increasing pressure to reduce the operating and capital costs associated with providing services. As a result, many OEM's are initiating proactive programs to reduce cycle times, decrease inventory and reduce costs. Boeing, for example, has announced that it intends to reduce its number of suppliers by 19%, from 31,000 to 25,000, by the end of 2000 and by 42% over the long term. Manufacturers can realize efficiencies by purchasing a higher number of assemblies from a smaller number of suppliers, each of whom has multiple related product capability.

    - NEW SAFETY MANDATES. New technologies and FAA mandates are driving a proliferation of new safety systems for airplanes. The world's airlines and aircraft and electronic systems manufacturers have cooperated with regulatory agencies in the development of industry standards, regulations and system requirements for future air navigation systems. We expect that this initiative will drive a complete modernization of both airborne and ground-based air traffic management systems. As navigation technology becomes more accurate, new navigation systems such as global positioning systems may become federally required. Other new technologies, which have already been mandated, include traffic collision avoidance systems, cargo hold fire detection and suppression systems, and windshear detection systems. In anticipation of new FAA recommendations and mandates, many airlines have already begun to install enhanced ground proximity warning systems, predictive windshear detection systems and enhanced digital flight data recorders. These safety mandates should provide significant retrofit opportunities for the commercial fleet, which today exceeds 12,000 aircraft.

ACQUISITION HISTORY

    DeCrane Aircraft was formed in 1989 to capitalize on emerging trends in the aircraft market through acquisitions. Since our formation, we have completed seventeen acquisitions, summarized as follows:

                                                         PRINCIPAL PRODUCTS AND SERVICES
           ACQUIRED ENTITY OR ASSET                      AT THE TIME OF THE TRANSACTION
-----------------------------------------------  -----------------------------------------------
    1990
1   Hollingsead International                    Avionics support structures

    1991
2   Tri-Star Electronics International           Contacts and connectors
3   Tri-Star Europe                              Contact blanks
4   Tri-Star Technologies                        Wire marking equipment
5   Cory Components                              Connectors & harness assemblies

    1996
6   Aerospace Display Systems                    Dichroic liquid crystal displays
7   Elsinore Engineering                         Engineering services
8   AMP manufacturing facility                   Contact blanks

    1997
9   Audio International                          Cabin management & entertainment products

    1998
10  Avtech                                       Cockpit audio, lighting, power & control
11  Dettmers Industries                          Corporate aircraft seats

    1999
12  PATS                                         Auxiliary fuel & power systems
13  PPI                                          Aircraft furniture components
14  Custom Woodwork and Plastics                 Aircraft furniture components
15  International Custom Interiors               Aircraft furniture components
16  PCI NewCo                                    Composite material components
17  Infinity Partners                            Aircraft furniture components

COMPETITIVE STRENGTHS

    We have used our strong market positions to compete more effectively, to capitalize on industry consolidation trends and to cross-sell products to our existing customer base. We believe that we are well-positioned to take advantage of the foregoing trends and expected growth in the aircraft industry as a result of the following competitive strengths:

    - LEADING POSITIONS IN NICHE MARKETS. We are a leading provider of components within a number of the niche markets we serve. Our strategy has been to combine complementary businesses in markets in which we have a leading position, thereby increasing sales volume with our customers and strengthening our competitive position. The substantial majority of our revenue is generated by businesses in which we have a leading market share. We believe our combination of component manufacturing and integration and installation capabilities provides us with competitive advantages. The combination of product lines we offer provides opportunities for our customers to deal with a reduced number of vendors and suppliers, to reduce the number of component parts through the purchase of sub-assemblies and to reduce cycle times, all of which help to reduce costs and simplify the production process.

    - STRONG CUSTOMER RELATIONSHIPS. Through our acquisitions and as a result of our performance, we have enjoyed long-term relationships with leaders in our primary markets, including Boeing and Boeing Business Jet, Bombardier, Cessna, Gulfstream, Honeywell, Matsushita, Raytheon, and Rockwell Collins. We believe we have been able to develop and solidify these relationships by combining production and engineering capabilities, providing engineering support services and enhancing our customers' in-house production processes.

    - DIVERSIFIED REVENUE BASE. We sell our products in the corporate, commercial, retrofit, aftermarket and military aircraft markets. Within these markets, our customers include original manufacturers of aircraft and related avionics equipment, aircraft repair and modification centers, and airlines. Each of these markets has different demand drivers and operates on different production cycles. Accordingly, our involvement in these multiple markets reduces our exposure to cyclical product demand in any one segment of the aircraft industry. Demand for new products in the commercial aircraft market, for example, is driven largely by the age of the existing commercial fleet, the growth in revenue passenger miles and industry load factors, whereas demand in the corporate aircraft market is driven largely by the growth in fractional ownership, competition from commercial airlines and the growth in the global economy. Our aftermarket sales are dependent in part upon the growing number of aircraft in the existing fleet while technology advances and safety updates help drive demand in the retrofit market.

    - COMPLEMENTARY AND STRATEGICALLY INTEGRATED BUSINESS LINES. Since 1989, we have completed seventeen acquisitions of businesses and assets. We believe that our acquisitions complement each other and create a core of interrelated products and services, which increases our cross-selling opportunities to existing and new customers. The complementary nature of our business lines should allow us to help our customers reduce their production costs. For example, our acquisitions of PPI, Custom Woodwork, International Custom Interiors and Infinity, corporate aircraft furnishings manufacturers; Dettmers, a corporate aircraft seat manufacturer; and Audio International, a corporate aircraft entertainment and cabin management product manufacturer; should enable us to offer a more integrated set of products and services to the middle and high-end corporate aircraft market.

    - LOW-COST, HIGH-QUALITY OPERATIONS. We have established low-cost operations through cost reduction programs, technological development and, where appropriate, the use of vertical integration. For example, our low-cost production capabilities, coupled with our focus on delivering high-quality products, has enabled us to grow the number of programs under which we supply electrical contacts to many of our competitors.

      We use sophisticated processes to ensure that our products meet or exceed industry and customer quality requirements. Many customers formally have recognized the effectiveness of our quality programs by issuing quality approval letters, awarding quality compliance certificates and authorizing our inspection personnel to act as their authorized quality certification representatives. For example, four of our facilities have received a quality award from Boeing, and nine of our facilities are currently certified according to the International Standards Organization specifications ISO-9001 or ISO-9002.

    - REGULATORY CERTIFICATIONS. We believe our FAA-certified airframe and power-plant mechanics who are authorized to perform specified aircraft modification functions provide us with a significant competitive advantage. As of December 31, 1999, our subsidiaries include one of only 31 currently active FAA Designated Alteration Stations worldwide, hold nine FAA domestic repair station certificates and hold numerous Parts Manufacturer Approval authorizations from the FAA. These certifications make us one of a few companies with the in-house capability to design, engineer, produce, install and certify a part, which together help reduce cycle times.

GROWTH STRATEGY

    Our principal strategy is to establish and expand leading positions in high-margin, niche markets within the corporate, commercial, retrofit, aftermarket and military aircraft markets. We focus on the manufacture of corporate aircraft interiors and avionics equipment and the integration of avionics systems. We also seek to maintain a balance of revenues among the equipment manufacturer market, the retrofit market and the aftermarket. We believe that this strategy positions us for future success by:

    - BROADENING SALES TO EXISTING CUSTOMER BASE. We have relationships with virtually every major OEM and with fractional ownership programs, such as Executive Jet. We plan to continue cross-selling our portfolio of products to our existing customer base in order to increase our dollar content per plane. For example, we originally entered the corporate aircraft market by offering cabin management systems and entertainment systems. We then expanded our product offering to include seating and in 1999, through four separate acquisitions, we added cabinetry and galley products, which we sell to OEM's. Finally, we developed pre-fabricated interior kits, cabinet-in-a-box and cabin-in-a-box, to facilitate cross-selling and further encourage OEM's to outsource their cabin engineering requirements to us. We believe these products should reduce cycle times and costs for manufacturers and increase our dollar content per plane. We currently provide cabinet-in-a-box kits to several of our customers and are in discussions with a number of corporate jet manufacturers regarding our cabin-in-a-box product.

    - STRENGTHENING POSITION IN NICHE MARKETS. We plan to continue to strengthen our position in niche markets by providing engineering and customer service support to our existing customer base through the integration of our engineering services with the OEM's engineering capabilities. We also plan to continue to examine new market niches and consolidate the fragmented sectors in our markets to further service our customers. We target for acquisition aircraft component manufacturers and systems integration and installation providers that meet the following criteria:

           - are complementary to our existing businesses;

           - have a leading market share in their own niches;

           - leverage our existing strengths;

           - add new expertise; and/or

           - increase cross-selling opportunities.

      In analyzing a potential acquisition's value, we focus on economies of scale, product line extensions, new customer relationships, increased manufacturing capacity and opportunities for increased cost reductions.

    - CONTINUING OPERATIONAL EFFICIENCY IMPROVEMENTS. We are taking advantage of areas of synergies across and within our three business segments by making operational efficiency improvements in human resources, support, procurement and cross-selling. For example, we recently formed the Systems Integration Group to leverage the engineering capabilities of our Hollingsead subsidiary with the manufacturing and systems integration and installation capabilities of our PATS subsidiary. In addition, as part of the Systems Integration Group's strategy, we are consolidating facilities, reducing headcount and replacing relatively expensive manufacturing at Hollingsead with more economical outsourced products. This will allow Hollingsead to focus on its core engineering and systems integration competencies. We are also standardizing processes and centralizing procurement at our four recently acquired cabin furniture companies, and we continue to evaluate our operations to streamline or increase efficiencies.

    - EXPANDING PRODUCT DEVELOPMENT. Development of advanced cabin features increases demand for many of our products and provides attractive cross-selling opportunities. For example, our newly introduced e-CABIN, an "office in the sky," provides leading-edge business and entertainment services for the corporate jet cabin and its passengers. Our e-CABIN provides each passenger with on-demand audio and video entertainment, including live television and Internet and e-mail access via Honeywell's OneView system. We will continue considering strategic partnerships with leading technology companies to keep our product offerings on the cutting edge, as we have done with Honeywell and its OneView system.

PRODUCTS AND SERVICES

    Our principal products and services, on a pro forma basis, are:

                                                              TWELVE MONTHS ENDED
                                                              SEPTEMBER 30, 1999
                                                                   PRO FORMA
              PRINCIPAL PRODUCTS AND SERVICES                      REVENUES
------------------------------------------------------------  -------------------
CABIN MANAGEMENT GROUP
Interior furnishings, seating, composite components, and
  entertainment and cabin control systems...................          39.9%

SPECIALTY AVIONICS GROUP
Cockpit audio, communication, lighting and power and control devices, electrical contacts, connectors and harness
  assemblies, liquid crystal display devices, and wire
  marking and crimping equipment............................          39.4

SYSTEMS INTEGRATION GROUP
Auxiliary fuel systems and power units, and integration of
  cabin and fight deck systems..............................          20.7
                                                                     -----
    Consolidated pro forma revenues.........................         100.0%
                                                                     =====

    We believe historical data about our products and services is not meaningful because it is not reflective of the companies we have recently acquired and the products and services they provide.

    CABIN MANAGEMENT GROUP. This group provides a full line of interior cabin components and services for the middle- to high-end corporate aircraft market.

    - INTERIOR FURNISHINGS, SEATING AND COMPOSITE COMPONENTS. We design, engineer and manufacture customized, pre-fit products and provide services including:

      INTERIOR FURNISHINGS

      - entertainment and refreshment centers;

      - conference tables;

      - hi-low dining/coffee tables;

      - end tables;

      - cabinets;

      - arm and side ledges;

      - galleys;

      - lavatories;

      - vanities;

      - room enclosures;

      - cabinetry refurbishment services;

    SEATING

    - executive track and swivel seats;

    - jump-seats;

    - divans, including models that convert
      to beds or contain storable tables;

    - upholstery services;

    COMPOSITE COMPONENTS

    - sound-damping side walls and headliners;

    - passenger service units;

    - environmental (HVAC) ducting; and

    - closets.

     Many of our products are made with what we believe to be high quality veneers, leathers and fabrics and lightweight structural aluminum honeycomb or foam- or balsa-core composites reinforced with Kevlar-TM-, Nomex-TM-, graphite or fiberglass.

    - ENTERTAINMENT AND CABIN CONTROL SYSTEMS. We design to customer specifications, engineer and manufacture fully-integrated in-flight entertainment and cabin management systems, including audio-video entertainment systems, cabin lighting, passenger switching and control modules, chimes and paging systems and headphone systems. Our entertainment systems include video on demand, and our cabin lighting products include both halogen and flat-candle fluorescent illumination. The fully-integrated systems are operated with our passenger switching and control modules, which includes membrane-type and touch-screen models. We recently introduced a new fiber-optic based technology for our systems that replaces traditional wire harnesses with lightweight fiber-optic cable.

    SPECIALTY AVIONICS GROUP. This group designs, engineers and manufactures electronic components and display devices, interconnect components and assemblies.

    - COCKPIT AUDIO, COMMUNICATION, LIGHTING AND POWER AND CONTROL DEVICES. We are a leading manufacturer of cockpit audio, lighting and power and control devices used in commercial, regional and corporate aircraft. We also manufacture a variety of other commercial aircraft safety system components, including warning tone generators, temperature and de-icing monitoring systems, steep approach monitors and low voltage power supplies for traffic collision avoidance systems.

    - ELECTRICAL CONTACTS. Contacts conduct electronic signals or electricity and are installed at the terminus of a wire or an electronic or electrical device. We supply precision-machined contacts for use in connectors found in virtually every electronic and electrical system on a commercial aircraft. We sell contacts directly to aircraft and related electronics manufacturers and, through our private labeling programs, to several major connector manufacturers who sell connectors to the same markets under their brand name.

    - CONNECTORS AND HARNESS ASSEMBLIES. Electronic and electrical connectors link wires and devices in avionics systems, and permit their assembly, installation, repair and removal. Our connectors are specially manufactured to meet the critical performance requirements demanded by manufacturers and required in the harsh environment of an operating aircraft. We produce connectors that are used in aircraft galleys, flight decks and control panels in the passenger cabin. We also produce wire harness assemblies for use in cabin avionics systems, from wire, connectors, contacts and hardware. We typically sell our harness assemblies to manufacturers of aircraft electronic systems. In addition, we incorporate and sell our harness assemblies as part of our systems integration services.

    - LIQUID CRYSTAL DISPLAY DEVICES. We manufacturer dichroic liquid crystal displays, also known as LCD's, and modules used in commercial and military aircraft. Modules are liquid crystal displays packaged with a backlight source and additional on-board electronic components. Our products are used in a variety of flight deck applications, such as flight control systems, fuel quantity indicators, airborne communications and safety systems. Dichroic liquid crystal display products are widely used in the aircraft industry because they are easily adapted to custom design, and they possess high performance characteristics, which include high readability in sunlight and darkness, readability from extreme viewing angles, and the ability to withstand wide temperature fluctuations. We also manufacture electronic clocks, capable of serving all types of aircraft, that use our liquid crystal display devices.

    - WIRE MARKING AND CRIMPING EQUIPMENT. Wires running between the individual contacts that comprise a connector are marked according to their function and, in some applications, the contacts are crimped onto the wire. We design and manufacture high-speed wire marking systems and portable crimping machines used by harness manufacturers, wire mills, aircraft manufacturers and the U.S. military.

    SYSTEMS INTEGRATION GROUP. This group provides auxiliary fuel tank, auxiliary power units and systems integration products and services, including engineering, kit manufacturing, installation and certification.

    - AUXILIARY FUEL SYSTEMS AND AUXILIARY POWER UNITS. We manufacture and install auxiliary fuel tanks for commercial and corporate aircraft. Our unique design and tank construction has made us a leader in the auxiliary fuel tank market. We also manufacture auxiliary power units which provide ground power to corporate jets made by Cessna, Gulfstream, Learjet and Raytheon.

    - INTEGRATION OF CABIN AND FLIGHT DECK SYSTEMS. We have designed and patented a wide range of avionics support structures. These structures are used to support and environmentally cool avionics equipment, including navigation, communication and flight control equipment. We sell our avionics support structures under the Box-Mount-TM- name. We sell these support structures to aircraft and related electronics manufacturers, airlines and major modification centers. In addition, these products are essential components of the installation kits used in our systems integration operations. We also perform all of the functions, including design, engineering, certification, manufacturing and installation, necessary to retrofit an aircraft with a new or upgraded avionics system.

INDUSTRY REGULATION

    The aviation industry is highly regulated in the United States by the Federal Aviation Administration and in other countries by similar agencies to ensure that aviation products and services meet stringent safety and performance standards. We and our customers are subject to these regulations. In addition, many customers impose their own compliance and quality requirements on their suppliers. The FAA prescribes standards and licensing requirements for aircraft components, issues Designated Alteration Station authorizations, and licenses private repair stations. Our subsidiaries hold various FAA approvals, which may only be used by the subsidiary obtaining such approval.

    The FAA can authorize or deny authorization of many of the services and products we provide. Any such denial would preclude our ability to provide the pertinent service or product. If we failed to comply with applicable FAA standards or regulations, the FAA could exercise a wide range of remedies, including a warning letter, a letter of correction, a civil penalty action, and emergency or non-emergency suspension or revocation of a certificate or approval.

    In July of 1997, the FAA notified us that our FAA-approved repair station which holds Designated Alteration Station authorization did not fully comply with some of the requirements for some of the FAA ratings that it held. The FAA granted us until September 10, 1997 to bring the facility into full compliance, and curtailed several operations of the repair station, including prohibiting initiation of new projects under that authorization, until it achieved full compliance. On August 28, 1997 the FAA inspected the repair station and determined that it was in full compliance with all FAA requirements applicable to Class III and Class IV Airframe ratings. The FAA issued a revised Air Agency Certificate including those ratings, and removed the operating restrictions, as of September 5, 1997.

    The FAA also has the power to issue cease and desist orders and orders of compliance and to initiate court action for injunctive relief. If the FAA were to suspend or revoke our certificates or approvals on a nonemergency basis, we would be permitted to continue making the products and delivering the goods pending any available appeals, but would be required to stop if the FAA eventually prevailed on appeal. If the FAA did so on an emergency basis, we would be obliged to stop immediately the manufacturing of products and delivering of services that require such certificate or approval. If the FAA were to determine that noncompliance with its standards creates a safety hazard, it also could order that the pertinent component or aircraft immediately cease to be operated until the condition is corrected. This could require that customers ground aircraft or remove affected components from aircraft currently in service, both of which are expensive actions.

    Each type of aircraft operated by airlines in the United States must possess an FAA type certificate, generally held by the aircraft manufacturer, indicating that the type design meets applicable airworthiness standards. When someone else develops a major modification to an aircraft already type-certificated, that person must obtain an FAA-issued Supplemental Type Certificate for the modification. Historically, we have obtained several hundred of these Supplemental Type Certificates, most of which we obtained on behalf of our customers as part of our systems integration services. Some of these certificates we obtain are or will eventually be transferred to our customers. As of January 1, 2000, we own and/or manage 235 Supplemental Type Certificates. Many are multi-aircraft certificates which apply to all of the aircraft of a single type. We foresee the need to obtain additional Supplemental Type Certificates so that we can expand the services we provide and the customers we serve.

    Supplemental Type Certificates can be issued for proposed aircraft modifications directly by the FAA, or on behalf of the FAA by one of the 31 holders of currently active Designated Alteration Station authorizations as of January 1, 2000. The FAA designates what types of Supplemental Type Certificates can be issued by each Designated Alteration Station. Our subsidiary Hollingsead, as one of the 31, can directly issue many of the Supplemental Type Certificates we and our customers require for our systems integration operations. In many cases, this has increased the speed with which we can obtain such certificates and help bring our customers' systems to market.

    After obtaining a Supplemental Type Certificate, a manufacturer must apply for a Parts Manufacturer Approval from the FAA, or a supplement to an existing Parts Manufacturer Approval, which permits the holder to manufacture and sell installation kits according to the approved design and data package. We have nine Parts Manufacturer Approvals and over 200 supplements to those approvals. In general, each initial Parts Manufacturer Approval is an approval of a manufacturing or modification facility's production quality control system. Each Parts Manufacturer Approval supplement authorizes the manufacture of a particular part in accordance with the requirements of the corresponding Supplemental Type Certificate. We routinely apply for and receive such Parts Manufacturer Approval supplements. In order to perform the actual installations of a modification, we are also required to have FAA approval. This authority is contained either in our Parts Manufacturer Approvals and related supplements, or in our repair station certificates. In order for a company to perform most kinds of repair, engineering, installation or other services on aircraft, its facility must be designated as an FAA-authorized repair station. As of January 1, 2000, we had nine authorized repair stations.

    In addition to its approval of design, production, and installation, the FAA certifies personnel. Several of our engineering personnel have been certified by the FAA to perform specific tasks related to the design, production, and performance of aircraft modifications. Such certified personnel include mechanics and repairmen. The FAA also delegates some of its oversight responsibilities, such as testing and inspection responsibilities, to FAA-certified Designated Engineering Representatives. We employ or contract for several of such designated representatives who evaluate engineering design data packages, ensure compliance with applicable FAA regulations, oversee product testing to ensure airworthiness, and work with the FAA to obtain approvals of those data packages.

    U. S. military specification standards are frequently used by both military and commercial customers in the aircraft industry to define and control characteristics of a product. Through the use of a government Qualified Parts List and Qualified Vendor's List, a customer may be assured that a product or service has met all of the requirements set forth in the military specification. Parts listed with a Qualified Parts List allow others to reliably design parts to interface with such parts as a result of the military specification standards used. We believe that we hold more Qualified Parts Lists for our contact product line than any other manufacturer.

SALES AND MARKETING

    Product line managers and our product engineering staff provide technical sales support for our direct sales personnel and agents. We may also assign responsibility for marketing, sales and/or services for key customers to one of our senior executives. We have nine authorized distributors who purchase, stock and resell several of our product lines.

    Our systems integration services are sold by sales managers on our staff who are assigned to geographic territories. Because of the significant amount of technical engineering work required in the sales process, our sales managers are generally assisted by a support team of program management, installation and engineering personnel. Each support team specializes in safety systems, in-flight entertainment, or navigation systems. These support teams continue to manage the project throughout the entire integration process.

CUSTOMERS

    We estimate that in 1999, we sold our products and services to about 1,300 customers on a pro forma basis. Our primary customers include manufacturers of aircraft and related avionics equipment, airlines, aircraft component manufacturers and distributors, and aircraft repair and modification companies. The following customers accounted for 10.0% or more of our consolidated pro forma revenues:

                                                              TWELVE MONTHS ENDED
                                                              SEPTEMBER 30, 1999
                                                                   PRO FORMA
                    SIGNIFICANT CUSTOMER                          REVENUES(A)
------------------------------------------------------------  -------------------
Boeing(b)...................................................         18.3%
Textron(c)..................................................         14.6
Bombardier..................................................         11.4
                                                                     ----
  Total pro forma revenues..................................         44.3%
                                                                     ====

------------------------

       (a) Historical data is not deemed to be meaningful because it is not reflective of the companies we have recently acquired.

       (b) Reflects only our direct revenues from Boeing. Excludes revenues from components we provide indirectly to Boeing through our sales to other Boeing suppliers.

       (c) Includes Cessna.

    Most of our sales to Boeing are pursuant to contracts which may be terminated by Boeing at any time and include various terms favorable to the buyer. For example, one provides that we must extend to Boeing any reductions in prices or lead times that we provide to other customers and that we must match other suppliers' price reductions of more than five percent, or delete the affected products from the contract. Another contract relieves Boeing from any obligation to order products covered by the contract if Boeing's customers request an alternate supplier, or our product is not technologically competitive in Boeing's judgment, or Boeing changes the design of an aircraft so that our products are no longer needed, or Boeing reasonably determines that we cannot meet its requirements in the amounts and within the schedules it requires. Our contracts with Boeing also generally grant Boeing an irrevocable non-exclusive worldwide license to use our designs, tooling and other intellectual property rights related to products sold to Boeing, if we default, or suffer a bankruptcy filing, or transfer our manufacturing rights to a third party.

MANUFACTURING AND QUALITY CONTROL

    Many of our product lines use process-specific equipment and procedures that have been custom-designed or fabricated to provide high-quality products at relatively low cost. Some of our key product lines are vertically integrated, which we believe improves our product performance, customer service and competitive pricing.

    We have conducted programs to reduce costs including overhead expenses. In some cases, these programs have involved the use of proprietary equipment or processes which have enabled us to reduce costs without reducing quality levels.

    Several of our key customers have developed their own design, product performance, manufacturing process and quality system standards and require their suppliers to comply with such standards. As a result, we have developed and conducted comprehensive quality policies and procedures which meet or exceed our customers' requirements. Many of our customers have recognized formally the effectiveness of our quality programs by issuing quality approval letters and awarding quality compliance certificates. In addition, some of our customers have authorized our inspection personnel also to act as their authorized quality representatives. That authorization enables us to ship directly into the inventory stockrooms of these customers, eliminating the need for inspection at the receiving end.

    We use sophisticated equipment and procedures to ensure the quality of our products and to comply with United States military specifications and FAA certification requirements. We perform a variety of testing procedures, including environmental testing under different temperature, humidity and altitude levels, shock and vibration testing and X-ray fluorescent measurement. These procedures, together with other customer approved techniques for document, process and quality control, are used throughout our manufacturing facilities.

RAW MATERIALS AND COMPONENT PARTS

    The components we manufacture require the use of various raw materials including gold, aluminum, copper, rhodium, plating chemicals, hardwoods and plastics. The availability and prices of these materials may fluctuate. Their price is a significant component in, and part of, the sales price of many of our products. Although some of our contracts have prices tied to raw materials prices, we cannot always recover increases in raw materials prices in our product sale prices. We also purchase a variety of manufactured component parts from various suppliers. Raw materials and component parts are generally available from multiple suppliers at competitive prices. However, any delay in our ability to obtain necessary raw materials and component parts may affect our ability to meet customer production needs. See "Risk Factors--Gold and Copper Prices."

INTELLECTUAL PROPERTY AND PROPRIETARY INFORMATION

    We have various trade secrets, proprietary information, trademarks, trade names, patents, copyrights and other intellectual property rights which we believe are important to our business in the aggregate, but not individually.

COMPETITION

    We operate in a highly competitive industry and compete with a number of companies, many of whom have significantly greater financial, technological, manufacturing and marketing resources than we do. We believe that our ability to compete depends on high product performance, short lead-time and timely delivery, competitive price and superior customer service and support.

    The niche markets within the aircraft industry that we serve are relatively fragmented, with several competitors offering the same products and services we provide. Due to the global nature of the aircraft industry, competition comes from both U.S. and foreign companies.

    Our principal competitors in contacts and connectors are large and diversified corporations which produce a broad range of products. In other areas we generally face a group of smaller companies and enterprises, except for the corporate aircraft manufacturers, which are generally part of large and diversified companies.

GROUP--PRINCIPAL PRODUCTS AND SERVICES--PRINCIPAL COMPETITORS
-------------------------------------------------------------
CABIN MANAGEMENT GROUP
  INTERIOR FURNISHINGS
    - Aviart
    - Custom Aircraft Cabinets
    - Hiller
    - Corporate aircraft manufacturers and independent
      completion and modification companies
  SEATING
    - Aircraft Modular Products, a division of BE Aerospace
    - ERDA
  COMPOSITE COMPONENTS
    - AAR
    - Burnham
    - Fibre Art

GROUP--PRINCIPAL PRODUCTS AND SERVICES--PRINCIPAL COMPETITORS
-------------------------------------------------------------
    - Plastic Fab
    - Sealed Composites Works
    - The Nordam Group
  ENTERTAINMENT AND CABIN CONTROL SYSTEMS
    - Aerospace Lighting
    - Baker Electronics
    - DPI Labs
    - Grimes Aerospace
    - Nellcor Puritan Bennett
    - Air Show / Pacific Systems
SPECIALTY AVIONICS GROUP
  COCKPIT AUDIO, COMMUNICATION, LIGHTING AND POWER AND
    CONTROL DEVICES
    - Becker Avionics
    - Crane ELDEC
    - Diehl GmbH
    - Gables Engineering
    - Page Aerospace
  ELECTRICAL CONTACTS
    - Amphenol
    - Deutsch Engineered Connecting Devices, a division of
      Deutsch
  CONNECTORS AND HARNESS ASSEMBLIES
    - AMP (connectors)
    - Electronic Cable Specialists (harness assemblies)
    - ITT Cannon (connectors)
    - Radiall S.A. (connectors)
  LIQUID CRYSTAL DISPLAY DEVICES
    - Cristalloid
SYSTEMS INTEGRATION GROUP
  AUXILIARY FUEL SYSTEMS AND AUXILIARY POWER UNITS
    - Allied Signal (power units)
    - Marshall Engineering (fuel systems)
  INTEGRATION OF CABIN AND FIGHT DECK SYSTEMS
    - Electronic Cable Specialists (avionics support
      structures)
    - Engineering departments of airlines
    - Numerous independent airframe maintenance and
      modification companies

BACKLOG

    As of September 30, 1999, we had an aggregate sales order backlog of $150.8 million compared to $143.9 million as of December 31, 1998, all on a pro forma basis. Orders are generally filled within twelve months; however, our orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled orders at any given date will be materially affected by when we receive orders and how fast we fill them. Period-to-period comparisons of backlog figures may not be meaningful. For that reason, our backlogs do not necessarily accurately predict actual shipments or sales for any future period.

EMPLOYEES

    As of December 31, 1999, we had 2,536 employees, of whom 1,997 were in manufacturing operations, 261 were in engineering, 183 were in finance and administration and 95 were in sales. The foregoing numbers include 83 temporary employees but do not reflect the anticipated employee reductions resulting from the Hollingsead and Elsinore Engineering restructuring. None of our employees is subject to a collective bargaining agreement, and we have not experienced any material business interruption as a result of labor disputes since DeCrane Aircraft was formed. We believe that we generally have a good relationship with our employees.

FACILITIES

    Our principal facilities are described in the following table. We believe that our facilities are in good condition and are adequate to support our operations for the foreseeable future.

                                                                                                APPROXIMATE      LEASE
                   LOCATION                                  FACILITY DESCRIPTION                 SQ. FT.      EXPIRATION
----------------------------------------------  ----------------------------------------------  ------------   ----------
LEASED FACILITIES
Wichita, KS (two buildings)...................  Manufacturing, engineering and administration     156,500         2007
Georgetown, DE (a)............................     Manufacturing and aircraft modifications       110,000         2041
El Segundo, CA................................  Manufacturing, engineering and administration      81,300         2010
Columbia, MD..................................  Manufacturing, engineering and administration      65,923         2007
Garden Grove, CA (b)..........................  Manufacturing, engineering and administration      58,303         2007
Denton, TX (three buildings)..................  Manufacturing, engineering and administration      47,905         2015
Goleta, CA....................................                   Engineering                       33,200         2010
Wichita, KS...................................         Manufacturing and administration            33,000         2009
Stuart, FL....................................  Manufacturing, engineering and administration      29,700         2008
Orlando, FL...................................         Manufacturing and administration            28,500         2010
Hatfield, PA..................................  Manufacturing, engineering and administration      27,500         2002
Bioggio, Switzerland..........................                  Manufacturing                      21,915         2004
Denton, TX (d)................................         Manufacturing and administration            20,000         2015
Orlando, FL (c)...............................                  Manufacturing                      20,000         2000
Mezzovico, Switzerland........................                  Manufacturing                      18,046         2001
Lewisville, TX (d)............................                  Manufacturing                      13,000         2004
Garden Grove, CA (b)..........................                    Warehouse                        10,000         2003
Seattle, WA...................................                    Warehouse                        10,000         2001
North Little Rock, AR (three buildings) (e)...                   Engineering                        8,828         2000
Santa Ana, CA.................................         Engineering and aircraft hanger              8,816         2000
El Segundo, CA................................             Corporate administration                 7,853         2007
Anaheim, CA...................................                  Manufacturing                       6,036         2004
Goleta, CA (b)................................                   Engineering                        5,816         2000
Hutchinson, KS................................                  Manufacturing                       5,300         2000
Bioggio, Switzerland (two buildings)..........                  Administration                      4,660         2000
Tucson, AZ....................................               Field service office                     580         2000
Quebec, Canada................................               Field service office                     380         2000
Wichita, KS...................................               Field service office                     350         2000
Cedex, France.................................               Field service office                     210         2000

OWNED FACILITIES
Seattle, WA (six buildings)...................  Manufacturing, engineering and administration      87,382
Pooler, GA....................................         Manufacturing and administration            24,000
North Little Rock, AR (e).....................          Manufacturing and engineering              20,000
North Little Rock, AR.........................  Manufacturing, engineering and administration      18,000

OWNED AND LEASED FACILITIES--SUBLEASED TO
OTHERS
Seattle, WA (owned)...........................                   Office space                      34,229
Santa Fe Springs, CA (leased).................          Manufacturing and office space             24,000         2000
Santa Fe Springs, CA (leased).................          Manufacturing and office space             17,600         2000
Wiltshire, United Kingdom (leased)............          Manufacturing and office space              4,823         2013

------------------------------

(a) Includes a 25,000 square foot expansion under construction and expected to be ready for occupancy in 2000.

(b) Will be vacated in 2000 and subleased in conjunction with the Hollingsead and Elsinore Engineering restructuring.

(c) Will be replaced with a 33,000 square foot building under construction and expected to be ready for occupancy in 2000; the new lease will expire in 2010.

(d) During 2000, the Lewisville, TX facility will be vacated and subleased for the remaining lease term upon occupancy of the Denton, TX facility.

(e) A new, owned 20,000 square foot facility is under construction and expected to be ready for occupancy in 2000; upon occupancy, the three leased buildings will be vacated and subleased for the remainder of their lease terms, if any.

ENVIRONMENTAL MATTERS

    Our facilities and operations are subject to various federal, state, local, and foreign environmental laws and regulations, including those relating to discharges to air, water, and land, the handling and disposal of solid and hazardous waste, and the cleanup of properties affected by hazardous substances. In addition, some environmental laws, such as the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (CERCLA) and similar state laws, impose strict liability upon persons responsible for releases or potential releases of hazardous substances. That liability generally is retroactive, and may create "joint and several" liability among multiple parties who have some relationship to a site or a source of waste. We have sent waste to treatment, storage, or disposal facilities that have been designated as National Priority List sites under CERCLA or equivalent listings under state laws. We have received CERCLA requests for information or allegations of potential responsibility from the Environmental Protection Agency regarding our use of several of those sites. In addition, some of our operations are located on properties which are contaminated to varying degrees.

    We have not incurred, nor do we expect to incur, liabilities in any significant amount as a result of the foregoing matters, because in these cases other entities have been held primarily responsible, the levels of contamination are sufficiently low so as not to require remediation, or we are indemnified against such costs. In most cases, we do not believe that we have any material liability for past waste disposal. However, in a few cases, we do not have sufficient information to assess our potential liability, if any. It is possible, given the potentially retroactive nature of environmental liability, that we will receive additional notices of potential liability relating to current or former activities.

    Some of our manufacturing processes create wastewater which requires chemical treatment, and one of our facilities was cited for excessive quantity and strength of its wastewater. The costs associated with remedying that failure have not been material. In addition, volatile organic compounds were discovered at a different facility of ours during groundwater sampling in 1998. We have completed a voluntary cleanup program there and have received a "no further action" letter.

    We believe that we have been and are in substantial compliance with environmental laws and regulations and that we have no liabilities under environmental laws and regulations, except for liabilities which we do not expect would likely have a material adverse effect on our business, financial position, results of operations or cash flows. However, some risk of environmental liability is inherent in the nature of our business, and we might in the future incur material costs to meet current or more stringent compliance, cleanup, or other obligations pursuant to environmental laws and regulations. See "Risk Factors--Environmental Risks and Regulations."

LEGAL PROCEEDINGS

    As part of its investigation of the crash off the Canadian coast on September 2, 1998 of Swissair Flight 111, the Canadian Transportation Safety Board (TSB) notified us that they recovered burned wire which was attached to the in-flight entertainment system installed on some of Swissair's aircraft by one of our subsidiaries. We are fully cooperating with the on-going TSB investigation. Although the TSB has not issued a final report, it has advised us that it has no evidence to date that the system we installed malfunctioned or failed during the flight. Families of the 229 persons who died aboard the flight have filed actions in federal and state courts against us, and many other parties unaffiliated with us, including Swissair and Boeing. The actions claim negligence, strict liability and breach of warranty relating to the installation and testing of the in-flight entertainment system. The actions seek compensatory and punitive damages and costs in an unstated amount. We intend to defend the claims vigorously.

    We are a party to a license agreement with McDonnell Douglas (now a part of Boeing) pursuant to which we may request specified data in order to design and market modifications to aircraft manufactured by McDonnell Douglas. Under the agreement, we are to pay McDonnell Douglas a royalty of five percent of the net sales price of all modifications sold by us for which we have requested data from McDonnell Douglas. We requested data for a single modification, which we believe is exempt from the agreement's provision requiring royalties. In 1996, McDonnell Douglas made a demand for $650,000 for royalties. We do not believe that we are obligated to McDonnell Douglas in any amount. However, if the claim is asserted, and if we are unsuccessful in defending it, we may be required to pay royalties to McDonnell Douglas.

    We are party to other litigation incident to the normal course of business. We do not believe that the outcome of any of such other matters in which we are currently involved will have a material adverse effect on our financial condition or results of operations.

WHERE YOU CAN GET MORE INFORMATION

    Any registered purchaser may request from us any information it wishes in order to verify the information in this prospectus. Apart from this prospectus and any responses we make to those requests, no-one is authorized to give information about this exchange offer or the notes on our behalf.

    We have filed with the Securities and Exchange Commission a registration statement on the SEC's Form S-1, to register the new notes. This prospectus is an update of that registration statement. However, the registration statement has additional information which is not included here, in accordance with SEC rules. Our descriptions and statements about any contract or other document in this prospectus are summaries only, and, in each instance, reference is made to a copy of such contract or other document filed as an exhibit to the registration statement, each such description or statement being qualified in all respects by such reference. We are required to attach copies of our material contracts and documents as exhibits to the registration statement we filed with the SEC.

    We became a reporting company as a result of the registration of the notes, and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our fiscal year ends on December 31. You may read and copy any reports, statements or other information we file with the SEC at the SEC's reference room in Washington D.C. Please call the SEC at (202) 942-8090 for further information on the operation of the reference rooms. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the SEC, or review our SEC filings on the SEC's EDGAR web site, which can be found at http\\www.sec.gov. You may also write or call us at our corporate headquarters located at 2361 Rosecrans Avenue, Suite 180, El Segundo, California 90245. Our telephone number is (310) 725-9123.

                                   MANAGEMENT

    The following table sets forth certain information concerning each person who is currently a director or executive officer of DeCrane Holdings. Each director also serves as a director of DeCrane Aircraft.

NAME                                                AGE                                      POSITION
----                                        --------------------                             --------
Thompson Dean.............................                    41   Chairman of the Board of Directors and President of DeCrane
                                                                   Holdings
R. Jack DeCrane...........................                    53   Director of DeCrane Holdings and Chief Executive Officer of
                                                                   DeCrane Aircraft
Charles H. Becker.........................                    54   Senior Vice President and Group President of DeCrane
                                                                   Aircraft
Richard J. Kaplan.........................                    56   Assistant Secretary and Assistant Treasurer (chief
                                                                   accounting officer) of DeCrane Holdings and Senior Vice
                                                                   President, Chief Financial Officer, Secretary and Treasurer
                                                                   of DeCrane Aircraft
Robert G. Martin..........................                    62   Senior Vice President and Group President of DeCrane
                                                                   Aircraft
Jeffrey A. Nerland........................                    42   Vice President, Business Development of DeCrane Aircraft
Jeffrey F. Smith..........................                    39   Senior Vice President and Group President of DeCrane
                                                                   Aircraft
John F. Fort, III.........................                    58   Director
Dr. Robert J. Hermann.....................                    66   Director
Dr. Paul G. Kaminski......................                    57   Director
Susan C. Schnabel.........................                    38   Director
Timothy J. White..........................                    38   Director and Secretary of DeCrane Holdings

    THOMPSON DEAN has been the Managing Partner of DLJ Merchant Banking, Inc. since November 1996. Previously, Mr. Dean was a Managing Director of DLJ Merchant Banking, Inc. and its predecessor. Mr. Dean serves as a director of Commvault Inc., Von Hoffman Press, Inc., Manufacturer's Services Limited, Phase Metrics, Inc., AKI Holding Corp. and Insilco Holding Corporation. He became a director in 1998.

    R. JACK DECRANE is the founder of DeCrane Aircraft. Mr. DeCrane served as President of DeCrane Aircraft since it was founded in December 1989 until April 1993 when he was elected to the newly-created office of Chief Executive Officer. Prior to founding our company, Mr. DeCrane held various positions at the aerospace division of B.F. Goodrich. Mr. DeCrane was a Group Vice President at the aerospace division of B.F. Goodrich with management responsibility for three business units from 1986 to 1989. He has served on our board of directors since its inception.

    CHARLES H. BECKER has been DeCrane Aircraft's Senior Vice President and President of the Cabin Management Group since October 1999. Mr. Becker previously served as President and Chief Operating Officer of DeCrane Aircraft from April 1998 to October 1999, Group Vice President of Components of DeCrane Aircraft from December 1996 to April 1998, and President of Tri-Star from December 1994 to April 1998. Prior to joining us, Mr. Becker was President of the Interconnect Systems Division of Microdot, Inc., a manufacturer of contacts and connectors for aerospace applications, from 1984 to 1994.

    RICHARD J. KAPLAN has been the Senior Vice President, Chief Financial Officer, Secretary and Treasurer of DeCrane Aircraft since March 1999. From April 1998 to March 1999, he served as Executive Vice President and Chief Operating Officer of Developers Diversified Realty Corporation. From 1977 to 1998, he was a partner with Price Waterhouse LLP, having joined the firm in 1964.

    ROBERT G. MARTIN has been DeCrane Aircraft's Senior Vice President and President of the Systems Integration Group since October 1999 and President of PATS since we acquired it in January 1999. Mr. Martin also served as President of Aerospace Display Systems from September 1996 until October 1999. Prior to our acquisition of Aerospace Display Systems in 1996, Mr. Martin had served as its President since 1992.

    JEFFREY A. NERLAND has been DeCrane Aircraft's Vice President, Business Development, since January 1999. From July 1994 through December 1998, he was President of The Nerland Group and a partner with Budetti, Harrison, Nerland and Associates, a consulting and interim management firm. Previously, Mr. Nerland was a director with Kibel, Green Inc., a consulting firm.

    JEFFREY F. SMITH has been DeCrane Aircraft's Senior Vice President and President of the Specialty Avionics Group since October 1999 and President of Avtech since we acquired it in June 1998. Previously, he has served in various capacities with Avtech since 1989.

    JOHN F. FORT, III served as Chairman of the Board of Directors of Tyco International, Inc. from 1982 to December 1992, and as Chief Executive Officer from 1982 to June 1992. Mr. Fort serves as a director of Tyco International, Inc., Dover Corporation and Roper Industries. He became a director in 1998.

    DR. ROBERT J. HERMANN is a Senior Partner of Global Technology Partners. Dr. Hermann most recently served as Senior Vice President for Science and Technology at United Technologies Corporation and served in various other capacities at United Technologies Corporation since 1982. Prior to joining United Technologies Corporation, Dr. Hermann spent 20 years with the National Security Agency. In 1977 he was appointed Principal Deputy Assistant Secretary of Defense for Communications, Command, Control and Intelligence, and in 1979 was named Assistant Secretary of the Air Force for Research, Development and Logistics and Director of the National Reconnaissance Office. He became a director in 1998.

    DR. PAUL G. KAMINSKI is a Senior Partner of Global Technology Partners.
Dr. Kaminski currently serves as Chief Executive Officer of Technovation, Inc., a consulting firm focusing on business strategy and advanced technology.
Dr. Kaminski served as U.S. Undersecretary of Defense for Acquisition and Technology from October 1994 to 1997. Prior to that time, he served as Chairman and Chief Executive Officer of Technology Strategies and Alliances.
Dr. Kaminski is a former Chairman of the Defense Science Board and is currently a member of the Senate Select Committee on Intelligence-Technical Advisory Group, the NRO Advisory Council and the National Academy of Engineering.
Dr. Kaminski is a director of General Dynamics Corporation, Dyncorp, Eagle-Picher Technologies and several privately held information technology companies. He became a director in 1998.

    SUSAN C. SCHNABEL has been a Managing Director of DLJ Merchant
Banking, Inc. since January 1998. In 1997, she served as Chief Financial Officer of PETsMART, a specialty retailer of pet products and supplies. From 1990 to 1996, Ms. Schnabel was with Donaldson, Lufkin & Jenrette Securities Corporation, where she became a Managing Director in 1996. Ms. Schnabel serves as a director of Dick's Clothing and Sporting Goods, Environmental Systems Products and Wavetek Corporation. She became a director in 1998.

    TIMOTHY J. WHITE has been a Vice President of DLJ Merchant Banking, Inc. since June 1998. From October 1994 to May 1998, Mr. White was an Associate and Vice President at Donaldson, Lufkin & Jenrette Securities Corporation. From
May 1994 to October 1994, Mr. White was an Associate Counsel in the Office of the Independent Counsel, United States Department of Justice. Prior to that time, Mr. White was an attorney with Davis Polk & Wardwell. He became a director in 1998.

    An agreement entered into in connection with the DLJ acquisition entitled a holding company controlled by DLJ Merchant Banking Partners II, L.P. to designate a number of directors proportionally commensurate with its stock ownership of DeCrane Aircraft. DeCrane Holdings selected all of the current members of the Board of Directors of DeCrane Aircraft. DLJ Merchant Banking or its designate selected all of the members of the Board of Directors of DeCrane Holdings.

SUMMARY COMPENSATION TABLE

    The following table describes all annual compensation awarded to, earned by or paid to our Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer for the years ended December 31, 1999, 1998 and 1997.

                                                                                                           ALL OTHER
                                                          ANNUAL COMPENSATION                            COMPENSATION
                                             ----------------------------------------------   -----------------------------------
                                                                                  OTHER
                                                                                 ANNUAL              SECURITIES
                                                                                COMPENSATION         UNDERLYING           OTHER
                                              YEAR       SALARY      BONUS         (1)               OPTIONS(2)            (3)
                                               ----     --------   ----------     -------     ------------------------   -------
R. Jack DeCrane............................    1999     $334,791   $  700,000     $30,873                     106,877    $ 9,025
Chief Executive Officer                        1998      281,761    1,044,000      30,151                      50,000     34,064
and Director(4)                                1997      244,744      220,000      --                          50,000     29,411
Charles H. Becker..........................    1999     $235,000   $  210,000     $19,158                      26,719      --
Senior Vice President(5)                       1998      206,948      160,000      14,678               --                 --
                                               1997      174,492      102,000       6,168                      15,000    $18,000
Richard J. Kaplan..........................    1999     $158,333   $  258,000     $13,572                      28,669      --
Senior Vice President(6)                       1998        --          --          --                   --                 --
                                               1997        --          --          --                   --                 --
Robert G. Martin...........................    1999     $187,500   $  209,000     $ 1,300             17,813               --
Senior Vice President(7)                       1998      172,000       66,000       1,300               --                 --
                                               1997      130,000       66,000       1,300                      10,000      --
Jeffrey A. Nerland.........................    1999     $160,000   $  181,000     $ 6,366                      10,688      --
Vice President(8)                              1998        --          --          --                   --                 --
                                               1997        --          --          --                   --                 --

------------------------

(1) Amounts paid by us for premiums on health, life and long-term disability insurance and automobile leases provided by us for the benefit of the named executive officer.

(2) Number of shares of common stock of DeCrane Holdings issuable upon exercise of options granted pursuant to our management incentive plan during the last fiscal year.

(3) Relocation costs.

(4) Mr. DeCrane also served as Chairman of the Board of Directors through August 1998.

(5) Mr. Becker served as Group Vice President of Components, and President of Tri-Star, through April 1998. Mr. Becker became President and Chief Operating Officer in April 1998 and Senior Vice President and Group President of Cabin Management in October, 1999.

(6) Mr. Kaplan joined DeCrane Aircraft as Senior Vice President on March 15,
    1999.

(7) Mr. Martin served as President Aerospace Display Systems from September 1996 until October 1999. Mr. Martin has been President of PATS since we acquired it in January 1999, and became our Senior Vice President and Group President of Systems Integration in October 1999.

(8) Prior to Mr. Nerland joining DeCrane Aircraft on January 1, 1999, he provided consulting services to us during 1998 for which either Mr. Nerland or The Nerland Group, of which Mr. Nerland was a principal, was paid a total of $127,800 in 1998 and early 1999, which amount has been excluded from the table above.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth individual grants of options to purchase shares of DeCrane Holdings common stock granted to the executive officers named below during the fiscal year ended December 31, 1999, pursuant to the management incentive plan. See "Employment Agreements and Compensation
Arrangements--INCENTIVE PLANS."

                                                                                                 POTENTIAL REALIZABLE
                                             NUMBER OF                                             VALUE AT ASSUMED
                                             SECURITIES                                          ANNUAL RATES OF STOCK
                                             UNDERLYING     % OF     EXERCISE OR                PRICE APPRECIATION (1)
                                              OPTIONS     OPTIONS    BASE PRICE    EXPIRATION   -----------------------
NAME                                          GRANTED     GRANTED     PER SHARE       DATE          5%          10%
----                                         ----------   --------   -----------   ----------   ----------   ----------
R. Jack DeCrane............................   106,877       38.2%      $23.00         2009      $1,545,931   $3,917,691

Charles H. Becker..........................    26,719        9.6        23.00         2009         386,479      979,414

Richard J. Kaplan..........................    28,669       10.3        23.00         2009         414,685    1,050,893

Robert G. Martin...........................    17,813        6.4        23.00         2009         257,657      652,955

Jeffrey A. Nerland.........................    10,688        3.8        23.00         2009         154,597      391,780

------------------------

(1) The potential realizable value assumes stock price appreciation rates of 5% and 10%, compounded annually, from the date the option was granted over the full option term. These assumed annual compound rates are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future prices of the stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    No stock options were exercised by our executive officers during the year ended December 31, 1999. The following tables sets forth information about the stock options held by the executive officers named below as of December 31, 1999.

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
NAME                                                               OPTIONS              AT FISCAL YEAR-END(1)
----                                                      -------------------------   -------------------------
                                                          EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
R. Jack DeCrane.........................................         22,712/84,165                         --/--

Charles H. Becker.......................................          5,678/21,041                         --/--

Richard J. Kaplan.......................................          6,092/22,577                         --/--

Robert G. Martin........................................          3,785/14,028                         --/--

Jeffrey A. Nerland......................................           2,271/8,417                         --/--

------------------------

(1) No options were in-the-money based on the common stock share price of $23.00 per share as of December 31, 1999, the measuring date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Our Board of Directors makes decisions regarding officer compensation as a committee of the whole. R. Jack DeCrane, chief executive officer of DeCrane Aircraft, participates in those discussions as a member of the Board of Directors.

EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

    R. JACK DECRANE

    On July 17, 1998, the Compensation Committee of our Board of Directors approved a three-year employment agreement between DeCrane Aircraft and R. Jack DeCrane, replacing his prior employment agreement that was to expire on September 1, 1998. Mr. DeCrane's employment agreement provides for various benefits, including:

    - an initial salary of $310,000, which is subject to annual review and increase, but not decrease;

    - an annual bonus, currently determined pursuant to the performance-based cash incentive bonus plan;

    - a $500,000 bonus in recognition of our then-recent acquisition of Avtech Corporation;

    - a $250,000 signing bonus;

    - options to purchase 50,000 shares of common stock of DeCrane Aircraft at a price equal to the fair market value of the shares as of July 16, 1998, one-half of which were immediately exercisable; the rest became exercisable upon the completion of the DLJ acquisition; and

    - a $150,000 cash continuation bonus payable on January 2, 1999, if employed by us on January 1, 1999.

    Mr. DeCrane's options were cancelled in August 1998 and he received a cash payout in lieu of the options.

    The employment agreement also provides that if specified change-of-control events occur, and Mr. DeCrane's employment is terminated by us for any reason other than for cause or as a result of his death or disability, or by Mr. DeCrane for "good reason," as defined in the agreement, then we will pay
Mr. DeCrane a lump sum in cash within fifteen days. The amount of that payment will be $1.00 less than three times the sum of Mr. DeCrane's average base salary plus bonus for the five calendar years preceding his termination date and accrued but unpaid salary and bonus through the termination date. Mr. DeCrane will also receive other specified benefits, including continued coverage under our welfare plans for up to two years; a lump sum payment in cash equal to any unvested portions of our contributions to him under specified savings plans, plus two times the amount of our annual contributions on his behalf to those plans; a lump sum payment in cash equal to our matching contributions under those savings plans that Mr. DeCrane would have received had he continued maximum participation in the plans until the earlier of two years following his termination and December 31 of the year he turns 65, plus the vested and unvested amounts credited to him under any of our deferred compensation plans and the amount required to be credited during the year of his termination; and outplacement consulting services to aid Mr. DeCrane with re-employment. We will reduce these payments to the extent necessary to ensure deductibility for tax purposes.

    ROBERT G. MARTIN

    We entered into an employment agreement with Robert G. Martin, Senior Vice President of DeCrane Aircraft and President of the Systems Integration Group on September 10, 1999, amending his prior employment agreement dated September 19, 1996. Mr. Martin's employment agreement provides for an annual salary of $210,000 and an annual bonus determined pursuant to the performance-based cash incentive bonus plan. Mr. Martin's employment agreement expires on December 31, 2001, and DeCrane Aircraft may terminate the agreement at any time for cause or if Mr. Martin otherwise breaches the agreement or in the event of Mr. Martin's death or disability.

    JEFFREY F. SMITH

    We entered into an employment agreement with Jeffrey F. Smith, Vice President and General Manager of our Avtech subsidiary, on June 26, 1998.
Mr. Smith's employment agreement provides for an annual salary, initially in the amount of $145,000 and an annual bonus currently determined pursuant to the performance-based cash incentive bonus plan. Mr. Smith's employment agreement expires on June 30, 2000, and Avtech may terminate the agreement at any time for cause or in the event of Mr. Smith's death or disability. If Mr. Smith's employment is terminated without cause, Mr. Smith is entitled to receive severance compensation in an amount equal to his base salary plus his anticipated bonus for the year in which he resigns.

    401(K) RETIREMENT PLAN

    Substantially all of our full-time employees are eligible to participate in one of six 401(k) retirement plans we sponsor. The 401(k) plans allow employees as participants to defer, on a pre-tax basis, a portion of their salary and accumulate tax deferred earnings, as a retirement fund. Effective October 1, 1997, we matched 25% of the employee contribution up to 6% of the employee's salary for the fourth quarter of 1997 and each quarter of 1998. Currently, the plans generally provide for us to match 50% of the employee contribution for up to 6% of the employee's salary. The full amount vested in a participant's account will be distributed to a participant following termination of employment, normal retirement or in the event of disability or death.

    INCENTIVE PLANS

    Our management incentive plan provides for the issuance of options to purchase the common stock of DeCrane Holdings as incentive compensation to designated executive personnel and other key employees of DeCrane Aircraft and its subsidiaries, in amounts determined by the plan's committee from time to time. The management incentive plan is administered by a committee appointed by the Board of Directors of DeCrane Holdings. The plan provides for the granting of options to purchase 356,257 common shares and expires in 2009. Generally, ten percent of the options awarded to each plan participant vest immediately, and the remaining ninety percent of each participant's options will vest at a later date. The options generally vest based upon future attainment of defined performance criteria, although alternate vesting schedules may be authorized by the committee appointed by the Board of Directors of DeCrane Holdings to administer the plan. As of the date of this prospectus, options to purchase 279,662 shares at $23.00 per shares have been granted, of which options to purchase approximately 28,000 shares vested immediately. We believe the per share exercise price of the options granted approximated the fair market value of the underlying common stock on the grant date.

    Our stock purchase plan provides for the purchase of shares of common stock of DeCrane Holdings by designated executive personnel and other key employees of DeCrane Aircraft and its subsidiaries, with a portion of the purchase price to be loaned to the participants by DeCrane Aircraft. This arrangement was made available to persons and in amounts determined by the committee appointed by the Board of Directors of DeCrane Holdings to administer the plan. In December 1999, management purchased 171,295 shares of DeCrane Holdings common stock for $23.00 per share. The total purchase price was $3.9 million, of which one-half was paid in cash at closing and one-half was loaned to management by DeCrane Aircraft with interest at applicable federal rates.

    Our cash incentive bonus plan provides for the allocation of a bonus pool each year for incentive compensation to designated executive personnel and other key employees of DeCrane Aircraft and its subsidiaries. The bonus pool for participants will be adjusted upwards or downwards each year based on EBITDA and cash flow, as defined, generated by the relevant participant's operating unit. Bonus payments will be made in the quarter following the end of the year or period to which they relate and have been approved.

DIRECTORS' COMPENSATION

    The directors of DeCrane Aircraft generally do not receive annual fees or fees for attending meetings of the Board of Directors of DeCrane Aircraft or committees thereof. However, John F. Fort, III, an independent director not affiliated with any investor in DeCrane Holdings, receives a director's fee of $5,000 for each meeting attended. In addition, the Board of Directors of DeCrane Holdings extended the management incentive plan to independent non-management directors, and issued options to purchase 3,260 shares of DeCrane Holdings common stock to Mr. Fort under the terms of the management incentive plan. See "Related Party Transactions." Also, all directors are reimbursed for out-of-pocket expenses. We expect to continue those policies. DeCrane Holdings does not compensate or intend to compensate its directors.

       SECURITY OWNERSHIP OF SIGNIFICANT BENEFICIAL OWNERS AND MANAGEMENT

    All of the 100 outstanding shares of common stock of DeCrane Aircraft are owned by DeCrane Holdings. DeCrane Aircraft has no other class of stock outstanding. DeCrane Holdings has 3,571,827 shares of common stock issued and outstanding, which are owned by 33 shareholders, and 342,417 shares of 14% Senior Redeemable Exchangeable Preferred Stock due 2008 issued and outstanding as of December 31, 1999. The following table sets forth the beneficial ownership of DeCrane Holdings' voting securities as of December 31, 1999 by its principal owners and our executive officers and directors.

                                                           COMMON STOCK(2)             14% SENIOR REDEEMABLE
                                                      -------------------------       EXCHANGEABLE PREFERRED
                                                      NUMBER OF                           STOCK DUE 2008
                                                       SHARES,                       -------------------------
                                                      PARTIALLY                      NUMBER OF
NAME OF BENEFICIAL OWNER (1)                           DILUTED       PERCENTAGE       SHARES        PERCENTAGE
----------------------------                          ---------      ----------      ---------      ----------
DLJ Merchant Banking Partners II, L.P., and
  affiliates(3).....................................  3,519,565         94.6%         340,000          99.3%
Thompson Dean(4)....................................     --            --                             --
  DLJ Merchant Banking, Inc.
  277 Park Avenue
  New York, New York 10172
Susan C. Schnabel(4)................................     --            --               --            --
  DLJ Merchant Banking, Inc.
  277 Park Avenue New York, New York 10172
Timothy J. White(4).................................     --            --               --            --
  DLJ Merchant Banking, Inc.
  277 Park Avenue
  New York, New York 10172
Global Technology Partners, LLC(5)..................     --            --               --            --
  1300 I Street N.W.
  Washington, D.C.
Dr. Robert J. Hermann(5)............................      9,561         *                 714          *
c/o Global Technology Partners, LLC
  1300 I Street, N.W.
  Washington, D.C.
Dr. Paul G. Kaminski(5).............................      9,561         *                 714          *
c/o Global Technology Partners, LLC
  1300 I Street, N.W.
  Washington, D.C.
John F. Fort, III(6)................................      1,087         *               --            --
R. Jack DeCrane(7)..................................     79,233          2.2%           --            --
Charles H. Becker(8)................................     23,069         *               --            --
Richard J. Kaplan(9)................................     27,831         *               --            --
Robert G. Martin(10)................................      8,132         *               --            --
Jeffrey A. Nerland(11)..............................      8,792         *               --            --
Jeffrey A. Smith(12)................................     12,480         *               --            --
All directors and named executive officers as a
  group
  (12 persons)......................................    179,746          5.0%           1,428          *

------------------------

  *  Less than 1.0%

 (1) Each person who has the power to vote and direct the disposition of shares is deemed to be a beneficial owner of those shares.

 (2) The common stock columns reflect the number of shares owned and the total percentage ownership in the manner required by Securities and Exchange Commission rules. The entries for each holder assumes, if applicable, that the particular holder, and no one else, fully exercises all rights under warrants to purchase common stock and common stock which may be acquired upon the exercise of stock options which are exercisable or will be exercisable prior to 60 days from December 31, 1999.

 (3) Reflects 3,369,565 shares and warrants for the issuance of an additional 150,000 shares, held directly by DLJ Merchant Banking Partners II, L.P. and the following related investors: DLJ Merchant Banking

     Partners II-A, L.P.; DLJ Offshore Partners II, C.V.; DLJ Diversified Partners, L.P.; DLJ Diversified Partners-A, L.P.; DLJ Millennium Partners, L.P.; DLJ Millennium Partners-A, L.P.; DLJMB Funding II, Inc.; UK Investment Plan 1997 Partners, Inc.; DLJ EAB Partners, L.P.; DLJ First ESC L.P. and DLJ ESC II L.P. See "Related Party Transactions" and "Plan of Distribution." The address of DLJ Offshore Partners II, C.V. is John B. Gorsiraweg 14, Willemstad, Curacao, Netherlands Antilles. The address of UK Investment Plan 1997 Partners, Inc. is 2121 Avenue of the Stars, Fox Plaza, Suite 3000, Los Angeles, California 90067. The address of each of the other persons is 277 Park Avenue, New York, New York 10172.

 (4) Messrs. Dean and White and Ms. Schnabel are officers of DLJ Merchant Banking, Inc., an affiliate of Merchant Banking Partners II, L.P. as well as Donaldson, Lufkin & Jennette Securities Corporation. The share data shown for these individuals excludes shares shown as held by the DLJ affiliates separately listed in this table; Messrs. Dean and White and Ms. Schnabel disclaim beneficial ownership of those shares.

 (5) Messrs. Hermann and Kaminski are members of Global Technology Partners, LLC. Six members of Global Technology Partners, including Messrs. Hermann and Kaminski, acquired 30,967 shares of DeCrane Holdings common stock and 2,417 shares of DeCrane Holdings 14% Senior Redeemable Exchangeable Preferred Stock due 2008, in transactions negotiated with DeCrane Holdings. The share data shown for Global Technology Partners and Messrs. Hermann and Kaminski excludes shares shown as held by the individual members; Messrs. Hermann and Kaminski disclaim beneficial ownership in any of the shares held by the other members.

 (6) Includes 1,087 shares that may be acquired upon the exercise of stock options which are exercisable or will become exercisable prior to 60 days from December 31, 1999.

 (7) Includes 22,712 shares that may be acquired upon the exercise of stock options which are exercisable or will become exercisable prior to 60 days from December 31, 1999.

 (8) Includes 5,678 shares that may be acquired upon the exercise of stock options which are exercisable or will become exercisable prior to 60 days from December 31, 1999.

 (9) Includes 6,092 shares that may be acquired upon the exercise of stock options which are exercisable or will become exercisable prior to 60 days from December 31, 1999.

 (10) Includes 3,785 shares that may be acquired upon the exercise of stock options which are exercisable or will become exercisable prior to 60 days from December 31, 1999.

 (11) Includes 2,271 shares that may be acquired upon the exercise of stock options which are exercisable or will become exercisable prior to 60 days from December 31, 1999.

 (12) Includes 3,785 shares that may be acquired upon the exercise of stock options which are exercisable or will become exercisable prior to 60 days from December 31, 1999.

    DeCrane Holdings is authorized to issue an aggregate of 4,500,000 shares of DeCrane Holdings common stock, par value $.01 per share, of which 3,571,827 are outstanding, excluding 305,000 reserved for issuance upon exercise of outstanding warrants and 400,869 reserved for issuance upon exercise of stock options outstanding. DeCrane Holdings is authorized to issue up to 2,500,000 shares of DeCrane Holdings preferred stock, par value $.01 per share, in one or more series, of which 342,417 are outstanding. For a full description of DeCrane Holdings' capital stock, please review DeCrane Holdings' Certificate of Incorporation and Certificate of Designation for its 14% Senior Redeemable Exchangeable Preferred Stock due 2008. You can obtain a copy from us or from the exhibits to the registration statement of which this prospectus is a part. See "Where You Can Obtain More Information" at the end of "Business."

                           RELATED PARTY TRANSACTIONS

    In August 1998, DeCrane Holdings, a holding company organized by DLJ Merchant Banking Partners, II, L.P. and several affiliates acquired all our then-outstanding common stock. An agreement entered into in connection with the DLJ acquisition entitled a holding company controlled by DLJ Merchant Banking Partners II, L.P. to designate a number of directors proportionally commensurate with its stock ownership of DeCrane Aircraft. DeCrane Holdings selected all of the current members of the Board of Directors of DeCrane Aircraft. DLJ Merchant Banking or its designate selected all of the members of the Board of Directors of DeCrane Holdings.

    We also entered into certain financing arrangements in connection with the DLJ Acquisition. DLJ Capital Funding, Inc., another DLJ affiliate of DLJ Merchant Banking, received customary fees and reimbursement of expenses in connection with the arrangement and syndication of our previous bank credit facility and as a lender thereunder. Donaldson, Lufkin & Jenrette Securities Corporation, which is also an affiliate of DLJ Merchant Banking, acted as the initial purchaser of the old notes and is the sole market-maker for the notes. In addition, DeCrane Aircraft is obligated to pay DLJ Securities Corporation an annual advisory fee of $300,000 until 2003. We may from time to time enter into other investment banking relationships with DLJ Securities Corporation or one of its affiliates pursuant to which DLJ Securities Corporation or its affiliate will receive customary fees and will be entitled to reimbursement for all reasonable disbursements and out-of-pocket expenses incurred in connection therewith. We expect that any such arrangement will include provisions for the indemnification of DLJ Securities Corporation against liabilities, including liabilities under the federal securities laws.

    In connection with the DLJ acquisition, an Investors' Agreement dated as of August 28, 1998, and amended as of October 2, 1998, was entered into among DeCrane Holdings, DLJ Merchant Banking and its affiliates which hold DeCrane Holdings stock. It provides that:

    - Any person acquiring shares of common stock or preferred stock of DeCrane Holdings who is required by the terms of the Investors' Agreement or any employment agreement or stock purchase, option, stock option or other compensation plan of DeCrane Holdings to become a party thereto shall execute an agreement to become bound by the Investors' Agreement and thereafter shall be bound by it.

    - Transfers of the shares of DeCrane Holdings common stock and preferred stock by the parties to the agreement are restricted.

    - Parties to the agreement may participate in some specific kinds of sales of shares of DeCrane Holdings' common stock by the DLJ affiliates.

    - The DLJ affiliates may require the other parties to the agreement to sell shares of DeCrane Holdings' common stock in some cases should the DLJ affiliates choose to sell any such shares owned by them.

    - The DLJ affiliates may request six demand registrations with respect to the warrants for DeCrane Holdings common stock held by DLJ Merchant Banking and the common stock and preferred stock held by those affiliates, which are immediately exercisable subject to customary deferral and cutback provisions.

    - The parties to the agreement are entitled to unlimited piggyback registration rights, subject to customary cutback provisions, and excluding registrations of shares issuable in connection with any employee stock options, employee benefit plan or an acquisition.

    - DeCrane Holdings will indemnify the shareholders against some liabilities and expenses, including liabilities under the Securities Act.

    - The DLJ affiliates have the right to appoint all of the members of the Boards of Directors of DeCrane Holdings and DeCrane Aircraft, and at least one of such directors on each board will be an independent director. Messrs. Hermann, Kaminski and Fort are independent directors.

    Each warrant for DeCrane Holdings common stock held by the DLJ affiliates entitles the holder thereof to purchase one share of common stock at an exercise price of not less than $0.01 per share subject to customary antidilution provisions and other customary terms. Those DLJ warrants are exercisable at any time prior to 5:00 p.m. New York City time on August 28, 2009, subject to applicable federal and state securities laws.

    In connection with the DLJ acquisition, seven members of Global Technology Partners, LLC, including Messrs. Hermann and Kaminski, were granted options to purchase 44,612 shares of DeCrane Holdings common stock effective July 30, 1999. The options vest over a three-year period, subject to acceleration if the foregoing DLJ affiliates sell any of their shares of common stock. Those options will be exercisable at an exercise price equal to the price paid for DeCrane Holdings common stock by DLJ Merchant Banking and its affiliates. In December 1998, six members of Global Technology Partners, including Messrs. Hermann and Kaminski, purchased for approximately $704,000, newly issued shares of preferred and common stock of DeCrane Holdings. DeCrane Aircraft loaned one-half of the purchase price for such shares to those members with interest at applicable federal rates. The loans are repayable out of the proceeds from the sale of such stock and are secured by such stock. DeCrane Holdings has indemnified Global Technology Partners against some claims and liabilities including, liabilities under the Securities Act.

    The Board of Directors of DeCrane Holdings extended the management incentive plan to independent non-management directors, and issued options to purchase 3,260 shares of DeCrane Holdings common stock to Mr. Fort, the only director presently qualifying for such plan.

    In connection with our acquisition of PPI in April 1999, DLJ Merchant Banking invested an additional $12.5 million of capital in DeCrane Holdings by purchasing 543,478 additional shares of its common stock, for $23.00 per share. DeCrane Holdings, in turn, contributed the proceeds to DeCrane Aircraft. Three members of Global Technology Partners, including Messrs. Hermann and Kaminski, also purchased 10,869 newly issued shares of DeCrane Holdings common stock at $23.00 per share. DeCrane Aircraft loaned one-half of the purchase price for such shares to those members with interest at applicable federal rates. The loans are repayable out of the proceeds from the sale of such stock and are secured by such stock.

    In December 1999, management purchased 171,295 shares of DeCrane Holdings common stock for $23.00 per share. The total purchase price was $3.9 million, of which one-half was paid in cash at closing and one-half was loaned to management by DeCrane Aircraft with interest at applicable federal rates. The loans are repayable out of the proceeds from the sale of such stock and are secured by such stock.

    The following table sets forth all indebtedness owed to us by our executive officers and directors which individually exceed $60,000 as required by the rules of the Securities and Exchange Commission. All indebtedness set forth below results from the above-described purchases of DeCrane Holdings preferred and common stock and is payable to DeCrane Aircraft. The indebtedness, plus accrued interest, is payable upon the sale of the DeCrane Holdings stock held as collateral for each of the loans. See "Management" for information regarding each individual's relationship with DeCrane Aircraft and DeCrane Holdings.

                                                                              TOTAL INDEBTEDNESS TO DECRANE AIRCRAFT
                                            NUMBER OF SHARES                         AS OF DECEMBER 31, 1999
                                          HELD AS COLLATERAL(A)              ----------------------------------------
                                          ---------------------   INTEREST                    ACCRUED
NAME                                      PREFERRED    COMMON     RATE(B)    PRINCIPAL(C)   INTEREST(D)    TOTAL(E)
----                                      ---------   ---------   --------   ------------   -----------   -----------
R. Jack DeCrane.........................      --       56,521       5.74%      $649,991       $1,124       $651,115
Charles H. Becker.......................      --       17,391       5.74        199,996          346        200,342
Richard J. Kaplan.......................      --       21,739       5.74        249,998          432        250,430
Jeffrey A. Nerland......................      --        6,521       5.74         74,991          130         75,121
Jeffrey F. Smith........................      --        8,695       5.74         99,992          173        100,165
Dr. Robert J. Hermann...................     714       13,184        (f)        145,664        5,375        151,039
Dr. Paul G. Kaminski....................     714       13,184        (f)        145,664        5,375        151,039

------------------------

(a) Reflects the number of shares of DeCrane Holdings preferred and common stock held by DeCrane Aircraft as collateral for the loans.

(b) Reflects the applicable federal rate of interest charged on the loans. Interest is compounded annually.

(c) Reflects the original principal amount of the loans.

(d) Reflects accrued interest payable through December 31, 1999.

(e) Reflects the maximum amount of indebtedness during the year ended December 31, 1999.

(f) Loans in the principal amount of $104,000 are at 4.33% and loans in the principal amount of $41,664 are at 5.54%.

                            DESCRIPTION OF WARRANTS

    The warrants have been issued pursuant to a warrant agreement between DeCrane Holdings and State Street Bank and Trust Company, as warrant agent, a copy of which is available as set forth above under "Business--Where You Can Get More Information."

GENERAL

    There are 100,000 warrants outstanding. Each warrant, when exercised, will entitle the holder thereof to receive 1.55 fully paid and non-assessable shares of DeCrane Holdings common stock, at an exercise price of $23.00 per share. The exercise price and the number of warrant shares are both subject to adjustment in special cases described below. The holders of all of the warrants would be entitled, in the aggregate, to purchase shares of common stock representing approximately 5% of common stock on a fully diluted basis on the date of this prospectus, assuming exercise of all outstanding warrants issued by DeCrane Holdings, including the separately-issued DLJ warrants. Unless exercised, the warrants will automatically expire at 5:00 p.m. New York City time on September 30, 2008.

    The warrants may be exercised by surrendering to us the warrant certificates evidencing the warrants to be exercised with the accompanying form of election to purchase properly completed and executed, together with payment of the exercise price. Payment of the exercise price may be made in cash in United States dollars by wire transfer or by certified or official bank check to the order of DeCrane Holdings. Upon surrender of the warrant certificate and payment of the exercise price, we will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole warrant shares to which the holder is entitled. If less than all of the warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of warrants. Holders of warrants will be able to exercise their warrants only if a registration statement relating to the warrant shares underlying the warrants is then in effect, or the exercise of such warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants or other persons to whom it is proposed that warrant shares be issued on exercise of the warrants reside.

    No fractional warrant shares will be issued upon exercise of the warrants. DeCrane Holdings will pay to the holder of the warrant at the time of exercise an amount in cash equal to the current market value of any such fractional warrant shares less a corresponding fraction of the exercise price.

    The holders of the warrants will have no right to vote on matters submitted to the stockholders of DeCrane Holdings and will have no right to receive dividends. The holders of the warrants will not be entitled to share in the assets of DeCrane Holdings in the event of liquidation, dissolution or the winding up of DeCrane Holdings. In the event a bankruptcy or reorganization is commenced by or against DeCrane Holdings, a bankruptcy court may hold that unexercised warrants are executory contracts which may be subject to rejection by DeCrane Holdings with approval of the bankruptcy court, and the holders of the warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of any such bankruptcy case than they would be entitled to if they had exercised their warrants prior to the commencement of any such case.

ADJUSTMENTS

    The number of warrant shares purchasable upon exercise of the warrants and the exercise price will be subject to adjustment in some events including:

    - the payment by DeCrane Holdings of dividends and other distributions on the common stock in common stock,

    - subdivisions, combinations and reclassifications of the common stock,

    - the issuance to all holders of common stock of rights, options or warrants entitling them to subscribe for common stock or securities convertible into, or exchangeable or exercisable for, common stock at a price which is less than the Fair Market Value, as defined below, per share of common stock,

    - some distributions to all holders of common stock of any of DeCrane Holdings' assets or debt securities or any rights or warrants to purchase any such securities, excluding those rights and warrants referred to in the preceding bullet point,

    - the issuance of shares of common stock for consideration per share less than the then Fair Market Value per share of common stock, excluding securities issued in transactions referred to in the first four bullet points above or the next bullet point below, and subject to exceptions,

    - the issuance of securities convertible into or exchangeable for common stock for a conversion or exchange price plus consideration received upon issuance less than the then Fair Market Value per share of common stock at the time of issuance of such convertible or exchangeable security, excluding securities issued in transactions referred to in the first four bullet points above, and

    - other events that could have the effect of depriving holders of the warrants of the benefit of all or a portion of the purchase rights evidenced by the warrants.

    Adjustments to the exercise price will be calculated to the nearest cent. No adjustment need be made for any of the foregoing transactions if warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice and on which other holders of common stock participate in the transaction.

The following defined terms are used above:

      "FAIR MARKET VALUE" per security, at any date of determination, means

           (1) in connection with a sale to a party that is not an affiliate of DeCrane Holdings in an arm's-length transaction, a "Non-Affiliate Sale," the price per security at which such security is sold, and

           (2) in connection with any sale to an affiliate of DeCrane Holdings,

               (a) the last price per security at which such security was sold in a Non-Affiliate Sale within the three-month period preceding such date of determination or

               (b) if clause (a) is not applicable, the fair market value of such security determined in good faith by a majority of the board of directors of DeCrane Holdings, including a majority of the Disinterested Directors, as defined below, and approved in a board resolution delivered to the warrant agent, or a nationally recognized investment banking, appraisal or valuation firm, which is not an affiliate of DeCrane Holdings, in each case, taking into account, among all other factors deemed relevant by the board of directors or such investment banking, appraisal or valuation firm, the trading price and volume of such security on any national securities exchange or automated quotation system on which such security is traded.

      "DISINTERESTED DIRECTOR" means, in connection with any issuance of securities that gives rise to a determination of the Fair Market Value thereof, each member of the board of directors of DeCrane Holdings who is not an officer, employee, director or other Affiliate of the party to whom DeCrane Holdings is proposing to issue the securities giving rise to such determination.

    No adjustment in the exercise price will be required unless such adjustment would require an increase or decrease of at least one percent in the exercise price; PROVIDED, HOWEVER, that any adjustment that is not made will be carried forward and taken into account in any subsequent adjustment. In the case of some types of consolidations or mergers of DeCrane Holdings, or the sale of all or substantially all of the assets of DeCrane Holdings to another corporation,

    - each warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the warrants been exercised immediately prior thereto, and

    - the person formed by or surviving any such consolidation or merger, if other than DeCrane Holdings, or to which such sale shall have been made will assume the obligations of DeCrane Holdings under the warrant agreement.

RESERVATION OF SHARES

    DeCrane Holdings has authorized and reserved for issuance and will at all times reserve and keep available such number of shares of common stock as will be issuable upon the exercise of all outstanding warrants. Such shares of common stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

AMENDMENT

    From time to time, DeCrane Holdings and the warrant agent, without the consent of the holders of the warrants, may amend or supplement the warrant agreement for some purposes, including curing defects or inconsistencies or making any change that does not adversely affect the legal rights of any holder. Any amendment or supplement to the warrant agreement that adversely affects the legal rights of the holders of the warrants will require the written consent of the holders of a majority of the then outstanding warrants, excluding warrants held by DeCrane Holdings or any of its affiliates. The consent of each holder of the warrants affected will be required for any amendment pursuant to which the exercise price would be increased or the number of warrant shares purchasable upon exercise of warrants would be decreased, other than pursuant to adjustments provided in the warrant agreement.

ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the warrant agreement and warrant registration rights agreement without charge by writing to DeCrane Holdings at 2361 Rosecrans Avenue, Suite 180, El Segundo, California 90245.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    DeCrane Holdings is authorized to issue an aggregate of 4,500,000 shares of common stock, par value $.01 per share, of which 3,571,827 are outstanding and owned by 33 shareholders, excluding shares reserved for issuance upon exercise of the 155,000 warrants described in this prospectus, 150,000 warrants outstanding and issued to DLJ affiliates and 400,869 management incentive stock options. DeCrane Holdings is authorized to issue up to 2,500,000 shares of preferred stock, par value $.01 per share, in one or more series, of which 342,417 are outstanding. There is no existing trading market for either the common or preferred stock. The following is a summary of the rights and privileges pertaining to the common stock and preferred stock. For a full description of the capital stock, reference is made to DeCrane Holdings' certificate of incorporation currently in effect, a copy of which is available from DeCrane Holdings. See "Where You Can Get More Information" at the end of the "Business" section.

COMMON STOCK

    VOTING RIGHTS

    The holders of common stock are entitled to one vote per share on all matters submitted for action by the shareholders. There is no provision for cumulative voting with respect to the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect the board of directors and determine most matters on which stockholders are entitled to vote. Pursuant to the Investors' Agreement, the shareholders who are party to such agreement have agreed to vote their shares to cause the DLJ affiliates owing common stock of DeCrane Holdings to select all six of DeCrane Holdings' directors. See "Related Party Transactions."

    DIVIDEND RIGHTS

    Holders of common stock are entitled to share equally, share for share, if dividends are declared on common stock, whether payable in cash, property or securities of DeCrane Holdings.

    LIQUIDATION RIGHTS

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of DeCrane Holdings, after payment has been made from the funds available therefore to the holders of preferred stock, if any, for the full amount to which they are entitled, the holders of the shares of common stock are entitled to share equally, share for share, in the assets available for distribution. Holders of common stock have no conversion, redemption or preemptive rights.

PREFERRED STOCK

    The board of directors of DeCrane Holdings has authorized the designation of 1,360,000 shares of 14% Senior Exchangeable Redeemable Preferred Stock due 2009, par value $0.01 per share, of which 342,417 shares have been issued and are outstanding. Holders of the DeCrane Holdings preferred stock are entitled to receive, when, as and if declared by the board of directors, dividends at a rate equal to 14% per annum, subject to increases of 0.25% for each quarter that no dividend is paid, up to a maximum of an additional 5%. Prior to September 30, 2003, dividends are not paid in cash but instead accrete in liquidation value. Shares have a liquidation preference of $100, subject to increase through accretion, plus accrued and unpaid cash dividends. The DeCrane Holdings preferred stock is mandatorily redeemable on August 28, 2009 and is redeemable at DeCrane Holdings' option:

    - prior to September 30, 2001 with the net cash proceeds of public equity offerings at a redemption price equal to 114% of liquidation value plus accrued and unpaid cash dividends,

    - on or after September 30, 2003, at a redemption price equal to the 107% of liquidation value plus accrued and unpaid cash dividends,

    - on or after September 30, 2004 at a redemption price of 104.667% of liquidation value plus accrued and unpaid cash dividends,

    - on or after September 30, 2005 at a redemption price of 102.333% of liquidation value plus accrued and unpaid cash dividends,

    - on or after September 30, 2006 at a redemption price of 100.000% of liquidation value plus accrued and unpaid cash dividends, or

    - in the event of a change of control, as defined in the Certificate of Designation for the preferred stock, at a redemption price equal to the present value of all remaining dividends, premium and liquidation value payments that would become due on the DeCrane Holdings preferred stock as if the DeCrane Holdings preferred stock was to remain outstanding and be redeemed on September 30, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points.

    Upon the occurrence of a change of control, each holder will have the right to require DeCrane Holdings to repurchase all or any part of such holder's DeCrane Holdings preferred stock at an offer price equal to 101% of the liquidation preference thereof plus accrued and unpaid cash dividends. Holders of the DeCrane Holdings preferred stock are not entitled to voting rights; PROVIDED that DeCrane Holdings has agreed that it will not amend or modify its charter so as to adversely affect the holders of the DeCrane Holdings preferred stock or create, authorize or issue securities prior to or on a par with the DeCrane Holdings preferred stock without the consent of the holders thereof. In addition, if and whenever

    - four consecutive or any six quarterly dividend payments are not made,

    - DeCrane Holdings fails to fulfill its obligations to redeem the DeCrane Holdings preferred stock on August 28, 2009 or in the event of a change of control,

    - DeCrane Holdings makes any payments on the Common Stock or other security ranking junior to or on parity with the DeCrane Holdings preferred stock in violation of the Certificate of Designations, or

    - DeCrane Holdings amends its charter or creates parity or prior securities in violation of the Certificate of Designations,

the number of directors will be increased by two and the holders of the DeCrane Holdings preferred stock will be entitled to elect the additional directors until such violation is remedied.

    We may, at our option, at any time on any dividend payment date so long as no shares are held by any DLJ affiliate, exchange the shares of DeCrane Holdings preferred stock for 14% senior subordinated exchange debentures of DeCrane Holdings due September 30, 2009. Those exchange debentures will be subordinated to all senior debt of DeCrane Holdings and will contain customary covenants and events of default, including covenants that limit the ability of DeCrane Holdings and its subsidiaries to incur debt, pay dividends and acquire or make equity investments in other companies.

    In addition, we may issue additional shares of preferred stock from time to time in one or more series and with such designations and preferences for each series as shall be stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. The board of directors is authorized by our Certificate of Incorporation to determine the voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without shareholder approval, may issue preferred stock with voting and other rights that could adversely affect all of the rights of the holders of the common stock and could have antitakeover effects. We have no present plans to issue any additional shares of preferred stock. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of DeCrane Holdings or the removal of existing management.

SECTION 203 OF DELAWARE GENERAL CORPORATION LAW

    DeCrane Holdings is a Delaware corporation and subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination," as defined in Section 203, with a Delaware corporation for three years following the date such person became an interested stockholder, subject to some exceptions such as transactions done with the approval of the board of directors and of the holders of at least two-thirds of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision would be expected to have an anti-takeover effect, including possibly discouraging takeover attempts that might result in a premium over the market price for the shares of DeCrane Holdings common stock.

DLJ WARRANTS

    Each of the 150,000 warrants issued to affiliates of DLJ Merchant Banking entitles the holder thereof to purchase one share of common stock of DeCrane Holdings at an exercise price of not less than $0.01 per share subject to customary antidilution provisions, which differ in some respects than those contained in the warrants which are the subject of this prospectus, and other customary terms. The DLJ warrants are exercisable at any time prior to 5:00 p.m., New York time, on August 28, 2009. The exercise of the DLJ warrants also is subject to applicable federal and state securities laws.

    The holders of the DLJ warrants are entitled to request six demand registrations with respect to the DLJ warrants, together with all or any portion of any preferred stock and the common stock owned by them, which rights will be immediately exercisable, subject to customary deferral and cutback provisions. In addition, the holders of the DLJ warrants are entitled to unlimited piggyback registration rights with respect to such warrants, subject to customary cutback provisions.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the DeCrane Holdings common stock is the Secretary of DeCrane Holdings.

                        FEDERAL INCOME TAX CONSEQUENCES

    This section is a summary of federal income tax considerations relevant to the offered securities. It is not a complete analysis of all potential tax effects. We have not considered foreign or state taxes, gift taxes or gift taxes, among other things, and your individual tax liabilities and consequences also depend on your own circumstances. We based this summary on U.S. federal tax law, regulations, pronouncements and judicial decisions now in effect. All of the laws and rules may change, and changes can be made retroactively as well.

    YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO YOU OF PARTICIPATING IN THIS EXCHANGE OFFER.

    The registration of existing warrants as contemplated by this prospectus should not be a taxable event. However, dividends paid on common stock received upon the exercise of a warrant will be taxed as ordinary income.

U.S. HOLDERS

    As used herein, the term "U.S. holder" means a beneficial owner of an offered security that for United States federal income tax purposes is a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or of any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

    A U.S. holder will generally not recognize any gain or loss upon exercise of any warrants (except with respect to any cash received in lieu of a fractional warrant share). A U.S. holder will have an initial tax basis in the warrant shares received on exercise of the warrants equal to the sum of its tax basis in the warrants and the aggregate cash exercise price, if any, paid in respect of such exercise. A U.S. holder's holding period in such warrant shares will commence on the day after the warrants are exercised.

    If a warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to its tax basis in the warrant. Upon the sale or exchange of a warrant, a U.S. holder will generally recognize a capital gain or loss equal to the difference, if any, between the amount realized on such sale or exchange and the U.S. holder's tax basis in such warrant. Such capital gain or loss will be long-term capital gain or loss if, at the time of such sale or exchange, the warrant has been held for more than one year.

    BACKUP WITHHOLDING AND INFORMATION REPORTING

    Some noncorporate U.S. holders may be subject to backup withholding at a rate of 31% dividends received with respect to, and the proceeds of a disposition of, warrant shares. Backup withholding will apply only if the U.S. holder

    - fails to furnish its Taxpayer Identification Number which, in the case of an individual, is his or her social security number,

    - furnishes an incorrect number,

    - is notified by the IRS that it has failed to properly report payments of interest or dividends or

    - under some circumstances, fails to certify, under penalty of perjury, that it has furnished a correct Tax Identification Number and has not been notified by the IRS that it is subject to backup withholding. U.S. holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable. The amount of any backup withholding from a payment to a U.S. holder is not an additional tax and is allowable as a credit against such U.S. holder's United States federal income tax liability and may entitle such U.S. holder to a refund, PROVIDED that the required information is furnished to the IRS.

NON-U.S. HOLDERS

    "Non-U.S. holder" means an owner of an offered security that is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

    Under present United States federal tax law, and subject to the discussion below concerning backup withholding:

    - Dividends paid to a non-U.S. holder of warrant shares, and after December 31, 1999, any deemed dividends resulting from some kinds of adjustments to the number of warrant shares to be issued on exercise of a warrant, generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

    - A non-U.S. holder of a warrant or warrant shares will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such warrant or warrant shares, unless

       - such holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and either the gain is attributable to an office or other fixed place of business maintained by such individual in the United States or, generally, such individual has a "tax home" in the United States,

       - such gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States, or

       - the warrant or warrant share was a "United States Real Property Interest" as defined in Section 897(c)(1) of the Internal Revenue Code at any time during the five year period prior to the sale or exchange or at any time during the time that the non-U.S. holder held such warrant or warrant share, whichever time was shorter.

       A warrant or warrant share would be a United States Real Property Interest only if, at any time during the five years prior to the sale or exchange of such warrant or warrant share, or at any time during the period that the non-U.S. holder held such warrant or warrant share, whichever time was shorter, DeCrane Holdings had been a "United States real property holding corporation" as defined in Section 897(c)(2) of the Internal Revenue Code and the non-U.S. holder directly or constructively had owned more than 5% of such series of common stock. We do not believe that the foregoing was or is likely to become the case regarding DeCrane Holdings.

- An individual non-U.S. holder who is treated as the owner of, or has made some specific types of lifetime transfers of, an interest in a warrant or warrant shares will be required to include the value thereof in his gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

    Currently, for purposes of determining whether tax is to be withheld at a 30% rate or at a reduced treaty rate, we ordinarily will presume that dividends paid on or before December 31, 1999 to an address in a foreign country are paid to a resident of such country, unless we know that such presumption is not warranted. Under Treasury Regulations effective for payments after December
31, 1999, non-U.S. holders will be required to satisfy applicable certification requirements to claim treaty benefits.

    If a non-U.S. holder of a warrant or warrant share is engaged in a trade or business in the United States, and if dividends with respect to warrant shares or gain realized on the sale, exchange or other disposition of warrants or warrant shares is effectively connected with the conduct of such trade or business, the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on such effectively connected income in the same manner as if it were a U.S. Holder. See "--U.S. Holders" above. In lieu of the certificate described in the preceding paragraph, such a holder will be required to provide to the withholding agent a properly executed IRS Form 4224 on or after January 1, 2000, a Form W-8, to claim an exemption from withholding tax. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to a 30% branch profits tax, unless reduced or eliminated by an applicable treaty, on its earnings and profits for the taxable year attributable to such effectively connected income, subject to several adjustments.

    BACKUP WITHHOLDING AND INFORMATION REPORTING

    Backup withholding, described above under "--U.S. Holders--Backup Withholding and Information Reporting," generally will not apply to dividends paid on or before December 31, 1999 to a non-U.S. holder at an address outside the United States, PROVIDED that DeCrane Holdings or its paying agent does not have actual knowledge that the payee is a United States person. Under Treasury Regulations effective for payments made after December 31, 1999, however, a non-U.S. holder will be subject to backup withholding unless applicable certification requirements are met.

    Under current Treasury Regulations, payments on the sale, exchange or other disposition of a warrant or warrant share made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is

    - a United States person,

    - a controlled foreign corporation for United States federal income tax purposes,

    - a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or

    - in the case of payments made after December 31, 1999, a foreign partnership which has some specific types of connections to the United States,

then information reporting, but not backup withholding, will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and several other conditions are met, or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

    Non-U.S. holders of warrants or warrant shares should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules is not an additional tax and is allowable as a credit against such holder's United States federal income tax liability, if any, or may entitle such holder to a refund, if the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    This prospectus is to be used in connection with offers and sales of the offered securities by the holders thereof from time to time. DLJ Securities Corporation may act as a principal or agent for one party when acting as principal or as agent for both parties, and may receive compensation in the form of discounts and commissions, including from both parties when it acts as agent for both. Those sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

    DLJ Merchant Banking Partners II, L.P. and several of its affiliates beneficially own approximately 83.7% of the common stock of DeCrane Holdings, on a fully diluted basis assuming exercise of all outstanding warrants and options. Thompson Dean, Susan C. Schnabel and Timothy J. White, each of whom is a principal of DLJ Merchant Banking, are members of the Board of Directors of DeCrane Holdings. DLJ Capital Funding, Inc. acted as syndication agent in connection with the bank credit facility of DeCrane Aircraft, for which it received customary fees and expenses. DLJ Bridge Finance Inc. purchased the bridge notes which were refinanced by the initial offering of DeCrane Aircraft's 12% Series A Senior Subordinated Notes due 2008, for which it received customary fees and expenses. DLJ Securities Corporation acted as dealer/manager in connection with the tender offer in the DLJ acquisition, as arranger in connection with the bank credit facility, and as the initial purchaser of the old notes, and is the financial advisor to DeCrane Holdings and DeCrane Aircraft. DLJ Merchant Banking, DLJ Capital Funding, Inc. and DLJ Bridge Finance, Inc. are affiliates of DLJ Securities Corporation.

    We will not receive any proceeds from any sales of the warrants or any warrant shares.

    DLJ Securities Corporation has, from time to time, provided investment banking and other financial advisory services to us, for which it has received customary compensation, and will provide such services and financial advisory services to us in the future. DLJ Securities Corporation was the initial purchaser in the initial offering of the old notes and received an underwriting discount of approximately $3.3 million in connection therewith. See "Related Party Transactions."

    We have entered into a warrant registration rights agreement with DLJ Securities Corporation regarding the use by DLJ of this prospectus. Pursuant to such agreement, we have agreed to bear all registration expenses incurred under that agreement, and to indemnify DLJ Securities Corporation against some liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the warrants offered hereby was passed upon for DeCrane Holdings by Spolin & Silverman LLP, Santa Monica, California and Davis, Polk & Wardwell, New York, New York.

                                    EXPERTS

    The following financial statements included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting:

    - the consolidated balance sheets as of December 31, 1998 and the consolidated statements of operations, of stockholders' equity and of cash flows for the four months ended December 31, 1998 of DeCrane Holdings, Co., the consolidated balance sheet as of December 31, 1997 and the consolidated statements of operations, of stockholders' equity and of cash flows for the years ended December 31, 1996 and 1997 and the eight months ended August 31, 1998 of DeCrane Aircraft Holdings, Inc., the predecessor to DeCrane Holdings, Co.;

    - the balance sheets as of September 30, 1996 and 1997 and the statements of income, of stockholder's equity and of cash flows for each of the three years in the period ended September 30, 1997 of Avtech Corporation;

    - the consolidated balance sheets as of June 30, 1997 and 1998 and the consolidated statements of operations, of stockholders' equity and of cash flows for the years then ended of PATS, Inc.;

    - the balance sheets as of December 31, 1997 and 1998 and the statements of income, of stockholders' equity and of cash flows for the years then ended of Custom Woodwork & Plastics, Inc.; and

    - the balance sheets as of December 31, 1998 and September 30, 1999 and the statements of income, of partners' equity and of cash flows for the year ended December 31, 1998 and the nine months ended September 30, 1999 of The Infinity Partners, Ltd.

    The following financial statements included in this prospectus have been so included in reliance on the report of Baird, Kurtz & Dobson, independent accountants, given on the authority of said firm as experts in auditing and accounting:

    - the consolidated balance sheets as of December 31, 1997 and 1998 and the consolidated statements of income, stockholders' equity and cash flows for the period from June 12, 1997 to December 31, 1997 and the year ended December 31, 1998 of PPI Holdings, Inc., and the consolidated statements of income, stockholders' equity and cash flows for the year ended December 31, 1996 and for the period from January 1, 1997 to June 11, 1997 of Precision Pattern Inc., the predecessor to PPI Holdings, Inc.; and

    - the balance sheets as of December 31, 1997 and 1998 and the statements of income, of stockholders' equity and of cash flows for the years then ended of PCI NewCo, Inc.

            INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

                                                                PAGE
                                                              --------
Basis of Presentation.......................................    P-2
Unaudited Pro Forma Consolidated Balance Sheet as of
  September 30, 1999........................................    P-3
Unaudited Pro Forma Consolidated Statement of Operations for
  the:
  Twelve months ended September 30, 1999....................    P-4
  Year ended December 31, 1998..............................    P-5
  Nine months ended September 30, 1998......................    P-6
  Nine months ended September 30, 1999......................    P-7
Notes to Unaudited Pro Forma Consolidated Financial Data....    P-8

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                             BASIS OF PRESENTATION

    The following unaudited pro forma consolidated financial data for DeCrane Holdings is based on our historical financial statements adjusted to reflect:

    - our 1998 acquisition of DeCrane Aircraft in connection with the DLJ acquisition;

    - our 1998 Avtech and Dettmers acquisitions;

    - our 1999 PATS, PPI and Custom Woodwork acquisitions, which were completed prior to September 30, 1999; and

    - our 1999 PCI NewCo, International Custom Interiors and Infinity acquisitions, which were completed subsequent to September 30, 1999.

    For additional information on the 1998 acquisitions, see the notes to our audited 1998 consolidated financial statements included elsewhere in this prospectus. For additional information on the 1999 acquisitions, see the notes to our unaudited 1999 consolidated financial statements included elsewhere in this prospectus.

    Unaudited pro forma consolidated statements of operations are presented for the twelve months ended September, 30, 1999, the year ended December 31, 1998 and the nine months ended September 30, 1998 and 1999. The statements reflect the DLJ acquisition and all of our acquisitions as if they had occurred as of January 1, 1998. The unaudited pro forma consolidated balance sheet reflects the PCI NewCo, International Custom Interiors and Infinity acquisitions as of September 30, 1999; all of the 1998 acquisitions and the 1999 PATS, PPI and Custom Woodwork acquisitions had occurred by that date and are therefore reflected in our historical balance sheet.

    The pro forma adjustments are based upon available information and assumptions management believes are reasonable under the circumstances. The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with our historical audited and unaudited financial statements and related notes and the historical audited financial statements and related notes of the companies we acquired included elsewhere in this prospectus. The pro forma financial data does not purport to represent what our actual results of operations or actual financial position would have been if the transactions described above in fact occurred on such dates or to project our results of operations or financial position for any future period or date.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999

                                                                COMPANIES ACQUIRED SUBSEQUENT
                                                 DECRANE           TO SEPTEMBER 30,1999(2)
                                                HOLDINGS        ------------------------------
                                              HISTORICAL(1)     HISTORICAL(3)     ADJUSTMENTS      PRO FORMA
                                              -------------     -------------     ------------     ---------
                                                                  (DOLLARS IN THOUSANDS)
ASSETS

Current assets
  Cash and cash equivalents.................     $  3,139          $1,182           $    209 (4)   $  4,530
  Accounts receivable, net..................       40,074           3,634                 --         43,708
  Inventories...............................       51,290           2,197                111 (5)     53,598
  Deferred income taxes.....................        2,916              --                 --          2,916
  Prepaid expenses and other current
    assets..................................        2,847           1,233             (1,128)(6)      2,952
                                                 --------          ------           --------       --------
    Total current assets....................      100,266           8,246               (808)       107,704
                                                 --------          ------           --------       --------

Property and equipment, net.................       36,531           1,431                 --         37,962
                                                 --------          ------           --------       --------

Other assets, principally intangibles, net
  Goodwill and other intangibles............      309,729              --             23,513 (7)    333,242
  Deferred financing costs..................       10,699              --              1,700 (8)     12,399
  Other assets..............................        1,174               3                 --          1,177
                                                 --------          ------           --------       --------
    Net other assets, principally
      intangibles...........................      321,602               3             25,213        346,818
                                                 --------          ------           --------       --------

      Total assets..........................     $458,399          $9,680           $ 24,405       $492,484
                                                 ========          ======           ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Short-term borrowings.....................     $    401          $   --           $     --       $    401
  Current portion of long-term
    obligations.............................        3,682             660                 20 (9)      4,362
  Accounts payable..........................        8,749             764                 --          9,513
  Accrued expenses..........................       23,546           1,396                 --         24,942
  Income taxes payable......................        4,638             298                 --          4,936
                                                 --------          ------           --------       --------
    Total current liabilities...............       41,016           3,118                 20         44,154
                                                 --------          ------           --------       --------

Long-term obligations
  Senior revolving credit facility..........       13,500              --            (13,500)(10)        --
  Senior term facility......................      165,950              --             44,350 (10)   210,300
  Senior subordinated notes.................      100,000              --                 --        100,000
  Other long-term obligations...............        1,644             772               (675)(10)     1,741
                                                 --------          ------           --------       --------
    Total long-term obligations.............      281,094             772             30,175        312,041
                                                 --------          ------           --------       --------

Deferred income taxes.......................       21,522              --                 --         21,522
Other long-term liabilities.................        4,904              --                 --          4,904
Mandatorily redeemable preferred stock......       39,785              --                 --         39,785

Stockholders' equity........................       70,078           5,790             (5,790)(11)    70,078
                                                 --------          ------           --------       --------

      Total liabilities and stockholders'
        equity..............................     $458,399          $9,680           $ 24,405       $492,484
                                                 ========          ======           ========       ========

   See accompanying Notes to Unaudited Pro Forma Consolidated Financial Data.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED SEPTEMBER 30, 1999

                                                                  ACQUISITION ADJUSTMENTS (13)
                                                  DECRANE         ----------------------------
                                                  HOLDINGS        HISTORICAL
                                               HISTORICAL(12)     RESULTS(14)     ADJUSTMENTS      PRO FORMA
                                               --------------     -----------     ------------     ---------
                                                                  (DOLLARS IN THOUSANDS)
Revenues.....................................     $222,180          $73,095         $   (382)(15)  $294,893
Cost of sales................................      149,740           49,741           (5,277)(16)   194,204
                                                  --------          -------         --------       --------

    Gross profit.............................       72,440           23,354            4,895        100,689

Selling, general and administrative
  expenses...................................       34,611            6,009               --         40,620
Nonrecurring charges.........................           --              262             (262)(18)        --
Nonrecurring bonuses and employment contract
  termination expenses.......................           --              360             (360)(19)        --
Amortization of intangible assets............       11,852              209            2,864 (21)    14,925
                                                  --------          -------         --------       --------

    Operating income.........................       25,977           16,514            2,653         45,144

Interest expense.............................       24,986              516            7,917 (22)    33,419
Other income.................................         (157)             (24)              --           (181)
                                                  --------          -------         --------       --------

Income (loss) before provision for income
  taxes and extraordinary item...............        1,148           16,022           (5,264)        11,906

Provision for income taxes (benefit).........          507             (287)           6,984 (24)     7,204
                                                  --------          -------         --------       --------

Income (loss) before extraordinary item
  (25).......................................     $    641          $16,309         $(12,248)      $  4,702
                                                  ========          =======         ========       ========

   See accompanying Notes to Unaudited Pro Forma Consolidated Financial Data.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                                                 ACQUISITION ADJUSTMENTS (13)
                                                                 ----------------------------
                                                  DECRANE        HISTORICAL
                                                HOLDINGS(12)     RESULTS(14)     ADJUSTMENTS      PRO FORMA
                                                ------------     -----------     ------------     ---------
                                                                  (DOLLARS IN THOUSANDS)
Revenues......................................    $150,433        $118,495         $   (458)(15)  $268,470
Cost of sales.................................     102,840          81,494              541 (16)   184,875
                                                  --------        --------         --------       --------

    Gross profit (loss).......................      47,593          37,001             (999)        83,595

Selling, general and administrative
  expenses....................................      25,993          13,650           (1,728)(17)    37,915
Nonrecurring charges..........................       3,632           1,479           (5,111)(18)        --
Nonrecurring bonuses and employment contract
  termination expenses........................          --           4,072           (4,072)(19)        --
ESOP contribution.............................          --             530             (530)(20)        --
Amortization of intangible assets.............       4,495             328           10,151 (21)    14,974
                                                  --------        --------         --------       --------

    Operating income..........................      13,473          16,942              291         30,706

Interest expense..............................       9,217           1,354           24,580 (22)    35,151
Other expenses (income).......................       1,182             (35)            (600)(23)       547
                                                  --------        --------         --------       --------

Income (loss) before provision for income
  taxes and extraordinary item................       3,074          15,623          (23,689)        (4,992)

Provision for income taxes (benefit)..........         224             578             (415)(24)       387
                                                  --------        --------         --------       --------

Income (loss) before extraordinary item
  (25)........................................    $  2,850        $ 15,045         $(23,274)      $ (5,379)
                                                  ========        ========         ========       ========

   See accompanying Notes to Unaudited Pro Forma Consolidated Financial Data.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                    ACQUISITION ADJUSTMENTS(13)
                                                                   -----------------------------
                                                  DECRANE          HISTORICAL
                                                HOLDINGS(12)       RESULTS(14)       ADJUSTMENTS       PRO FORMA
                                                ------------       -----------       -----------       ---------
                                                                      (DOLLARS IN THOUSANDS)
Revenues......................................    $106,089            $91,191          $   (377)(15)   $196,903
Cost of sales.................................      71,181             63,474             3,911 (16)    138,566
                                                  --------            -------          --------        --------
    Gross profit (loss).......................      34,908             27,717            (4,288)         58,337
Selling, general and administrative
  expenses....................................      18,889             11,402            (1,728)(17)     28,563
Nonrecurring charges..........................       3,632              1,417            (5,049)(18)      --
Nonrecurring bonuses and employment contract
  termination expenses........................      --                  3,832            (3,832)(19)      --
ESOP contribution.............................      --                    530              (530)(20)      --
Amortization of intangible assets.............       2,149                243             8,840 (21)     11,232
                                                  --------            -------          --------        --------
    Operating income (loss)...................      10,238             10,293            (1,989)         18,542
Interest expense..............................       4,115                992            21,503 (22)     26,610
Other expenses (income).......................       1,028                (40)             (600)(23)        388
                                                  --------            -------          --------        --------
Income (loss) before provision for income
  taxes and extraordinary item................       5,095              9,341           (22,892)         (8,456)
Provision for income taxes (benefit)..........       2,386                 38            (3,937)(24)     (1,513)
                                                  --------            -------          --------        --------
Income (loss) before extraordinary item
  (25)........................................    $  2,709            $ 9,303          $(18,955)       $ (6,943)
                                                  ========            =======          ========        ========

   See accompanying Notes to Unaudited Pro Forma Consolidated Financial Data.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                      ACQUISITION ADJUSTMENTS(13)
                                                   DECRANE           -----------------------------
                                                   HOLDINGS          HISTORICAL
                                                HISTORICAL(12)       RESULTS(14)       ADJUSTMENTS       PRO FORMA
                                                --------------       -----------       -----------       ---------
                                                                        (DOLLARS IN THOUSANDS)
Revenues......................................     $177,836             $45,791          $  (301)(15)    $223,326
Cost of sales.................................      118,081              31,721           (1,907)(16)     147,895
                                                   --------             -------          -------         --------
    Gross profit..............................       59,755              14,070            1,606           75,431
Selling, general and administrative
  expenses....................................       27,507               3,761           --               31,268
Nonrecurring charges..........................      --                      200             (200)(18)       --
Nonrecurring bonuses and employment contract
  termination expenses........................      --                      120             (120)(19)       --
Amortization of intangible assets.............        9,506                 124            1,553 (21)      11,183
                                                   --------             -------          -------         --------
    Operating income..........................       22,742               9,865              373           32,980
Interest expense..............................       19,884                 154            4,840 (22)      24,878
Other income..................................         (311)                (29)          --                 (340)
                                                   --------             -------          -------         --------
Income (loss) before provision for income
  taxes and extraordinary item................        3,169               9,740           (4,467)           8,442
Provision for income taxes (benefit)..........        2,669                (827)           3,462 (24)       5,304
                                                   --------             -------          -------         --------
Income (loss) before extraordinary item.......     $    500             $10,567          $(7,929)        $  3,138
                                                   ========             =======          =======         ========

   See accompanying Notes to Unaudited Pro Forma Consolidated Financial Data.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

 (1) Reflects our financial position subsequent to our 1998 Avtech and Dettmers acquisitions, our 1998 acquisition of DeCrane Aircraft in connection with the DLJ acquisition and our 1999 PATS, PPI and Custom Woodwork acquisitions. Excludes the effect of our PCI NewCo, International Custom Interiors and Infinity acquisitions that occurred subsequent to September 30, 1999 and the effect of an approximate $9.5 million pre-tax charge we will incur in the fourth quarter of 1999 in connection with the Hollingsead and Elsinore Engineering restructuring.

 (2) Reflects our acquisition of the following companies subsequent to September 30, 1999:

     - substantially all of the assets of PCI NewCo on October 6, 1999;

     - all of the common stock of International Custom Interiors on October 8, 1999; and

     - substantially all of the assets of Infinity on December 17, 1999.

     Concurrently with the Infinity acquisition, we also increased our term debt borrowings and repaid borrowings existing under our revolving credit facility. Pro forma sources and uses of funds for the acquisitions and senior term debt borrowings, had they occurred on September 30, 1999, are as follows:

                                                              HISTORICAL   RECLASSIFICATION(C)   PRO FORMA
                                                              ----------   -------------------   ---------
                                                                         (DOLLARS IN THOUSANDS)
    SOURCES:

    Senior credit facility:
      Working capital revolving credit facility (a).........    $   491          $   (491)        $ --
      Acquisition revolving credit facility (a).............     11,500           (11,500)          --
      Term A facility (b)...................................      5,000          --                 5,000
      Term D facility (b)...................................     40,000          --                40,000
                                                                -------          --------         -------
        Total sources.......................................    $56,991          $(11,991)        $45,000
                                                                =======          ========         =======

    USES:

    Purchase of net assets and common stock.................    $28,091          $--              $28,091
    Acquisition fees and expenses...........................      1,500          --                 1,500
    Senior credit facility:.................................
      Acquisition revolving credit facility (c).............     25,000           (11,500)         13,500
      Working capital revolving credit facility (c).........        700              (700)          --
      Financing fees and expenses...........................      1,700          --                 1,700
      Excess cash (c).......................................     --                   209             209
                                                                -------          --------         -------
        Total uses..........................................    $56,991          $(11,991)        $45,000
                                                                =======          ========         =======

------------------------

    (a) Reflects borrowings for our PCI NewCo and International Custom Interiors acquisitions.

    (b) Reflects senior term debt borrowings.

    (c) A portion of the proceeds from the senior term debt borrowings in December 1999 was used to repay then existing working capital revolving credit facility borrowings. The pro forma balance sheet reflects the repayment of $13.5 million of acquisition revolving credit facility borrowings outstanding as of September 30, 1999 and the excess funds as cash.

 (3) Reflects the historical financial position of companies acquired subsequent to September 30, 1999 as follows:

                                                                  INTERNATIONAL
                                                         PCI         CUSTOM
                                                        NEWCO       INTERIORS     INFINITY    TOTAL
                                                       --------   -------------   --------   --------
                                                                   (DOLLARS IN THOUSANDS)
  ASSETS

  Current assets
    Cash and cash equivalents........................   $  410       $  168        $  604     $1,182
    Accounts receivable, net.........................    1,116          494         2,024      3,634
    Inventories......................................      764          341         1,092      2,197
    Prepaid expenses and other current assets........       56          421           756      1,233
                                                        ------       ------        ------     ------
      Total current assets...........................    2,346        1,424         4,476      8,246
                                                        ------       ------        ------     ------
  Property and equipment, net........................      304           80         1,047      1,431
  Other assets.......................................    --               3         --             3
                                                        ------       ------        ------     ------
      Total assets...................................   $2,650       $1,507        $5,523     $9,680
                                                        ======       ======        ======     ======
  LIABILITIES AND STOCKHOLDERS' AND PARTNERS' EQUITY

  Current liabilities
    Current portion of long-term obligations.........   $--          $  228        $  432     $  660
    Accounts payable.................................       94           64           606        764
    Accrued expenses.................................      224           32         1,140      1,396
    Income taxes payable.............................    --             298         --           298
                                                        ------       ------        ------     ------
      Total current liabilities......................      318          622         2,178      3,118
  Other long-term obligations........................    --          --               772        772
  Stockholders' and partners' equity.................    2,332          885         2,573      5,790
                                                        ------       ------        ------     ------
      Total liabilities and equity...................   $2,650       $1,507        $5,523     $9,680
                                                        ======       ======        ======     ======

 (4) Reflects excess cash received in connection with the senior term debt borrowings.

 (5) Reflects the increase in PCI NewCo's inventory to its estimated fair value as of the acquisition date.

 (6) Reflects the elimination of notes receivable not acquired, which were due from former International Custom Interiors stockholders and an Infinity partner.

 (7) Reflects the excess of the PCI NewCo, International Custom Interiors and Infinity purchase prices over the fair value of the assets acquired. For purposes of this pro forma consolidated financial data, we allocated the excess purchase prices to goodwill and amortized the amounts on a straight-line basis over 30 years. Such allocations are preliminary and may change upon completion of the final valuations of the assets acquired.

 (8) Reflects financing fees and expenses for the December 1999 senior term debt borrowings.

 (9) Reflects the net increase in the current portion of our long-term obligations caused by:

     - a $650,000 increase to reflect the current portion of our $45.0 million of senior term debt borrowings; offset by

     - a $630,000 decrease to reflect the elimination of International Custom Interiors and Infinity debt not assumed.

 (10) Reflects the net increase in the long-term portion or our long-term obligations caused by:

     - our $45.0 million of senior term debt borrowings for our PCI NewCo, International Custom Interiors and Infinity acquisitions; offset by

     - the $13.5 million of senior revolving credit facility borrowings repaid; and

     - a $675,000 decrease to reflect the elimination of International Custom Interiors and Infinity debt not assumed.

     The terms of the senior credit facility are described in our historical consolidated financial statements included elsewhere in this prospectus.

 (11) Reflects the elimination of PCI NewCo, International Custom Interiors and Infinity stockholders' and partners' equity upon acquisition.

 (12) For the twelve months and the nine months ended September 30, 1999, reflects our historical results of operations subsequent to our acquisition of DeCrane Aircraft in connection with the DLJ acquisition. For the year ended December 31, 1998, reflects our historical results of operations for the four months ended December 31, 1998 subsequent to our acquisition of DeCrane Aircraft in connection with the DLJ acquisition and the historical results of operations of DeCrane Aircraft, our predecessor, for the eight months ended August 31, 1998 prior to its acquisition by us as summarized in the table below. For the nine months ended September 30, 1998, reflects our historical results of operations for the one month ended September 30, 1998 subsequent to our acquisition of DeCrane Aircraft in connection with the DLJ and the historical results of operations of DeCrane Aircraft, our predecessor, for the eight months ended August 31, 1998 prior its acquisition by us as summarized in the table below. The data was derived from our historical audited and unaudited consolidated financial statements included elsewhere in this prospectus.

                                           YEAR ENDED DECEMBER 31, 1998         NINE MONTHS ENDED SEPTEMBER 30, 1998
                                       -------------------------------------   ---------------------------------------
                                                       EIGHT        TWELVE                       EIGHT         NINE
                                         FOUR         MONTHS        MONTHS         ONE          MONTHS        MONTHS
                                        MONTHS     (PREDECESSOR)     TOTAL        MONTH      (PREDECESSOR)     TOTAL
                                       ---------   -------------   ---------   -----------   -------------   ---------
                                                                   (DOLLARS IN THOUSANDS)
      Revenues.......................   $60,356       $90,077      $150,433      $16,012        $90,077      $106,089
      Cost of sales..................    42,739        60,101       102,840       11,080         60,101        71,181
                                        -------       -------      --------      -------        -------      --------
      Gross profit...................    17,617        29,976        47,593        4,932         29,976        34,908

      Selling, general and
        administrative expenses......    10,274        15,719        25,993        3,170         15,719        18,889
      Nonrecurring charges...........     --            3,632         3,632       --              3,632         3,632
      Amortization of intangible
        assets.......................     3,148         1,347         4,495          802          1,347         2,149
                                        -------       -------      --------      -------        -------      --------
      Operating income...............     4,195         9,278        13,473          960          9,278        10,238
      Interest expense...............     6,867         2,350         9,217        1,765          2,350         4,115
      Other expenses.................       335           847         1,182          181            847         1,028
                                        -------       -------      --------      -------        -------      --------
      Income (loss) before provision
        for income taxes and
        extraordinary item...........    (3,007)        6,081         3,074         (986)         6,081         5,095
      Provision for income taxes
        (benefit)....................    (2,668)        2,892           224         (506)         2,892         2,386
                                        -------       -------      --------      -------        -------      --------
      Income (loss) before
        extraordinary item...........   $  (339)      $ 3,189      $  2,850      $  (480)       $ 3,189      $  2,709
                                        =======       =======      ========      =======        =======      ========

 (13) Reflects the historical results of operations for companies we acquired and adjustments for DLJ's acquisition of us for the periods not included in our historical results.

 (14) Reflects the results of operations of companies we acquired that are not included in our historical results. The results of operations for the companies we acquired are for the periods from the beginning of the period presented to the dates indicated below. For periods subsequent to those dates, their respective results of operations are included in our historical results.

     (a) Avtech--June 25, 1998;

     (b) Dettmers--June 29, 1998;

     (c) PATS--January 21, 1999;

     (d) PPI--April 22, 1999;

     (e) Custom Woodwork--August 4, 1999;

     (f) PCI NewCo--September 30, 1999;

     (g) International Custom Interiors--September 30, 1999; and

     (h) Infinity--September 30, 1999.

     Tables summarizing the acquired companies' results of operations for the twelve months ended September 30, 1999, the year ended December 31, 1998 and the nine months ended September 30, 1998 and 1999 are summarized below.

                                                                                              INTERNATIONAL
                                                                        CUSTOM       PCI         CUSTOM
                                                  PATS       PPI       WOODWORK     NEWCO       INTERIORS     INFINITY
                                                  (C)        (D)         (E)         (F)           (G)          (H)       TOTAL
                                                --------   --------   ----------   --------   -------------   --------   --------
                                                                             (DOLLARS IN THOUSANDS)
      TWELVE MONTHS ENDED SEPTEMBER 30, 1999
      Revenues................................  $10,459    $22,869      $6,133      $8,869       $4,724       $20,041    $73,095
      Cost of sales...........................    8,962     13,261       2,801       6,282        3,531        14,904     49,741
                                                -------    -------      ------      ------       ------       -------    -------
      Gross profit............................    1,497      9,608       3,332       2,587        1,193         5,137     23,354
      Selling, general and administrative
        expenses..............................    1,226      1,659         381         667          504         1,572      6,009
      Nonrecurring charges....................      262         --          --          --           --            --        262
      Nonrecurring bonuses and employment
        contract termination expenses.........      360         --          --          --           --            --        360
      Amortization of intangible assets.......       --        209          --          --           --            --        209
                                                -------    -------      ------      ------       ------       -------    -------
      Operating income (loss).................     (351)     7,740       2,951       1,920          689         3,565     16,514
      Interest expense (income)...............      123        384         (16)          8          (21)           38        516
      Other expenses (income).................       16        (28)         (2)         (6)          (4)           --        (24)
                                                -------    -------      ------      ------       ------       -------    -------
      Income (loss) before provision for
        income taxes and extraordinary item...     (490)     7,384       2,969       1,918          714         3,527     16,022
      Provision for income taxes (benefit)....     (575)        --          --          --          288            --       (287)
                                                -------    -------      ------      ------       ------       -------    -------
      Income before extraordinary item........  $    85    $ 7,384      $2,969      $1,918       $  426       $ 3,527    $16,309
                                                =======    =======      ======      ======       ======       =======    =======

------------------------
     Notes (c) through (h) appear at the beginning of this note.

                                                                                             CUSTOM       PCI
                                                AVTECH    DETTMERS     PATS       PPI       WOODWORK     NEWCO
                                                 (A)        (B)        (C)        (D)         (E)         (F)
                                               --------   --------   --------   --------   ----------   --------
                                                                    (DOLLARS IN THOUSANDS)
      YEAR ENDED DECEMBER 31, 1998
      Revenues...............................  $20,984     $2,013    $33,348    $37,714      $4,480      $7,933
      Cost of sales..........................   13,267      1,454     24,321     24,376       2,358       5,807
                                               -------     ------    -------    -------      ------      ------
      Gross profit (loss)....................    7,717        559      9,027     13,338       2,122       2,126

      Selling, general and administrative
        expenses.............................    3,695        760      4,906      2,218         397         536
      Nonrecurring charges...................    1,229         --        250         --          --          --
      Nonrecurring bonuses and employment
        contract termination expenses........    3,592         --        480         --          --          --
      ESOP contribution......................      300         --        230         --          --          --
      Amortization of intangible assets......       --         --         --        328          --          --
                                               -------     ------    -------    -------      ------      ------
      Operating income (loss)................   (1,099)      (201)     3,161     10,792       1,725       1,590

      Interest expense (income)..............      (60)        13        296      1,096         (35)         35
      Other expenses (income)................      (35)        --         --          5          (2)         (7)
                                               -------     ------    -------    -------      ------      ------
      Income (loss) before provision for
        income taxes and extraordinary
        item.................................   (1,004)      (214)     2,865      9,691       1,762       1,562

      Provision for income taxes (benefit)...     (322)        --      1,013         --          --          --
                                               -------     ------    -------    -------      ------      ------
      Income (loss) before extraordinary
        item.................................  $  (682)    $ (214)   $ 1,852    $ 9,691      $1,762      $1,562
                                               =======     ======    =======    =======      ======      ======

                                               INTERNATIONAL
                                                  CUSTOM
                                                 INTERIORS     INFINITY
                                                    (G)          (H)       TOTAL
                                               -------------   --------   --------
                                                     (DOLLARS IN THOUSANDS)
      YEAR ENDED DECEMBER 31, 1998
      Revenues...............................     $1,887       $10,136    $118,495
      Cost of sales..........................      1,913         7,998     81,494
                                                  ------       -------    -------
      Gross profit (loss)....................        (26)        2,138     37,001
      Selling, general and administrative
        expenses.............................        422           716     13,650
      Nonrecurring charges...................         --            --      1,479
      Nonrecurring bonuses and employment
        contract termination expenses........         --            --      4,072
      ESOP contribution......................         --            --        530
      Amortization of intangible assets......         --            --        328
                                                  ------       -------    -------
      Operating income (loss)................       (448)        1,422     16,942
      Interest expense (income)..............         (2)           11      1,354
      Other expenses (income)................          4            --        (35)
                                                  ------       -------    -------
      Income (loss) before provision for
        income taxes and extraordinary
        item.................................       (450)        1,411     15,623
      Provision for income taxes (benefit)...       (113)           --        578
                                                  ------       -------    -------
      Income (loss) before extraordinary
        item.................................     $ (337)      $ 1,411    $15,045
                                                  ======       =======    =======

------------------------
     Notes (a) through (h) appear at the beginning of this note.


                                                                                             CUSTOM       PCI
                                                AVTECH    DETTMERS     PATS       PPI       WOODWORK     NEWCO
                                                 (A)        (B)        (C)        (D)         (E)         (F)
                                               --------   --------   --------   --------   ----------   --------
                                                                    (DOLLARS IN THOUSANDS)
      NINE MONTHS ENDED SEPTEMBER 30, 1998
      Revenues...............................  $20,984     $2,013    $23,340    $27,602      $3,319      $5,756
      Cost of sales..........................   13,267      1,454     16,588     19,550       1,760       4,272
                                               -------     ------    -------    -------      ------      ------
      Gross profit...........................    7,717        559      6,752      8,052       1,559       1,484

      Selling, general and administrative
        expenses.............................    3,695        760      3,971      1,503         278         389
      Nonrecurring charges...................    1,229         --        188         --          --          --
      Nonrecurring bonuses and employment
        contract termination expenses........    3,592         --        240         --          --          --
      ESOP contribution......................      300         --        230         --          --          --
      Amortization of intangible assets......       --         --         --        243          --          --
                                               -------     ------    -------    -------      ------      ------
      Operating income (loss)................   (1,099)      (201)     2,123      6,306       1,281       1,095

      Interest expense (income)..............      (60)        13        196        839         (30)         25
      Other expenses (income)................      (35)        --         (5)        --          --          (4)
                                               -------     ------    -------    -------      ------      ------
      Income (loss) before provision for
        income taxes and extraordinary
        item.................................   (1,004)      (214)     1,932      5,467       1,311       1,074

      Provision for income taxes (benefit)...     (322)        --        344         --          --          --
                                               -------     ------    -------    -------      ------      ------
      Income (loss) before extraordinary
        item.................................  $  (682)    $ (214)   $ 1,588    $ 5,467      $1,311      $1,074
                                               =======     ======    =======    =======      ======      ======

                                               INTERNATIONAL
                                                  CUSTOM
                                                 INTERIORS     INFINITY
                                                    (G)          (H)       TOTAL
                                               -------------   --------   --------
                                                     (DOLLARS IN THOUSANDS)
      NINE MONTHS ENDED SEPTEMBER 30, 1998
      Revenues...............................     $1,916       $ 6,261    $91,191
      Cost of sales..........................      1,439         5,144     63,474
                                                  ------       -------    -------
      Gross profit...........................        477         1,117     27,717
      Selling, general and administrative
        expenses.............................        410           396     11,402
      Nonrecurring charges...................         --            --      1,417
      Nonrecurring bonuses and employment
        contract termination expenses........         --            --      3,832
      ESOP contribution......................         --            --        530
      Amortization of intangible assets......         --            --        243
                                                  ------       -------    -------
      Operating income (loss)................         67           721     10,293
      Interest expense (income)..............         --             9        992
      Other expenses (income)................          4            --        (40)
                                                  ------       -------    -------
      Income (loss) before provision for
        income taxes and extraordinary
        item.................................         63           712      9,341
      Provision for income taxes (benefit)...         16            --         38
                                                  ------       -------    -------
      Income (loss) before extraordinary
        item.................................     $   47       $   712    $ 9,303
                                                  ======       =======    =======

------------------------
     Notes (a) through (h) appear at the beginning of this note.

                                                                                              INTERNATIONAL
                                                                        CUSTOM       PCI         CUSTOM
                                                  PATS       PPI       WOODWORK     NEWCO       INTERIORS     INFINITY
                                                  (C)        (D)         (E)         (F)           (G)          (H)       TOTAL
                                                --------   --------   ----------   --------   -------------   --------   --------
                                                                             (DOLLARS IN THOUSANDS)
      NINE MONTHS ENDED SEPTEMBER 30, 1999
      Revenues................................  $   451    $12,757      $4,972      $6,692       $4,753       $16,166    $45,791
      Cost of sales...........................    1,229      8,435       2,203       4,747        3,057        12,050     31,721
                                                -------    -------      ------      ------       ------       -------    -------
      Gross profit (loss).....................     (778)     4,322       2,769       1,945        1,696         4,116     14,070

      Selling, general and administrative
        expenses..............................      291        944         262         520          492         1,252      3,761
      Nonrecurring charges....................      200         --          --          --           --            --        200
      Nonrecurring bonuses and employment
        contract termination expenses.........      120         --          --          --           --            --        120
      Amortization of intangible assets.......       --        124          --          --           --            --        124
                                                -------    -------      ------      ------       ------       -------    -------
      Operating income (loss).................   (1,389)     3,254       2,507       1,425        1,204         2,864      9,865

      Interest expense (income)...............       23        127         (11)         (2)         (19)           36        154
                                                -------    -------      ------      ------       ------       -------    -------
      Other expenses (income).................       11        (33)         --          (3)          (4)           --        (29)
                                                -------    -------      ------      ------       ------       -------    -------
      Income (loss) before provision for
        income taxes and extraordinary item...   (1,423)     3,160       2,518       1,430        1,227         2,828      9,740

      Provision for income taxes (benefit)....   (1,244)        --          --          --          417            --       (827)
                                                -------    -------      ------      ------       ------       -------    -------
      Income (loss) before extraordinary
        item..................................  $  (179)   $ 3,160      $2,518      $1,430       $  810       $ 2,828    $10,567
                                                =======    =======      ======      ======       ======       =======    =======

------------------------
     Notes (c) through (h) appear at the beginning of this note.

(15) Reflects the elimination of intercompany sales.

(16) Reflects the net change in cost of sales attributable to the following:

                                                                                                 NINE MONTHS
                                                              TWELVE MONTHS                         ENDED
                                                                  ENDED        YEAR ENDED       SEPTEMBER 30,
                                                              SEPTEMBER 30,   DECEMBER 31,   -------------------
                                                                  1999            1998         1998       1999
                                                              -------------   ------------   --------   --------
                                                                            (DOLLARS IN THOUSANDS)
    Increase (decrease) in cost of goods sold (a):
      DLJ acquisition.......................................     $(3,289)        $    --     $ 3,289    $    --
      PPI, Custom Woodwork and PCI NewCo acquisitions.......      (1,606)          1,717       1,717     (1,606)
    Decrease in depreciation expense (b)....................          --            (658)       (658)        --
    Elimination of intercompany sales.......................        (382)           (458)       (377)      (301)
    Work force reductions attributable to merging the
      companies acquired....................................          --             (60)        (60)        --
                                                                 -------         -------     -------    -------
    Net increase (decrease) in cost of sales                     $(5,277)        $   541     $ 3,911    $(1,907)
                                                                 =======         =======     =======    =======

------------------------

    (a) To reflect cost of goods sold based on the fair value of inventory acquired in conjunction with the DLJ acquisition and the companies we acquired as if all occurred on January 1, 1998.

    (b) To reflect a decrease in depreciation expense resulting from the fair value and remaining economic useful lives of depreciable assets acquired in connection with the DLJ acquisition.

(17) Reflects the net decrease in selling, general and administrative expenses attributable to the following:

                                                                                                 NINE MONTHS
                                                              TWELVE MONTHS                         ENDED
                                                                  ENDED        YEAR ENDED       SEPTEMBER 30,
                                                              SEPTEMBER 30,   DECEMBER 31,   -------------------
                                                                  1999            1998         1998       1999
                                                              -------------   ------------   --------   --------
                                                                            (DOLLARS IN THOUSANDS)
    Decrease in compensation expense (a)....................     $    --         $(1,775)    $(1,775)    $   --
    Decrease in investor relations expenses (b).............          --            (221)       (221)        --
    Other, net (c)..........................................          --             268         268         --
                                                                 -------         -------     -------     ------
    Net decrease in selling, general and administrative
      expenses..............................................     $    --         $(1,728)    $(1,728)    $   --
                                                                 =======         =======     =======     ======

------------------------

    (a) To reflect the resignation of some former employees and changes to employment agreements for several employees of the companies we acquired.

    (b) To reflect the decrease in investor relations expenses associated with DeCrane Aircraft becoming a privately held company as a result of the DLJ acquisition.

    (c) To reflect an increase in depreciation expense resulting from the fair value and remaining economic useful lives of depreciable assets we assigned in connection with the DLJ acquisition, net of cost savings attributable to employee benefit plans implemented at the companies we acquired.

(18) Reflects a reduction for nonrecurring charges incurred by DeCrane Aircraft on behalf of its stockholders related to the DLJ acquisition, and by Avtech and PATS on behalf of their stockholders related to their respective acquisitions by us. Excludes an approximate $9.5 million pre-tax charge we will incur in the fourth quarter of 1999 in connection with the Hollingsead and Elsinore Engineering restructuring.

(19) Reflects a reduction in expense attributable to employment contract termination expenses and nonrecurring bonuses awarded prior to, and in anticipation of, our acquisitions of Avtech and PATS.

(20) Reflects a reduction in expense attributable to the termination of the Employee Stock Ownership Plans in conjunction with our acquisitions of Avtech and PATS.

(21) Reflects a net increase in amortization expense pertaining to the amortization of goodwill and other intangible assets related to the DLJ acquisition and our acquisitions on a straight-line basis as follows:

                                                                                                               NINE MONTHS
                                                                 YEARS     TWELVE MONTHS                          ENDED
                                                  INTANGIBLE   ESTIMATED       ENDED         YEAR ENDED       SEPTEMBER 30,
                                                    ASSET       USEFUL     SEPTEMBER 30,    DECEMBER 31,   -------------------
                                                    AMOUNT       LIFE           1999            1998         1998       1999
                                                  ----------   ---------   --------------   ------------   --------   --------
                                                                             (DOLLARS IN THOUSANDS)
      Elimination of predecessor basis
        amortization:
        DeCrane Aircraft........................                               $   --         $(1,347)     $(1,347)    $   --
        PPI.....................................                                 (209)           (328)        (243)      (124)
      DLJ acquisition amortization (a):
        Goodwill................................   $166,675          30            --           3,704        3,704         --
        FAA certifications......................     30,391          15            --           1,351        1,351         --
        Engineering drawings....................      9,138          15            --             406          406         --
        Assembled workforce.....................      6,588           7            --             627          627         --
        Tradenames, trademarks and patents......      3,908     5 to 12            --             269          269         --
        Adjustment of intangible asset value
          (b)...................................                                   29              --          (29)        --
      Amortization attributable to our
        acquisitions (c):
        Goodwill................................    109,396          30         2,345           3,646        2,735      1,434
        Customer contracts......................      8,515           7           405           1,216          912        101
        FAA certifications......................      2,000          15            44             133          100         11
        Engineering drawings....................      2,624          15            69             175          131         25
        Assembled workforce.....................      2,090           7           181             299          224        106
                                                                               ------         -------      -------     ------
          Net increase in amortization..........                               $2,864         $10,151      $ 8,840     $1,553
                                                                               ======         =======      =======     ======

------------------------

    (a) For the twelve months and nine months ended September 30, 1999, amortization is reflected in our historical results. For the year ended December 31, 1998 and the nine months ended September 30, 1998, amortization is reflected for the period from January 1, 1998 to August 31, 1998, the date the DLJ acquisition occurred; subsequent to that date, amortization is reflected in our historical results.

    (b) Reflects adjustment upon completion of the final valuation of the assets acquired.

    (c) Reflects adjustments for the all of our 1999 acquisitions from the beginning of the period presented to their respective acquisition dates; subsequent to those dates, amortization is included in our historical results. The Avtech and Dettmers acquisitions occurred prior to the DLJ acquisition; therefore, their intangible asset amortization is included in the DLJ acquisition amortization amounts. Amortization may change upon completion of the final valuation of the net assets acquired.

(22) Reflects the net increase in interest expense, including deferred financing cost amortization and commitment fees, as a result of our 1998 Avtech and Dettmers acquisitions, the 1998 DLJ acquisition, all of our 1999 acquisitions and the December 1999 senior term debt borrowings as if they all had occurred on January 1, 1998.

    Pro forma interest expense consists of the following:

                                                                                                                  NINE MONTHS
                                                                              TWELVE MONTHS                          ENDED
                                                                                  ENDED         YEAR ENDED       SEPTEMBER 30,
                                                                              SEPTEMBER 30,    DECEMBER 31,   -------------------
                                                RATE OR TERM        AMOUNT         1999            1998         1998       1999
                                             -------------------   --------   --------------   ------------   --------   --------
                                                                            (DOLLARS IN THOUSANDS)
      Senior credit facility (a):
        Revolving credit facilities........   LIBOR (b) + 2.75%    $    (c)      $   494         $ 1,393      $ 1,176    $   277
        Term facilities:
        Term A.............................   LIBOR (b) + 2.75%         (d)        3,185           3,378        2,557      2,364
          Term B...........................   LIBOR (b) + 3.00%         (e)        5,329           5,612        4,248      3,965
          Term C...........................   LIBOR (b) + 3.25%         (f)        5,894           6,220        4,707      4,381
          Term D...........................   LIBOR (b) + 3.75%         (g)        3,568           3,756        2,841      2,653
      Senior subordinated notes............        12.00%           100,000       12,000          12,000        9,000      9,000
      Customer advance.....................         7.50%               (h)          292             380          288        200
      Other long-term obligations..........    4.34% to 18.08%          (i)          324             150          107        281
      Deferred financing cost amortization:
        Senior revolving credit
          facilities.......................      6 years (j)          1,277          213             213          160        160
        Senior term facilities:
          Term A...........................      6 years (k)            894          198             200          150        148
          Term B...........................      7 years (k)          2,043          315             317          238        236
          Term C...........................      7 years (k)          2,168          334             337          253        250
          Term D...........................      6 years (k)          1,700          262             264          198        196
        Senior subordinated notes..........     10 years (k)          5,810          581             581          436        436
      Commitment fees and expenses.........                                          430             350          251        331
                                                                                 -------         -------      -------    -------
          Pro forma interest expense (l)...                                      $33,419         $35,151      $26,610    $24,878
                                                                                 =======         =======      =======    =======

------------------------

    (a) Reflects the senior credit facility established in conjunction with the DLJ acquisition, as amended for all of our 1999 acquisitions and the December 1999 senior term debt borrowings, as if all events had occurred on January 1, 1998.

    (b) Calculations based on the historical LIBOR rates charged during the respective periods. The weighted average historical LIBOR rates were as follows:

                                                        TWELVE MONTHS                   NINE MONTHS ENDED
                                                            ENDED        YEAR ENDED       SEPTEMBER 30,
                                                        SEPTEMBER 30,   DECEMBER 31,   -------------------
                                                            1999            1998         1998       1999
                                                        -------------   ------------   --------   --------
                                                                      (DOLLARS IN THOUSANDS)
        Revolving credit facilities...................      5.220%          5.588%      5.633%     5.120%
        Term A facility...............................      5.287%          5.694%      5.775%     5.231%
        Term B facility...............................      5.292%          5.666%      5.735%     5.236%
        Term C facility...............................      5.266%          5.669%      5.738%     5.199%
        Term D facility...............................      5.272%          5.676%      5.743%     5.205%

    (c) Reflects revolving credit facility borrowings for the DLJ acquisition and all of our 1999 acquisitions reduced by revolving credit facility borrowings repaid with a portion of the senior term debt borrowings as of January 1, 1998. The pro forma weighted average borrowings outstanding under the revolving credit facilities were: $6.2 million for the twelve months ended September 30, 1999; $16.7 million for the twelve months ended December 31, 1998; $18.7 million for the nine months ended September 30, 1998; and $4.7 million for the nine months ended September 30, 1999.

    (d) Reflects Term A facility borrowings of $35.0 million for the DLJ acquisition and $5.0 million for our Infinity acquisition and to repay then existing acquisition related revolving credit facility borrowings as of January 1, 1998, reduced by quarterly principal payments of $500,000 commencing March 31, 1999. The pro forma weighted average borrowings outstanding under the Term A facility were: $39.6 million for the twelve months ended September 30, 1999; $40.0 million for the twelve months ended December 31, 1998; $40.0 million for the nine months ended September 30, 1998; and $39.5 million for the nine months ended September 30, 1999.

    (e) Reflects Term B facility borrowings of $65.0 million for the DLJ acquisition and our PATS acquisition as of January 1, 1998, reduced by quarterly principal payments of $163,000 commencing March 31, 1998. The pro forma weighted average borrowings outstanding under the Term B facility were: $64.3 million for the twelve months ended September 30, 1999; $64.8 million for the twelve months ended December 31, 1998; $64.8 million for the nine months ended September 30, 1998; and $64.2 million for the nine months ended September 30, 1999.

    (f) Reflects Term C facility borrowings of $70.0 million for our PPI acquisition and to repay then existing acquisition related revolving credit facility borrowings as of January 1, 1998, reduced by quarterly principal payments of $175,000 commencing March 31, 1998. The pro forma weighted average borrowings outstanding under the Term C facility were:
       $69.2 million for the twelve months ended September 30, 1999; $69.7 million for the twelve months ended December 31, 1998; $69.8 million for the nine months ended September 30, 1998; and $69.1 million for the nine months ended September 30, 1999.

    (g) Reflects Term D facility borrowings of $40.0 million for our Infinity acquisition and to repay then existing acquisition related revolving credit facility borrowings as of January 1, 1998, reduced by quarterly principal payments of $100,000 commencing March 31, 1998. The pro forma weighted average borrowings outstanding under the Term C facility were:
       $39.6 million for the twelve months ended September 30, 1999; $39.9 million for the twelve months ended December 31, 1998; $39.9 million for the nine months ended September 30, 1998; and $39.5 million for the nine months ended September 30, 1999.

    (h) Reflects a $5.0 million customer advance related to our PATS acquisition, pro forma as of January 1, 1998, reduced by principal payments of $975,000 on November 30, 1998 and $1.2 million on May 31, 1999. The pro forma weighted average advance outstanding was: $3.8 million for the twelve months ended September 30, 1999; $4.9 million for the twelve months ended December 31, 1998; $5.0 million for the nine months ended September 30, 1998; and $3.5 million for the nine months ended September 30, 1999.

    (i) Reflects historical interest expense related to capital lease obligations and equipment term debt financing.

    (j) Deferred financing costs are amortized on a straight-line basis over the term of the agreement.

    (k) Deferred financing costs are amortized using the effective interest method.

    (l) A 0.125% change in the interest rates charged on variable rate borrowings would change interest expense and income (loss) before extraordinary item by:

                                                                                              NINE MONTHS
                                                           TWELVE MONTHS       YEAR              ENDED
                                                               ENDED          ENDED          SEPTEMBER 30,
                                                           SEPTEMBER 30,   DECEMBER 31,   -------------------
                                                               1999            1998         1998       1999
                                                           -------------   ------------   --------   --------
                                                                         (DOLLARS IN THOUSANDS)
    Interest expense.....................................       $292           $299         $226       $219
    Income (loss) before extraordinary item..............        178            182          137        133

(23) Reflects adjustment for nonrecurring charges associated with a terminated debt offering in June 1998. Such offering was terminated upon initiation of the DLJ acquisition.

(24) Represents an increase in the provision for income taxes as a result of a change in pro forma taxable income, a provision for income taxes on the income of Dettmers, PPI, Custom Woodwork, PCI NewCo and Infinity which were taxed as S Corporations or partnerships prior to their acquisitions, and elimination of the $2.6 million one time benefit caused by reversal of our deferred tax valuation allowance. The effective tax rate differs from the U.S. federal statutory rate primarily due to goodwill amortization related to acquisitions not deductible for income tax purposes and state and foreign income taxes.

(25) In conjunction with the DLJ acquisition, deferred financing costs of $347,000, net of income tax benefit, were written off as an extraordinary charge as a result of the termination of our prior senior credit facility. In conjunction with the sale of the senior subordinated notes described in the prospectus, deferred financing costs of $1.9 million, net of income tax benefit, were written off as an extraordinary charge as a result of the termination of the bridge notes. These amounts have not been reflected in the unaudited pro forma consolidated statement of operations for the twelve months ended September 30, 1999, the year ended December 31, 1998 and the nine months ended September 30, 1998.

(26) Supplemental pro forma financial information is as follows:

                                                     TWELVE MONTHS                   NINE MONTHS ENDED
                                                         ENDED        YEAR ENDED       SEPTEMBER 30,
                                                     SEPTEMBER 30,   DECEMBER 31,   --------------------
                                                         1999            1998         1998        1999
                                                     -------------   ------------   ---------   --------
                                                                   (DOLLARS IN THOUSANDS)
    Net cash provided by (used for):
      Operating activities.........................     $ 24,799       $   2,667    $  (3,624)  $ 18,508
      Investing activities.........................      (11,234)       (237,409)    (235,275)    (9,100)
      Financing activities.........................      (15,266)        237,118      237,944    (14,440)
    EBITDA (a).....................................       67,051          57,491       39,905     49,465
    Depreciation and amortization (b)..............       20,873          20,284       15,066     15,655
    Capital expenditures:
      Paid in cash.................................        7,695           7,212        5,028      5,511
      Financed with capital lease obligations......        1,515             224          176      1,467
    Cash interest expense..........................       31,516          33,239       25,175     23,452
    Ratio of earnings to fixed charges (c).........         1.3x              --           --       1.3x

------------------------

    (a) EBITDA equals operating income plus depreciation, amortization, parent company management fees and certain non-cash and other acquisition related costs. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of our operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. The funds depicted by EBITDA are not available for our discretionary use due to funding requirements for working capital, capital expenditures, debt service, income taxes and other commitments and contingencies. We believe that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method, and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

    (b) Reflects depreciation and amortization of plant and equipment, goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts, which are classified as a component of interest expense.

    (c) For purposes of calculating the ratio of earnings to fixed charges, earnings represent net income before income taxes, minority interest in the income of majority-owned subsidiaries, extraordinary items and fixed charges. Fixed charges consist of:

           - interest, whether expensed or capitalized;

           - amortization of debt expense and discount relating to any indebtedness, whether expensed or capitalized; and

           - one-third of rental expense under operating leases which is considered to be a reasonable approximation of the interest portion of such expense.

       There were deficiencies of earnings to fixed charges of $4.9 million for the year ended December 31, 1998 and $8.4 million for the nine months ended September 30, 1998.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
                 DECRANE HOLDINGS CO. AND SUBSIDIARY
AUDITED FINANCIAL STATEMENTS
  Reports of Independent Accountants........................     F-3
  Consolidated Balance Sheets as of December 31, 1997
    (predecessor) and 1998..................................     F-5
  Consolidated Statements of Operations for the years ended
    December 31, 1996 and 1997,
    the eight months ended August 31, 1998 (predecessor) and
    the four months ended
    December 31, 1998.......................................     F-6
  Consolidated Statements of Stockholders Equity for the
    years ended December 31, 1996 and 1997,
    the eight months ended August 31, 1998 (predecessor) and
    the four months ended December 31, 1998.................     F-7
  Consolidated Statements of Cash Flows for the years ended
    December 31, 1996 and 1997,
    the eight months ended August 31, 1998 (predecessor) and
    the four months ended
    December 31, 1998.......................................     F-9
  Notes to Consolidated Financial Statements................    F-10

UNAUDITED FINANCIAL STATEMENTS
  Consolidated Balance Sheets as of December 31, 1998 and
    September 30, 1999 (unaudited)..........................    F-42
  Consolidated Statements of Operations for the eight months ended August 31, 1998 (predecessor), the one month ended
    September 30, 1998 (unaudited) and the nine months ended
    September 30, 1999 (unaudited)..........................    F-43
  Consolidated Statements of Stockholder's Equity for the
    nine months ended September 30, 1999 (unaudited)........    F-44
  Consolidated Statements of Cash Flows for the eight months ended August 31, 1998 (predecessor), the one month ended
    September 30, 1998 (unaudited) and the nine months ended
    September 30, 1999 (unaudited)..........................    F-45
  Condensed Notes to Consolidated Financial Statements
    (unaudited).............................................    F-46

              FINANCIAL STATEMENTS OF COMPANIES ACQUIRED

AVTECH CORPORATION
  Report of Independent Accountants.........................    F-60
  Balance Sheets as of September 30, 1996 and 1997 and
    June 25, 1998 (unaudited)...............................    F-61
  Statements of Income for the years ended September 30,
    1995, 1996 and 1997 and the nine months ended June 30,
    1997 and June 25, 1998 (unaudited)......................    F-62
  Statements of Stockholders' Equity for the years ended
    September 30, 1995, 1996 and 1997 and the nine months
    ended June 25, 1998 (unaudited).........................    F-63
  Statements of Cash Flows for the years ended
    September 30, 1995, 1996 and 1997 and the nine months
    ended June 30, 1997 and June 25, 1998 (unaudited).......    F-64
  Notes to Financial Statements.............................    F-65

PATS, INC. AND SUBSIDIARIES
  Report of Independent Accountants.........................    F-71
  Consolidated Balance Sheets as of June 30, 1997 and 1998
    and December 31, 1998 (unaudited).......................    F-72
  Consolidated Statements of Operations for the years ended
    June 30, 1997 and 1998 and the six months ended
    December 31, 1997 and 1998 (unaudited)..................    F-73
  Consolidated Statements of Stockholders' Equity for the
    years ended June 30, 1997 and 1998 and the six months
    ended December 31, 1998 (unaudited).....................    F-74
  Consolidated Statements of Cash Flows for the years ended
    June 30, 1997 and 1998 and the six months ended
    December 31, 1997 and 1998 (unaudited)..................    F-75
  Notes to Consolidated Financial Statements................    F-76

                                                                PAGE
                                                              --------
PPI HOLDINGS, INC. AND SUBSIDIARY
  Report of Independent Accountants.........................    F-81
  Consolidated Balance Sheets as of December 31, 1997 and
    1998 and March 31, 1999 (unaudited).....................    F-82
  Consolidated Statements of Income for the year ended
    December 31, 1996, the period from January 1, 1997 to
    June 11, 1997, the period from June 12, 1997 to
    December 31, 1997, the year ended December 31, 1998 and
    the three months ended March 31, 1998 and 1999
    (unaudited).............................................    F-83
  Consolidated Statements of Stockholders' Equity for the
    year ended December 31, 1996, the period from
    January 1, 1997 to June 11, 1997, the period from
    June 12, 1997 to December 31, 1997, the year ended
    December 31, 1998 and the three months ended March 31,
    1999 (unaudited)........................................    F-84
  Consolidated Statements of Cash Flows for the year ended
    December 31, 1996, the period from January 1, 1997 to
    June 11, 1997, the period from June 12, 1997 to
    December 31, 1997, the year ended December 31, 1998 and
    the three months ended March 31, 1998 and 1999
    (unaudited).............................................    F-85
  Note to Consolidated Financial Statements.................    F-86
CUSTOM WOODWORK & PLASTICS, INC.
  Report of Independent Accountants.........................    F-90
  Balance Sheets as of December 31, 1997 and 1998 and June
    30, 1999 (unaudited)....................................    F-91
  Statements of Income for the years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999
    (unaudited).............................................    F-92
  Statements of Stockholders' Equity for years ended
    December 31, 1997 and 1998 and the six months ended June
    30, 1999 (unaudited)....................................    F-93
  Statements of Cash Flows for the years ended December 31,
    1997 and 1998 and the six months ended June 30, 1998 and
    1999 (unaudited)........................................    F-94
  Notes to the Financial Statements.........................    F-95
PCI NEWCO, INC.
  Report of Independent Accountants.........................    F-98
  Balance Sheets as of December 31, 1997 and 1998 and
    September 30, 1999 (unaudited)..........................    F-99
  Statements of Income for the years ended December 31, 1997 and 1998 and the nine months ended September 30, 1998
    and 1999 (unaudited)....................................   F-100
  Statements of Stockholders' Equity for years ended
    December 31, 1997 and 1998 and the nine months ended
    September 30, 1999 (unaudited)..........................   F-101
  Statements of Cash Flows for the years ended December 31,
    1997 and 1998 and the nine months ended September 30,
    1998 and 1999 (unaudited)...............................   F-102
  Notes to the Financial Statements.........................   F-103
THE INFINITY PARTNERS, LTD.
  Report of Independent Accountants.........................   F-107
  Balance Sheets as of December 31, 1998 and September 30,
    1999....................................................   F-108
  Statements of Income for the year ended December 31, 1998, the nine months ended
    September 30, 1998 (unaudited) and the nine months ended
    September 30, 1999......................................   F-109
  Statements of Partners' Equity for year ended December 31,
    1998 and the nine months ended September 30, 1999.......   F-110
  Statements of Cash Flows for the year ended December 31,
    1998, the nine months ended
    September 30, 1998 (unaudited) and the nine months ended
    September 30, 1999......................................   F-111
  Notes to the Financial Statements.........................   F-112

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
DeCrane Holdings Co.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of DeCrane Holdings Co. and its subsidiary at December 31, 1998 and the results of their operations and their cash flows for the four months ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
February 19, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
DeCrane Aircraft Holdings Inc.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of DeCrane Aircraft Holdings, Inc. and its subsidiaries at December 31, 1997 and the results of their operations and their cash flows for the years ended
December 31, 1996 and 1997 and the eight months ended August 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
February 19, 1999

                      DECRANE HOLDINGS CO. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 31,
                                                                1997        DECEMBER 31,
                                                              (PREDECESSOR)    1998
                                                               --------       --------
ASSETS
Current assets
  Cash and cash equivalents.................................   $    206       $  3,518
  Accounts receivable, net..................................     18,152         30,441
  Inventories...............................................     25,976         34,281
  Deferred income taxes.....................................     --              4,300
  Prepaid expenses and other current assets.................        782          3,897
                                                               --------       --------
    Total current assets....................................     45,116         76,437
Property and equipment, net.................................     14,054         28,160
Other assets, principally intangibles, net..................     39,967        225,978
                                                               --------       --------
      Total assets..........................................   $ 99,137       $330,575
                                                               ========       ========
LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND
  STOCKHOLDERS' EQUITY
Current liabilities
  Short-term borrowings.....................................   $    568       $    283
  Current portion of long-term obligations..................        858          1,529
  Accounts payable..........................................      8,032          6,383
  Accrued expenses..........................................      6,911         18,272
  Income taxes payable......................................      3,975          3,743
                                                               --------       --------
    Total current liabilities...............................     20,344         30,210
                                                               --------       --------
Long-term liabilities
  Long-term obligations.....................................     37,412        184,953
  Deferred income taxes.....................................      1,758         16,990
  Other long-term liabilities...............................         96            659
                                                               --------       --------
    Total long-term liabilities.............................     39,266        202,602
                                                               --------       --------
Commitments and contingencies (Note 15).....................     --             --
Mandatorily redeemable preferred stock......................     --             35,884
                                                               --------       --------
Stockholders' equity
  Cumulative convertible preferred stock, $.01 par value,
    8,314,018 shares authorized; none issued and outstanding
    as of December 31, 1997; none authorized, issued and
    outstanding as of December 31, 1998.....................     --             --
  Undesignated preferred stock, $.01 par value, 10,000,000
    and 1,140,000 shares authorized as of December 31, 1997
    and 1998, respectively; none issued and outstanding as
    of December 31, 1997 and 1998...........................     --             --
  Common stock, no par value, 4,253,550 shares authorized;
    none issued and outstanding as of December 31, 1997;
    none authorized, issued and outstanding as of
    December 31, 1998.......................................     --             --
  Common stock, $.01 par value, 9,924,950 and 3,500,000
    shares authorized as of December 31, 1997 and 1998,
    respectively; 5,318,563 and 2,846,185 shares issued and
    outstanding as of December 31, 1997 and 1998,
    respectively............................................         53             28
  Additional paid-in capital................................     51,057         64,497
  Notes receivable for shares sold..........................     --               (352)
  Accumulated deficit.......................................    (11,444)        (2,568)
  Accumulated other comprehensive income (loss).............       (139)           274
                                                               --------       --------
    Total stockholders' equity..............................     39,527         61,879
                                                               --------       --------
      Total liabilities, mandatorily redeemable preferred
        stock and stockholders' equity......................   $ 99,137       $330,575
                                                               ========       ========

   The accompanying notes are an integral part of the consolidated financial statements.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                                              EIGHT
                                                           YEAR ENDED         MONTHS        FOUR
                                                          DECEMBER 31,        ENDED        MONTHS
                                                       -------------------   AUGUST 31,    ENDED
                                                                               1998       DECEMBER
                                                         1996       1997     (PREDECESSOR) 31, 1998
                                                       (PREDECESSOR)
                                                       -------    --------    -------      -------
Revenues.............................................  $65,099    $108,903    $90,077      $60,356
Cost of sales........................................   49,392      80,247     60,101       42,739
                                                       -------    --------    -------      -------
      Gross profit...................................   15,707      28,656     29,976       17,617
                                                       -------    --------    -------      -------
Operating expenses
  Selling, general and administrative expenses.......   10,747      15,756     15,719       10,274
  Nonrecurring charges...............................    --          --         3,632        --
  Amortization of intangible assets..................      709         905      1,347        3,148
                                                       -------    --------    -------      -------
    Total operating expenses.........................   11,456      16,661     20,698       13,422
                                                       -------    --------    -------      -------
Income from operations...............................    4,251      11,995      9,278        4,195

Other expenses
  Interest expense...................................    4,248       3,154      2,350        6,867
  Terminated debt offering expenses..................    --          --           600        --
  Other expenses.....................................      108         243        247          335
                                                       -------    --------    -------      -------
Income (loss) before provision for income taxes and
  extraordinary item.................................     (105)      8,598      6,081       (3,007)
Provision (benefit) for income taxes.................      712       3,344      2,892       (2,668)
                                                       -------    --------    -------      -------
Income (loss) before extraordinary item..............     (817)      5,254      3,189         (339)

Extraordinary loss from debt refinancing, net of
  income tax benefit.................................    --          2,078      --           2,229
                                                       -------    --------    -------      -------
Net income (loss)....................................  $  (817)   $  3,176    $ 3,189      $(2,568)
                                                       =======    ========    =======      =======

   The accompanying notes are an integral part of the consolidated financial statements.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              COMMON STOCK
                                               ------------------------------------------
                                                  NO PAR VALUE          $.01 PAR VALUE
                                 CUMULATIVE    -------------------   --------------------                   NOTES
                                 CONVERTIBLE    NUMBER                NUMBER                ADDITIONAL   RECEIVABLE     ACCUM-
                                  PREFERRED       OF                    OF                   PAID-IN     FOR SHARES     ULATED
PREDECESSOR:                        STOCK       SHARES     AMOUNT     SHARES      AMOUNT     CAPITAL       ISSUED      DEFICIT
------------                     -----------   --------   --------   ---------   --------   ----------   -----------   --------
  Balance, December 31, 1995...   $  5,549      85,593     $  58        --        -$-        $ --          $--         $ (7,807)
  Comprehensive loss
    Net loss...................     --           --         --          --        --           --           --             (817)
    Translation adjustment.....     --           --         --          --        --           --           --            --
  Adjustment to estimated
    redemption value of
    mandatorily redeemable
    common stock warrants......     --           --         --          --        --           --           --           (4,320)
  Issuance of cumulative
    convertible preferred
    stock, net.................      8,301       --         --          --        --           --           --            --
  Mandatorily redeemable common
    stock warrants issued
    pursuant to anti-dilution
    provisions.................     --           --         --          --        --           --           --               (7)
  Stock option compensation
    expense....................     --           --          158        --        --           --           --            --
                                  --------     --------    -----     ---------     ---       --------      -------     --------
  Balance, December 31, 1996...     13,850      85,593       216        --        --           --           --          (12,951)
  Comprehensive income
    Net income.................     --           --         --          --        --           --           --            3,176
    Translation adjustment.....     --           --         --          --        --           --           --            --

  Delaware reorganization and
    reverse stock split........     --         (85,593)     (216)       85,593       1            215       --            --
  Adjustment to estimated
    redemption value of
    mandatorily redeemable
    common stock warrants......     --           --         --          --        --           --           --           (2,203)


                                  ACCUMULATED
                                     OTHER
                                    COMPRE-
                                    HENSIVE
                                    INCOME
PREDECESSOR:                        (LOSS)        TOTAL
------------                     -------------   --------
  Balance, December 31, 1995...      $ 503       $(1,697)
                                                 -------
  Comprehensive loss
    Net loss...................     --              (817)
    Translation adjustment.....       (382)         (382)
                                                 -------
                                                  (1,199)
  Adjustment to estimated
    redemption value of
    mandatorily redeemable
    common stock warrants......     --            (4,320)
  Issuance of cumulative
    convertible preferred
    stock, net.................     --             8,301
  Mandatorily redeemable common
    stock warrants issued
    pursuant to anti-dilution
    provisions.................     --                (7)
  Stock option compensation
    expense....................     --               158
                                     -----       -------
  Balance, December 31, 1996...        121         1,236
                                                 -------
  Comprehensive income
    Net income.................     --             3,176
    Translation adjustment.....       (260)         (260)
                                                 -------
                                                   2,916
  Delaware reorganization and
    reverse stock split........     --             --
  Adjustment to estimated
    redemption value of
    mandatorily redeemable
    common stock warrants......     --            (2,203)

   The accompanying notes are an integral part of the consolidated financial statements.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 (IN THOUSANDS, EXCEPT SHARE DATA) (CONTINUED)

                                                              COMMON STOCK
                                               ------------------------------------------
                                                  NO PAR VALUE          $.01 PAR VALUE
                                 CUMULATIVE    -------------------   --------------------                   NOTES
                                 CONVERTIBLE    NUMBER                NUMBER                ADDITIONAL   RECEIVABLE     ACCUM-
                                  PREFERRED       OF                    OF                   PAID-IN     FOR SHARES     ULATED
                                    STOCK       SHARES     AMOUNT     SHARES      AMOUNT     CAPITAL       ISSUED      DEFICIT
                                 -----------   --------   --------   ---------   --------   ----------   -----------   --------
  Recapitalization
    Conversion of preferred
      stock into common
      stock....................    (13,850)      --         --       1,941,804       19        13,831       --            --
    Cashless exercise and
      conversion of warrants...     --           --         --         524,293        6         6,097       --            --
    Cancellation of mandatorily
      redeemable common stock
      warrants.................     --           --         --          --         --          --           --            1,143
  Initial Public Offering
    Proceeds from the offering,
      net......................     --           --         --       2,700,000       27        28,229       --            --
    Cancellation of mandatorily
      redeemable common stock
      warrants upon debt
      repayment and
      reclassification of
      warrants no longer
      redeemable...............     --           --         --          --         --           1,836       --            --
    Common shares issued
      pursuant to anti-dilution
      provisions...............     --           --         --          50,743     --             609       --             (609)
  Cashless exercise of common
    stock warrants.............     --           --         --          16,130     --          --           --            --
  Stock option compensation
    expense....................     --           --         --          --         --             240       --            --
                                  --------     -------     -----     ---------    -----      --------      -------     --------
  Balance, December 31, 1997...     --           --         --       5,318,563       53        51,057       --          (11,444)
  Comprehensive income
    Net income.................     --           --         --          --         --          --           --            3,189
    Translation adjustment.....     --           --         --          --         --          --           --            --

  Exercise of stock options....     --           --         --         575,692        6         8,206       --            --
  Sale of common stock.........     --           --         --       2,206,177       22        34,793       --            --
                                  --------     -------     -----     ---------    -----      --------      -------     --------

  Balance, August 31, 1998.....   $ --           --        $--       8,100,432    $  81      $ 94,056      $--         $ (8,255)
                                  ========     =======     =====     =========    =====      ========      =======     ========

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

  Initial sale of common
    stock......................   $ --           --        $--       2,826,087    $  28      $ 64,477      $--         $  --
  Comprehensive loss
    Net loss...................     --           --         --          --         --          --           --           (2,568)
    Translation adjustment.....     --           --         --          --         --          --           --            --
  Sale of common stock.........     --           --         --          20,098     --             462       --            --
  Dividends on mandatorily
    redeemable preferred
    stock......................     --           --         --          --         --          (1,642)      --            --
  Notes receivable issued in
    connection with sale of
    common and preferred
    stock......................     --           --         --          --         --          --             (352)       --
  Value of warrants issued in
    connection with debt
    offering...................     --           --         --          --         --           1,200       --            --
                                  --------     -------     -----     ---------    -----      --------      -------     --------

  Balance, December 31, 1998...   $ --           --        $--       2,846,185    $  28      $ 64,497      $  (352)    $ (2,568)
                                  ========     =======     =====     =========    =====      ========      =======     ========


                                  ACCUMULATED
                                     OTHER
                                    COMPRE-
                                    HENSIVE
                                    INCOME
                                    (LOSS)        TOTAL
                                 -------------   --------
  Recapitalization
    Conversion of preferred
      stock into common
      stock....................     --             --
    Cashless exercise and
      conversion of warrants...     --             6,103
    Cancellation of mandatorily
      redeemable common stock
      warrants.................     --             1,143
  Initial Public Offering
    Proceeds from the offering,
      net......................     --            28,256
    Cancellation of mandatorily
      redeemable common stock
      warrants upon debt
      repayment and
      reclassification of
      warrants no longer
      redeemable...............     --             1,836
    Common shares issued
      pursuant to anti-dilution
      provisions...............     --             --
  Cashless exercise of common
    stock warrants.............     --             --
  Stock option compensation
    expense....................     --               240
                                     -----       -------
  Balance, December 31, 1997...       (139)       39,527
                                                 -------
  Comprehensive income
    Net income.................     --             3,189
    Translation adjustment.....         94            94
                                                 -------
                                                   3,283
  Exercise of stock options....     --             8,212
  Sale of common stock.........     --            34,815
                                     -----       -------
  Balance, August 31, 1998.....      $ (45)      $85,837
                                     =====       =======
-------------------------------------------------------------------
-----------------------------------------------------------------------------
  Initial sale of common
    stock......................     -$-          $64,505
                                                 -------
  Comprehensive loss
    Net loss...................     --            (2,568)
    Translation adjustment.....        274           274
                                                 -------
                                                  (2,294)
  Sale of common stock.........     --               462
  Dividends on mandatorily
    redeemable preferred
    stock......................     --            (1,642)
  Notes receivable issued in
    connection with sale of
    common and preferred
    stock......................     --              (352)
  Value of warrants issued in
    connection with debt
    offering...................     --             1,200
                                     -----       -------
  Balance, December 31, 1998...      $ 274       $61,879
                                     =====       =======

   The accompanying notes are an integral part of the consolidated financial statements.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                  YEAR ENDED        EIGHT MONTHS
                                                                 DECEMBER 31,         ENDED          FOUR MONTHS
                                                              -------------------   AUGUST 31,          ENDED
                                                                                       1998          DECEMBER 31,
                                                                1996       1997     (PREDECESSOR)       1998
                                                              (PREDECESSOR)
                                                              --------   --------      -------         ---------
Cash flows from operating activities
  Net income (loss).........................................  $   (817)  $  3,176      $ 3,189         $  (2,568)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used for) operating activities
      Depreciation and amortization.........................     4,343      5,372        4,454             4,998
      Extraordinary loss from debt refinancing..............     --         2,078       --                 2,229
      Deferred income taxes.................................        88     (1,281)      (2,339)           (5,072)
      Other, net............................................       188        654         (360)              (97)
      Changes in assets and liabilities
          Accounts receivable...............................    (3,069)    (3,159)      (3,621)           (2,929)
          Inventories.......................................    (2,665)    (4,956)      (2,017)            4,313
          Prepaid expenses and other assets.................        (3)      (136)         (58)             (562)
          Accounts payable..................................     1,891       (361)      (1,127)           (1,754)
          Accrued expenses..................................     2,477     (1,041)       3,519             2,342
          Income taxes payable..............................       525      4,295        1,374               108
                                                              --------   --------      -------         ---------
              Net cash provided by operating activities.....     2,958      4,641        3,014             1,008
                                                              --------   --------      -------         ---------
Cash flows from investing activities
  Purchase of DeCrane Aircraft, including $4,555 of
    acquisition costs.......................................     --         --          --              (190,865)
  Cash paid for acquisitions, net of cash acquired..........   (18,200)   (23,597)     (85,808)          --
  Capital expenditures......................................    (5,821)    (3,842)      (1,745)           (1,813)
  Other, net................................................         5       (370)         175           --
                                                              --------   --------      -------         ---------
              Net cash used for investing activities........   (24,016)   (27,809)     (87,378)         (192,678)
                                                              --------   --------      -------         ---------
Cash flows from financing activities
  Financing of DeCrane Aircraft acquisition
    Proceeds from senior credit facility and bridge notes...     --         --          --               191,722
    Proceeds from sale of common stock and mandatorily
     redeemable preferred stock.............................     --         --          --                99,000
    Proceeds from stock options exercised...................     --         --          --                 4,314
    Repayment of existing senior credit facility............     --         --          --               (93,000)
    Financing fees and expenses.............................     --         --          --               (11,171)
  Common stock offerings and application of the net proceeds
    Net proceeds from sale of common stock..................     --        28,933       34,815           --
    Borrowings under credit facility........................     --        12,312       --               --
    Repayment of debt.......................................     --       (42,160)     (34,815)          --
  Financing of acquisitions
    Revolving line of credit borrowings.....................     6,399     23,597       85,808           --
    Proceeds from issuance of cumulative convertible
     preferred stock and mandatorily redeemable common stock
     warrants, net..........................................     8,805      --          --               --
    Senior term loan borrowings.............................     5,000      --          --               --
    Convertible subordinated note borrowings from related
     parties................................................     3,000      --          --               --
    Promissory note principal payments......................     --        (1,095)      --               --
  Net borrowings under revolving line of credit
    agreements..............................................     1,191      2,906        5,453            (1,103)
  Principal payments on capitalized lease and other
    long-term obligations...................................    (2,001)    (1,675)      (1,317)             (458)
  Other, net................................................    (1,343)       139          (73)              (36)
                                                              --------   --------      -------         ---------
              Net cash provided by financing activities.....    21,051     22,957       89,871           189,268
                                                              --------   --------      -------         ---------
Effect of foreign currency translation on cash..............        22         97           26               181
                                                              --------   --------      -------         ---------
Net increase (decrease) in cash and cash equivalents........        15       (114)       5,533            (2,221)
Cash and cash equivalents at beginning of period............       305        320          206             5,739
                                                              --------   --------      -------         ---------
Cash and cash equivalents at end of period..................  $    320   $    206      $ 5,739         $   3,518
                                                              ========   ========      =======         =========

   The accompanying notes are an integral part of the consolidated financial statements.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND DESCRIPTION OF BUSINESS

    In July 1998, DeCrane Holdings Co. ("DeCrane Holdings") was incorporated as a Delaware corporation. As a result of the DLJ Acquisition in August 1998
(Note 2), DeCrane Aircraft Holdings, Inc. ("DeCrane Aircraft") became a wholly-owned subsidiary of DeCrane Holdings. DeCrane Aircraft is the predecessor of DeCrane Holdings, and financial information for DeCrane Aircraft is presented as of December 31, 1997 and for the years ended December 31, 1996 and 1997 and the eight months ended August 31, 1998. From inception through August 27, 1998, DeCrane Holdings had no operations or cash flows. References to the "Company" include both DeCrane Holdings and its predecessor, DeCrane Aircraft.

    Through its subsidiary, DeCrane Holdings manufactures avionics components and provides avionics systems integration services in certain niche markets of the commercial, regional and high-end corporate jet aircraft industries.

BASIS OF PRESENTATION

    DeCrane Holdings is a holding company, which has no material operations or assets separate from its investment in DeCrane Aircraft. The consolidated financial statements as of December 31, 1998 and for the four months then ended include the accounts of DeCrane Holdings and its subsidiary. The consolidated financial statements of the predecessor include the accounts of DeCrane Aircraft and all wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain reclassifications have been made to prior years' financial statements to conform to the current year presentation.

    Preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

INVENTORIES

    Inventories are stated at the lower of cost, as determined under the first-in, first-out ("FIFO") method, or market. Costs include materials, labor and manufacturing overhead.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at the Company's allocated fair value for assets acquired through purchase acquisitions and at cost for all new additions, and are depreciated using the straight-line method over their estimated useful lives. Useful lives for machinery and equipment range from two to twenty years. Building and building improvements are depreciated using the straight-line method over their estimated useful lives of forty years. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or remaining lease term, whichever is less. Expenditures for maintenance and repairs are expensed as incurred. The costs for improvements are capitalized. Upon retirement or disposal, the cost and accumulated depreciation of property and equipment are reduced and any gain or loss is recorded in income or expense.

OTHER ASSETS

    Goodwill is amortized on a straight-line basis over thirty years. Other intangibles are amortized on a straight-line basis over their estimated useful lives, ranging from five to fifteen years. Deferred financing costs are amortized using either a straight-line or effective interest method, over the term of the related debt.

ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews long-lived assets and certain intangible assets for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. In the event the

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) sum of the expected undiscounted future cash flows resulting from the use of the asset is less than the carrying amount of the asset, an impairment loss equal to the excess of the asset's carrying value over its fair value is recorded. The Company has recognized no such losses.

ACCRUED WARRANTIES

    Two of the Company's subsidiaries sell a majority of their products to customers with various repair or replacement warranties. The terms of the warranties vary according to the customer and/or the product involved. The most common warranty period is the earlier of: (a) 12 to 60 months from the date of delivery to the operator; or (b) 42 months from the date of manufacture.

    Provisions for estimated future warranty costs are made in the period corresponding to the sale of the product and such costs have been within management's expectations. Classification between short and long-term warranty obligations is estimated based on historical trends.

DERIVATIVES

    Market value gains and losses on forward foreign exchange contracts are recognized currently in the consolidated statements of operations.

INCOME TAXES

    Deferred income taxes are determined using the liability method. A deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in the asset and/or liability for deferred taxes. If necessary, valuation allowances are established to reduce deferred tax assets to the amount expected to be realized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    All financial instruments are held for purposes other than trading. The estimated fair values of all nonderivative financial instruments approximate their carrying amounts at December 31, 1997 and 1998 either because of the short maturity of the instrument, or based on their effective interest rates compared to current market rates for similar long-term obligations. The estimated fair value of the Company's long-term obligations is based on either quoted market prices or current rates for similar issues for debt of the same remaining maturities. The estimated fair value of foreign currency forward exchange contracts is based on quotes obtained from various financial institutions that deal in this type of instrument.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

    The financial statements of the Company's U.K. and Swiss subsidiaries have been translated into U.S. dollars from their functional currencies, pounds sterling and Swiss francs, respectively, in the consolidated financial statements. Assets and liabilities have been translated at the exchange rate on the balance sheet date and income statement amounts have been translated at average exchange rates in effect during the period. The net translation adjustment is reflected as a component of accumulated comprehensive income or loss within stockholders' equity.

    Realized foreign currency exchange gains (losses) included in other expenses (income) in the consolidated statements of operations were $71,000, $(72,000), $(411,000) and $(262,000) for the years ended December 31, 1996 and 1997, the eight months ended August 31, 1998 and the four months ended December 31, 1998, respectively.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed as incurred. Such costs were $1,195,000 and $832,000 for the eight months ended August 31, 1998 and the four months ended December 31, 1998, respectively. Research and development costs were not significant for the years ended December 31, 1996 and 1997.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
STOCK OPTION PLAN

    As permitted under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," the Company measures compensation expense related to the employee stock option plan utilizing the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Refer to Note 14 for information concerning the pro forma effect on results of operations assuming the fair value method of measuring compensation expense was utilized.

REVENUE RECOGNITION

    Revenues from the sale of manufactured products, except for products manufactured under long-term contracts, are recorded when products are shipped. Revenues on long-term contracts are recognized using the percentage-of-completion method based on costs incurred to date compared with total estimated costs at completion. Reimbursements for nonrecurring engineering costs, which are expensed as incurred, are included in revenues at the time a negotiated settlement is reached with the customer. Unbilled accounts receivable were $654,000 and $4,156,000 at December 31, 1997 and 1998, respectively. Unbilled accounts receivable are expected to be billed and collected during the succeeding twelve-month period.

STATEMENTS OF CASH FLOWS

    For purposes of the statements of cash flows, cash equivalents include short-term, highly liquid investments with original maturities of three months or less.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, comprehensive income consists of its reported net income or loss and the change in the foreign currency translation adjustment during a period. The Company adopted SFAS 130 for the period ended December 31, 1998 and has reclassified earlier periods to reflect application of the statement.

    In June 1997, the FASB also issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement establishes standards for reporting financial and descriptive information about operating segments. Under SFAS No. 131, information pertaining to an entity's operating segments must be reported on the basis that is used internally for evaluating segment performance and making resource allocation determinations. The Company adopted SFAS 131 for the period ended December 31, 1998 and has restated disclosure information in earlier periods to reflect application of the statement
(Note 17).

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. It also requires that gains or losses resulting from changes in the values of those derivatives be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Adoption of SFAS No. 133 is required for the fiscal year beginning January 1, 2000. Management believes the adoption of SFAS No. 133 will not have a material impact on the Company's consolidated financial position or results of operations.

NOTE 2 - THE DLJ ACQUISITION

    In July 1998, a newly incorporated entity, DeCrane Holdings Co., and two other holding companies were organized by DLJ Merchant Banking Partners II, L.P. and affiliated funds and entities to carry out a tender offer for all the shares of the Company's common stock, including options to purchase shares which became immediately vested, for $23.00 per share. At the completion of the tender offer in August 1998, the two other holding companies merged with the Company. All of the Company's old outstanding shares which

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 2 - THE DLJ ACQUISITION (CONTINUED) were tendered were cancelled, non-tendering shareholders were paid out, and as a result the Company became a wholly-owned subsidiary of DeCrane Holdings.

    As a result of the tender offer, the Company terminated a debt offering which was in process at that time and recorded a $0.6 million pre-tax charge for the eight months ended August 31, 1998 for the estimated costs incurred. The gross purchase price for the Company's shares and options was $186.3 million. Assets acquired and liabilities assumed have been recorded at their estimated fair values based on an independent appraisal and, accordingly, historical values were increased as follows: (a) $4.4 million to inventory;
(b) $2.6 million to fixed assets; and (c) $50.0 million to certain identifiable intangible assets. The excess of the purchase price over the fair value of the net assets acquired totalling $70.0 million was allocated to goodwill. The increase in inventory value was expensed as the inventory was sold during the four months ended December 31, 1998. The intangible assets, other than goodwill, are being amortized on a straight-line basis over periods between five and fifteen years. Goodwill is being amortized on a straight-line basis over a period of thirty years.

    At the completion of the tender offer, the Company was required to repay all of its borrowings under its previous credit facility (Note 10). In order to fund the purchase of the shares in the tender offer, repay the credit facility and pay expenses incurred in connection therewith, the Company: (a) issued
$100.0 million of senior subordinated increasing rate notes (the Bridge Notes) which were subsequently replaced by $100.0 million of 12% Senior Subordinated Notes due 2008 (the Notes) from the Company's "Units" offering (Note 10);
(b) entered into a new syndicated senior secured loan facility; and
(c) received a $99.0 million equity contribution from DeCrane Holdings. In conjunction with the debt repayment and refinancing of the Bridge Notes, the Company incurred a $2.2 million extraordinary charge, net of income tax benefit of $1.5 million for the four months ended December 31, 1998.

    The Bridge Notes were purchased by an affiliate of DLJ and accrued interest at 10%. The terms of the issue called for floating rate increases to the prime rates plus 2.5% after six months, and increases of 0.5% every three months subject to a 17.0% maximum, as long as the Bridge Notes remained outstanding. The Bridge Notes were to mature on August 28, 1999, but were refinanced in October 1998 (Note 10).

    DeCrane Holdings' initial capitalization consists of the net proceeds from the sale of all of the shares of its common stock for $65.0 million and shares of its senior redeemable exchangeable preferred stock due 2009 for $34.0 million, along with warrants to purchase 150,000 common shares, to the DLJ funds (Note 13).

    The Company incurred non-recurring charges totaling approximately $3.6 million (pre-tax) during the eight months ended August 31, 1998 in conjunction with the DLJ Acquisition.

NOTE 3 - ACQUISITIONS

AVTECH

    On June 26, 1998, the Company purchased substantially all of the common stock of Avtech Corporation. Avtech is a manufacturer of avionics components and an avionics systems integrator for the commercial and high-end corporate jet aircraft industries.

    The total purchase price was $84,693,000 in cash at closing, including $1,250,000 of acquisition related costs. The acquisition was financed with borrowings under the Company's credit facility. The acquisition was accounted for as a purchase and the $57,911,000 difference between the purchase price and the fair value of the net assets acquired was recorded as goodwill and is being amortized on a straight-line basis over 30 years.

    The consolidated results of operations for the eight months ended August 31, 1998 and the four months ended December 31, 1998 include the operating results of Avtech subsequent to June 25, 1998.

DETTMERS

    On June 30, 1998, the Company purchased certain assets, subject to certain liabilities assumed, of Dettmers Industries Inc.. Dettmers is a manufacturer of seats for high-end corporate jet aircraft.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 3 - ACQUISITIONS (CONTINUED)
    The total purchase price was $2,314,000 in cash at closing, including $205,000 of acquisition related costs, plus contingent consideration aggregating a maximum of $2,000,000 payable over four years based on future attainment of defined performance criteria during each of the years in the four-year period ending December 31, 2002. The acquisition was financed with borrowings under the Company's credit facility. The acquisition was accounted for as a purchase and the $2,068,000 difference between the purchase price, excluding the contingent consideration, and the fair value of the net assets acquired was recorded as goodwill and is being amortized on a straight-line basis over 30 years. The amount of contingent consideration paid in the future, if any, will increase goodwill and will be amortized prospectively over the remaining period of the initial 30-year term.

    The consolidated results of operations for the eight months ended August 31, 1998 and the four months ended December 31, 1998 include the operating results of Dettmers subsequent to June 29, 1998.

AUDIO INTERNATIONAL

    On November 14, 1997, the Company purchased all of the outstanding stock of Audio International, Inc.. Audio International provides premium, customized aircraft entertainment and cabin management products and systems for the high-end corporate jet market.

    The total purchase price was $24,726,000 in cash at closing, including $726,000 in acquisition related costs, plus contingent consideration aggregating a maximum of $6,000,000 payable over two years based on future attainment of defined performance criteria. During 1998, Audio International attained the required performance criteria and the Company increased the purchase price by $3,000,000, resulting in a corresponding increase to goodwill. The acquisition was funded with borrowings under the Company's revolving line of credit facility.

    The acquisition was accounted for as a purchase and the $20,110,000 difference between the purchase price, excluding the contingent consideration, and the fair value of the net assets acquired was recorded as goodwill and is being amortized over 30 years. The amount of contingent consideration paid in the future, if any, will increase goodwill and will be amortized prospectively over the remaining period of the initial 30-year term.

    The consolidated results of operations for the year ended December 31, 1997 include the operating results of Audio International subsequent to November 13, 1997.

MINORITY STOCKHOLDER'S 25% INTEREST

    On February 20, 1996, the Company purchased the remaining 25% of a subsidiary's stock it did not already own from the subsidiary's minority stockholder for a total purchase price of $5,748,000, including $334,000 of acquisition related costs and expenses. The purchase price consisted of $4,873,000 paid in cash at closing and a $600,000 non-interest bearing obligation payable to the minority stockholder. The cash portion of the purchase price was funded with the proceeds from the sale of preferred stock and redeemable warrants.

    The acquisition was accounted for as a purchase and the $5,498,000 difference between the purchase price and 25% of the fair value of the net assets acquired was recorded as goodwill and is being amortized over 26 years, representing the remaining useful life of the goodwill recorded upon the initial 75% acquisition in October 1991.

    The consolidated results of operations for the year ended December 31, 1996 include 100% of the operating results of the subsidiary subsequent to February 20, 1996. For the periods prior to February 20, 1996, the consolidated results of operations include a charge for the minority stockholder's 25% ownership interest.

AEROSPACE DISPLAY SYSTEMS

    On September 18, 1996, the Company purchased for cash substantially all of the assets, subject to certain liabilities assumed, of the Aerospace Display Systems division of Allard Industries, Inc.. The total

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 3 - ACQUISITIONS (CONTINUED)
purchase price was $13,395,000, including $402,000 in acquisition related costs. ADS develops and manufactures dichroic liquid crystal displays and modules for commercial and military avionics systems.

    The acquisition was funded with the proceeds from the sale of preferred stock, convertible subordinated notes and redeemable warrants, borrowings under the Company's revolving line of credit and a $2,000,000 non-interest bearing obligation payable to certain Allard stockholders.

    The acquisition was accounted for as a purchase and the $7,425,000 difference between the purchase price and the fair value of the net assets acquired was recorded as goodwill and is being amortized over 30 years.

    The consolidated results of operations for the year ended December 31, 1996 include the operating results of ADS subsequent to September 18, 1996.

ELSINORE

    On December 5, 1996, the Company acquired Elsinore Aerospace Services, Inc. and the Elsinore Engineering Services Division of Elsinore, L.P., collectively referred to as Elsinore. Elsinore provides engineering services to the commercial aircraft industry. The total purchase price was $2,443,000, including $300,000 of acquisition related costs. The purchase price consisted of $1,000,000 paid in cash at closing and a $1,250,000 15% promissory note payable to the sellers.

    The purchase agreement provided for an adjustment of the purchase price should the amount of working capital decline as of the closing date. The purchase price was allocated to the assets acquired and liabilities assumed using estimated fair values and $2,585,000 was assigned to goodwill, subject to final determination of the purchase price. During 1997, the Company and the sellers agreed to reduce the purchase price by $155,000 to reflect the decline in working capital as of the closing date and, as a result, goodwill was decreased by a corresponding amount during 1997.

PATS

    In January 1999, the Company acquired all of the outstanding stock of PATS, Inc.'s for a purchase price of $41.5 million (including the assumption of debt) subject to adjustments for changes to its net working capital, and reserves for environmental and other indemnities made by the shareholders. PATS is a Maryland-based designer, manufacturer and installer of aircraft and avionics systems. Among other things, PATS is the principal supplier of auxiliary fuel tank systems to the Boeing Business Jet program. The transaction will be accounted for as a purchase and the difference between the purchase price and the fair value of the net assets acquired will be recorded as goodwill and amortized on a straight-line basis over thirty years.

NOTE 4 - PRO FORMA RESULTS OF OPERATIONS FOR THE DLJ AND OTHER ACQUISITIONS

    Unaudited pro forma consolidated results of operations are presented in the table below for the years ended December 31, 1997 and 1998 and are pro forma for the DLJ and other acquisitions, excluding the 1999 PATS acquisition, as if they were consummated at the beginning of each year.

                                                                 PRO FORMA FOR THE
                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                1997           1998
                                                              --------       --------
Revenues....................................................  $160,054       $173,297
Loss before extraordinary item..............................   (10,091)        (3,642)

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 4 - PRO FORMA RESULTS OF OPERATIONS FOR THE DLJ AND OTHER ACQUISITIONS (CONTINUED)

    The above information reflects adjustments for inventory step-up, depreciation, amortization, general and administrative expenses, and interest expense based on the new cost basis and debt structure of the Company. In 1997 and 1998, income excludes the effect of a $2,078,000 and $2,229,000 extraordinary loss, respectively incurred in connection with the Company's debt refinancings (Notes 2 and 14).

NOTE 5 - ACCOUNTS RECEIVABLE AND SIGNIFICANT CUSTOMERS

ACCOUNTS RECEIVABLE

    Accounts receivable is net of an allowance for doubtful accounts of $487,000 and $581,000 at December 31, 1997 and 1998, respectively.

    The Company is potentially subject to concentrations of credit risk as the Company relies heavily on customers operating in the domestic and foreign commercial and high-end corporate jet aircraft industries. Generally, the Company does not require collateral or other security to support accounts receivable subject to credit risk. Under certain circumstances, deposits or cash-on-delivery terms are required. The Company maintains reserves for potential credit losses and generally, such losses have been within management's expectations.

SIGNIFICANT CUSTOMERS

    Two customers each accounted for more than 10% of the Company's consolidated revenues, as follows:


                                                                                  EIGHT
                                                               YEAR ENDED        MONTHS        FOUR
                                                              DECEMBER 31,        ENDED       MONTHS
                                                           -------------------   AUGUST 31,    ENDED
                                                                                  1998        DECEMBER
                                                             1996       1997     (PREDECESSOR) 31, 1998
                                                           (PREDECESSOR)
                                                            -----      -----       -----        -----
Customer A...............................................    15.8%      19.0%       17.3%        20.1%
Customer B...............................................     7.2%      11.2%        7.6%         5.6%

    Complete loss of Customer A could have a significant adverse impact on the results of operations expected in future periods. During the year ended December 31, 1997, Customer A acquired another customer of the Company. The above amounts for Customer A include the Company's revenue from the acquired customer after its acquisition. For the year ended December 31, 1997, revenue from Customer A would have been 20.9% had the acquisition been consummated on January 1, 1997.

NOTE 6 - INVENTORIES

    Inventories are comprised of the following as of December 31, 1997 and 1998 (amounts in thousands):

                                                                1997
                                                              (PREDECESSOR)   1998
                                                               -------      -------
Raw material................................................   $14,224      $19,221
Work-in process.............................................     4,655        7,231
Finished goods..............................................     7,097        7,829
                                                               -------      -------
  Total inventories.........................................   $25,976      $34,281
                                                               =======      =======

    Included above are costs relating to long-term contracts recognized on the percentage of completion method of $125,000 and $897,000 at December 31, 1997 and 1998, respectively.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 7 - PROPERTY AND EQUIPMENT

    Property and equipment includes the following as of December 31, 1997 and 1998 (amounts in thousands):

                                                                1997
                                                              (PREDECESSOR)   1998
                                                               --------     -------
Machinery and equipment.....................................   $ 18,151     $12,576
Tooling.....................................................      3,133       2,162
Computer equipment, furniture and fixtures..................      3,660       3,230
Land, buildings and leasehold improvements..................      3,580      11,967
                                                               --------     -------
  Total cost................................................     28,524      29,935
  Accumulated depreciation and amortization.................    (14,470)     (1,775)
                                                               --------     -------
    Net property and equipment..............................   $ 14,054     $28,160
                                                               ========     =======

    Property and equipment under capital leases included above consists of the following as of December 31, 1997 and 1998 (amounts in thousands):

                                                                1997
                                                              (PREDECESSOR)  1998
                                                                ------       -----
Machinery and equipment.....................................    $1,160       $ 693
Computer equipment, furniture and fixtures..................       455         243
                                                                ------       -----
  Total cost................................................     1,615         936
  Accumulated depreciation and amortization.................      (523)       (204)
                                                                ------       -----
    Net property and equipment..............................    $1,092       $ 732
                                                                ======       =====

    Depreciation of machinery and equipment under capital leases is included in cost of sales in the consolidated financial statements.

NOTE 8 - OTHER ASSETS

    Other assets includes the following as of December 31, 1997 and 1998 and is net of accumulated amortization for the respective periods as parenthetically noted (amounts in thousands):

                                                                1997
                                                              (PREDECESSOR)   1998
                                                               -------      --------
Goodwill (net of $1,682 and $1,839).........................   $38,592      $167,836
Deferred financing costs (net of $64 and $343)..............       399         8,787
Other intangibles (net of $194 and $1,317)..................       596        48,708
Other non-amortizable assets................................       380           647
                                                               -------      --------
  Other assets, net.........................................   $39,967      $225,978
                                                               =======      ========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 9 - ACCRUED EXPENSES

    Accrued expenses are comprised of the following as of December 31, 1997 and 1998 (amounts in thousands):

                                                                1997
                                                              (PREDECESSOR)   1998
                                                                ------      -------
Salaries, wages, compensated absences and payroll related
  taxes.....................................................    $3,410      $ 6,147
Additional acquisition consideration........................     --           3,000
Accrued interest............................................       152        2,946
Other accrued expenses......................................     3,349        6,179
                                                                ------      -------
  Total accrued expenses....................................    $6,911      $18,272
                                                                ======      =======

NOTE 10 - BORROWINGS

    SHORT-TERM BORROWINGS--The Company's Swiss subsidiary has a short-term revolving line of credit with a Swiss bank under which Swiss franc denominated borrowings of $568,000 and $283,000 were outstanding at December 31, 1997 and 1998, respectively. Interest on the line accrues at the bank's prime rate (5.25% and 4.875% at December 31, 1997 and 1998, respectively) plus 0.25%. The line of credit is guaranteed by the Company.

    LONG-TERM BORROWINGS--Long-term obligations outstanding include the following as of December 31, 1997 and 1998 (amounts in thousands):

                                                                1997
                                                              (PREDECESSOR)   1998
                                                               -------      --------
Credit facilities
  Revolving lines of credit.................................   $36,000      $  5,800
  Term debt.................................................     --           79,888
12% Senior Subordinated Notes due 2008, with interest
  payable semi-annually commencing on March 30, 1999........     --          100,000
Capital lease obligations and equipment term financing, with interest at
  4.34 % to 18.08%, secured by equipment....................       547           367
Other.......................................................     1,723           427
                                                               -------      --------
    Total long-term obligations.............................    38,270       186,482
    Less current portion....................................      (858)       (1,529)
                                                               -------      --------
      Long-term obligations, less current portion...........   $37,412      $184,953
                                                               =======      ========

PREDECESSOR CREDIT FACILITY

    Prior to August 31, 1998, the Company had a credit facility with a group of banks for a $105 million senior revolving line of credit. Borrowings under the credit facility were secured by the Company's assets.

    The Company, at its option, could elect to pay interest on the credit facility borrowings based on either the prime rate or interbank offered rate ("IBOR") plus defined margins. The Company was required to pay a commitment fee, up to a maximum 0.375%, on the unused portion of the credit facility. The weighted-average interest rate on borrowings outstanding was 7.03% as of December 31, 1997.

SUCCESSOR CREDIT FACILITY

    In connection with the DLJ Acquisition, the Company was required to repay all of its borrowings under the predecessor credit facility and entered into a new credit facility. The new credit facility provides for term loan borrowings in the aggregate principal amount of $80.0 million and revolving loan borrowings up to an aggregate principal amount of $50.0 million. Principal payments under the term loan borrowings are due in

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 10 - BORROWINGS (CONTINUED)
increasing amounts over the next seven years and all borrowings under the revolving loan facility must be repaid within six years. Loans under the new credit facility generally bear interest based on a margin over, at the Company's option, the prime rate or the Euro-Dollar rate. Currently, the applicable margins are 1.50%-1.75% for prime rate borrowings and 2.75%-3.00% for Euro-Dollar borrowings. Borrowings under the new credit facility are secured by substantially all of the assets of the Company. The Company is subject to certain commitment fees under the facility as well as the maintenance of certain financial ratios, cash flow results and other restrictive covenants.

    In January 1999, term loan borrowings were increased to $99.9 million to fund the acquisition of PATS, Inc. (Note 3).

12% SENIOR SUBORDINATED NOTES

    On October 5, 1998 (subsequent to the DLJ Acquisition and financing), the Bridge Notes were repaid with the net proceeds from the Units offering. Each Unit consists of $1,000 principal amount of the Notes and one warrant (collectively, the "Warrants") to purchase shares of common stock of DeCrane Holdings ("Holdings Common Stock"). The Notes will mature on September 30, 2008. Interest on the Notes is payable semi-annually on March 30 and September 30 of each year, commencing on March 30, 1999. The Notes are unsecured general obligations of the Company and are subordinated in right of payment to all existing and future senior indebtedness of the Company, including indebtedness pursuant to the credit facility. Prior to the Notes maturing, the Company may redeem all or some of the Notes at a redemption price which may include a premium. In the event of a change in control, the holders may require the Company to repurchase the Notes for a redemption price which may also include a premium.

AGGREGATE MATURITIES

    The aggregate maturities of long-term obligations are as follows as of December 31, 1998 (amounts in thousands):

YEAR ENDING DECEMBER 31,
  1999......................................................     1,529
  2000......................................................     2,722
  2001......................................................     4,866
  2002......................................................     7,905
  2003......................................................    10,522
  Thereafter................................................   158,938
                                                              --------
      Total long-term obligations...........................  $186,482
                                                              ========

NOTE 11 - INCOME TAXES

    Income (loss) before income taxes and extraordinary item was taxed under the following jurisdictions (amounts in thousands):


                                                          YEAR ENDED        EIGHT MONTHS
                                                         DECEMBER 31,         ENDED        FOUR MONTHS
                                                      -------------------   AUGUST 31,       ENDED
                                                                              1998         DECEMBER 31,
                                                        1996       1997     (PREDECESSOR)     1998
                                                      (PREDECESSOR)
                                                       -----      ------       ------         -------
Domestic............................................   $(855)     $7,509       $5,637         $(3,360)
Foreign.............................................     750       1,089          444             353
                                                       -----      ------       ------         -------
  Total.............................................   $(105)     $8,598       $6,081         $(3,007)
                                                       =====      ======       ======         =======

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 11 - INCOME TAXES (CONTINUED)
    The provisions for income taxes (benefit) are as follows (amounts in thousands):


                                                          YEAR ENDED        EIGHT MONTHS
                                                         DECEMBER 31,         ENDED        FOUR MONTHS
                                                      -------------------   AUGUST 31,       ENDED
                                                                              1998         DECEMBER 31,
                                                        1996       1997     (PREDECESSOR)     1998
                                                      (PREDECESSOR)
                                                       -----      ------      -------         -------
Current
  U.S. federal......................................   $ 269      $3,231      $ 3,835         $ 1,560
  State and local...................................     194         968        1,275             699
  Foreign...........................................     161         426          121             145
                                                       -----      ------      -------         -------
    Total current...................................     624       4,625        5,231           2,404
                                                       -----      ------      -------         -------
Deferred
  U.S. federal......................................      70      (1,021)      (1,932)         (4,150)
  State and local...................................      21        (279)        (435)           (816)
  Foreign...........................................      (3)         19           28            (106)
                                                       -----      ------      -------         -------
    Total deferred..................................      88      (1,281)      (2,339)         (5,072)
                                                       -----      ------      -------         -------
    Total provision.................................   $ 712      $3,344      $ 2,892         $(2,668)
                                                       =====      ======      =======         =======

    The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal rate to the income
(loss) before income taxes and extraordinary item as a result of the following differences (amounts in thousands):


                                                           YEAR ENDED        EIGHT MONTHS
                                                          DECEMBER 31,         ENDED        FOUR MONTHS
                                                       -------------------   AUGUST 31,       ENDED
                                                                               1998         DECEMBER 31,
                                                         1996       1997     (PREDECESSOR)     1998
                                                       (PREDECESSOR)
                                                         ----      ------       ------         -------
Income tax (benefit) at U.S. statutory rates.........    $(36)     $2,923       $2,068         $(1,022)
Increase (decrease) resulting from
  Book benefit not provided for net operating loss
    carryforwards....................................     172       --          --              --
  Amortization of assets and other expenses not
    deductible for income tax purposes...............     137         441          594             782
  Decrease in deferred tax asset valuation
    allowance........................................    --          (488)      --              (2,575)
  State income taxes, net of federal benefit.........     157         482          550             (25)
  Tax on earnings of subsidiary not consolidated for
    tax purposes.....................................      92       --          --              --
  Lower tax rates on earnings of foreign
    subsidiaries.....................................     (65)       (116)         (50)            (36)
  Other, net.........................................     255         102         (270)            208
                                                         ----      ------       ------         -------
    Income tax (benefit) at effective rates..........    $712      $3,344       $2,892         $(2,668)
                                                         ====      ======       ======         =======

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 11 - INCOME TAXES (CONTINUED)
    Deferred tax liabilities (assets) are comprised of the following as of December 31, 1997 and 1998 (amounts in thousands):

                                                                1997
                                                              (PREDECESSOR)   1998
                                                               -------     --------
Gross deferred tax liabilities
  Intangible assets.........................................   $   308     $ 18,320
  Tax effect on earnings of subsidiary not consolidated for
    tax purposes............................................     2,688        --
  Property and equipment....................................       688        4,531
  Other.....................................................       409          416
                                                               -------     --------
    Gross deferred tax liabilities..........................     4,093       23,267
                                                               -------     --------
Gross deferred tax (assets)
  Inventory.................................................    (2,811)      (2,396)
  Loss carryforwards........................................      (865)      (6,183)
  Accrued expenses..........................................      (697)      (1,657)
  Other.....................................................      (537)        (341)
                                                               -------     --------
    Gross deferred tax (assets).............................    (4,910)     (10,577)
                                                               -------     --------
Deferred tax assets valuation allowance.....................     2,575        --
                                                               -------     --------
  Net deferred tax liability................................   $ 1,758     $ 12,690
                                                               =======     ========

    The balance sheet classification of the net deferred tax liabilities as of December 31, 1997 and 1998 are as follows (amounts in thousands):

                                                                1997
                                                              (PREDECESSOR)   1998
                                                                ------      -------
Noncurrent deferred tax liability...........................    $1,758      $16,990
Current deferred tax asset..................................     --          (4,300)
                                                                ------      -------
  Net deferred tax liability................................    $1,758      $12,690
                                                                ======      =======

    Prior to 1997, the Company incurred losses and accordingly provided a valuation allowance for its domestic deferred net tax assets. The deferred tax asset valuation allowance was reduced in 1997 by $488,000 to reflect the amount of federal and state tax loss carryforwards utilized to reduce 1997 current income taxes.

    During the eight months ended August 31, 1998 and the four months ended December 31, 1998, the Company incurred net operating losses for tax purposes of approximated $1,528,000 and $486,000, respectively. The losses were caused by an $8,880,000 tax deduction for stock options exercised, $3,632,000 of nonrecurring charges and a $3,724,000 pre-tax extraordinary charge. The net operating loss tax benefits for both periods were carried back to 1997 for federal income tax purposes and carried forward for state income tax purposes. The 1998 net operating losses resulted in $2,545,000 of taxes being refundable as of December 31, 1998 and are included in prepaid expenses and other current assets. Even though the Company incurred tax losses during 1998, management believes that it is more likely than not that the Company will generate taxable income sufficient to realize the tax benefit associated with the future deductible deferred tax assets and loss carryforwards prior to their expiration. As a result, the Company reduced the valuation allowance by $2,575,000 during the four months ended December 31, 1998.

    The Company has approximately $17,400,000 and $600,000 of total loss carryforwards, which include net operating losses acquired in the Avtech aquisition, available for federal and state income tax purposes, respectively. In conjunction with the Avtech acquisition, the Company acquired federal loss carryforwards of $13,700,000 that are subject to separate return limitation rules, as defined in the Internal Revenue Code, and expire in 2018. The remaining federal and state carryforwards expire in varying amounts through 2010 and

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 11 - INCOME TAXES (CONTINUED)
2018, respectively. The amount of federal loss carryforwards that may be utilized in the future are subject to limitations because of the occurrence of changes in control, as defined in the Internal Revenue Code.

    Undistributed earnings of foreign subsidiaries are not material to the consolidated financial statements. As such, foreign taxes that may be due, net of U.S. foreign tax credits, have not been provided.

NOTE 12 - DERIVATIVE FINANCIAL INSTRUMENTS

    The Company does not use derivative financial instruments for trading purposes but only to manage well-defined foreign exchange rate risks.

    The Company enters into Swiss franc ("CHF") forward exchange contracts to purchase Swiss francs as a general economic hedge against foreign inventory procurement and manufacturing costs. Market value gains and losses on forward foreign exchange contracts are recognized in the consolidated statements of operations and aggregated a realized net gain (loss) of ($316,000), ($487,000), $323,000 and $146,000 for the years ended December 31, 1996 and 1997, the eight months ended August 31, 1998 and the four months ended December 31, 1998, respectively. At December 31, 1998, the Company had no open forward exchange contracts.

    The Company believes exposure to derivative credit losses is minimal in the event of nonperformance by the senior lender because any amounts due, but not paid, to the Company by the senior lender could be offset against the Company's principal and interest payments to the lender.

NOTE 13 - DECRANE HOLDINGS CAPITAL STRUCTURE

MANDATORILY REDEEMABLE PREFERRED STOCK

    The Company is authorized to issue a total of 2,500,000 shares of preferred stock ($.01 par value) of which 1,360,000 shares have been designated as 14% mandatorily redeemable preferred stock due 2009. Holders of the preferred stock are entitled to receive, when, as and if declared, dividends at a rate equal to 14% per annum, subject to 0.25% increases for each quarter that no dividend is paid (up to a maximum of an additional 5%). Prior to September 30, 2003, dividends are not paid in cash but instead accrete in liquidation value. The preferred stock has a $100.00 per share liquidation preference, subject to increases through non-cash dividend accretion, plus accrued and unpaid cash dividends. The preferred stock is mandatorily redeemable on August 28, 2009. Upon the occurrence of a change in control, as defined, each holder has the right to require the Company to redeem all or part of such holder's shares at a price equal to 101% of the liquidation preference plus accrued and unpaid cash dividends. The preferred stock is non-voting.

    As part of the Company's initial capitalization, 340,000 shares of the 14% mandatorily redeemable preferred stock and warrants to purchase 150,000 common shares were sold for $34,000,000 and on December 8, 1998, an additional 2,417 shares were sold for $242,000 to a group of related party investors (Note 19). As of December 31, 1998, there were 342,417 shares of the 14% mandatorily redeemable preferred stock issued and outstanding with a total liquidation value of $35,884,000, including $1,642,000 of non-cash dividend liquidation value accretion.

COMMON STOCK AND WARRANTS

    In connection with the DLJ Acquisition, all of DeCrane Aircraft's old outstanding shares which were tendered were cancelled and non-tendering shareholders were paid out. DeCrane Holdings was authorized to issue 3,500,000 new common shares ($.01 par value) of which 2,846,185 are issued and outstanding at December 31, 1998.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 13 - DECRANE HOLDINGS CAPITAL STRUCTURE (CONTINUED)

    In conjunction with the sale of the Units, the Company issued warrants to purchase 155,000 shares of common stock. A portion of the proceeds from the Units offering totaling $1,200,000 were allocated to the warrants and credited to additional paid-in capital.

    As of December 31, 1998, warrants to purchase a total of 305,000 shares of common stock are issued and outstanding and an equivalent number of shares of common stock are reserved for issuance upon exercise of the warrants. All warrants are exercisable at any time up to their expiration date. Warrants to purchase 155,000 shares are exercisable at $23.00 per share and expire on September 30, 2008 and the remaining warrants are exercisable at $0.01 per share and expire on August 28, 2009.

NOTES RECEIVABLE FROM THE SALE OF STOCK

    In December 1998, the Company sold preferred and common stock to a group of investors for $704,000 of which half of the purchase price was loaned to the investors by the Company (Note 19). The resulting notes receivable are classified as a reduction of stockholders' equity in the consolidated statement of financial position.

NOTE 14 - PREDECESSOR CAPITAL STRUCTURE AND TRANSACTIONS

REORGANIZATION AND REVERSE STOCK SPLIT

    On February 19, 1997, the Company reorganized as a Delaware corporation. In conjunction with the reorganization, the Company established a $.01 par value for its cumulative convertible preferred stock and common stock and increased the number of common shares and preferred shares authorized to 9,924,950 and 18,314,018 shares (which includes 10,000,000 shares of a newly designated series of preferred stock), respectively.

    Effective March 25, 1997, the Company effected a 3.53-for-1 reverse stock split. All common share information set forth in the consolidated financial statements and notes thereto has been restated to reflect the reverse stock split.

RECAPITALIZATION AND CONSUMMATION OF INITIAL PUBLIC OFFERING

    In January and March 1997, the holders of certain securities agreed to a plan for the recapitalization of the Company. Completion of the recapitalization was a condition to the consummation of the Company's initial public offering (the "IPO") and, was effective concurrent therewith. The IPO was consummated on April 16, 1997.

    The recapitalization provided for: (i) the conversion of all 6,847,705 shares of issued and outstanding cumulative convertible preferred stock into 1,941,804 shares of common stock; (ii) the cashless exercise and conversion of all 52,784 and 9,355 issued and outstanding preferred stock warrants and common stock warrants, respectively, into a total of 16,585 shares of common stock;
(iii) the cashless exercise of 508,497 mandatorily redeemable common stock warrants (the "Redeemable Warrants") into a total of 507,708 shares of common stock; and (iv) the cancellation of 95,368 Redeemable Warrants.

    Redeemable Warrants exercisable into 208,968 common shares remained after the recapitalization. Of this amount, 138,075 Redeemable Warrants were cancelled upon the consummation of the IPO and repayment of the Company's senior subordinated debt and convertible notes in accordance with the terms of the respective warrant agreements. Redeemable Warrants exercisable into 70,893 common shares remained after the recapitalization and the IPO and application of the net proceeds therefrom. Concurrent with the consummation of the IPO, the mandatory redemption feature of these warrants was terminated and, as a result, the value ascribed thereto was reclassified to stockholders' equity as additional paid-in capital.

    On April 16, 1997, the Company completed the IPO and sold 2,700,000 shares of common stock for $12.00 per share. Proceeds from the IPO of $30,132,000, net of $2,268,000 for underwriting discounts and

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 14 - PREDECESSOR CAPITAL STRUCTURE AND TRANSACTIONS (CONTINUED) commissions, together with approximately $12,775,000 of proceeds from borrowings under a new credit facility were used to repay amounts due under the Company's senior revolving line of credit, senior term notes, senior subordinated notes and convertible notes.

FOLLOW-ON EQUITY OFFERING

    In April 1998, the Company sold 2,206,177 shares of common stock for $17.00 per share. Net proceeds from the offering of $34,815,000 were used to partially repay borrowings outstanding under the Company's senior credit facility.

DEBT REPAID WITH IPO PROCEEDS

    In April 1997, the Company used the net proceeds from the IPO, together with approximately $12,775,000 of proceeds from borrowings under a credit facility, to repay the following: (i) senior revolving line of credit borrowings of $15,356,000; (ii) senior term notes aggregating $16,531,000; (iii) senior subordinated notes payable to related parties aggregating $7,000,000; and
(iv) convertible notes payable to related parties aggregating $3,000,000. In conjunction with the debt repayment, the Company incurred a $3,436,000 extraordinary charge, before an income tax benefit of $1,358,000, which is comprised of: (i) a $1,943,000 write-off of deferred financing costs; (ii) a $1,149,000 write-off of unamortized original issued discounts; and (iii) a $344,000 charge for a prepayment penalty and other related expenses.

MANDATORILY REDEEMABLE COMMON STOCK WARRANTS

    The table below summarizes Redeemable Warrant transactions during the years ended December 31, 1996, and 1997 (amounts in thousands, except share data).

                                                              REDEEMABLE WARRANTS
                                                              --------------------
                                                                         NUMBER OF
                                                                          COMMON
                                                               AMOUNT     SHARES
                                                              --------   ---------
Balance, December 31, 1995..................................  $ 1,633     446,296
Issued in conjunction with sale of Preferred Stock to
  finance Minority Interest acquisition.....................      492     194,618
Issued in conjunction with sale of Convertible Notes and
  Preferred Stock to finance ADS acquisition................      248      98,158
Issued pursuant to anti-dilution provisions upon the sale of
  Preferred Stock...........................................        7       2,868
Issued in conjunction with debt agreement amendment.........      179      70,893
Adjustment to estimated redemption value....................    4,320       --
                                                              -------    --------
Balance, December 31, 1996..................................    6,879     812,833
Adjustment to redemption value to reflect the IPO per share
  price.....................................................    2,203       --
Cashless exercise and conversion pursuant to the
  Recapitalization..........................................   (6,103)   (508,497)
Cancelled pursuant to the Recapitalization..................   (1,143)    (95,368)
Cancelled upon debt repayment with IPO proceeds.............   (1,657)   (138,075)
Reclassification of warrants no longer mandatorily
  redeemable to additional paid-in capital..................     (179)    (70,893)
                                                              -------    --------
Balance, December 31, 1997..................................  $ --          --
                                                              =======    ========

    Prior to the IPO, the warrant holders had the right, after various dates and contingent upon certain events, to require the Company to redeem the warrants and, in certain instances, to purchase the common stock issued upon exercise of the warrants. In all instances, the redemption or purchase price, was equal to the greater of either fair market value, book value, or a value based upon a defined formula which included, in part, an earnings multiple. The Redeemable Warrants' value was subsequently adjusted to reflect estimated redemption value. Concurrent with the consummation of the recapitalization and IPO, the

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 14 - PREDECESSOR CAPITAL STRUCTURE AND TRANSACTIONS (CONTINUED)
Company increased the redemption value by $2,203,000 to reflect the $12.00 per share IPO price. The adjustments to redemption value were charged (credited) to accumulated deficit.

CUMULATIVE CONVERTIBLE PREFERRED STOCK

    On February 19, 1997, the Company reorganized as a Delaware corporation. In conjunction with the reorganization, the Company established a $.01 par value for its preferred stock and increased the number of preferred shares authorized to 18,314,018 shares, which includes 10,000,000 shares of a newly designated series of preferred stock. As part of the recapitalization, which occurred concurrent with the IPO, all issued and outstanding shares of preferred stock were converted into .28357 of a share of common stock. The recapitalization also provided for the cashless exercise and conversion of all preferred stock warrants into 10,206 common shares. There were no shares of preferred stock or warrants to purchase preferred stock outstanding as of December 31, 1997.

    On February 9, 1996, certain members of Company management purchased for $112,000 an aggregate of 75,000 preferred shares. On February 20, 1996, the Company sold 2,000,000 preferred shares at $3.25 per share and issued Redeemable Warrants to purchase 194,618 common shares to a related party (Note 19). Proceeds from the sale aggregating $492,000 were ascribed to the Redeemable Warrants to reflect their estimated fair market value on the issuance date. The proceeds from the sale, net of issuance costs of $558,000, were used to fund the Minority Interest Acquisition.

    On September 18, 1996, the Company sold 750,000 preferred shares at $4.00 per share and issued Redeemable Warrants to purchase 49,079 common shares to related parties (Note 19). Proceeds from the sale aggregating $124,000 were ascribed to the Redeemable Warrants to reflect their estimated fair market value on the issuance date. The proceeds from the sale, net of issuance costs of $137,000, were used to fund the ADS acquisition.

COMMON STOCK

    On February 19, 1997, in conjunction with reorganizing as a Delaware corporation, the Company established a $.01 par value for its common stock and increased to 9,924,950 the number of common shares authorized. As of December 31, 1997, a total of 527,156 common shares were reserved for issuance upon exercise of stock options outstanding under the Company's stock option plan.

    As part of the recapitalization, the holders of the non-redeemable warrants agreed to the cashless exercise and conversion of all warrants outstanding into 6,379 common shares. Redeemable Warrants to purchase 70,893 common shares at an exercise price of $14.11 per share remained after the recapitalization. Concurrent with the consummation of the IPO, the mandatory redemption feature of these warrants was terminated and, consequently, became non-redeemable warrants. In December 1997, the holders of these warrants elected to exercise all of the warrants on a cashless basis and convert the warrants into 16,130 common shares. No non-redeemable warrants were outstanding as of December 31, 1997.

    During 1998 in connection with the DLJ Acquisition all stock options became 100% vested and were either exercised or cancelled as of August 31, 1998. The following table summarizes the status of the

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 14 - PREDECESSOR CAPITAL STRUCTURE AND TRANSACTIONS (CONTINUED) Company's stock option plan at December 31, 1996, 1997, and 1998 and the activity for the years ended December 31, 1996 and 1997, and the eight months ended August 31, 1998:

                                                   1996                   1997                   1998
                                           --------------------   --------------------   --------------------
                                                      WEIGHTED-              WEIGHTED-              WEIGHTED-
                                                       AVERAGE                AVERAGE                AVERAGE
                                                      EXERCISE               EXERCISE               EXERCISE
                                            SHARES      PRICE      SHARES      PRICE      SHARES      PRICE
                                           --------   ---------   --------   ---------   --------   ---------
Options outstanding at beginning of
 year....................................  208,423     $0.529     355,001     $1.724      501,260    $ 6.089
Granted..................................  147,031      3.413     163,662     15.574       75,000      16.85
Exercised................................    --         --          --         --        (575,692)     7.496
Cancelled................................     (453)     0.529     (17,403)     6.228         (568)     1.234
                                           -------                -------                --------
Options outstanding at end of year.......  355,001      1.724     501,260      6.089        --         --
                                           =======                =======                ========    =======
Options exercisable at end of year.......  141,845      0.633     200,444      0.921        --         --
                                           =======                =======                ========    =======

    The Company believes the per share exercise price of options granted through February 1996 and subsequent to January 1997 (through August 31, 1998) approximated the fair market value of the underlying common stock on the grant date. The exercise price of certain options granted from February 1996 to January 1997 were deemed to be below the fair market value of the underlying common stock on the grant date and such difference is being recognized as additional compensation expense in the consolidated financial statements on a straight line basis over the vesting period of the underlying options. Compensation expense recognized was $158,000, $240,000 and $332,000 for the years ended December 31, 1996 and 1997 and the eight months ended August 31, 1998, respectively.

    The Company measures compensation expense related to its employee stock option plan using the intrinsic value method as prescribed by APB Opinion No.
25. Had compensation cost for the Company's stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, the Company's net income (loss) would have been as follows (amounts in thousands):

                                                                                              EIGHT
                                                                                             MONTHS
                                                               YEAR ENDED DECEMBER 31,        ENDED
                                                              -------------------------    AUGUST 31,
                                                                        1997                  1998
                                                                    (PREDECESSOR)         (PREDECESSOR)
                                                              -------------------------   -------------
Net income (loss)
  As reported...............................................    $  (817)      $ 3,176         $3,189
  Pro forma.................................................       (822)        3,129          2,699
Weighted-average fair value of options granted
  Compensatory stock options................................       5.91          5.70           5.70
  Non-compensatory stock options............................       0.10          5.08           5.08

    For purposes of the pro forma presentation, the fair value for options granted subsequent to the IPO (April 16, 1997) was estimated on the dates of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 5.8%; expected dividend yield of 0%; expected life of 2.5 years; and expected stock price volatility of 39.9%. The fair value for options granted prior to the IPO was estimated on the dates of grant using a minimum value method, assuming a risk-free interest rate of 5.5% to 5.7% with no projected dividend yields. Unlike other permitted option pricing models, the minimum value method excludes stock price volatility, which could not be reasonably estimated for the Company prior to the IPO.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 14 - PREDECESSOR CAPITAL STRUCTURE AND TRANSACTIONS (CONTINUED)
    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models, as well as the minimum value method, do not necessarily provide a reliable single measure of its employee stock options.

    For purposes of pro forma disclosures, the estimated fair value of options granted in fiscal years after December 31, 1994 is amortized to expense over the options' vesting period. The effects of applying SFAS 123 in providing the pro forma disclosures are not likely to be representative of the effects on the reported consolidated financial statements in future years.

NOTE 15 - COMMITMENTS AND CONTINGENCIES

LITIGATION

    Certain subsidiaries of the Company have recently been served in an action filed in federal court by American International Airways, Inc., relating to the conversion and modification of two Boeing 747 aircraft from passenger to freighter configuration. No specific amount of damages is sought. The events in question occurred prior to the Company's purchase of the relevant businesses from its prior owner; the Company intends to deny any liability, and further believes that it is indemnified with respect to any such liabilities. The Company and two of its subsidiaries have confirmed that they are indemnified for any liability in the action filed by American International Airways; and for the further cost of defense of the action. A third subsidiary was named as a defendant but has been dismissed from the case without prejudice.

    On July 21, 1998, TAAM Associates, Inc. commenced an action in Delaware Chancery Court on behalf of a purported class of stockholders of the Company against the Company, its directors, Donaldson, Lufkin & Jenrette, Inc. and certain of its affiliates ("DLJ"), alleging, among other things, that the directors had breached their fiduciary duties by entering into the merger agreement related to the DLJ Acquisition without engaging in an auction or "active market check" and, therefore, agreed to terms that were unfair and inadequate from the standpoint of the Company's stockholders. On July 24, 1998, the plaintiffs amended the complaint by repeating the allegations in the initial complaint and adding allegations that: (i) the Company's Solicitation/Recommendation Statement on Schedule 14D-9 (the "14D-9") contained material misstatements or omissions; (ii) the termination fees were unreasonable; and (iii) the directors who approved the DLJ Acquisition had conflicts of interest. The complaint sought a preliminary and permanent injunction barring defendants from proceeding with the transaction or, if the transaction is consummated, an order rescinding it or awarding damages, together with interest, and an award of attorneys' fees and litigation expenses. Without admitting any wrongdoing in the action, in order to avoid the burden and expense of further litigation, the Company, DLJ, and the individual defendants reached an agreement in principle with the plaintiffs which contemplates settlement of the action. The Company, DLJ and the individual defendants and the plaintiffs entered into a memorandum of understanding (the "Memorandum of Understanding"), pursuant to which the parties would, subject to certain facts being confirmed through discovery which has not been completed, enter into a settlement agreement which would be subject to approval by the Court of Chancery. The Memorandum of Understanding required the Company to provide additional disclosures in an amendment to the 14D-9 which has occurred, and for a complete release and settlement of all claims, whether asserted directly, derivatively or otherwise, against defendants, or any of their affiliates, directors, officers, employees or agents arising out of the facts set forth in the complaint. The Memorandum of Understanding contemplates that, in connection with the benefit conferred, plaintiffs' counsel will apply to the Court of Chancery for an award of attorney's fees and litigation expenses in an amount not exceeding $375,000, which application, the defendants have agreed not to oppose.

    On August 5, 1998, the Company and its chief executive officer were served in an action filed in state court in California by the Company's chief financial officer and secretary claiming that he is due additional

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 15 - COMMITMENTS AND CONTINGENCIES (CONTINUED) compensation in the form of stock options, and claiming fraud, negligent misrepresentation and breach of contract in connection therewith. On
September 22, 1998, the plaintiff amended the compliant by repeating the allegations in the initial compliant and adding allegations of fraudulent misrepresentation in violation of certain provisions of the California Labor Code (for which doubled damages are sought), promissory estoppel, and wrongful discharge as a violation of public policy (as a result of allegations made by the plaintiff of improprieties in connection with the fairness opinion with respect to the DLJ Acquisition). The action seeks not less than $1.5 million plus punitive damages and costs. Discovery has not been completed. The Company intends to vigorously defend against such claim. The plaintiff's employment with the Company was terminated.

    The Canadian Transportation Safety Board has notified the Company that as part of its investigation of the crash of Swissair Flight 111 on September 2, 1998, burned wire was found which was attached to the in-flight entertainment system installed on certain Swissair aircraft by a subsidiary of the Company. The Canadian Transportation Safety Board has advised the Company that it does not have evidence that the system the Company installed malfunctioned or failed during the flight. The Company has been requested by attorneys for families of persons who died aboard the flight to put its insurance carrier on notice of a potential claim by such families.

    The Company and its subsidiaries are also involved in other routine legal and administrative proceedings incident to the normal conduct of business. Management believes the ultimate disposition of these matters, as well as the matters discussed in the preceding paragraphs, will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

LEASE COMMITMENTS

    The Company leases certain facilities and equipment under various capital and operating leases. Certain leases require payment of property taxes and include escalation clauses. Future minimum capital and operating lease commitments under non-cancelable leases are as follows as of December 31, 1998 (amounts in thousands):

                                                              CAPITAL    OPERATING
                                                               LEASES     LEASES
                                                              --------   ---------
Year ending December 31,
  1999......................................................    $230      $ 3,181
  2000......................................................      99        2,758
  2001......................................................      41        2,246
  2002......................................................      17        2,195
  2003......................................................       9        1,941
  2004 and thereafter.......................................    --          4,811
                                                                ----      -------
  Total minimum payments required...........................     396      $17,132
                                                                          =======
  Less amount representing future interest cost.............     (29)
                                                                ----
    Recorded obligation under capital leases................    $367
                                                                ====

    Total rental expense charged to operations for the years ended December 31, 1996 and 1997, the eight months ended August 31, 1998 and the four months ended December 31, 1998 was $1,614,000, $2,065,000, $2,303,000 and $1,095,000
respectively.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 16 - CONSOLIDATED STATEMENTS OF CASH FLOWS

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS INFORMATION

    The Company paid the following amounts in cash (amounts in thousands):

                                                                              EIGHT
                                                         YEAR ENDED           MONTHS        FOUR
                                                        DECEMBER 31,          ENDED        MONTHS
                                                   -----------------------   AUGUST 31,    ENDED
                                                       1996      1997          1998       DECEMBER 31,
                                                        (PREDECESSOR)        (PREDECESSOR)   1998
                                                   -----------------------   ----------   ----------
Interest.........................................    $2,983       $2,842       $2,227       $3,706
Income taxes.....................................       132          300        4,825        1,328

INFORMATION ON NONCASH INVESTING AND FINANCING ACTIVITIES

    Certain noncash investing and financing transactions occurred as follows (amounts in thousands):

                                                                                EIGHT
                                                             YEAR ENDED         MONTHS        FOUR
                                                            DECEMBER 31,        ENDED        MONTHS
                                                         -------------------   AUGUST 31,     ENDED
                                                            1996    1997         1998       DECEMBER 31,
                                                            (PREDECESSOR)      (PREDECESSOR)   1998
                                                         -------------------   ----------   ----------
Refinancing of Bridge Notes with proceeds from Units
 offering..............................................  $ --       $ --        $ --         $100,000
Additional acquisition consideration...................    --         --          --            3,000
Debt incurred for the acquisition of machinery and
 equipment.............................................      414        182         116            48
Financing provided by sellers in connection with
 acquisitions..........................................    3,492      --          --           --
Detail of acquisitions:
  Fair value of assets acquired, net of cash
    acquired...........................................  $20,887    $26,178     $90,377      $310,450
  Liabilities assumed..................................   (2,687)    (2,581)     (4,569)     (119,585)
                                                         -------    -------     -------      --------
      Cash paid for acquisition, net of cash
        acquired.......................................  $18,200    $23,597     $85,808      $190,865
                                                         =======    =======     =======      ========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 17 - FOREIGN OPERATIONS AND EXPORT REVENUES

FOREIGN OPERATIONS

    The Company operates in one business segment - avionics components manufacturing and integration services. Domestic and foreign operations consist of the following (amounts in thousands):

                                                                               EIGHT         FOUR
                                                            YEAR ENDED         MONTHS       MONTHS
                                                           DECEMBER 31,        ENDED        ENDED
                                                        -------------------   AUGUST 31,   DECEMBER 31,
                                                         1996        1997       1998         1998
                                                        --------   --------   ----------   ----------
                                                           (PREDECESSOR)      (PREDECESSOR)
Revenues
  Gross revenues
    United States.....................................  $64,383    $109,490    $89,619      $60,785
    Western Europe....................................   10,882      12,240      7,940        4,510
                                                        -------    --------    -------      -------
      Total gross revenues............................   75,265     121,730     97,559       65,295
                                                        -------    --------    -------      -------
  Less interarea transfers
    United States.....................................   (1,496)     (2,448)    (1,744)      (1,350)
    Western Europe....................................   (8,670)    (10,379)    (5,738)      (3,589)
                                                        -------    --------    -------      -------
      Total interarea transfers.......................  (10,166)    (12,827)    (7,482)      (4,939)
                                                        -------    --------    -------      -------
  Net revenues
    United States.....................................   62,887     107,042     87,875       59,435
    Western Europe....................................    2,212       1,861      2,202          921
                                                        -------    --------    -------      -------
      Total net revenues..............................  $65,099    $108,903    $90,077      $60,356
                                                        =======    ========    =======      =======
Consolidated long-lived assets
  United States.......................................  $10,573    $ 13,230    $24,693      $26,455
  Western Europe......................................    1,614         824        543        1,705
                                                        -------    --------    -------      -------
    Total consolidated long-lived assets..............  $12,187    $ 14,054    $25,236      $28,160
                                                        =======    ========    =======      =======

    The Company allocates its revenues on the basis of the location in which the sale originated. Revenues in Western Europe are primarily from Switzerland. Interarea sales are accounted for at prices that the Company believes would be equivalent to unaffiliated customer sales. Interarea transfers and eliminations reflect the shipment of raw component parts between areas. Long-lived assets consists of the Company's property and equipment. Corporate long-lived assets are included with United States assets.

EXPORT REVENUES

    Consolidated revenues include export revenues of $6,484,000, $12,430,000, $11,804,000 and $9,983,000 for the years ended December 31, 1996 and 1997, the eight months ended August 31, 1998 and the four months ended December 31, 1998, respectively. Export revenues are primarily derived from sales to customers located in Western Europe, the Far East and Canada.

NOTE 18 - EMPLOYEE BENEFIT PLANS

    The Company's Swiss subsidiary sponsors a defined contribution pension plan covering substantially all of its employees as required by Swiss law. Contributions and costs, which are shared equally by the Company and the employees, are determined as a percentage of each covered employees' salary. Company contributions and costs associated with the plan were $151,000, $157,000, $102,000 and $51,000 for the years ended December 31, 1996 and 1997, the eight months ended August 31, 1998 and the four months ended December 31, 1998, respectively.

    Substantially all of the Company's domestic employees are eligible to participate in a 401(k) defined contribution plan (the "Plan"). Participation in the Plan is at the discretion of each individual employee who

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 18 - EMPLOYEE BENEFIT PLANS (CONTINUED) is eligible to participate. Each participating employee is permitted to contribute up to a maximum amount defined in the Plan. The Company and its subsidiaries may make periodic discretionary matching contributions to the Plan. The Company made matching contributions of $41,000, $128,000 and $95,000 during the year ended December 31, 1997, the eight months ended August 31, 1998 and the four months ended December 31, 1998, respectively. No matching contributions were made to the plan during the year ended December 31, 1996. The costs associated with administering the plan were not significant for any period presented.

NOTE 19 - RELATED PARTY TRANSACTIONS

    The Company's transactions with related parties included in the consolidated financial statements are summarized in the table below (amounts in thousands):

                                                                                  EIGHT         FOUR
                                                               YEAR ENDED         MONTHS       MONTHS
                                                              DECEMBER 31,        ENDED        ENDED
                                                           -------------------   AUGUST 31,   DECEMBER 31,
                                                            1996       1997        1998         1998
                                                           --------   --------   ----------   ----------
                                                              (PREDECESSOR)      (PREDECESSOR)
DLJ
  Transaction financing fees.............................   $--        $--         $--         $12,000
  Credit facility outstanding borrowings.................    --         --          --           4,800
  Credit facility interest expense.......................    --         --          --             282
  Bridge notes interest expense..........................    --         --          --           1,041
Global Technology Partners, LLC
  Promissory notes receivable............................    --         --          --             352
Senior Subordinated Lenders
  Interest and advisory fees
    Earned during the period.............................      983        358       --           --
    Accrued and payable as of year end...................       43      --          --           --
  Purchase of Convertible Notes, Preferred Stock and
    Redeemable Warrants in conjunction with ADS
    acquisition..........................................    2,000      --          --           --
  Fees and expenses earned...............................       36      --          --           --
  Debt repaid with IPO proceeds
    Senior subordinated debt.............................    --         7,000       --           --
    Convertible Notes....................................    --         1,000       --           --
Investors
  Purchases of debt and equity securities
    Preferred Stock and Redeemable Warrants in
      conjunction with Minority Interest acquisition.....    6,500      --          --           --
    Convertible Notes, Preferred Stock and Redeemable
      Warrants in conjunction with ADS acquisition.......    4,000      --          --           --
  Fees and expenses earned...............................       74      --          --           --
  Convertible Notes
    Interest earned during the period....................       86         98       --           --
    Interest accrued and payable as of year end..........       86      --          --           --
    Repaid with IPO proceeds.............................    --         2,000       --           --

    Each related party is described below:

    DLJ -- The Company and its affiliates incurred fees payable to DLJ related entities of approximately $12.0 million in connection with the DLJ Acquisition. The Bridge Notes issued to finance the DLJ acquisition were also purchased by a DLJ entity. In addition, DLJ is involved in making a market for the

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 19 - RELATED PARTY TRANSACTIONS (CONTINUED)
Notes and may hold such Notes from time to time. The Company's credit facility is also provided by a syndicate of lenders led by DLJ related entities.

    Global Technology Partners, LLC ("GTP") -- Two members of the Company's Board of Directors are also members of GTP. In December 1998, GTP purchased approximately $704,000 of shares of common and preferred stock of DeCrane Holdings. The Company loaned half of the purchase price for such shares to GTP at an interest rate equal to the interest rate on the longest maturity senior bank debt of the Company in effect from time to time, plus 1.0%. The loans are repayable out of the proceeds from the sale of such stock, are secured by such stock, and are classified as a reduction in stockholders' equity. Upon collection of the notes, funds will be advanced to DeCrane Holdings.

    Senior Subordinated Lenders - Own 8.9% of the Company's issued and outstanding common stock at December 31, 1997, were represented on the Company's Board of Directors in 1995 and 1996, and provided a portion of the Company's Convertible Notes financing and the Subordinated Debt (Notes 10 and 14). The ownership percentage reflects the cashless exercise and conversion of all Preferred Stock, Preferred Stock warrants, common stock warrants and Redeemable Warrants into 451,370 common shares in conjunction with the Recapitalization (Note 14).

    Investors - Own 16.4% of the Company's issued and outstanding common stock at December 31, 1997, are represented on the Company's Board of Directors, and provided a portion of the Company's Convertible Notes and Preferred Stock financing (Notes 10 and 14). The ownership percentage reflects the cashless exercise and conversion of all Preferred Stock and Redeemable Warrants into 840,808 common shares in conjunction with the Recapitalization (Note 14).

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED)

    In conjunction with the Notes, Bridge Notes and credit facility described in
Note 2, the following summarized condensed consolidating financial information is presented for the Company, segregating guarantor subsidiaries and non-guarantor subsidiaries. The accompanying financial information in the "Guarantor Subsidiaries" column reflects the financial position, results of operations and cash flows for those subsidiaries which guarantee the Notes and credit facility. The accompanying financial information in the "DeCrane Holdings Co." column reflects the financial position, results of operations and cash flows for DeCrane Holdings and DeCrane Aircraft, the issuer. The guarantor subsidiaries are wholly-owned subsidiaries of the Company and the guarantees are full, unconditional, and joint and several. Separate financial statements of the guarantor subsidiaries are not presented because management believes that such financial statements would not be material to investors.

    Investments in subsidiaries in the following condensed consolidating financial information are accounted for under the equity method of accounting. Consolidating adjustments include the following:

        (1) Elimination of investments in subsidiaries.

        (2) Elimination of intercompany accounts.

        (3) Elimination of intercompany sales between guarantor and non-guarantor subsidiaries.

        (4) Elimination of equity in earnings of subsidiaries.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
BALANCE SHEETS (AMOUNTS IN THOUSANDS)

                                                                   DECEMBER 31, 1997 (PREDECESSOR)
                                             ----------------------------------------------------------------------------
                                                DECRANE
                                                AIRCRAFT       GUARANTOR     NON-GUARANTOR   CONSOLIDATING   CONSOLIDATED
                                             HOLDINGS, INC.   SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                             --------------   ------------   -------------   -------------   ------------
ASSETS
Current assets
  Cash and cash equivalents................      $    16        $   109         $    81        $ --             $   206
  Accounts receivable, net.................      --              17,101           1,051          --              18,152
  Inventories..............................      --              24,399           1,577          --              25,976
  Other current assets.....................           98            505             179          --                 782
                                                 -------        -------         -------        --------         -------
    Total current assets...................          114         42,114           2,888          --              45,116

Property and equipment, net................          290         12,928             836          --              14,054
Other assets, principally intangibles,
 net.......................................          472         39,257             238          --              39,967
Investments in subsidiaries................       20,414          3,378          --             (23,792)(1)      --
Intercompany receivables...................       60,946            659           4,357         (65,962)(2)      --
                                                 -------        -------         -------        --------         -------
                                                 $82,236        $98,336         $ 8,319        $(89,754)        $99,137
                                                 =======        =======         =======        ========         =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term obligations...................      $     4        $   801         $   621        $ --             $ 1,426
  Other current liabilities................        4,333         12,780           1,805          --              18,918
                                                 -------        -------         -------        --------         -------
    Total current liabilities..............        4,337         13,581           2,426          --              20,344
                                                 -------        -------         -------        --------         -------
Long-term liabilities
  Long-term obligations....................       36,027          1,372              13          --              37,412
  Intercompany payable.....................          873         64,430             659         (65,962)(2)      --
  Other long-term liabilities..............        1,333             96             425          --               1,854
                                                 -------        -------         -------        --------         -------
    Total long-term liabilities............       38,233         65,898           1,097         (65,962)         39,266
                                                 -------        -------         -------        --------         -------
Stockholders' equity
  Capital..................................       51,110         12,418           1,194         (13,612)(1)      51,110
  Retained earnings (deficit)..............      (11,444)         6,439           3,741         (10,180)(1)     (11,444)
  Accumulated comprehensive income
    (loss).................................      --              --                (139)         --                (139)
                                                 -------        -------         -------        --------         -------
    Total stockholder's equity.............       39,666         18,857           4,796         (23,792)         39,527
                                                 -------        -------         -------        --------         -------
                                                 $82,236        $98,336         $ 8,319        $(89,754)        $99,137
                                                 =======        =======         =======        ========         =======

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
BALANCE SHEETS (CONTINUED)

                                                                     DECEMBER 31, 1998
                                        ---------------------------------------------------------------------------
                                           DECRANE       GUARANTOR     NON-GUARANTOR   CONSOLIDATING   CONSOLIDATED
                                        HOLDINGS CO.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                        -------------   ------------   -------------   -------------   ------------
ASSETS
Current assets
  Cash and cash equivalents...........    $  2,458        $    762        $   298      $  --             $  3,518
  Accounts receivable, net............      --              28,917          1,524         --               30,441
  Inventories.........................      --              32,624          1,657         --               34,281
  Other current assets................       7,066             894            237         --                8,197
                                          --------        --------        -------      ---------         --------
    Total current assets..............       9,524          63,197          3,716         --               76,437

Property and equipment, net...........         272          26,170          1,718         --               28,160
Other assets, principally intangibles,
 net..................................      11,753         200,383         13,842         --              225,978
Investments in subsidiaries...........     239,101           4,373         --           (243,474)(1)       --
Intercompany receivables..............      45,710             693          3,567        (49,970)(2)       --
                                          --------        --------        -------      ---------         --------
                                          $306,360        $294,816        $22,843      $(293,444)        $330,575
                                          ========        ========        =======      =========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term obligations..............    $    892        $    628        $   292      $  --             $  1,812
  Other current liabilities...........      10,573          16,651          1,174         --               28,398
                                          --------        --------        -------      ---------         --------
    Total current liabilities.........      11,465          17,279          1,466         --               30,210
                                          --------        --------        -------      ---------         --------
Long-term liabilities
  Long-term obligations...............     184,822             131         --             --              184,953
  Intercompany payables...............      (3,694)         53,388            276        (49,970)(2)       --
  Other long-term liabilities.........      16,278             658            713         --               17,649
                                          --------        --------        -------      ---------         --------
    Total long-term liabilities.......     197,406          54,177            989        (49,970)         202,602
                                          --------        --------        -------      ---------         --------
Mandatorily redeemable preferred
 stock................................      35,884          --             --             --               35,884
Stockholders' equity
  Capital.............................      64,173         214,823         15,440       (230,263)(1)       64,173
  Retained earnings (deficit).........      (2,568)          8,537          4,674        (13,211)(1)       (2,568)
  Accumulated comprehensive income
    (loss)............................      --              --                274         --                  274
                                          --------        --------        -------      ---------         --------
    Total stockholders' equity........      61,605         223,360         20,388       (243,474)          61,879
                                          --------        --------        -------      ---------         --------
                                          $306,360        $294,816        $22,843       (293,444)        $330,575
                                          ========        ========        =======      =========         ========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF OPERATIONS (AMOUNTS IN THOUSANDS)

                                                       TWELVE MONTHS ENDED DECEMBER 31, 1996 (PREDECESSOR)
                                          ------------------------------------------------------------------------------
                                          DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR   CONSOLIDATING   CONSOLIDATED
                                           HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                          ----------------   ------------   -------------   -------------   ------------
Revenues................................      $--              $61,835         $11,934        $ (8,670)(3)     $65,099
Cost of sales...........................      --                48,542           9,520          (8,670)(3)      49,392
                                              -------          -------         -------        --------         -------
  Gross profit..........................      --                13,293           2,414          --              15,707

Selling, general and administrative
 expenses...............................        2,461            7,240           1,046          --              10,747
Amortization of intangible assets.......      --                   695              14          --                 709
Interest expense........................        4,032              129              87          --               4,248
Intercompany charges....................       (2,182)           2,002             180          --              --
Equity in earnings of subsidiaries......       (2,820)            (594)         --               3,414 (4)      --
Other expenses (income).................           (3)             204             (93)         --                 108
Provisions for income taxes.............         (671)           1,225             158          --                 712
                                              -------          -------         -------        --------         -------
Net income (loss).......................      $  (817)         $ 2,392         $ 1,022        $ (3,414)        $  (817)
                                              =======          =======         =======        ========         =======

                                                       TWELVE MONTHS ENDED DECEMBER 31, 1997 (PREDECESSOR)
                                          ------------------------------------------------------------------------------
                                          DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR   CONSOLIDATING   CONSOLIDATED
                                           HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                          ----------------   ------------   -------------   -------------   ------------
Revenues................................      $--              $106,154        $13,128        $(10,379)(3)    $108,903
Cost of sales...........................      --                 81,115          9,511         (10,379)(3)      80,247
                                              -------          --------        -------        --------        --------
  Gross profit..........................      --                 25,039          3,617          --              28,656

Selling, general and administrative
 expenses...............................        3,646            10,720          1,390          --              15,756
Amortization of intangible assets.......      --                    892             13          --                 905
Interest expense........................        2,888               220             46          --               3,154
Intercompany charges....................       (4,617)            4,432            185          --              --
Equity in earnings of subsidiaries......       (6,392)             (999)        --               7,391 (4)      --
Other expenses..........................      --                    161             82          --                 243
Provision (benefit) for income taxes....         (779)            3,678            445          --               3,344
Extraordinary charge, net of tax........        2,078            --             --              --               2,078
                                              -------          --------        -------        --------        --------
Net income..............................      $ 3,176          $  5,935        $ 1,456        $ (7,391)       $  3,176
                                              =======          ========        =======        ========        ========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF OPERATIONS (CONTINUED)

                                                         EIGHT MONTHS ENDED AUGUST 31, 1998 (PREDECESSOR)
                                          ------------------------------------------------------------------------------
                                          DECRANE AIRCRAFT    GUARANTOR     NON-GUARANTOR   CONSOLIDATING   CONSOLIDATED
                                           HOLDINGS, INC.    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                          ----------------   ------------   -------------   -------------   ------------
Revenues................................      $--              $87,312         $ 8,503         $(5,738)(3)     $90,077
Cost of sales...........................      --                59,252           6,587          (5,738)(3)      60,101
                                              -------          -------         -------         -------         -------
  Gross profit..........................      --                28,060           1,916          --              29,976

Selling, general and administrative
 expenses...............................        3,949           11,041             729          --              15,719
Nonrecurring charges....................        3,632           --              --              --               3,632
Amortization of intangible assets.......      --                 1,337              10          --               1,347
Interest expense (income)...............        2,343                7          --              --               2,350
Intercompany charges....................       (4,357)           4,229             128          --              --
Equity in earnings of subsidiaries......       (6,824)            (489)         --               7,313 (4)      --
Other expenses (income).................          600             (164)            411          --                 847
Provision (benefit) for income taxes....       (2,532)           5,275             149          --               2,892
                                              -------          -------         -------         -------         -------
Net income..............................      $ 3,189          $ 6,824         $   489         $(7,313)        $ 3,189
                                              =======          =======         =======         =======         =======

                                                                FOUR MONTHS ENDED DECEMBER 31, 1998
                                             --------------------------------------------------------------------------
                                               DECRANE       GUARANTOR     NON-GUARANTOR   CONSOLIDATING   CONSOLIDATED
                                             HOLDINGS CO.   SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                             ------------   ------------   -------------   -------------   ------------
Revenues...................................     $--           $58,904         $ 5,041         $(3,589)        $60,356
Cost of sales..............................      --            42,691           3,637          (3,589)         42,739
                                                -------       -------         -------         -------         -------
Gross profit...............................      --            16,213           1,404          --              17,617
Selling, general and administrative
 expenses..................................       1,741         8,124             409          --              10,274
Nonrecurring charges.......................      --            --              --              --              --
Amortization of intangible assets..........         102         2,868             178          --               3,148
Interest expense (income)..................       6,769            92               6          --               6,867
Intercompany charges.......................      (3,088)        3,025              63          --              --
Equity in earnings of subsidiaries.........      (7,753)         (506)         --               8,259 (4)      --
Other expenses (income)....................      --               132             203          --                 335
Provision for income taxes (benefit).......       2,568        (5,275)             39          --              (2,668)
Extraordinary charge, net of tax...........       2,229        --              --              --               2,229
                                                -------       -------         -------         -------         -------
Net income (loss)..........................     $(2,568)      $ 7,753         $   506         $(8,259)        $(2,568)
                                                =======       =======         =======         =======         =======

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)

STATEMENTS OF CASH FLOWS (AMOUNTS IN THOUSANDS)

                                                TWELVE MONTHS ENDED DECEMBER 31, 1996 (PREDECESSOR)
                                        -------------------------------------------------------------------
                                         DECRANE
                                         AIRCRAFT
                                        HOLDINGS,       GUARANTOR   NON-GUARANTOR CONSOLIDATING  CONSOLIDATED
                                           INC.         SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS      TOTAL
                                          --------       -------      -------      -------        --------
Cash flows from operating activities
  Net income (loss)...................    $   (817)      $ 2,392      $ 1,022      $(3,414)       $   (817)
  Adjustments to net income (loss)
    Non-cash adjustments to net income
      (loss)..........................       1,093         2,623          903        --              4,619
    Equity in earnings of
      subsidiaries....................      (2,820)         (594)      --            3,414 (4)      --
    Changes in working capital........        (864)        1,525       (1,505)       --               (844)
                                          --------       -------      -------      -------        --------
      Net cash provided by (used for)
        operating activities..........      (3,408)        5,946          420        --              2,958
                                          --------       -------      -------      -------        --------
Cash flows from investing activities
  Acquisition of companies, net of
    cash acquired.....................     (18,200)        --          --            --            (18,200)
  Capital expenditures and other......         (97)       (5,353)        (366)       --             (5,816)
                                          --------       -------      -------      -------        --------
      Net cash used for investing
        activities....................     (18,297)       (5,353)        (366)       --            (24,016)
                                          --------       -------      -------      -------        --------
Cash flows from financing activities
  Net proceeds from sale of equity....       8,240         --          --            --              8,240
  Debt financing for acquisitions.....      13,548         --          --            --             13,548
  Principal payments on long-term debt
    and leases........................      (1,500)         (438)         (63)       --             (2,001)
  Line of credit borrowings
    (repayments)......................       1,280         --             (89)       --              1,191
  Other, net..........................         158           (85)      --            --                 73
                                          --------       -------      -------      -------        --------
      Net cash provided by (used for)
        financing activities..........      21,726          (523)        (152)       --             21,051
                                          --------       -------      -------      -------        --------
Effect of foreign currency translation
  on cash.............................      --             --              22        --                 22
                                          --------       -------      -------      -------        --------
Net increase (decrease) in cash and
  equivalents.........................          21            70          (76)       --                 15
Cash and equivalents at beginning of
  period..............................          16            17          272        --                305
                                          --------       -------      -------      -------        --------
Cash and equivalents at end of
  period..............................    $     37       $    87      $   196      $ --           $    320
                                          ========       =======      =======      =======        ========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF CASH FLOWS (CONTINUED)

                                                TWELVE MONTHS ENDED DECEMBER 31, 1997 (PREDECESSOR)
                                        -------------------------------------------------------------------
                                         DECRANE
                                         AIRCRAFT
                                        HOLDINGS,       GUARANTOR   NON-GUARANTOR CONSOLIDATING  CONSOLIDATED
                                           INC.         SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS      TOTAL
                                          --------       -------      -------      -------        --------
Cash flows from operating activities
  Net income..........................    $  3,176       $ 5,935      $ 1,456      $(7,391)       $  3,176
  Adjustments to net income
    Non-cash adjustments to net
      income..........................       1,307         4,687          829        --              6,823
    Equity in earnings of
      subsidiaries....................      (6,392)         (999)      --            7,391 (4)      --
    Changes in working capital........       1,374        (4,530)      (2,202)       --             (5,358)
                                          --------       -------      -------      -------        --------
      Net cash provided by (used for)
        operating activities..........        (535)        5,093           83        --              4,641
                                          --------       -------      -------      -------        --------
Cash flows from investing activities
  Acquisition of companies, net of
    cash acquired.....................     (23,597)        --          --            --            (23,597)
  Capital expenditures and other......        (244)       (3,823)        (145)       --             (4,212)
                                          --------       -------      -------      -------        --------
      Net cash used for investing
        activities....................     (23,841)       (3,823)        (145)       --            (27,809)
                                          --------       -------      -------      -------        --------
Cash flows from financing activities
  Net proceeds from sale of equity....      28,933         --          --            --             28,933
  Net debt repaid with equity offering
    proceeds..........................     (29,848)        --          --            --            (29,848)
  Debt financing for acquisitions.....      23,597         --          --            --             23,597
  Principal payments on long-term debt
    and leases........................        (474)       (1,147)         (54)       --             (1,675)
  Line of credit borrowings
    (repayments)......................       1,907         --             (96)       --              1,811
  Other, net..........................         240          (101)      --            --                139
                                          --------       -------      -------      -------        --------
      Net cash provided by (used for)
        financing activities..........      24,355        (1,248)        (150)       --             22,957
                                          --------       -------      -------      -------        --------
Effect of foreign currency translation
  on cash.............................      --             --              97        --                 97
                                          --------       -------      -------      -------        --------
Net increase (decrease) in cash and
  equivalents.........................         (21)           22         (115)       --               (114)
Cash and equivalents at beginning of
  period..............................          37            87          196        --                320
                                          --------       -------      -------      -------        --------
Cash and equivalents at end of
  period..............................    $     16       $   109      $    81      $ --           $    206
                                          ========       =======      =======      =======        ========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF CASH FLOWS (CONTINUED)

                                                 EIGHT MONTHS ENDED AUGUST 31, 1998 (PREDECESSOR)
                                        -------------------------------------------------------------------
                                         DECRANE
                                         AIRCRAFT
                                        HOLDINGS,       GUARANTOR   NON-GUARANTOR CONSOLIDATING  CONSOLIDATED
                                           INC.         SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS      TOTAL
                                          --------       -------       -----       -------        --------
Cash flows from operating activities
  Net income..........................    $  3,189       $ 6,824       $ 489       $(7,313)       $  3,189
  Adjustments to net income
    Non-cash adjustments to net
      income..........................      (2,222)        3,420         557         --              1,755
    Equity in earnings of
      subsidiaries....................      (6,824)         (489)      --            7,313(4)       --
    Changes in working capital........       5,492        (7,393)        (29)        --             (1,930)
                                          --------       -------       -----       -------        --------
      Net cash provided by (used for)
        operating activities..........        (365)        2,362       1,017         --              3,014
                                          --------       -------       -----       -------        --------
Cash flows from investing activities
  Acquisition of companies, net of
    cash acquired.....................     (87,071)        1,263       --            --            (85,808)
  Capital expenditures and other......         (44)       (1,306)       (220)        --             (1,570)
                                          --------       -------       -----       -------        --------
      Net cash used for investing
        activities....................     (87,115)          (43)       (220)        --            (87,378)
                                          --------       -------       -----       -------        --------
Cash flows from financing activities
  Net proceeds from sale of equity....      34,815         --          --            --             34,815
  Net debt repaid with equity offering
    proceeds..........................     (34,815)        --          --            --            (34,815)
  Debt financing for acquisitions.....      85,808         --          --            --             85,808
  Principal payments on long-term debt
    and leases........................          (3)       (1,280)        (34)        --             (1,317)
  Line of credit borrowings
    (repayments)......................       6,007         --           (554)        --              5,453
  Other, net..........................          23           (96)      --            --                (73)
                                          --------       -------       -----       -------        --------
      Net cash provided by (used for)
        financing activities..........      91,835        (1,376)       (588)        --             89,871
                                          --------       -------       -----       -------        --------
Effect of foreign currency translation
  on cash.............................      --             --             26         --                 26
                                          --------       -------       -----       -------        --------
Net increase in cash and
  equivalents.........................       4,355           943         235         --              5,533
Cash and equivalents at beginning of
  period..............................          16           109          81         --                206
                                          --------       -------       -----       -------        --------
Cash and equivalents at end of
  period..............................       4,371       $ 1,052       $ 316       $ --           $  5,739
                                          ========       =======       =====       =======        ========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 20 - SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)
STATEMENTS OF CASH FLOWS (CONTINUED)

                                                          FOUR MONTHS ENDED DECEMBER 31, 1998
                                             --------------------------------------------------------------
                                              DECRANE
                                             HOLDINGS     GUARANTOR   NON-GUARANTOR CONSOLIDATING CONSOLIDATED
                                                CO.       SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS    TOTAL
                                              --------    --------       -----       -------     ---------
Cash flows from operating activities
  Net income...............................   $ (2,568)   $  7,753       $ 506       $(8,259)    $  (2,568)
  Adjustments to net income
    Non-cash adjustments to net income.....     (2,632)      4,964        (274)        --            2,058
    Equity in earnings of subsidiaries.....     (7,753)       (506)      --            8,259(4)     --
    Changes in working capital.............     12,408     (10,272)       (618)        --            1,518
                                              --------    --------       -----       -------     ---------
      Net cash provided by (used for)
        operating activities...............       (545)      1,939        (386)        --            1,008
                                              --------    --------       -----       -------     ---------
Cash flows from investing activities
  Purchase of DeCrane Aircraft.............   (190,865)      --          --            --         (190,865)
  Capital expenditures and other...........     --          (1,746)        (67)        --           (1,813)
                                              --------    --------       -----       -------     ---------
      Net cash used for investing
        activities.........................   (190,865)     (1,746)        (67)        --         (192,678)
                                              --------    --------       -----       -------     ---------
Cash flows from financing activities
  Financing of DeCrane Aircraft
    acquisition............................    190,865       --          --            --          190,865
  Net proceeds from sale of equity.........     --           --          --            --           --
  Net debt repaid with equity offering
    proceeds...............................     --           --          --            --           --
  Debt financing for acquisitions..........     --           --          --            --           --
  Principal payments on long-term debt and
    leases.................................         (1)       (447)        (10)        --             (458)
  Line of credit borrowings (repayments)...     (1,367)      --            264         --           (1,103)
  Other, net...............................     --             (36)      --            --              (36)
                                              --------    --------       -----       -------     ---------
      Net cash provided by (used for)
        financing activities...............    189,497        (483)        254         --          189,268
                                              --------    --------       -----       -------     ---------
Effect of foreign currency translation on
  cash.....................................     --           --            181         --              181
                                              --------    --------       -----       -------     ---------
Net increase (decrease) in cash and
  equivalents..............................     (1,913)       (290)        (18)        --           (2,221)
Cash and equivalents at beginning of
  period...................................      4,371       1,052         316         --            5,739
                                              --------    --------       -----       -------     ---------
Cash and equivalents at end of period......   $  2,458    $    762       $ 298       $ --        $   3,518
                                              ========    ========       =====       =======     =========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

NOTE 21 - EVENT SUBSEQUENT TO DATE OF INDEPENDENT ACCOUNTANTS REPORT (UNAUDITED)

    In April 1999, the Company purchased all of the outstanding stock of PPI Holdings, Inc. PPI is a manufacturer of interior furniture components primarily for middle- and high-end corporate aircraft.

    The purchase price was $60.2 million, less debt acquired, in cash at closing and is subject to adjustment for changes in working capital. Additional contingent consideration totaling $19.5 million is payable over two years based on future attainment of defined performance criteria. The acquisition will be accounted for as a purchase and the difference between the purchase price and the fair value of the net assets acquired will be recorded as goodwill and amortized on a straight-line basis over thirty years.

NOTE 22 - CONDENSED QUARTERLY DATA FOR 1997 AND 1998 (UNAUDITED)

                                    YEAR ENDED DECEMBER 31, 1997
                                                                                    YEAR ENDED DECEMBER 31, 1998
                                    YEAR ENDED DECEMBER 31, 1997           -----------------------------------------------
                            --------------------------------------------
                            --------------------------------------------
                                                             (PREDECESSOR)
                                                             (PREDECESSOR)
                                                                                                               (ONE MONTH
                                                                                                 (TWO MONTHS      ENDED
                                                                                                   ENDED        SEPTEMBER
                                                                                                 AUGUST 31,        30,
                                                                                                   1998)          1998)
                              1ST        2ND        3RD         4TH          1ST        2ND         3RD           3RD
                            -------    -------    -------      -------     -------    -------      -------       -------
Revenues.................   $26,118    $28,130    $26,639      $28,016     $29,128    $29,854      $31,095       $16,012
Gross profit.............     6,011      7,214      6,998        8,433       8,987      9,720       11,269         4,932
Income (loss) before
 extraordinary item......       629      1,454      1,481        1,690       1,688      1,672         (171)         (484)
Extraordinary loss from
 debt refinancing........     --        (2,078)     --          --           --         --          --              (296)
Net income (loss)........       629       (624)     1,481        1,690       1,688      1,672         (171)         (780)

                             YEAR
                             ENDED
                           DECEMBER
                           31, 1998
                           ---------
                             4TH
                            -------
Revenues.................   $44,344
Gross profit.............    12,685
Income (loss) before
 extraordinary item......       145
Extraordinary loss from
 debt refinancing........    (1,933)
Net income (loss)........    (1,788)

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                                              (UNAUDITED)
ASSETS
Current assets
    Cash and cash equivalents...............................    $  3,518       $  3,139
    Accounts receivable, net................................      30,441         40,074
    Inventories.............................................      34,281         51,290
    Deferred income taxes...................................       4,300          2,916
    Prepaid expenses and other current assets...............       3,897          2,847
                                                                --------       --------
      Total current assets..................................      76,437        100,266
    Property and equipment, net.............................      28,160         36,531
    Other assets, principally intangibles, net..............     225,978        321,602
                                                                --------       --------
        Total assets........................................    $330,575       $458,399
                                                                ========       ========
LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND
  STOCKHOLDERS' EQUITY
Current liabilities
    Short-term borrowings...................................    $    283       $    401
    Current portion of long-term obligations................       1,529          3,682
    Accounts payable........................................       6,383          8,749
    Accrued expenses........................................      18,272         23,546
    Income taxes payable....................................       3,743          4,638
                                                                --------       --------
      Total current liabilities.............................      30,210         41,016
                                                                --------       --------

Long-term obligations.......................................     184,953        281,094
Deferred income taxes.......................................      16,990         21,522
Other long-term liabilities.................................         659          4,904

Commitments and contingencies (Note 8)
Mandatorily redeemable preferred stock......................      35,884         39,785
                                                                --------       --------
Stockholders' equity
    Undesignated preferred stock, $.01 par value, 1,140,000
      shares authorized; none issued and outstanding as of
      December 31, 1998 and September 30, 1999..............          --             --
    Common stock, $.01 par value, 3,500,000 and 4,500,000
      shares authorized as of December 31, 1998 and
      September 30, 1999, respectively; 2,846,185 and
      3,389,663 shares issued and outstanding as of December
      31, 1998 and September 30, 1999, respectively.........          28             34
    Additional paid-in capital..............................      64,497         73,090
    Notes receivable for shares sold........................        (352)          (364)
    Accumulated deficit.....................................      (2,568)        (2,068)
    Accumulated other comprehensive income (loss)...........         274           (614)
                                                                --------       --------
      Total stockholders' equity............................      61,879         70,078
                                                                --------       --------
        Total liabilities, mandatorily redeemable preferred
          stock and stockholders' equity....................    $330,575       $458,399
                                                                ========       ========

   The accompanying notes are an integral part of the consolidated financial statements.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                              -----------------------------------
                                                                       1998
                                                              -----------------------
                                                               EIGHT
                                                               MONTHS
                                                               ENDED
                                                              AUGUST 31,   ONE MONTH
                                                                            ENDED
                                                                           SEPTEMBER
                                                              (PREDECESSOR)   30,         1999
                                                              ----------   ----------   ---------
                                                                           (UNAUDITED)  (UNAUDITED)
Revenues....................................................   $90,077      $16,012     $177,836
Cost of sales...............................................    60,101       11,080      118,081
                                                               -------      -------     --------
        Gross profit........................................    29,976        4,932       59,755
                                                               -------      -------     --------
Operating expenses
    Selling, general and administrative expenses............    15,719        3,170       27,507
    Nonrecurring charges....................................     3,632           --           --
    Amortization of intangible assets.......................     1,347          802        9,506
                                                               -------      -------     --------
        Total operating expenses............................    20,698        3,972       37,013
                                                               -------      -------     --------
Income from operations......................................     9,278          960       22,742
Other expenses (income)
    Interest expense........................................     2,350        1,765       19,884
    Terminated debt offering expenses.......................       600           --           --
    Other expenses (income).................................       247          181         (311)
                                                               -------      -------     --------
Income (loss) before provision for income taxes and
  extraordinary item........................................     6,081         (986)       3,169
Provision (benefit) for income taxes........................     2,892         (506)       2,669
                                                               -------      -------     --------
Income (loss) before extraordinary item.....................     3,189         (480)         500
Extraordinary loss from debt refinancing, net of income tax
  benefit...................................................        --          296           --
                                                               -------      -------     --------
Net income (loss)...........................................   $ 3,189      $  (776)    $    500
                                                               =======      =======     ========

   The accompanying notes are an integral part of the consolidated financial statements.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        COMMON STOCK                                                 ACCUMULATED
                                    ---------------------                  NOTES                        OTHER
                                      NUMBER                ADDITIONAL   RECEIVABLE                 COMPREHENSIVE
                                        OF                   PAID-IN     FOR SHARES   ACCUMULATED      INCOME
                                      SHARES      AMOUNT     CAPITAL        SOLD        DEFICIT         LOSS)        TOTAL
                                    ----------   --------   ----------   ----------   -----------   -------------   --------
Balance, December 31,
  1998............................   2,846,185     $28        $64,497       $(352)      $(2,568)        $ 274       $61,879
Comprehensive income (loss)
    Net income....................          --      --             --          --           500            --           500
    Translation adjustment........          --      --             --          --            --          (888)         (888)
                                                                                                                    -------
                                                                                                                       (388)
                                                                                                                    -------
Sale of common stock..............     543,478       6         12,494          --            --            --        12,500
Non-cash dividend accretion on
  mandatorily redeemable preferred
  stock...........................          --      --         (3,901)         --            --            --        (3,901)
Notes receivable interest.........          --      --             --         (12)           --            --           (12)
                                    ----------     ---        -------       -----       -------         -----       -------
Balance, September 30,
  1999 (Unaudited)................   3,389,663     $34        $73,090       $(364)      $(2,068)        $(614)      $70,078
                                    ==========     ===        =======       =====       =======         =====       =======

   The accompanying notes are an integral part of the consolidated financial statements.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    NINE MONTHS ENDED SEPTEMBER 30,
                                                              -------------------------------------------
                                                                         1998
                                                              ---------------------------
                                                              EIGHT MONTHS
                                                                ENDED
                                                              AUGUST 31      ONE MONTH
                                                                               ENDED
                                                                             SEPTEMBER 30
                                                              (PREDECESSOR)                    1999
                                                              ------------   ------------   -------------
                                                                             (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss).......................................    $  3,189       $   (776)      $    500
    Adjustments to reconcile net income (loss) to net cash
      provided by (used for) operating activities
        Depreciation and amortization.......................       4,454          1,252         14,875
        Deferred income taxes...............................      (2,339)           345            462
        Extraordinary loss from debt refinancing............          --            296             --
        Other, net..........................................        (360)           (61)           176
        Changes in assets and liabilities, net of effect
          from acquisitions
            Accounts receivable.............................      (3,621)          (975)        (2,598)
            Inventories.....................................      (2,017)         1,492          1,423
            Prepaid expenses and other assets...............         (58)          (650)        (1,276)
            Accounts payable................................      (1,127)         1,514         (1,967)
            Accrued expenses................................       3,519         (1,525)        (3,792)
            Income taxes payable............................       1,374         (2,418)         2,342
            Other long-term liabilities.....................          --             --             77
                                                                --------       --------       --------
                Net cash provided by (used for) operating
                  activities................................       3,014         (1,506)        10,222
                                                                --------       --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of DeCrane Aircraft, including $4,555 of
      acquisition costs.....................................          --       (185,126)            --
    Cash paid for acquisition, net of cash acquired.........     (85,808)            --       (116,790)
    Capital expenditures....................................      (1,745)          (307)        (4,752)
    Other, net..............................................         175             --            111
                                                                --------       --------       --------
                Net cash used for investing activities......     (87,378)      (185,433)      (121,431)
                                                                --------       --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES
    Term debt borrowings....................................          --             --         90,000
    Net borrowings (repayments) under revolving line of
      credit agreements.....................................      56,446         (1,519)         7,700
    Net proceeds from the sale of common stock..............      34,815             --         12,500
    Customer advance........................................          --             --          5,000
    Other long-term borrowings..............................          --             --            636
    Deferred financing costs................................          --             --         (3,062)
    Principal payments on term debt, capitalized leases and
      other obligations.....................................      (1,317)          (129)        (1,824)
    Financing of DeCrane Aircraft Acquisition
        Proceeds from senior credit facility and bridge
          notes.............................................          --        185,400             --
        Proceeds from sale of common equity and mandatorily
          redeemable preferred stock........................          --         99,000             --
        Proceeds from stock options exercised...............          --          4,314             --
        Repayment of existing credit facility...............          --        (93,000)            --
        Financing fees and expenses.........................          --         (2,843)            --
    Other, net..............................................         (73)            --            (21)
                                                                --------       --------       --------
                Net cash provided by financing activities...      89,871        191,223        110,929
                                                                --------       --------       --------
Effect of foreign currency translation on cash..............          26            (17)           (99)
                                                                --------       --------       --------
Net increase (decrease) in cash and cash equivalents........       5,533          4,267           (379)
Cash and cash equivalents at beginning of period............         206             --          3,518
                                                                --------       --------       --------
Cash and cash equivalents at end of period..................    $  5,739       $  4,267       $  3,139
                                                                ========       ========       ========

   The accompanying notes are an integral part of the consolidated financial statements.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

NOTE 1 -- CONSOLIDATED FINANCIAL STATEMENTS

    The consolidated interim financial statements included in this report are unaudited. The Company believes the interim financial statements are presented on a basis consistent with the audited financial statements. The Company also believes that the interim financial statements contain all adjustments necessary for a fair presentation of the results for such interim periods. All of these adjustments are normal recurring adjustments. The results of operations for interim periods do not necessarily predict the operating results for the full year. The consolidated balance sheet as of December 31, 1998 and the consolidated statements of operations and cash flows for the eight months ended August 31, 1998 have been derived from audited financial statements but do not include all disclosures required by generally accepted accounting principles as permitted by interim reporting requirements. The information included in this report should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the 1998 audited financial statements and related notes included elsewhere in this prospectus. The Company has made some reclassifications to prior periods' financial statements to conform to the 1999 presentation.

    As described in the 1998 audited financial statements, DeCrane Aircraft Holdings, Inc. became a wholly-owned subsidiary of DeCrane Holdings Co. in August 1998 as a result of the acquisition by DLJ Merchant Banking Partners II, L.P. and affiliated funds and entities. DeCrane Aircraft is the predecessor of DeCrane Holdings, and the financial information for DeCrane Aircraft is presented for periods prior to the DLJ acquisition.

NOTE 2 -- ACQUISITIONS

    ACQUIRED PRIOR TO SEPTEMBER 30, 1999

    During the nine months ended September 30, 1999, the Company acquired:

    - all of the common stock of PATS, Inc., a Maryland-based designer, manufacturer and installer of auxiliary fuel tank systems and a manufacturer of aircraft auxiliary power units, on January 22, 1999;

    - all of the common stock of PPI Holdings, Inc., a Kansas-based designer and manufacturer of interior furniture components for middle- and high-end corporate aircraft, on April 23, 1999; and

    - substantially all of the assets of Custom Woodwork & Plastics, Inc., a Georgia-based designer and manufacturer of interior furniture components for middle- and high-end corporate aircraft, on August 5, 1999.

    The total purchase price was $116,035,000, plus contingent consideration totaling a maximum of $19,250,000 payable over two years based on future attainment of defined performance criteria as follows: 2000 -- $10,625,000; and 2001 -- $8,625,000. The total purchase price includes an estimated $3,080,000 of acquisition related costs. The acquisitions were accounted for as purchases and the assets acquired and liabilities assumed have been recorded at their estimated fair values. As a result:

    - the historical value of inventory acquired was increased by $1,606,000;

    - identifiable intangible assets totaling $15,229,000 were recorded; and

    - the $85,883,000 difference between the total purchase price and the fair value of the net assets acquired was recorded as goodwill.

    The purchase price allocations are preliminary and may change upon the completion of the final valuations of the net assets acquired. The increase in inventory value was charged to operations as the inventory was sold during the nine months ended September 30, 1999. Identifiable intangible assets are being amortized on a straight-line basis over their estimated useful lives, ranging from seven and fifteen years. Goodwill is being amortized on a straight-line basis over thirty years. The amount of contingent consideration paid in the future, if any, will increase goodwill and will be amortized prospectively over the remaining period of the initial thirty-year term. The consolidated balance sheet as of September 30, 1999

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                                  (UNAUDITED)

NOTE 2 -- ACQUISITIONS (CONTINUED)
reflects the financial position of the companies acquired and the consolidated statements of operations for the three months and nine months ended September 30, 1999 includes their operating results subsequent to their respective acquisition dates.

    The acquisitions were funded with borrowings under the Company's senior credit facility as described in Note 5, $12,500,000 of proceeds from the sale of common stock as described in Note 7 and a $5,000,000 customer advance to be offset against amounts receivable from future product deliveries.

    ACQUIRED SUBSEQUENT TO SEPTEMBER 30, 1999

    Subsequent to September 30, 1999, the Company acquired:

    - substantially all of the assets of PCI NewCo, Inc., a Kansas-based manufacturer of composite material and components for middle- and high-end corporate aircraft, on October 6, 1999;

    - all of the common stock of International Custom Interiors, Inc., a Florida-based provider of upholstery services and manufacturer of furniture for middle- and high-end corporate aircraft, on October 8, 1999; and

    - substantially all of the assets of The Infinity Partners, Ltd., a Texas-based designer and manufacturer of interior furniture components for middle- and high-end corporate aircraft, on December 17, 1999.

    The total purchase price was $29,591,000, plus contingent consideration totaling a maximum of $29,700,000 payable over five years based on future attainment of defined performance criteria as follows: 2000 - $15,700,000; 2001 -$11,750,000; and 2002 through 2004 - $750,000 per year. The total purchase price includes an estimated $1,500,000 of acquisition related costs. The acquisitions will be accounted for as purchases and the assets acquired and liabilities assumed will be recorded at their estimated fair values. The consolidated financial statements will reflect the financial position and results of operations of the companies acquired for periods subsequent to their respective acquisition dates.

    The acquisitions were funded with borrowings under the Company's senior credit facility as described in Note 5.

NOTE 3 -- PRO FORMA RESULTS OF OPERATIONS FOR THE DLJ AND OTHER ACQUISITIONS

    Unaudited pro forma consolidated results of operations are presented in the table below for nine months ended September 30, 1999 and 1998. The results of operations reflect the Company's purchase by DLJ and other 1998 acquisitions described in the Company's 1998 audited financial statements and the 1999 PATS, PPI and Custom Woodwork acquisitions as if all of these transactions were consummated as of January 1, 1998. The pro forma results exclude the effect of the PCI NewCo, International Custom Interiors and Infinity acquisitions, which were completed subsequent to September 30, 1999.

                                                               PRO FORMA FOR THE
                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
Revenues....................................................  $183,214   $196,016
Income (loss) before extraordinary item.....................    (5,618)     2,140

    The pro forma results of operations do not purport to represent what actual results would have been if the transactions described above occurred on such dates or to project the results of operations for any future period. The above information reflects adjustments for inventory, depreciation, amortization, general and administrative expenses and interest expense based on the new cost basis and debt structure of the Company following the acquisitions. In 1998, income excludes the effect of a $2,229,000 extraordinary loss incurred in connection with debt refinancings of which $296,000 was incurred during the nine months ended September 30, 1998.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                                  (UNAUDITED)

NOTE 3 -- PRO FORMA RESULTS OF OPERATIONS FOR THE DLJ AND OTHER ACQUISITIONS (CONTINUED)
    One customer, the Boeing Company, accounted for more than 10% of the Company's 1998 consolidated revenues. If the Company had completed its 1998 and 1999 acquisitions at the beginning of 1998, three customers would have accounted for 10% or more of the Company's consolidated revenues as follows:

                                                                 PRO FORMA FOR THE
                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              ------------------------
                                                                1998            1999
                                                              --------        --------
Boeing......................................................    24.1%           18.6%
Textron.....................................................    11.0%           17.2%
Bombardier..................................................     3.8%           13.2%

    Complete loss of any of these customers could have a significant adverse impact on the results of operations expected in future periods.

NOTE 4 -- INVENTORIES

    Inventories are comprised of the following (amounts in thousands):

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1998             1999
                                                              -------------   --------------
                                                                               (UNAUDITED)
Raw material................................................     $19,221          $26,219
Work-in process.............................................       7,231           18,658
Finished goods..............................................       7,829            6,413
                                                                 -------          -------
Total inventories                                                $34,281          $51,290
                                                                 =======          =======

NOTE 5 -- BORROWINGS

    Long-term obligations include the following amounts (amounts in thousands):

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                                              (UNAUDITED)
Senior credit facility
    $25 million working capital revolving line of credit....    $  5,800       $     --
    $25 million acquisition revolving line of credit........          --         13,500
    Term loans..............................................      79,888        169,050
12% senior subordinated notes...............................     100,000        100,000
Capital lease obligations and equipment term financing......         367          1,776
Other.......................................................         427            450
                                                                --------       --------
    Total long-term obligations.............................     186,482        284,776
    Less current portion....................................      (1,529)        (3,682)
                                                                --------       --------
        Long-term obligations, less current portion.........    $184,953       $281,094
                                                                ========       ========

    In conjunction with the January 1999 PATS acquisition, the Company borrowed $14,918,000 under its acquisition revolving credit facility and amended its term loan facility to provide for an additional $20,000,000 of term loan borrowings. The interest rate margins, the rates charged above the current prime or Euro-Dollar rates, were increased by 0.50% for all senior credit facility borrowings. The amended interest rate margins range between 1.50% to 1.75% for prime rate borrowings and 2.75% to 3.00% for Euro-Dollar borrowings, depending on the type of borrowing.

    In April 1999, the term loan facility was further amended to provide for an additional $70,000,000 of term loan borrowings. The Company used $50,000,000 of the proceeds to fund the PPI acquisition and

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                                  (UNAUDITED)

NOTE 5 -- BORROWINGS (CONTINUED)
$20,000,000 to repay borrowings under its acquisition and working capital revolving credit facilities. The interest rate margins applicable to the $70,000,000 incremental term loan borrowings are 2.00% for prime rate borrowings or 3.25% for Euro-Dollar borrowings.

    In conjunction with the August 1999 Custom Woodwork acquisition, the Company borrowed $13,500,000 under its acquisition revolving credit facility.

    SUBSEQUENT TO SEPTEMBER 30, 1999

    Subsequent to September 30, 1999, the Company:

    - borrowed $11,500,000 under its acquisition revolving credit facility in conjunction with the October 1999 PCI NewCo and International Custom Interiors acquisitions;

    - further amended its term loan facility in December 1999 to provide for an additional $45,000,000 of term loan borrowings; the interest rate margins applicable to the incremental term loan borrowings are 2.50% for prime rate borrowings or 3.75% for Euro-Dollar borrowings; and

    - used the term loan proceeds to fund the Infinity acquisition and repay $28,000,000 of acquisition and working capital revolving credit facility borrowings.

NOTE 6 -- INCOME TAXES

    The provision for income taxes differs from the amount determined by applying the applicable U.S. statutory federal rate to the income (loss) before income taxes primarily due to the effects of state and foreign income taxes and non-deductible expenses, principally goodwill amortization. The difference in the effective tax rates between periods is mostly a result of higher goodwill amortization.

NOTE 7 -- CAPITAL STRUCTURE

    MANDATORILY REDEEMABLE PREFERRED STOCK

    During the nine months ended September 30, 1999, the liquidation preference of the preferred stock increased by $3,901,000 to reflect non-cash dividend accretion. The dividend accretion was charged to additional paid-in capital. The preferred stock has a total liquidation value of $39,785,000 as of September 30, 1999.

    COMMON STOCK

    In April 1999, the Company increased the number of authorized common shares to 4,500,000 shares. In conjunction with the PPI acquisition financing, the Company sold 543,478 shares to DLJ and its affiliates at $23.00 per share.

    SUBSEQUENT TO SEPTEMBER 30, 1999

    In December 1999, our management purchased 171,295 shares of common stock for $23.00 per share. The total purchase price was $3,940,000, of which one-half was paid in cash at closing and one-half was loaned to management by the Company with interest at applicable federal rates.

    The Company's qualified management incentive stock option plan provides for the granting of options, to employees of DeCrane Aircraft and its subsidiaries, to purchase 356,257 common shares and expires in 2009. The options generally vest based upon future attainment of defined performance criteria although alternate vesting schedules may be authorized. In December 1999, options to purchase 279,662 shares at $23.00 per share were granted of which options to purchase approximately 28,000 shares immediately vested. The Company believes the per share exercise price of the options granted approximated the fair market value of the underlying common stock on the grant date.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                                  (UNAUDITED)

NOTE 8 -- LITIGATION

    As part of its investigation of the crash off the Canadian coast on September 2, 1998 of Swissair Flight 111, the Canadian Transportation Safety Board notified the Company that they recovered burned wire which had been attached to the in-flight entertainment system installed on some of Swissair's aircraft by a subsidiary of the Company. At the request of the attorneys for families of persons who died aboard the flight, the Company put its insurance carrier on notice of a potential claim by those families. The Transportation Safety Board has advised the Company that it has no evidence that the system installed by the Company's subsidiary malfunctioned or failed during the flight. The Company is fully cooperating with the investigation.

    Families of persons who died aboard the flight have filed actions in federal and state courts against the Company, our subsidiary, and many other parties unaffiliated with the Company, including Swissair and Boeing. The actions claim negligence, strict liability and breach of warranty relating to the installation and testing of the in-flight entertainment system. The actions seek compensatory and punitive damages and costs in an unstated amount. The Company intends to vigorously defend against the claims.

    In August 1998, the Company and its chief executive officer were served in an action filed in state court in California by the Company's chief financial officer claiming that he was due additional compensation in the form of stock options, and claiming fraud, negligent misrepresentation and breach of contract in connection therewith, fraudulent misrepresentation in violation of provisions of the California Labor Code for which doubled damages are sought, promissory estoppel, and wrongful discharge in violation of public policy as a result of his allegations of improprieties in connection with the DLJ acquisition transactions. The plaintiff later amended his complaint to allege breach of an implied contract as well. The action seeks not less than $1,500,000 plus punitive damages and costs. The Company intends to vigorously defend against the claims. The plaintiff's employment with the Company was terminated.

    The Company and its subsidiaries are also involved in other routine legal and administrative proceedings incident to the normal conduct of business. Management believes the ultimate disposition of all of the foregoing matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

NOTE 9 -- CONSOLIDATED STATEMENTS OF CASH FLOWS

    Assets acquired and liabilities assumed in connection with acquisitions are as follows (amounts in thousands):

                                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                              -----------------------------------
                                                                       1998
                                                              -----------------------
                                                               EIGHT
                                                               MONTHS
                                                               ENDED
                                                              AUGUST 31    ONE MONTH
                                                                             ENDED
                                                                           SEPTEMBER
                                                              (PREDECESSOR)    30         1999
                                                              ----------   ----------   ---------
                                                                           (UNAUDITED)  (UNAUDITED)
1999 and 1998 acquisitions
    Fair value of assets acquired...........................   $91,640     $ 310,450    $136,359
    Liabilities assumed.....................................    (4,569)     (119,585)    (20,324)
                                                               -------     ---------    --------
        Cash paid...........................................    87,071       190,865     116,035
        Less cash acquired..................................    (1,263)       (5,739)     (2,245)
                                                               -------     ---------    --------
            Net cash paid for 1999 and 1998 acquisitions....    85,808       185,126     113,790

Contingent consideration paid in conjunction with the
    1997 Audio International acquisition....................        --            --       3,000
                                                               -------     ---------    --------
        Net cash paid for acquisitions......................   $85,808     $ 185,126    $116,790
                                                               =======     =========    ========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

NOTE 10 -- RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. It also requires that gains or losses resulting from changes in the values of those derivatives be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Adoption of SFAS No. 133, as amended by SFAS No. 137 in June 1999, is required for the fiscal year beginning January 1, 2001. Management believes the adoption of SFAS No. 133 will not have a material impact on the Company's consolidated financial position or results of operations.

NOTE 11 -- SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

    In conjunction with the senior credit facility and 12% senior subordinated notes described in Note 5, the following condensed consolidating financial information is presented for the Company, segregating guarantor and non-guarantor subsidiaries. The accompanying financial information in the "Guarantor Subsidiaries" column reflects the financial position, results of operations and cash flows for those subsidiaries guaranteeing the senior credit facility and the notes. The guarantor subsidiaries are wholly-owned subsidiaries of the Company and their guarantees are full and unconditional on a joint and several basis. There are no restrictions on the ability of the guarantor subsidiaries to transfer funds to the issuer in the form of cash dividends, loans or advances. Separate financial statements of the guarantor subsidiaries are not presented because management believes that such financial statements would not be material to investors.

    Investments in subsidiaries in the following condensed consolidating financial information are accounted for under the equity method of accounting. Consolidating adjustments include the following:

    (1) Elimination of investments in subsidiaries.

    (2) Elimination of intercompany accounts.

    (3) Elimination of intercompany sales between guarantor and non-guarantor subsidiaries.

    (4) Elimination of equity in earnings of subsidiaries.

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                                  (UNAUDITED)

NOTE 11 -- SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION
(CONTINUED)
BALANCE SHEETS

                                                                 DECEMBER 31, 1998 (UNAUDITED)
                                           --------------------------------------------------------------------------
                                             DUCRANE       GUARANTOR     NON-GUARANTOR   CONSOLIDATING   CONSOLIDATED
                                           HOLDINGS CO.   SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                           ------------   ------------   -------------   -------------   ------------
                                                                         (IN THOUSANDS)
ASSETS

Current assets
  Cash and cash equivalents..............    $  2,458       $    762        $   298        $ --            $  3,518
  Accounts receivable, net...............      --             28,917          1,524          --              30,441
  Inventories............................      --             32,624          1,657          --              34,281
  Other current assets...................       7,066            894            237          --               8,197
                                             --------       --------        -------        ---------       --------
  Total current assets...................       9,524         63,197          3,716          --              76,437
Property and equipment, net..............         272         26,170          1,718          --              28,160
Other assets, principally intangibles,
  net....................................      11,753        200,383         13,842          --             225,978
Investments in subsidiaries..............     250,366         20,114         --             (270,480)(1)     --
Intercompany receivables.................      39,012          2,091          3,622          (44,725)(2)     --
                                             --------       --------        -------        ---------       --------
    Total assets.........................    $310,927       $311,955        $22,898        $(315,205)      $330,575
                                             ========       ========        =======        =========       ========

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities
  Short-term obligations.................    $    892       $    628        $   292        $ --            $  1,812
  Other current liabilities..............      10,573         16,651          1,174          --              28,398
                                             --------       --------        -------        ---------       --------
    Total current liabilities............      11,465         17,279          1,466          --              30,210
                                             --------       --------        -------        ---------       --------
Long-term obligations....................     184,822            131         --              --             184,953
Intercompany payables....................         873         43,521            331          (44,725)(2)     --
Other long-term liabilities..............      16,278            658            713          --              17,649
Mandatorily redeemable preferred stock...      35,884         --             --              --              35,884
                                             --------       --------        -------        ---------       --------
Stockholders' equity
  Paid-in capital........................      64,173        210,787         15,440         (226,227)(1)     64,173
  Retained earnings (deficit)............      (2,568)        39,579          4,674          (44,253)(1)     (2,568)
  Accumulated other comprehensive income
    (loss)...............................      --             --                274          --                 274
                                             --------       --------        -------        ---------       --------
    Total stockholders' equity...........      61,605        250,366         20,388         (270,480)        61,879
                                             --------       --------        -------        ---------       --------
      Total liabilities, mandatorily
        redeemable preferred stock and
        stockholders' equity.............    $310,927       $311,955        $22,898        $(315,205)      $330,575
                                             ========       ========        =======        =========       ========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                                  (UNAUDITED)

NOTE 11 -- SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION
(CONTINUED)
BALANCE SHEETS (CONTINUED)

                                                                 SEPTEMBER 30, 1999 (UNAUDITED)
                                           ---------------------------------------------------------------------------
                                             DUCRANE       GUARANTOR     NON-GUARANTOR    CONSOLIDATING   CONSOLIDATED
                                           HOLDINGS CO.   SUBSIDIARIES    SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                           ------------   ------------   --------------   -------------   ------------
                                                                         (IN THOUSANDS)
ASSETS
Current assets
Cash and cash equivalents................    $    807       $  2,211        $   121         $ --            $  3,139
  Accounts receivable, net...............      --             38,818          1,256           --              40,074
  Inventories............................      --             49,578          1,712           --              51,290
  Other current assets...................       3,532          2,135             96           --               5,763
                                             --------       --------        -------         ---------       --------
    Total current assets.................       4,339         92,742          3,185           --             100,266
Property and equipment, net..............       1,262         32,853          2,416           --              36,531
Other assets, principally intangibles,
  net....................................      15,844        292,935         12,823           --             321,602
Investments in subsidiaries..............     363,948         20,297         --              (384,245)(1)     --
Intercompany receivables.................      38,808            331          3,902           (43,041)(2)     --
                                             --------       --------        -------         ---------       --------
      Total assets.......................    $424,201       $439,158        $22,326         $(427,286)      $458,399
                                             ========       ========        =======         =========       ========

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities
  Short-term obligations.................    $  3,490       $    164        $   429         $ --            $  4,083
  Other current liabilities..............       8,033         27,669          1,231           --              36,933
                                             --------       --------        -------         ---------       --------
    Total current liabilities............      11,523         27,833          1,660           --              41,016
                                             --------       --------        -------         ---------       --------
Long-term obligations....................     280,416            636             42           --             281,094
Intercompany payables....................         873         41,837            331           (43,041)(2)     --
Other long-term liabilities..............      20,912          4,904            610           --              26,426
Mandatorily redeemable preferred stock...      39,785         --             --               --              39,785
                                             --------       --------        -------         ---------       --------
Stockholders' equity
  Paid-in capital........................      72,760        300,450         15,440          (315,890)(1)     72,760
  Retained earnings (deficit)............      (2,068)        63,498          4,857           (68,355)(1)     (2,068)
  Accumulated other comprehensive income
    (loss)...............................      --             --               (614)          --                (614)
                                             --------       --------        -------         ---------       --------
    Total stockholders' equity...........      70,692        363,948         19,683          (384,245)        70,078
                                             --------       --------        -------         ---------       --------
      Total liabilities, mandatorily
        redeemable preferred stock and
        stockholders' equity.............    $424,201       $439,158        $22,326         $(427,286)      $458,399
                                             ========       ========        =======         =========       ========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                                  (UNAUDITED)

NOTE 11 -- SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION
(CONTINUED)
STATEMENTS OF OPERATIONS

                                                   EIGHT MONTHS ENDED AUGUST 31, 1998 (PREDECESSOR--UNAUDITED)
                                           ----------------------------------------------------------------------------
                                              DUCRANE
                                             AIRCRAFT       GUARANTOR     NON-GUARANTOR    CONSOLIDATING   CONSOLIDATED
                                           HOLDINGS INC.   SUBSIDIARIES    SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                           -------------   ------------   --------------   -------------   ------------
                                                                          (IN THOUSANDS)
Revenues.................................     $--             $87,312         $8,503          $(5,738)(3)    $90,077
Cost of sales............................      --              59,252          6,587           (5,738)(3)     60,101
                                              -------         -------         ------          -------        -------
Gross profit.............................      --              28,060          1,916           --             29,976
Selling, general and administrative
  expenses...............................       3,949          11,041            729           --             15,719
Nonrecurring charges.....................       3,632          --             --               --              3,632
Amortization of intangible assets........      --               1,337             10           --              1,347
Interest expense.........................       2,343               7         --               --              2,350
Intercompany charges.....................      (4,357)          4,229            128           --             --
Equity in earnings of subsidiaries.......      (6,824)           (489)        --                7,313(4)      --
Other expenses (income)..................         600            (164)           411           --                847
Provision (benefit) for income taxes.....      (2,532)          5,275            149           --              2,892
                                              -------         -------         ------          -------        -------
Net income...............................     $ 3,189         $ 6,824         $  489          $(7,313)       $ 3,189
                                              =======         =======         ======          =======        =======

                                                         ONE MONTH ENDED SEPTEMBER 30, 1998 (UNAUDITED)
                                           ---------------------------------------------------------------------------
                                             DUCRANE       GUARANTOR     NON-GUARANTOR    CONSOLIDATING   CONSOLIDATED
                                           HOLDINGS CO.   SUBSIDIARIES    SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                           ------------   ------------   --------------   -------------   ------------
                                                                         (IN THOUSANDS)
Revenues.................................    $--             $15,659         $1,096           $(743)(3)     $16,012
Cost of sales............................     --              10,975            848            (743)(3)      11,080
                                             -------         -------         ------           -----         -------
Gross profit.............................     --               4,684            248          --               4,932
Selling, general and administrative
  expenses...............................        359           2,714             97          --               3,170
Amortization of intangible assets........          9             749             44          --                 802
Interest expense.........................      1,701              64         --              --               1,765
Intercompany charges.....................       (576)            559             17          --              --
Equity in (earnings) loss of
  subsidiaries...........................         (2)             62         --                 (60)(4)      --
Other expenses (income)..................     --                  (7)           188          --                 181
Provision (benefit) for income taxes.....     (1,011)            541            (36)         --                (506)
Extraordinary charge, net of tax.........        296          --             --              --                 296
                                             -------         -------         ------           -----         -------
Net income (loss)........................    $  (776)        $     2         $  (62)          $  60         $  (776)
                                             =======         =======         ======           =====         =======

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                                  (UNAUDITED)

NOTE 11 -- SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION
(CONTINUED)
STATEMENTS OF OPERATIONS (CONTINUED)

                                                        NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)
                                           ---------------------------------------------------------------------------
                                             DUCRANE       GUARANTOR     NON-GUARANTOR    CONSOLIDATING   CONSOLIDATED
                                           HOLDINGS CO.   SUBSIDIARIES    SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                           ------------   ------------   --------------   -------------   ------------
                                                                         (IN THOUSANDS)
Revenues.................................    $ --           $174,583         $8,591          $ (5,338)(3)   $177,836
Cost of sales............................      --            116,546          6,873            (5,338)(3)    118,081
                                             --------       --------         ------          --------       --------
Gross profit.............................      --             58,037          1,718           --              59,755
Selling, general and administrative
  expenses...............................       4,981         21,402          1,124           --              27,507
Amortization of intangible assets........         116          9,015            375           --               9,506
Interest expense.........................      17,407          2,444             33           --              19,884
Intercompany charges.....................      (3,603)         3,475            128           --              --
Equity in earnings of subsidiaries.......     (11,619)          (363)        --                11,982(4)      --
Other expenses (income)..................      --                 61           (372)          --                (311)
Provision (benefit) for income taxes.....      (7,782)        10,384             67           --               2,669
                                             --------       --------         ------          --------       --------
Net income...............................    $    500       $ 11,619         $  363          $(11,982)      $    500
                                             ========       ========         ======          ========       ========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                                  (UNAUDITED)

NOTE 11 -- SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION
(CONTINUED)
STATEMENTS OF CASH FLOWS

                                                   EIGHT MONTHS ENDED AUGUST 31, 1998 (PREDECESSOR--UNAUDITED)
                                           ----------------------------------------------------------------------------
                                              DUCRANE
                                             AIRCRAFT       GUARANTOR     NON-GUARANTOR    CONSOLIDATING   CONSOLIDATED
                                           HOLDINGS INC.   SUBSIDIARIES    SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                           -------------   ------------   --------------   -------------   ------------
                                                                          (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.............................     $  3,189        $ 6,824         $  489          $(7,313)       $  3,189
  Adjustments to net income
    Non-cash net income adjustments......       (2,222)         3,420            557           --               1,755
    Equity in earnings of subsidiaries...       (6,824)          (489)        --                7,313(4)       --
  Changes in working capital.............        5,492         (7,393)           (29)          --              (1,930)
                                              --------        -------         ------          -------        --------
    Net cash provided by (used for)
      operating activities...............         (365)         2,362          1,017           --               3,014
                                              --------        -------         ------          -------        --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for acquisitions, net of cash
    acquired.............................      (87,071)         1,263         --               --             (85,808)
  Capital expenditures and other.........          (44)        (1,306)          (220)          --              (1,570)
                                              --------        -------         ------          -------        --------
    Net cash used for investing
      activities.........................      (87,115)           (43)          (220)          --             (87,378)
                                              --------        -------         ------          -------        --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net revolving line of credit
    borrowings...........................       57,000         --               (554)          --              56,446
  Net proceeds from sale of common
    stock................................       34,815         --             --               --              34,815
  Principal payments on long-term debt
    and leases...........................           (3)        (1,280)           (34)          --              (1,317)
  Other, net.............................           23            (96)        --               --                 (73)
                                              --------        -------         ------          -------        --------
    Net cash provided by (used for)
      financing activities...............       91,835         (1,376)          (588)          --              89,871
                                              --------        -------         ------          -------        --------
Effect of foreign currency translation on
  cash...................................      --              --                 26           --                  26
                                              --------        -------         ------          -------        --------
Net increase in cash and equivalents.....        4,355            943            235           --               5,533
Cash and equivalents at beginning of
  period.................................           16            109             81           --                 206
                                              --------        -------         ------          -------        --------
Cash and equivalents at end of period....     $  4,371        $ 1,052         $  316          $--            $  5,739
                                              ========        =======         ======          =======        ========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                                  (UNAUDITED)

NOTE 11 -- SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION
(CONTINUED)
STATEMENTS OF CASH FLOWS (CONTINUED)

                                                         ONE MONTH ENDED SEPTEMBER 30, 1998 (UNAUDITED)
                                           ---------------------------------------------------------------------------
                                             DUCRANE       GUARANTOR     NON-GUARANTOR    CONSOLIDATING   CONSOLIDATED
                                           HOLDINGS CO.   SUBSIDIARIES    SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                           ------------   ------------   --------------   -------------   ------------
                                                                         (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)......................   $    (776)       $    2          $ (62)           $   60       $    (776)
  Adjustments to net income (loss).......
    Non-cash net income adjustments......         750         1,020             62            --               1,832
    Equity in earnings of subsidiaries...          (2)           62         --                   (60)(4)      --
  Changes in working capital.............      (1,681)         (711)          (170)           --              (2,562)
                                            ---------        ------          -----            ------       ---------
    Net cash provided by (used for)
      operating activities...............      (1,709)          373           (170)           --              (1,506)
                                            ---------        ------          -----            ------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of DeCrane Aircraft...........    (186,494)        1,052            316            --            (185,126)
  Capital expenditures and other.........      --              (240)           (67)           --                (307)
                                            ---------        ------          -----            ------       ---------
    Net cash provided by (used for)
      investing activities...............    (186,494)          812            249            --            (185,433)
                                            ---------        ------          -----            ------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Senior credit facility and bridge notes
    borrowings...........................     185,400        --             --                --             185,400
  Proceeds from sale of equity...........      99,000        --             --                --              99,000
  Proceeds from stock options
    exercised............................       4,314        --             --                --               4,314
  Repayment of existing credit
    facility.............................     (93,000)       --             --                --             (93,000)
  Payment of financing fees and
    expenses.............................      (2,843)       --             --                --              (2,843)
  Net revolving line of credit
    repayments...........................      (1,600)       --                 81            --              (1,519)
  Principal payments on long-term debt
    and leases...........................          (1)         (118)           (10)           --                (129)
                                            ---------        ------          -----            ------       ---------
    Net cash provided by (used for)
      financing activities...............     191,270          (118)            71            --             191,223
                                            ---------        ------          -----            ------       ---------
Effect of foreign currency translation on
  cash...................................      --            --                (17)           --                 (17)
                                            ---------        ------          -----            ------       ---------
Net increase (decrease) in cash and
  equivalents............................       3,067         1,067            133            --               4,267
Cash and equivalents at beginning of
  period.................................      --            --             --                --              --
                                            ---------        ------          -----            ------       ---------
Cash and equivalents at end of period....   $   3,067        $1,067          $ 133            $--          $   4,267
                                            =========        ======          =====            ======       =========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                                  (UNAUDITED)

NOTE 11 -- SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION
(CONTINUED)
STATEMENTS OF CASH FLOWS (CONTINUED)

                                                        NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)
                                           ---------------------------------------------------------------------------
                                             DUCRANE       GUARANTOR     NON-GUARANTOR    CONSOLIDATING   CONSOLIDATED
                                           HOLDINGS CO.   SUBSIDIARIES    SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                           ------------   ------------   --------------   -------------   ------------
                                                                         (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.............................   $     500       $ 11,619         $ 363           $(11,982)     $     500
  Adjustments to net income
    Non-cash net income adjustments......       1,851         13,041           621            --              15,513
    Equity in earnings of subsidiaries...     (11,619)          (363)       --                 11,982(4)      --
  Changes in working capital.............      20,073        (25,286)         (578)           --              (5,791)
                                            ---------       --------         -----           --------      ---------
    Net cash provided by (used for)
      operating activities...............      10,805           (989)          406            --              10,222
                                            ---------       --------         -----           --------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for acquisitions, net of cash
    acquired.............................    (119,035)         2,245        --                --            (116,790)
  Capital expenditures and other.........         (66)        (3,952)         (623)           --              (4,641)
                                            ---------       --------         -----           --------      ---------
    Net cash used for investing
      activities.........................    (119,101)        (1,707)         (623)           --            (121,431)
                                            ---------       --------         -----           --------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Term debt borrowings...................      90,000         --            --                --              90,000
  Net proceeds from sale of common
    stock................................      12,500         --            --                --              12,500
  Net revolving line of credit
    borrowings...........................       7,700         --            --                --               7,700
  Customer advance.......................      --              5,000        --                --               5,000
  Other long-term borrowings.............         636         --            --                --                 636
  Deferred financing costs...............      (3,062)        --            --                --              (3,062)
  Principal payments on long-term debt
    and leases...........................      (1,129)          (675)          (20)           --              (1,824)
  Other, net.............................      --               (180)          159            --                 (21)
                                            ---------       --------         -----           --------      ---------
    Net cash provided by financing
      activities.........................     106,645          4,145           139            --             110,929
                                            ---------       --------         -----           --------      ---------
Effect of foreign currency translation on
  cash...................................      --             --               (99)           --                 (99)
                                            ---------       --------         -----           --------      ---------
Net increase (decrease) in cash and
  equivalents............................      (1,651)         1,449          (177)           --                (379)
Cash and equivalents at beginning of
  period.................................       2,458            762           298            --               3,518
                                            ---------       --------         -----           --------      ---------
Cash and equivalents at end of period....   $     807       $  2,211         $ 121           $--           $   3,139
                                            =========       ========         =====           ========      =========

                      DECRANE HOLDINGS CO. AND SUBSIDIARY

                                  (UNAUDITED)

NOTE 11 -- SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION
(CONTINUED)
REORGANIZATION AND RESTRUCTURING CHARGE

    In December 1999, the Company announced a plan to reorganize and restructure the operations of two of its subsidiaries, Hollingsead and Elsinore Engineering. In conjunction with this restructuring, the Company expects to record a nonrecurring pre-tax charge of approximately $9,500,000 in the fourth quarter of 1999, resulting in a net loss for the quarter and year ending December 31, 1999.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
Avtech Corporation

    In our opinion, the accompanying balance sheets and the related statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Avtech Corporation at September 30, 1996 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
June 12, 1998

                               AVTECH CORPORATION

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 SEPTEMBER 30,
                                                              -------------------   JUNE 25,
                                                                1996       1997       1998
                                                              --------   --------   ---------
                                                                                    (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents.................................  $ 1,052    $ 4,136     $ 1,093
  Accounts receivable, net of allowance for doubtful
    accounts of $20, $20 and $20 at September 30, 1996 and
    1997 and June 25, 1998, respectively....................    7,398      4,928       5,321
  Inventories...............................................    4,233      5,254       5,832
  Prepaid expenses and other assets.........................       69        183          57
  Income taxes refundable...................................    --         --          4,368
  Deferred income taxes.....................................    --           247       1,613
                                                              -------    -------     -------
    Total current assets....................................   12,752     14,748      18,284
                                                              -------    -------     -------
Property, plant and equipment
  Land......................................................      431        791         791
  Buildings and improvements................................    2,411      4,685       5,176
  Machinery and equipment...................................    2,764      3,005       3,477
  Furniture, computer and other equipment...................    3,216      3,426       3,555
                                                              -------    -------     -------
                                                                8,822     11,907      12,999
  Less: Accumulated depreciation............................   (6,523)    (7,050)     (7,380)
                                                              -------    -------     -------
                                                                2,299      4,857       5,619
Other assets
  Patents, net of amortization..............................        5          4           4
  Deferred income taxes.....................................    --           629       3,239
                                                              -------    -------     -------
    Total assets............................................  $15,056    $20,238     $27,146
                                                              =======    =======     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable..........................................  $   768    $ 1,388     $ 1,396
  Accrued expenses..........................................    2,120      4,043       1,955
  Deferred income taxes.....................................      389      --          --
                                                              -------    -------     -------
    Total current liabilities...............................    3,277      5,431       3,351
                                                              -------    -------     -------
Long-term liabilities
  Deferred compensation.....................................    1,229      1,385       --
  Other.....................................................      438        472         472
                                                              -------    -------     -------
                                                                1,667      1,857         472
                                                              -------    -------     -------
Commitments and contingencies (Note 8)......................    --         --          --
                                                              -------    -------     -------
Stockholders' equity
  Common stock, no par value, 1,500,000 shares authorized;
    323,541, 318,929 and 468,929 shares outstanding at
    September 30, 1996 and 1997 and June 25, 1998,
    respectively............................................      237        232      10,519
  Retained earnings.........................................    9,875     12,718      12,804
                                                              -------    -------     -------
                                                               10,112     12,950      23,323
                                                              -------    -------     -------
                                                              $15,056    $20,238     $27,146
                                                              =======    =======     =======

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                                        NINE MONTHS ENDED
                                                         YEAR ENDED SEPTEMBER 30,      -------------------
                                                      ------------------------------   JUNE 30,   JUNE 25,
                                                        1995       1996       1997       1997       1998
                                                      --------   --------   --------   --------   --------
                                                                                           (UNAUDITED)
Sales...............................................  $21,020    $28,797    $32,619    $24,071    $30,634
Cost of sales.......................................   12,333     15,967     20,422     14,667     19,643
                                                      -------    -------    -------    -------    -------
    Gross profit....................................    8,687     12,830     12,197      9,404     10,991
                                                      -------    -------    -------    -------    -------
Operating expenses
  General and administrative........................    1,991      1,992      2,758      1,915      2,448
  Selling expenses..................................    1,257      1,559      1,295        880      1,180
  Research, development and engineering.............    2,853      2,697      2,707      2,040      2,013
  Employee stock ownership plan.....................    1,200      1,000      1,200        900        600
  Nonrecurring bonus and employment contract
    termination expenses............................    --         --         --         --         3,592
                                                      -------    -------    -------    -------    -------
                                                        7,301      7,248      7,960      5,735      9,833
                                                      -------    -------    -------    -------    -------
Income from operations..............................    1,386      5,582      4,237      3,669      1,158
                                                      -------    -------    -------    -------    -------
Other income (expense)
  Interest expense..................................       (8)        (8)        (6)     --         --
  Gain on disposal of equipment.....................    --            14      --         --         --
  Interest income...................................       46         30        269        197        169
  Rental income, net................................    --         --            32      --            62
  Stockholder transaction expenses..................    --         --         --         --        (1,229)
                                                      -------    -------    -------    -------    -------
                                                           38         36        295        197       (998)
                                                      -------    -------    -------    -------    -------
Income before provision for federal income tax......    1,424      5,618      4,532      3,866        160
Provision for federal income tax....................      493      1,934      1,518      1,352         74
                                                      -------    -------    -------    -------    -------
Net income..........................................  $   931    $ 3,684    $ 3,014    $ 2,514    $    86
                                                      =======    =======    =======    =======    =======

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                             STATED
                                                               NUMBER OF    VALUE OF
                                                                SHARES       COMMON    RETAINED
                                                              OUTSTANDING    STOCK     EARNINGS
                                                              -----------   --------   --------
Balance at September 30, 1994...............................    323,541     $   237    $ 5,260

Net income..................................................     --           --           931
                                                                -------     -------    -------

Balance at September 30, 1995...............................    323,541         237      6,191

Net income..................................................     --           --         3,684
                                                                -------     -------    -------

Balance at September 30, 1996...............................    323,541         237      9,875

Stock redemption............................................     (4,612)         (5)      (171)

Net income..................................................     --           --         3,014
                                                                -------     -------    -------

Balance at September 30, 1997...............................    318,929         232     12,718

Exercise of stock options (Unaudited).......................    150,000       2,683      --

Tax benefit of stock options exercised (Unaudited)..........     --           7,604      --

Net income (Unaudited)......................................     --           --            86
                                                                -------     -------    -------

Balance at June 25, 1998 (Unaudited)........................    468,929     $10,519    $12,804
                                                                =======     =======    =======

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                          NINE MONTHS ENDED
                                                          YEAR ENDED SEPTEMBER 30,      ---------------------
                                                       ------------------------------   JUNE 30,    JUNE 25,
                                                         1995       1996       1997       1997        1998
                                                       --------   --------   --------   ---------   ---------
                                                                                             (UNAUDITED)
Cash flows from operating activities
  Net income.........................................  $   931    $ 3,684    $ 3,014     $ 2,514     $    86
  Adjustments to reconcile net income
    to net cash provided by (used in) operating
    activities
    Depreciation and amortization....................      587        582        528         363         405
    Gain on sale of property and equipment...........    --           (14)     --          --          --
    Deferred income tax provision....................       54        947     (1,265)     (1,150)        334
    Changes in assets and liabilities:
      Accounts receivable............................   (1,797)    (2,990)     2,470       2,899        (393)
      Inventories....................................   (1,504)       198     (1,021)     (1,216)       (578)
      Prepaid and other current assets...............       63        (20)      (114)        (86)        126
      Accounts payable...............................      400       (152)       620         678           8
      Accrued expenses...............................    1,620       (872)     2,153       1,209      (2,977)
                                                       -------    -------    -------     -------     -------
    Net cash provided by (used in)
      operating activities...........................      354      1,363      6,385       5,211      (2,989)
                                                       -------    -------    -------     -------     -------
Cash flows from investing activities
  Purchases of property and equipment................     (735)      (509)    (3,085)       (370)     (1,167)
  Proceeds from sale of assets.......................    --            15      --          --          --
                                                       -------    -------    -------     -------     -------
    Net cash used in investing activities............     (735)      (494)    (3,085)       (370)     (1,167)
                                                       -------    -------    -------     -------     -------
Cash flows from financing activities
  Exercise of stock options..........................    --         --         --          --          1,143
  Stock redemption...................................    --         --          (176)       (176)      --
  Capital lease obligations..........................      (36)       (36)       (40)        (27)        (30)
                                                       -------    -------    -------     -------     -------
    Net cash used in
      financing activities...........................      (36)       (36)      (216)       (203)      1,113
                                                       -------    -------    -------     -------     -------
Net (decrease) increase in cash and
  equivalents........................................     (417)       833      3,084       4,638      (3,043)
Cash and equivalents at beginning
  of the period......................................      636        219      1,052       1,052       4,136
                                                       -------    -------    -------     -------     -------
Cash and equivalents at end of
  the period.........................................  $   219    $ 1,052    $ 4,136     $ 5,690     $ 1,093
                                                       =======    =======    =======     =======     =======

   The accompanying notes are an integral part of these financial statements.

                               AVTECH CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF THE COMPANY

    Avtech Corporation (the "Company") is a custom design and manufacturing firm established in 1963 to produce high-quality equipment for the aircraft industry. In 1970, the Company began to produce engineered products and has since focused its engineering and product development efforts on responding to specifications from original equipment aircraft manufacturers (OEMs). The Company's products fall into five main categories:

1. Aircraft communication control equipment (including audio control units, multiplexed audio systems and audio amplifiers).

2.  Aircraft lighting controls (including ballasts, dimmers and flood lighting).

3. Power systems (including transformer rectifier units, power inverters and battery chargers).

4.  Airborne facsimile terminals (AvFax).

5. Special products (including PDX intercoms, liquid-gauging and fill control, and frequency units).

FINANCIAL STATEMENT PRESENTATION

    The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    At September 30, 1996 and 1997, the Company maintained $549,000 and $119,000, respectively, of its cash and cash equivalents balances at one bank. At September 30, 1996 and 1997, the Company maintained $503,000 and $4,017,000, respectively, in a money market funds and bankers' acceptances.

RECEIVABLES AND CONCENTRATIONS OF CREDIT RISK

    Accounts receivable from trade customers are generally due within thirty days. The Company performs periodic credit evaluations of its customers' financial conditions and generally does not require collateral. All of the Company's sales are to businesses directly associated with the aviation industry (airlines, aircraft manufacturers, etc.). Approximately 70% of the Company's sales are to customers based in the United States.

PROPERTY AND EQUIPMENT

    The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line and accelerated methods over the following estimated lives:

                                                               YEARS
                                                              --------
Buildings...................................................  20-39
Building improvements.......................................  10-39
Machinery and equipment.....................................    5
Furniture, computer and other equipment.....................   5-7

                               AVTECH CORPORATION

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Maintenance and repairs are charged to operations when incurred. Additions and improvements are capitalized. When property, plant and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

INVENTORIES

    Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market. Costs of manufactured inventories include all direct materials, labor and an allocation of overhead. Market represents the lower of replacement cost or estimated net realizable value.

REVENUE RECOGNITION

    Revenues from the sale of manufactured products are recorded when shipped. Reimbursements for nonrecurring engineering costs, which are expensed as incurred, are included in revenues at the time a negotiated settlement is reached with the customer. The Company's nonrecurring engineering revenues for the years ended September 30, 1995, 1996 and 1997 were $1,257,000, $4,042,000 and $527,000, respectively. Included within accounts receivable at September 30, 1996 are $3,384,000 of unbilled receivables which were collected in fiscal year 1997.

INCOME TAXES

    Deferred income taxes are determined using the liability method. A deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in the asset and/or liability for deferred taxes.

STOCK OPTION PLAN

    As permitted under Statement of Financial Accounting Standards No., 123, "Accounting for Stock-Based Compensation" (SFAS 123), the Company measures compensation expense related to the employee stock option plan utilizing the intrinsic value method as prescribed by Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees".

ACCRUED WARRANTIES

    The Company sells a majority of its products to customers along with various repair or replacement warranties. The terms of the warranties vary according to the customer and/or the product involved. The most common warranty period is the earlier of:

a.  36 months from the date of delivery to the operator, or

b.  42 months from the date of manufacture.

    Provisions for estimated future warranty costs are made in the period corresponding to the sale of the product. Classification between short and long-term warranty obligations is estimated based on historical trends.

UNAUDITED INTERIM RESULTS

    The financial information as of June 25, 1998 and for the nine months ended June 30, 1997 and June 25, 1998 is unaudited. In the opinion of the Company, the unaudited financial information is presented on a basis consistent with the audited financial statements and contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim period. The results of operations for the interim periods are not necessarily indicative of results of operations for the full year.

                               AVTECH CORPORATION

NOTE 2 - INVENTORIES

    Inventories at September 30, 1996 and 1997 and June 25, 1998 (unaudited) consist of the following (amounts in thousands):

                                                                 SEPTEMBER 30,
                                                              -------------------   JUNE 25,
                                                                1996       1997       1998
                                                              --------   --------   ---------
                                                                                    (UNAUDITED)
Raw materials and components................................   $2,488     $2,617     $3,218
Work in process.............................................    1,285      2,014      1,912
Finished goods..............................................      460        623        702
                                                               ------     ------     ------
                                                               $4,233     $5,254     $5,832
                                                               ======     ======     ======

NOTE 3 - PROPERTY AND EQUIPMENT

    The Company owns property located immediately adjacent to its main facility. The property is not currently used for any rental or productive activity. In 1990, the property was condemned by the local authorities and is considered unsuitable for habitation in its current state. The current carrying value of $62,000 represents the original cost of the land and is lower than its estimated net realizable value.

    In 1997, the Company purchased a 20,275 square foot office building and an adjacent vacant lot for investment purposes. The net book value of the property was $2,134,000 at September 30, 1997. The Company leases the office space to tenants under one to three-year noncancelable operating leases. At March 31, 1998, the building was fully occupied. Minimum future rentals to be received on noncancelable leases are as follows (amounts in thousands):

YEAR ENDING SEPTEMBER 30,
-------------------------
1998......................................................    $128
1999......................................................    $ 20

    The Company leases equipment under a five-year lease term. Based on the provisions of Statement No. 13, issued by the Financial Accounting Standards Board, these leases meet the criteria of capital leases and, accordingly, have been recorded as such. These assets are stated on the balance sheet at their capitalized cost of $194,000. Depreciation of $161,000 has been recognized through September 30, 1997.

NOTE 4 - ACCRUED EXPENSES

    Accrued expenses at September 30, 1996 and 1997 consist of the following (amounts in thousands):

                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Employee compensation and related taxes.....................   $  875     $2,556
Employee stock option plan contribution.....................    1,000      1,200
Current portion of warranty reserve.........................      204        240
Other.......................................................       41         47
                                                               ------     ------
                                                               $2,120     $4,043
                                                               ======     ======

NOTE 5 - DEFINED CONTRIBUTION PLANS

    The Company sponsors an employee stock ownership plan (ESOP) for the benefit of employees with twelve or more months of continuous service. Contributions are made to the plan at the discretion of the Company's Board of Directors. The Company's contributions for the years ended September 30, 1995, 1996 and 1997 were $1,200,000, $1,000,000 and $1,200,000, respectively.

                               AVTECH CORPORATION

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

NOTE 5 - DEFINED CONTRIBUTION PLANS (CONTINUED)

    The Company also sponsors a cash or deferred compensation (401k) plan for the benefit of eligible employees. Under the plan, employees may elect to defer a portion of their compensation (subject to statutory limitations). Discretionary contributions by the Company may be made when authorized by the Board of Directors. No such contributions were made during the years ended September 30, 1995, 1996 and 1997.

NOTE 6 - FEDERAL INCOME TAXES

    The provision (benefit) for federal income taxes is comprised of the following (amounts in thousands):

                                                                 YEAR ENDED SEPTEMBER 30,
                                                              ------------------------------
                                                                1995       1996       1997
                                                              --------   --------   --------
Current.....................................................    $439      $  987     $2,783
Deferred....................................................      54         947     (1,265)
                                                                ----      ------     ------
                                                                $493      $1,934     $1,518
                                                                ====      ======     ======

    The provision for federal income tax expense approximates the federal statutory rate for all periods presented. The Company is not required to pay state income taxes.

    Deferred tax assets and liabilities at September 30, 1996 and 1997 include the following (amounts in thousands):

                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
DEFERRED TAX ASSETS
Reserves....................................................  $   335      $393
Compensatory stock options..................................      416       471
Capitalized inventories.....................................       10        12
                                                              -------      ----
                                                                  761       876
DEFERRED TAX LIABILITIES
Deferred revenue............................................   (1,150)     --
                                                              -------      ----
                                                              $  (389)     $876
                                                              =======      ====

    The classification in the balance sheet between current and noncurrent deferred tax assets is based on the classification of the related asset that gives rise to the temporary difference. A deferred tax asset that is not related to an asset is classified according to the expected reversal date of the temporary difference.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

    The Company has commitments based on open purchase orders arising out of its normal business operations. As of September 30, 1996 and 1997, these commitments were $5,080,000 and $6,760,000, respectively.

TERMINATION FOR CONVENIENCE CLAUSES

    The Company routinely enters into contractual commitments with customers to design and manufacture parts. These contracts contain "termination for convenience" clauses that permit recovery of costs incurred by the Company if the customer terminates the contract prior to its completion. These recoveries are included in sales when billed.

                               AVTECH CORPORATION

                            STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS) (CONTINUED)

NOTE 7 - COMMITMENTS AND CONTINGENCIES (CONTINUED)
LEASING ARRANGEMENTS

    The Company leases a building under a five-year operating lease. The lease calls for monthly payments of $5,000 plus utilities, taxes and maintenance and expires in April 2001. The lessor has the right to terminate the lease at anytime by giving the Company at least twelve months written notice. The Company subleases a portion of its facilities under an operating lease that expires December 1998. The following is net rental expense under operating leases for the years ended September 30, 1995, 1996 and 1997 (amounts in thousands):

                                                                         YEAR ENDED
                                                                        SEPTEMBER 30,
                                                              ---------------------------------
                                                                1995       1996          1997
                                                              --------   --------      --------
Rent expense................................................    $ 60       $ 60          $ 60
Less: Sublease rentals......................................      (7)       (11)          (10)
                                                                ----       ----          ----
                                                                $ 53       $ 49          $ 50
                                                                ====       ====          ====

    The following is a schedule by years of the future minimum rentals under this lease (amounts in thousands):

YEAR ENDING SEPTEMBER 30,                                     LESSEE    SUBLEASE     NET
-------------------------                                    --------   --------   --------
    1998...................................................    $ 60       $10        $ 50
    1999...................................................      60        11          49
    2000...................................................      60        11          49
    2001...................................................      60        11          49
                                                               ----       ---        ----
                                                               $240       $43        $197
                                                               ====       ===        ====

NOTE 8 - ECONOMIC DEPENDENCE

    A material part of the Company's business is dependent on one customer, the loss of which could have a material effect on the Company. For the years ended September 30, 1995, 1996 and 1997, approximately 29.5%, 24% and 46.9%, respectively, of revenues were attributable to this customer. At September 30, 1996 and 1997, accounts receivable from this customer represented approximately 41.1% and 23.4%, respectively, of total accounts receivable.

NOTE 9 - STOCK OPTION PLANS

    Prior to 1993, the Company implemented a nonqualified compensatory stock option plan with the President. Under this Plan, options to purchase 90,000 shares of the Company's stock were granted at an option price of $2.70 per share. These options are currently exercisable by the President.

    During the year ended September 30, 1994, the Company and three key employees entered into employment contracts which voided all prior compensatory stock option plans other than that of the President's. Under these new contracts, the Company granted 20,000 shares to each of the three employees at an exercise price of $15 per share. Fair market value was $28 per share at the date of the grant. Each employee still employed at September 30, 1998, is entitled to exercise his option to purchase 20,000 fully vested shares. Accordingly, the Company has expensed $156,000 during each of the years ended September 30, 1995, 1996 and 1997. These shares, when exercised, cannot be sold until September 30, 2003. The Company has the first right to purchase the shares upon exercise but is not obligated to do so.

    The accumulated expense resulting from the difference between the exercise prices and fair market values at the respective date of grant has been classified as a long-term liability in deferred compensation.

                               AVTECH CORPORATION

                            STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS) (CONTINUED)

NOTE 10 - ADDITIONAL CASH FLOW INFORMATION

    Supplementary cash flow information for the years ended September 30, 1995, 1996 and 1997 is as follows (amounts in thousands):

                                                                 YEAR ENDED SEPTEMBER 30,
                                                              ------------------------------
                                                                1995       1996       1997
                                                              --------   --------   --------
Cash paid during the period for:
  Capital leases............................................    $36       $   36     $   40
                                                                ===       ======     ======
  Interest..................................................    $10       $    7     $    5
                                                                ===       ======     ======
  Income taxes..............................................   -$-        $1,449     $2,900
                                                                ===       ======     ======

NOTE 11 - SUBSEQUENT EVENT (UNAUDITED)

    In May 1998, the Company signed a definitive purchase agreement whereby all of the outstanding shares of the Company would be acquired by DeCrane Aircraft Holdings, Inc. The transaction was consummated on June 26, 1998. Prior to closing the transaction, all outstanding stock options were exercised and the income tax benefit resulting from the tax deduction allowed for the difference between the exercise price and the fair market value of the stock was recorded. The $7,604,000 income tax benefit from the stock options exercised is a noncash transaction for purposes of the statement of cash flows for the nine months ended June 25, 1998. Additionally, certain members of management were paid a one-time bonus at closing and the balance due pursuant to their employment contracts that were terminated immediately prior to closing.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
PATS, Inc.

    In our opinion, the accompanying consolidated balance sheets and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of PATS, Inc. and subsidiaries at June 30, 1997 and 1998 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
January 25, 1999

                          PATS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   JUNE 30,         DECEMBER 31,
                                                              -------------------   -------------
                                                                1997       1998         1998
                                                              --------   --------   -------------
                                                                                     (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents.................................  $   401    $   216       $ 2,504
  Trade accounts receivable, net of allowance for doubtful
    accounts of $362, $451 and $456, respectively...........    2,192      1,347         3,273
  Inventories...............................................    6,586      6,582         7,146
  Cost and estimated earnings in excess of billings.........    --           773         4,770
  Prepaid expenses and other current assets.................       75         59            58
  Deferred income taxes.....................................      107        132           132
                                                              -------    -------       -------
      Total current assets..................................    9,361      9,109        17,883
                                                              -------    -------       -------
Property and equipment......................................    2,734      6,130         6,823
  Less accumulated depreciation.............................   (1,334)    (1,745)       (1,968)
                                                              -------    -------       -------
                                                                1,400      4,385         4,855
                                                              -------    -------       -------
Deferred income taxes, net..................................      600        878           878
Notes receivable--stockholders..............................      556        560           521
Other assets................................................       24         24        --
                                                              -------    -------       -------
      Total assets..........................................  $11,941    $14,956       $24,137
                                                              =======    =======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Borrowings from bank......................................  $   800    $ 1,000       $ 4,900
  Notes and lease payable--current..........................      205        386         1,326
  Trade accounts payable....................................    1,106      2,468         2,559
  Customer advances.........................................    3,668      1,792         2,943
  Accrued expenses and other liabilities....................    1,329      1,880         2,690
  Income taxes payable......................................      484        458         1,246
                                                              -------    -------       -------
      Total current liabilities.............................    7,592      7,984        15,664
                                                              -------    -------       -------
Notes and lease payable--non-current........................      591      3,678         3,501
                                                              -------    -------       -------
Commitments and contingencies (Note 11).....................    --         --           --
                                                              -------    -------       -------
Stockholders' equity
  Common stock, $1 par value, 100,000 shares authorized,
    18,000, 17,490 and 18,000 shares issued and outstanding
    at June 30, 1997 and 1998 and December 31, 1998,
    respectively............................................       18         17            18
  Additional paid-in capital................................      429      --              207
  Retained earnings.........................................    3,311      3,277         4,747
                                                              -------    -------       -------
                                                                3,758      3,294         4,972
                                                              -------    -------       -------
                                                              $11,941    $14,956       $24,137
                                                              =======    =======       =======

  The accompanying notes are an integral part of these consolidated financial statements.

                          PATS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                      SIX MONTHS ENDED
                                                          YEAR ENDED JUNE 30,    ---------------------------
                                                         ---------------------   DECEMBER 31,   DECEMBER 31,
                                                           1997        1998          1997           1998
                                                         ---------   ---------   ------------   ------------
                                                                                         (UNAUDITED)
Sales..................................................   $21,726     $23,464       $9,496         $19,380
Cost of sales..........................................    15,573      16,992        6,905          14,234
                                                          -------     -------       ------         -------
  Gross profit.........................................     6,153       6,472        2,591           5,146
Operating expenses
  Selling, general, and administrative.................     4,106       5,976        2,645           2,535
                                                          -------     -------       ------         -------
Income from operations.................................     2,047         496          (54)          2,611
                                                          -------     -------       ------         -------
Other expenses
  Interest expense, net................................       (70)       (166)         (50)           (180)
                                                          -------     -------       ------         -------
Income before provision for income taxes...............     1,977         330         (104)          2,431
Provision (benefit) for income taxes...................       782          11          (41)            961
                                                          -------     -------       ------         -------
Net income (loss)......................................   $ 1,195     $   319       $  (63)        $ 1,470
                                                          =======     =======       ======         =======

  The accompanying notes are an integral part of these consolidated financial statements.

                          PATS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                             ADDITIONAL
                                                      NUMBER OF    COMMON     PAID-IN     RETAINED
                                                       SHARES      STOCK      CAPITAL     EARNINGS    TOTAL
                                                      ---------   --------   ----------   --------   --------
Balance, July 1, 1996...............................   14,616       $15         $  55      $2,116     $2,186

Net income..........................................    --         --           --          1,195      1,195

Share issuance......................................    3,000         3           514       --           517

Share purchases.....................................     (400)       (1)         (399)      --          (400)

Shares issued under employee stock benefit plan.....      784         1           259       --           260
                                                       ------       ---         -----      ------     ------

Balance, June 30, 1997..............................   18,000        18           429       3,311      3,758

Net income..........................................    --         --           --            319        319

Share purchases.....................................     (510)       (1)         (429)       (353)      (783)
                                                       ------       ---         -----      ------     ------

Balance, June 30, 1998..............................   17,490        17         --          3,277      3,294

Net income (unaudited)..............................    --         --           --          1,470      1,470

Shares issued under employee stock benefit plan
(unaudited).........................................      510         1           207       --           208
                                                       ------       ---         -----      ------     ------

Balance, December 31, 1998 (unaudited)..............   18,000       $18         $ 207      $4,747     $4,972
                                                       ======       ===         =====      ======     ======

  The accompanying notes are an integral part of these consolidated financial statements.

                          PATS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                    SIX MONTHS ENDED
                                                              JUNE 30,         ---------------------------
                                                         -------------------   DECEMBER 31,   DECEMBER 31,
                                                           1997       1998         1997           1998
                                                         --------   --------   ------------   ------------
                                                                                       (UNAUDITED)
Cash flows from operating activities
  Net income (loss)....................................  $ 1,195    $   319       $   (63)       $ 1,470
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities
    Depreciation.......................................      306        411           155            223
    Deferred tax (benefit) expense.....................      298       (303)       --             --
  Changes in operating assets and liabilities
    Trade accounts receivable..........................      604        845        (4,836)        (1,926)
    Inventories........................................   (1,042)         4         1,432           (564)
    Cost and estimated earnings in excess of
      billings.........................................    --          (773)       --             (3,997)
    Prepaid expenses and other current assets..........      (18)        16           (44)             1
    Other assets.......................................    --         --           --                 24
    Trade accounts payable.............................      250      1,362          (848)            90
    Customer advances..................................   (3,684)    (1,876)        2,938          1,151
    Accrued expenses and other liabilities.............      895        551          (915)           811
    Income taxes payable...............................      484        (26)          (41)           788
                                                         -------    -------       -------        -------
Net cash provided by (used in) operating activities....     (712)       530        (2,222)        (1,929)
                                                         -------    -------       -------        -------
Cash flows from investing activities
  Decrease in investment securities available for
    sale...............................................      312      --           --             --
  Purchases of property and equipment..................     (248)    (3,396)       (2,482)          (693)
                                                         -------    -------       -------        -------
Net cash provided by (used in) investing activities....       64     (3,396)       (2,482)          (693)
                                                         -------    -------       -------        -------
Cash flows from financing activities
  Advance to stockholders..............................     (342)        (4)       --                 39
  Increase in line of credit borrowings................      800        200         1,700          3,900
  Increase (decrease) in notes and lease payable.......     (233)     3,268         3,113            763
  Stock purchases......................................     (400)      (783)       --             --
  Proceeds from issuance of common stock...............      777      --           --                208
                                                         -------    -------       -------        -------
Net cash provided by financing activities..............      602      2,681         4,813          4,910
                                                         -------    -------       -------        -------
Net decrease in cash...................................      (46)      (185)          109          2,288
Cash at beginning of period............................      447        401           401            216
                                                         -------    -------       -------        -------
  Cash at end of period................................  $   401    $   216       $   510        $ 2,504
                                                         =======    =======       =======        =======
  Supplemental cash flow disclosures
    Interest paid......................................  $    70    $   195       $    60        $   189
    Income taxes paid..................................  $     2    $   376       $--            $   168

  The accompanying notes are an integral part of these consolidated financial statements.

                          PATS, INC. AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY

    PATS, Inc. (the "Company"), and its wholly-owned subsidiaries, design, manufacture and service a variety of components for auxiliary power, cooling systems and fuel systems for the corporate aircraft market. The Company primarily operates in the U.S. market and approximately 45% of the Company's sales for fiscal 1998 are to Boeing of Washington. The Company's customers are principally concentrated in the corporate aircraft industry.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

REVENUE RECOGNITION

    Revenue is recognized when products are shipped, except for products manufactured under long-term contracts. Further, revenue associated with manufactured products requiring customer acceptance is recognized only upon receipt of such acceptance from the customer.

    Revenue under long-term contracts is recognized under the percentage of completion method. This method recognizes costs and estimated earnings as work is performed. The basis used is the percentage of incurred costs to estimated total costs after giving effect to management's most recent estimates. When contract estimates indicate a loss, provision is made for the entire estimated loss. Long-term contracts in progress are stated at cost plus estimated earnings but not in excess of net realizable value.

INVENTORIES

    Inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out (FIFO). Provision has been made for any obsolete and/or slow-moving inventory.

PROPERTY, PLANT AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged against operations in the year incurred. Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Estimated useful lives are 40 years for buildings and 3 to 7 years for machinery, equipment and vehicles. Leasehold improvements are depreciated over the lease term or the estimated useful life of the improvement, whichever is shorter.

INCOME TAXES

    The Company follows the practice of providing for income taxes using the asset and liability method specified under Statement of Accounting Standards
No. 109 (SFAS 109), "Accounting for Income Taxes." SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements and tax returns. In estimating future tax consequences under SFAS 109, all expected future events other than enactments of changes in the tax laws or rates are generally considered.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of financial instruments including cash, receivables, accounts payable and debt do not significantly differ from fair values as of June 30, 1997 and 1998.

                          PATS, INC. AND SUBSIDIARIES

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

UNAUDITED INTERIM RESULTS

    The financial information as of December 31, 1998 and for the six months ended December 31, 1997 and 1998 is unaudited. In the opinion of the Company, the unaudited financial information is presented on a basis consistent with the audited financial statements and contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim period. The results of operations for the interim periods are not necessarily indicative of results of operations for the full year.

NOTE 3 - PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following (amounts in thousands):

                                                                   JUNE 30,
                                                              -------------------
                                                               1997       1998
                                                               ------     ------
Buildings...................................................   $--        $2,972
Machinery and equipment.....................................    2,282      2,666
Leasehold improvements......................................      452        492
                                                               ------     ------
                                                                2,734      6,130
Less accumulated depreciation and amortization..............    1,334      1,745
                                                               ------     ------
                                                               $1,400     $4,385
                                                               ======     ======

    Depreciation expense for the years ended June 30, 1997 and 1998 was $306,000 and $411,000, respectively.

NOTE 4 - INVENTORIES

    Inventories consisted of the following (amounts in thousands):

                                                                   JUNE 30,
                                                              -------------------
                                                               1997       1998
                                                               ------     ------
Raw materials...............................................   $3,609     $4,055
Work-in-process.............................................    2,977      2,527
                                                               ------     ------
                                                               $6,586     $6,582
                                                               ======     ======

    Inventories were pledged to the extent of amounts received as customer advances.

NOTE 5 - LONG-TERM CONTRACT

    During 1998, the Company entered into a long-term contract with Boeing of Washington to produce fuel tanks. The Company's policy is to account for such contracts using the percentage of completion method.

                          PATS, INC. AND SUBSIDIARIES

NOTE 5 - LONG-TERM CONTRACT (CONTINUED)
Unbilled amounts related to costs and estimated earnings in excess of billings are expected to be billed and collected within one year (amounts in thousands).

                                                              COSTS AND ESTIMATED
                                                                  EARNINGS IN
                                                              EXCESS OF BILLINGS
                                                              -------------------
Costs and estimated earnings................................        $11,513
Less--progress billings.....................................         10,740
                                                                    -------
                                                                    $   773
                                                                    =======

NOTE 6 - DEBT AND LINES OF CREDIT

    Long-term debt consisted of the following (amounts in thousands):

                                                                   JUNE 30,
                                                              -------------------
                                                               1997       1998
                                                               ------     ------
Variable rate borrowings under the revolving credit
facility....................................................   $  800     $1,000
Industrial revenue bonds variable rate borrowings at
3.75%.......................................................    --         2,000
Fixed rates notes
  11.00% note due through 1999..............................       79         44
  10.00% note due through 2015..............................      385        379
  8.51% note due through 1999...............................      192         93
  8.50% note due through 2001...............................    --           237
  8.35% note due through 2000...............................      140         94
  7.93% note due through 2002...............................    --           344
  6.00% note due through 2012...............................    --           285
Other obligations (Grant Funds).............................    --           588
                                                               ------     ------
                                                                1,596      5,064
Less current portion........................................    1,005      1,386
                                                               ------     ------
                                                               $  591     $3,678
                                                               ======     ======

    Other obligations include a $450,000 grant from the State of Delaware which will be forgiven based on the satisfaction of certain employment and operational requirements. At June 30, 1998, the Company has not met those objectives and, accordingly, has reflected this amount as an obligation.

    Aggregate principal payments applicable to long-term debt for the next five fiscal years are as follows: 1999-$1,386,000; 2000-$341,000; 2001-$331,000;
2002-$307,000; 2003-$307,000; and 2004 and after--$2,392,000.

CREDIT ARRANGEMENTS

    As of June 30, 1998, the Company had a $3,000,000 borrowing facility with a bank that carried an interest rate of prime rate plus 25 basis points. On October 5, 1998, the Company increased its credit facility by $2,000,000. The facility requires an annual commitment fee of .25%. Certain of the Company's equipment and inventories are pledged as collateral for the outstanding debt of the Company.

NOTE 7 - OPERATING LEASES AND RELATED PARTY TRANSACTIONS

    The Company is a counterparty to a non-cancelable lease of office space and manufacturing facilities in Columbia, Maryland from a partnership in which two stockholders of the Company have a financial interest.

                          PATS, INC. AND SUBSIDIARIES

NOTE 7 - OPERATING LEASES AND RELATED PARTY TRANSACTIONS (CONTINUED)
The lease extends through June 2007, with an annual base rent amount of $405,000 and a CPI based escalator. The Company is responsible for maintenance, insurance, and real estate tax expense.

    The Company has a land lease for its facility in Georgetown, Delaware. This non-cancelable lease expires through December 31, 2041, with annual rental approximating $6,000. The lessor is not a related party.

    The total minimum rental commitment at June 30, 1998, under these leases is $3,903,000 which is due as follows (amounts in thousands):

                                                                           SUSSEX
                                                              COLUMBIA,   COUNTY,
                                                              MARYLAND    DELAWARE
                                                              ---------   --------
Year ending June 30,
  1999......................................................   $  405       $  6
  2000......................................................      405          6
  2001......................................................      405          6
  2002......................................................      405          6
  2003......................................................      405          6
  2004 through 2007.........................................    1,620         24
  After 2007................................................    --           204
                                                               ------       ----
                                                               $3,645       $258
                                                               ======       ====

NOTE 8 - COMMON STOCK AND EMPLOYEE STOCK PLAN

    During 1997 and 1998, the Company's Board of Directors authorized the purchase of 400 and 510 shares of the Company stock at $1,000 and $1,535 per share, respectively. The purchases were acquired from certain existing and former stockholders at prices believed to be fair value.

    The Company has an Employee Stock Benefit Plan for employees to which discretionary contributions are made from time to time. During 1997, the Board of Directors authorized the issuance of 784 shares to this plan at a value of $332 per share determined by an independent appraiser.

NOTE 9 - INCOME TAXES

    The provision for income taxes is as follows (amounts in thousands):

                                                                     JUNE 30,
                                                              -----------------------
                                                                1997           1998
                                                              --------       --------
Current income taxes
  Federal...................................................    $398           $258
  State.....................................................      86             56
                                                                ----           ----
                                                                 484            314
Deferred income taxes (benefit).............................     298           (303)
                                                                ----           ----
                                                                $782           $ 11
                                                                ====           ====

                          PATS, INC. AND SUBSIDIARIES

NOTE 9 - INCOME TAXES (CONTINUED)
    The effective rate was 39.6% and 3.2% in 1997 and 1998, respectively. A reconciliation of this rate to the U.S. Federal income tax rate is as follows (dollars in thousands):

                                                                              JUNE 30,
                                                              -----------------------------------------
                                                                     1997                  1998
                                                                  % OF PRETAX           % OF PRETAX
                                                              -------------------   -------------------
                                                               AMOUNT     INCOME     AMOUNT     INCOME
                                                              --------   --------   --------   --------
Computed expected tax expense...............................    $692       35.0%     $ 116       35.0%
State income taxes, net of Federal income tax benefit.......      90        4.6         15        4.6
Reduction of valuation allowance............................    --          0.0       (120)     (36.4)
                                                                ----       ----      -----      -----
                                                                $782       39.6%     $  11        3.2%
                                                                ====       ====      =====      =====

    The significant components of deferred income taxes are temporary differences arising from the following (amounts in thousands):

                                                                   JUNE 30,
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
Deferred income tax assets (liabilities)
  Accrued vacation..........................................   $  107     $  132
  Depreciation..............................................     (198)       101
  Research and development costs............................      798        777
  Research and development credits..........................      900        780
                                                               ------     ------
      Total.................................................    1,607      1,790
Valuation allowance.........................................     (900)      (780)
                                                               ------     ------
      Deferred income tax assets............................   $  707     $1,010
                                                               ======     ======

    The reduction in the valuation allowance relates to the utilization of a portion of research and development credits.

NOTE 10 - EMPLOYEE BENEFIT PLANS

    The Company has a savings and retirement plan which qualifies under
Section 401(k) of the Internal Revenue Code in which all full-time employees are eligible to participate. In accordance with the terms of the plan, employees may elect to contribute up to 15% of their annual compensation to the plan, subject to certain limitations. The Board of Directors may elect to declare a discretionary matching contribution to the Plan of 50% of all contributions made up to 6% of each employee's salary. No matching contributions were made by the Company for 1997 or 1998.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

    Lawsuits and claims are filed from time to time in the ordinary course of business. For all outstanding claims, management, in consultation with legal counsel, is of the opinion that the outcome of such matters will not have a material effect on the financial position of the Company.

NOTE 12 - SUBSEQUENT EVENT

    In January 1999, all of Company's shares outstanding were acquired by DeCrane Aircraft Holdings, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
PPI Holdings, Inc.
Wichita, Kansas

    We have audited the accompanying consolidated balance sheets of PPI Holdings, Inc. and Subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for the period from June 12, 1997 to December 31, 1997 and the year ended December 31, 1998. We have also audited the statements of income, stockholders' equity, and cash flows of Precision Pattern, Inc. (the predecessor to PPI Holdings, Inc.) for the year ended December 31, 1996 and the period from January 1, 1997 to June 11, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PPI Holdings, Inc. and Subsidiary as of December 31, 1997 and 1998, the results of its operations and its cash flows for the period from June 12, 1997 to December 31, 1997 and the year ended December 31, 1998, and the results of operations and cash flows of Precision Pattern Inc. for the year ended December 31, 1996 and the period from January 1, 1997 to June 11, 1997 in conformity with generally accepted accounting principles.

BAIRD, KURTZ & DOBSON

Wichita, Kansas
January 28, 1999

                       PPI HOLDINGS, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                         (SUCCESSOR)
                                                              ---------------------------------
                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1997       1998        1999
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS
Current assets
  Cash......................................................  $   193    $ 1,872      $ 1,396
  Accounts receivable, less allowance for doubtful accounts
    of $54 and $340 as of December 31, 1997 and 1998,
    respectively, and $340
    as of March 31, 1999....................................    4,847      6,230        5,879
  Inventories...............................................    3,203      4,719        4,852
  Deposits..................................................      284        235          175
  Prepaid expenses and other................................       28         12            7
                                                              -------    -------      -------
    Total current assets....................................    8,555     13,068       12,309
                                                              -------    -------      -------
Property and equipment, net.................................    1,065      1,184        1,178
Goodwill net of accumulated amortization of $69 and $393 as
  of December 31, 1997 and 1998, respectively, and $474 as
  of
  March 31, 1999............................................    6,332      6,008        5,927
Other intangible assets, net of accumulated amortization of
  $28 and $77 as of December 31, 1997 and 1998,
  respectively, and $89 as of
  March 31, 1999............................................      219        170          158
                                                              -------    -------      -------
      Total assets..........................................  $16,171    $20,430      $19,572
                                                              =======    =======      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable..........................................  $ 1,032    $ 1,157      $ 1,342
  Revolving credit agreement................................      626      --          --
  Current maturities of long-term debt......................    1,050      1,500        1,500
  Accrued warranties........................................      300        300          300
  Accrued profit sharing....................................      348        587          274
  Accrued employee compensation.............................      360        271          365
  Other accrued liabilities.................................      381        445          515
                                                              -------    -------      -------
    Total current liabilities...............................    4,097      4,260        4,296
                                                              -------    -------      -------

Long-term debt..............................................    8,850      6,050        5,675
                                                              -------    -------      -------

Stockholders' equity
  Common stock, $1 stated value; authorized 10,000,000
    shares; issued and outstanding 1,000,000 shares.........    1,000      1,000        1,000
  Retained earnings.........................................    2,224      9,120        8,601
                                                              -------    -------      -------
    Total stockholders' equity..............................    3,224     10,120        9,601
                                                              -------    -------      -------
      Total liabilities and stockholders' equity............  $16,171    $20,430      $19,572
                                                              =======    =======      =======

   The accompanying notes are an integral part of the consolidated financial statements

                       PPI HOLDINGS, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                            (SUCCESSOR)
                                   (PREDECESSOR)         -------------------------------------------------
                             -------------------------    PERIOD
                                          PERIOD FROM      FROM
                                          JANUARY 1,     JUNE 12,                    THREE MONTHS ENDED
                             YEAR ENDED    1997 TO       1997 TO      YEAR ENDED          MARCH 31,
                             DECEMBER 31,  JUNE 11,      DECEMBER 31,  DECEMBER 31,  -----------------------
                               1996         1997           1997         1998         1998         1999
                             ----------   ------------   ----------   ----------   ----------   ----------
                                                                                         (UNAUDITED)
Net sales..................   $17,665       $10,400       $15,102      $37,714       $7,137      $10,226

Cost of goods sold.........    14,258         7,675        11,143       24,376        5,726        6,781
                              -------       -------       -------      -------       ------      -------

Gross profit...............     3,407         2,725         3,959       13,338        1,412        3,445
                              -------       -------       -------      -------       ------      -------

Operating expenses
  General and
    administrative.........     1,446           667           821        2,102          504          637
  Engineering..............       322           140           226          489           47           83
  Bad debt provision.......        75        --             --           --           --           --
                              -------       -------       -------      -------       ------      -------

Income from operations.....     1,564         1,918         2,912       10,747          861        2,725
                              -------       -------       -------      -------       ------      -------

Other income (expense)
  Interest income..........        94            50            10        --           --           --
  Interest expense.........     --           --              (732)      (1,051)        (219)        (158)
  Other revenue............         8        --                39           14        --           --
  Gain on sale of asset....        42        --                 1        --           --           --
  Other income (expense)...       (13)            8            (6)         (19)           3           67
                              -------       -------       -------      -------       ------      -------
                                  131            58          (688)      (1,056)        (216)         (91)
                              -------       -------       -------      -------       ------      -------

Net income.................   $ 1,695       $ 1,976       $ 2,224      $ 9,691       $  645      $ 2,634
                              =======       =======       =======      =======       ======      =======

   The accompanying notes are an integral part of the consolidated financial statements.

                       PPI HOLDINGS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                         ADDITIONAL
                                                               COMMON     PAID-IN     RETAINED
                                                               STOCK      CAPITAL     EARNINGS    TOTAL
                                                              --------   ----------   --------   --------
PREDECESSOR
Balance, December 31, 1995..................................   $   40       $  1      $ 7,311    $ 7,352

Net income..................................................    --         --           1,695      1,695

Dividend on common stock
  $220 per share............................................    --         --            (880)      (880)
                                                               ------       ----      -------    -------
Balance, December 31, 1996..................................       40          1        8,126      8,167

Net Income..................................................    --         --           1,976      1,976

Dividend on common stock
  $862.50 per share.........................................    --         --          (3,450)    (3,450)
                                                               ------       ----      -------    -------
Balance, June 11, 1997......................................   $   40       $  1      $ 6,652    $ 6,693
                                                               ======       ====      =======    =======
=========================================================================================================

                                                                         ADDITIONAL
                                                               COMMON     PAID-IN     RETAINED
                                                               STOCK      CAPITAL     EARNINGS    TOTAL
                                                              --------   ----------   --------   --------
SUCCESSOR

Balance, June 12, 1997......................................   $1,000      --         $ --       $ 1,000

Net income..................................................    --         --           2,224      2,224
                                                               ------       ----      -------    -------
Balance, December 31, 1997..................................    1,000      --           2,224      3,224

Net income..................................................    --         --           9,691      9,691

Dividends on common stock $2.80 per share...................    --         --          (2,795)    (2,795)
                                                               ------       ----      -------    -------

Balance, December 31, 1998..................................    1,000      --           9,120     10,120

Net income (Unaudited)......................................    --         --           2,634      2,634

Dividends on common stock $3.15 per share...................    --         --          (3,153)    (3,153)
                                                               ------       ----      -------    -------

Balance, March 31, 1999 (Unaudited).........................   $1,000      --         $ 8,601    $ 9,601
                                                               ======       ====      =======    =======

   The accompanying notes are an integral part of the consolidated financial statements.

                       PPI HOLDINGS, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                        (PREDECESSOR)                                (SUCCESSOR)
                                 ---------------------------   -------------------------------------------------------
                                               PERIOD FROM     PERIOD FROM
                                               JANUARY 1,      JUNE 12,                        THREE MONTHS ENDED
                                 YEAR ENDED     1997 TO         1997 TO      YEAR ENDED             MARCH 31,
                                 DECEMBER 31,  JUNE 11,        DECEMBER 31,  DECEMBER 31,  ---------------------------
                                   1996           1997           1997          1998          1998            1999
                                 -----------   -------------   -----------   -----------   ------------   ------------
                                                                                                   (UNAUDITED)
Cash flows from operating
  activities
  Net income...................    $ 1,695        $ 1,976        $ 2,224       $ 9,691        $ 645         $  2,634
  Items not requiring
    (providing) cash:
    Depreciation and
      amortization.............        181             79            304           633          130              158
    Gain on sale of property
      and equipment............        (42)        --                 (1)       --            --              --
  Changes in:
    Accounts receivable........     (1,672)         1,048         (2,108)       (1,383)        (475)             351
    Inventories................       (318)           (43)          (133)       (1,515)        (503)            (134)
    Prepaid expenses and
      other....................         35             51           (359)           65           32               65
    Accounts payable and
      accrued expenses.........         94           (158)         1,020           338          925               38
                                   -------        -------        -------       -------        -----         --------
      Net cash provided by
        (used in) operating
        activities.............        (27)         2,953            947         7,829          754            3,112
                                   -------        -------        -------       -------        -----         --------
Cash flows from investing
  activities
  Purchase of property and
    equipment..................       (151)          (251)           (96)         (379)         (47)             (59)
  Proceeds from sale of
    property and equipment.....        298         --                 17        --            --              --
  Payments for organizational
    costs......................     --             --               (247)       --            --              --
  Purchase of subsidiary.......     --             --             (8,954)       --            --              --
                                   -------        -------        -------       -------        -----         --------
      Net cash provided by
        (used in) investing
        activities.............        147           (251)        (9,280)         (379)         (47)             (59)
                                   -------        -------        -------       -------        -----         --------
Cash flows from financing
  activities
  Net borrowings under
    revolving credit
    agreement..................     --             --                626          (626)        (626)          --
  Proceeds from issuance of
    long-term debt.............     --             --              7,500         3,000        --              --
  Principal payments on
    long-term debt.............     --             --               (600)       (5,350)        (250)            (375)
  Dividends paid...............       (880)        (3,450)        --            (2,795)       --              (3,154)
                                   -------        -------        -------       -------        -----         --------
      Net cash provided by
        (used in) financing
        activities.............       (880)        (3,450)         7,526        (5,771)        (876)          (3,529)
                                   -------        -------        -------       -------        -----         --------
Increase (decrease) in cash....       (760)          (748)          (807)        1,679         (169)            (476)
Cash, beginning of period......      2,727          1,967          1,000           193          193            1,872
                                   -------        -------        -------       -------        -----         --------
Cash, end of period............    $ 1,967        $ 1,219        $   193       $ 1,872        $  24         $  1,396
                                   =======        =======        =======       =======        =====         ========

   The accompanying notes are an integral part of the consolidated financial statements.

                       PPI HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

    PPI Holdings, Inc. was incorporated under Kansas law on February 14, 1997, and serves as the holding company for Precision Pattern, Inc. The Company began operation on June 12, 1997, with the purchase of Precision Pattern, Inc.
(Note 2)

    The Company's revenues are predominately earned from sales of aircraft interior components to aircraft manufacturers in Kansas. The Company extends unsecured credit to customers, with credit extended to one customer exceeding 59% and 71% of accounts receivable at December 31, 1997 and 1998 respectively. Over 97% of year end receivables are concentrated among three customers at December 31, 1997 and 1998.

PRINCIPALS OF CONSOLIDATION

    As a result of the business combination (Note 2) on June 11, 1997, the Company has presented its financial position, results of operations, changes in stockholders' equity and cash flows on a predecessor/ successor basis.

    PPI Holdings, Inc. is a holding company, which has no material operations or assets separate from its investment in Precision Pattern, Inc. The consolidated financial statements as of December 31, 1997 and 1998 and for the period from June 12, 1997 to December 31, 1997 and for the year ended December 31, 1998 include the accounts of PPI Holdings, Inc. and its subsidiary. The consolidated financial statements of the predecessor include the accounts of Precision Pattern, Inc. for the year ended December 31, 1996 and for the period from January 1, 1997 to June 11, 1997. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORY PRICING

    Inventories are stated at lower of average cost or market.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. The assets are depreciated over their estimated useful lives using straight-line and accelerated methods.

INTANGIBLE ASSETS

    The Company is amortizing deferred charges consisting of loan costs, lease costs and a noncompete agreement utilizing the straight-line method over five to ten years. Goodwill is being amortized over twenty years also using the straight-line method.

WARRANTY OBLIGATIONS

    The Company generally provides its customers with a one to two year warranty from the date of purchase. Estimated warranty costs are accrued at the time of sale.

INCOME TAXES

    The Company elected to have its income taxed as an S corporation under provisions of the Internal Revenue Code; therefore, taxable income or loss is reported to the individual stockholders for inclusion in their tax returns, and no provision for Federal and state income tax is included in these statements.

                       PPI HOLDINGS, INC. AND SUBSIDIARY

NOTE 1 -- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
BUY/SELL AGREEMENT

    On April 21, 1997, the Company and its shareholders entered into a buy/sell agreement which restricts any sale or other transfer of shares of the Company. The purpose of the agreement is to insure that all the shares of stock shall be offered for sale to the Company and the other shareholders before disposition of such shares to any other person or entity.

NOTE 2 -- BUSINESS COMBINATION

    On June 11, 1997, PPI Holdings, Inc. acquired 100% of the outstanding stock of Precision Pattern, Inc. which consisted of 4,000 shares for $13,172,706 in cash. This transaction was accounted for using the purchase method by recording the assets and liabilities of the acquiree at their estimated market values at the acquisition date. PPI Holdings, Inc. is owned by several members of the Company's management. As part of the purchase transaction, Precision Pattern, Inc. borrowed funds from a bank to fund the acquisition.

NOTE 3 -- INVENTORIES

    Inventories were as follows (amounts in thousands):

                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1997       1998        1999
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
                                                                                    -----------
Raw material................................................   $2,268     $3,205       $3,086
Work in process.............................................    1,535      2,114        2,366
                                                               ------     ------       ------
                                                                3,803      5,319        5,452
Less reserve for obsolesce..................................      600        600          600
                                                               ------     ------       ------
                                                               $3,203     $4,719       $4,852
                                                               ======     ======       ======

NOTE 4 -- PROPERTY AND EQUIPMENT

    Property and equipment was as follows (amounts in thousands):

                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1997       1998        1999
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
                                                                                    -----------
Leasehold improvements......................................  $ 1,065     $  563      $   563
Machinery and equipment.....................................    1,535        612          618
Furniture and fixtures......................................      827        343          390
Vehicles....................................................      138         16           59
                                                              -------     ------      -------
                                                                3,565      1,534        1,630
Accumulated depreciation....................................   (2,500)      (350)        (452)
                                                              -------     ------      -------
                                                              $ 1,065     $1,184      $ 1,178
                                                              =======     ======      =======

NOTE 5 -- PROFIT SHARING PLAN

    The Company has a profit sharing plan covering substantially all employees. The Company's contribution to the Plan is 6% of the compensation of all participants under the Plan determined for the Company's taxable year for which it makes the contribution. The Company must have current or accumulated net profits exceeding 5% of the net sales in order to make the contributions. Participant's interest is vested over a period of three to seven years of service. The Company expensed contributions for the year ended December 31, 1996, the periods from January 1, 1997 to June 11, 1997, June 12, 1997 to December 31, 1997 and the year ended December 31, 1998, in the amount of $283,500, $141,352, $347,620 and $587,036 , respectively. Employees also have the option to make elective deferrals to the Plan up to the limits set by the Internal Revenue Service.

                       PPI HOLDINGS, INC. AND SUBSIDIARY

NOTE 6 -- REVOLVING CREDIT AGREEMENT

    At December 31, 1997 and 1998, the Company had $0 and $625,821 outstanding borrowings under a $5,000,000 revolving credit agreement. The agreement is secured by goods, equipment, accounts, inventory, instruments, documents, chattel paper, general intangibles and other personal property of the Company. Interest is calculated at prime rate plus various amounts up to 3/4% and is payable monthly. Payments on principal are made daily, as cash is available, from a lock box maintained by the lender. Final maturity is June 12, 2002.

NOTE 7 -- LONG-TERM DEBT

    Long-term debt was as follows (amounts in thousands):

                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1997       1998        1999
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
                                                                                    -----------
Note payable, bank; due June 12, 2002, payable in increasing quarterly installments including interest at prime rate
  plus various amounts up to 1% secured by goods, equipment, accounts, inventory, instruments, documents, chattel
  paper, general intangibles and other personal property of
  the Company and its subsidiary............................   $6,900     $4,550       $4,275
Note payable, bank; payable in quarterly installments of
  $100,000 with the balance due June 12, 2002. The note
  bears interest at prime plus 1% and is secured by goods,
  equipment, accounts, inventory, instruments, documents,
  chattel paper, general intangibles and other personal
  property of the Company and its subsidiary................    --         3,000        2,900
Note payable, other; due September 12, 2010, payable in
  quarterly installments of $150,000 beginning on September
  12, 2005. Interest is accrued on the unpaid portion of the note at 15% and is payable in bi-annual installments. None of the Company's assets are pledged as collateral on this
  note and it is subordinate to the bank note. As part of
  the purchase and note agreement, dividends are restricted
  to amounts necessary to cover income taxes of the
  shareholders on income from the Company. This restriction
  ended when the note was retired in 1998...................    3,000      --          --
                                                               ------     ------       ------
                                                                9,900      7,550        7,175
Less current maturities.....................................    1,050      1,500        1,500
                                                               ------     ------       ------
                                                               $8,850     $6,050       $5,675
                                                               ======     ======       ======

    Aggregate annual maturities of long-term debt at December 31, 1998 are (amounts in thousands):

1999........................................................   $1,500
2000........................................................    1,550
2001........................................................    1,600
2002........................................................    2,900
                                                               ------
                                                                7,550
Less current maturities.....................................    1,500
                                                               ------
Noncurrent portion..........................................   $6,050
                                                               ======

NOTE 8 -- SIGNIFICANT ESTIMATES AND CONCENTRATION

    Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

ALLOWANCE FOR DOUBTFUL ACCOUNTS

    An allowance for doubtful accounts has been established based on management's estimate of the uncollectible portion. However, actual losses may be materially different than the estimated amount.

                       PPI HOLDINGS, INC. AND SUBSIDIARY

NOTE 8 -- SIGNIFICANT ESTIMATES AND CONCENTRATION (CONTINUED)
RESERVE FOR OBSOLETE INVENTORY

    The Company owns a significant amount of raw materials which were not used in production during the year. A reserve for obsolete inventory has been established for the estimated amount that is obsolete; however, actual losses may be materially different than the estimated amount.

ACCRUED WARRANTIES

    Each year, the Company does a significant amount of rework related to the satisfaction of warranties. An amount has been included in accrued expenses for estimated warranty expense related to current year sales; however, the actual expenses to be incurred may be materially different than the estimated amounts which have been accrued.

MAJOR CUSTOMERS

    The Company sold approximately 49% and 35% in 1996, 56% and 35% from January 1, 1997 to June 11, 1997, 56% and 35% from June 12, 1997 to
December 31, 1997 and 66% and 30% in 1998 of its primary product to two customers. There are a limited number of buyers of the Company's products.

NOTE 9 -- RELATED PARTY TRANSACTIONS

    The Company rents its business facility from a property rental company which is owned, in part, by one of the shareholders of the Company. For the year ended December 31, 1996, the periods from January 1, 1997 to June 11, 1997, June 12, 1997 to December 31, 1997 and the year ended December 31, 1998, the Company made payments totaling $250,000, $139,088, $174,950, and $355,500, respectively, for rent to the related rental company.

NOTE 10 -- ADDITIONAL CASH FLOW INFORMATION

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1997        1998
                                                              --------   ----------
                                                                 (IN THOUSANDS)
ADDITIONAL CASH PAYMENT INFORMATION
  Interest paid.............................................  $    669   $      987
ADDITIONAL INVESTING AND FINANCING ACTIVITIES
  Long-term debt incurred for purchase of subsidiary........  $  3,000   $   --

NOTE 11 -- YEAR 2000 ISSUE

    Like all entities, the Company is exposed to risks associated with the Year 2000 Issue, which affects computer software and hardware; transactions with customers, vendors and other entities; and equipment dependent on microchips. The Company has begun but not yet completed the process of identifying and remediating potential Year 2000 problems. It is not possible for any entity to guarantee the results of its own remediation efforts or to accurately predict the impact of the Year 2000 Issue on third parties with which the Company does business. If remediation efforts of the Company or third parties with which it does business are not successful, the Year 2000 problem could have negative effects on the Company's financial condition and results of operations in the near term.

NOTE 12 -- SUBSEQUENT EVENT

    In April 1999, all of the Company's shares outstanding were acquired by DeCrane Aircraft Holdings, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
Custom Woodwork & Plastics, Inc.

    In our opinion, the accompanying balance sheets and the related statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Custom Woodwork & Plastics, Inc. at December 31, 1997 and 1998 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
October 1, 1999

                        CUSTOM WOODWORK & PLASTICS, INC.

                                 BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 DECEMBER 31,        JUNE 30,
                                                              -------------------   -----------
                                                                1997       1998        1999
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS

Current assets
  Cash and cash equivalents.................................   $  452     $  776       $  873
  Trade accounts receivable.................................      209        269          642
  Inventories...............................................      197        434          400
  Note receivable...........................................       50         --           --
                                                               ------     ------       ------
    Total current assets....................................      908      1,479        1,915
Property, plant and equipment, net..........................      737        793          731
                                                               ------     ------       ------
      Total assets..........................................   $1,645     $2,272       $2,646
                                                               ======     ======       ======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Trade accounts payable....................................   $   15     $   95       $  100
  Accrued expenses and other liabilities....................       10         17           39
                                                               ------     ------       ------
    Total current liabilities...............................       25        112          139
                                                               ------     ------       ------
Commitments and contingencies (Note 8)......................       --         --           --
                                                               ------     ------       ------
Stockholders' equity
Common stock, $1 par value, 50,000 shares authorized; 500
  shares issued and outstanding at December 31, 1997 and
  1998 and June 30, 1999....................................        1          1            1
Retained earnings...........................................    1,619      2,159        2,506
                                                               ------     ------       ------
    Total stockholders' equity..............................    1,620      2,160        2,507
                                                               ------     ------       ------
      Total liabilities and stockholders' equity............   $1,645     $2,272       $2,646
                                                               ======     ======       ======

    The accompanying notes are an integral part of the financial statements.

                        CUSTOM WOODWORK & PLASTICS, INC.

                              STATEMENTS OF INCOME

                                 (IN THOUSANDS)

                                                                  YEAR ENDED         SIX MONTHS ENDED
                                                                 DECEMBER 31,            JUNE 30,
                                                              -------------------   -------------------
                                                                1997       1998       1998       1999
                                                              --------   --------   --------   --------
                                                                                        (UNAUDITED)
Sales.......................................................   $3,235     $4,480     $2,034     $4,002

Cost of sales...............................................    1,877      2,358      1,104      1,843
                                                               ------     ------     ------     ------

Gross profit................................................    1,358      2,122        930      2,159

Operating expenses

  Selling, general and administrative.......................      365        397        169        198
                                                               ------     ------     ------     ------

Income from operations......................................      993      1,725        761      1,961

Other income

  Interest income, net......................................       27         35         18          9

  Other (expense) income, net...............................       (5)         2         --         --
                                                               ------     ------     ------     ------

Net income..................................................   $1,015     $1,762     $  779     $1,970
                                                               ======     ======     ======     ======

    The accompanying notes are an integral part of the financial statements.

                        CUSTOM WOODWORK & PLASTICS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  COMMON STOCK
                                                              --------------------
                                                              NUMBER OF              RETAINED
                                                               SHARES      AMOUNT    EARNINGS    TOTAL
                                                              ---------   --------   --------   --------
Balance, December 31, 1996..................................     500       $   1     $ 1,268    $ 1,269

  Net income................................................      --          --       1,015      1,015

  Distributions to stockholders.............................      --          --        (664)      (664)
                                                                ----       -----     -------    -------

Balance, December 31, 1997..................................     500           1       1,619      1,620

  Net income................................................      --          --       1,762      1,762

  Distributions to stockholders.............................      --          --      (1,222)    (1,222)
                                                                ----       -----     -------    -------

Balance, December 31, 1998..................................     500           1       2,159      2,160

  Net income (Unaudited)....................................      --          --       1,970      1,970

  Distributions to stockholders (Unaudited).................      --          --      (1,623)    (1,623)
                                                                ----       -----     -------    -------

Balance, June 30, 1999 (Unaudited)..........................     500       $   1     $ 2,506    $ 2,507
                                                                ====       =====     =======    =======

    The accompanying notes are an integral part of the financial statements.

                        CUSTOM WOODWORK & PLASTICS, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                  YEAR ENDED         SIX MONTHS ENDED
                                                                 DECEMBER 31,            JUNE 30,
                                                              -------------------   -------------------
                                                                1997       1998       1998       1999
                                                              --------   --------   --------   --------
                                                                                        (UNAUDITED)
Cash flows from operating activities
  Net income................................................   $1,015    $ 1,762     $  779    $ 1,970
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation..........................................       35         40         22         17
  Changes in operating assets and liabilities
    Trade accounts receivable...............................     (209)       (60)       158       (373)
    Inventories.............................................        2       (237)        14         34
    Trade accounts payable..................................       --         80         33          5
    Accrued expenses and other liabilities..................       --          7         15         22
                                                               ------    -------     ------    -------
      Net cash provided by operating activities.............      843      1,592      1,021      1,675
                                                               ------    -------     ------    -------
Cash flows from investing activities
  Purchases of property, plant and equipment................      (38)       (96)       (64)        --
  (Issuance) payment of note receivable.....................      (50)        50         --         --
                                                               ------    -------     ------    -------
      Net cash used for investing activities................      (88)       (46)       (64)        --
                                                               ------    -------     ------    -------
Cash flows from financing activities
  Distributions paid to stockholders........................     (664)    (1,222)      (322)    (1,578)
                                                               ------    -------     ------    -------
      Net cash used for financing activities................     (664)    (1,222)      (322)    (1,578)
                                                               ------    -------     ------    -------
Net increase in cash and cash equivalents...................       91        324        635         97
Cash and cash equivalents at beginning of period............      361        452        452        776
                                                               ------    -------     ------    -------
Cash and cash equivalents at end of period..................   $  452    $   776     $1,087    $   873
                                                               ======    =======     ======    =======

    The accompanying notes are an integral part of the financial statements.

                        CUSTOM WOODWORK & PLASTICS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- THE COMPANY

    Custom Woodwork & Plastics, Inc. (the "Company") designs and manufactures interior furniture components for middle- and high-end corporate aircraft. The Company operates in the U.S. market and 100% and 74% of the Company's sales for fiscal 1998 and 1997 were to Gulfstream Aerospace Corporation, respectively. The Company's customers are principally concentrated in the corporate aircraft industry.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

    It is the policy of the Company to deposit its cash and cash equivalents in federally insured financial institutions. From time to time deposits may exceed Federal Deposit Insurance Corporation ("FDIC") limits. At December 31, 1998, the Company had $476,000 on deposit in excess of the FDIC limits.

INVENTORIES

    Inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost less accumulated depreciation. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged against operations in the year incurred. Depreciation is computed using the straight-line method for buildings and building improvements and the double-declining balance method for machinery and equipment, vehicles and furniture and fixtures. Estimated useful lives are 40 years for buildings and building improvements and 5 to 7 years for machinery and equipment, vehicles and furniture and fixtures.

REVENUE RECOGNITION

    Revenue is recognized when products are shipped.

INCOME TAXES

    The Company elected to have its income taxed as an S corporation under provisions of the Internal Revenue Code; therefore, taxable income or loss is reported to the individual stockholders for inclusion in their tax returns, and no provision for Federal and state income tax is included in these statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of financial instruments including cash, receivables, accounts payable and accrued expenses and other liabilities do not significantly differ from fair values as of December 31, 1997 and 1998.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        CUSTOM WOODWORK & PLASTICS, INC.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
UNAUDITED INTERIM RESULTS

    The financial information as of June 30, 1999 and for the six months ended June 30, 1998 and 1999 is unaudited. In the opinion of the Company, the unaudited financial information is presented on a basis consistent with the audited financial statements and contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. The results of operations for the interim periods are not necessarily indicative of results of operations for the full year.

NOTE 3 -- INVENTORIES

    Inventories consist of the following (amounts in thousands):

                                                                 DECEMBER 31,        JUNE 30,
                                                              -------------------   -----------
                                                                1997       1998        1999
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
Raw material................................................    $ 14       $ 24         $ 47
Work-in-process.............................................     183        410          353
                                                                ----       ----         ----
  Total inventories.........................................    $197       $434         $400
                                                                ====       ====         ====

NOTE 4 -- PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consists of the following (amounts in thousands):

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
Land........................................................   $  75      $   75
Buildings and building improvements.........................     644         644
Machinery and equipment.....................................     113         113
Vehicles....................................................      90         163
Furniture and fixtures......................................      16          16
                                                               -----      ------
  Total cost................................................     938       1,011
  Accumulated depreciation and amortization.................    (201)       (218)
                                                               -----      ------
  Net property and equipment................................   $ 737      $  793
                                                               =====      ======

    Depreciation expense for the years ended December 31, 1997 and 1998 was $35,000 and $40,000, respectively.

NOTE 5 -- LINE OF CREDIT

    The Company had a $200,000 revolving line of credit with a bank, collaterialized by all of the assets of the Company. Loans under the line of credit bear interest at the rate of 8.75% per annum. All borrowings under the line of credit were used for working capital purposes. The line of credit matured in February 1999 and was not renewed. As of December 31, 1997 and 1998, the Company had no borrowings outstanding under the line of credit.

NOTE 6 -- RELATED PARTY TRANSACTIONS

    At December 31, 1997, the Company had a $50,000 note receivable from a related party. The note was repaid in full in 1998.

                        CUSTOM WOODWORK & PLASTICS, INC.

NOTE 7 -- EMPLOYEE BENEFIT PLANS

    The Company has a savings and retirement plan which qualifies under Section 401(k) of the Internal Revenue Code in which all full-time employees are eligible to participate. In accordance with the terms of the plan, employees may elect to contribute up to 15% of their annual compensation to the plan, subject to certain limitations. The Board of Directors may elect to declare a discretionary matching contribution to the Plan of 50% of all contributions made up to 6% of each employee's salary. The Company did not make any matching contributions for 1997 or 1998.

NOTE 8 -- COMMITMENT AND CONTINGENCIES

    The Company is involved in routine legal and administrative proceedings incidental to the normal conduct of business. Management believes the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

NOTE 9 -- SUBSEQUENT EVENT

    In August 1999, substantially all of the Company's net assets were acquired by DeCrane Aircraft Holdings, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
PCI NewCo, Inc.

    We have audited the accompanying balance sheets of PCI NewCo, Inc. as of December 31, 1997 and 1998, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of PCI NewCo, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

BAIRD, KURTZ & DOBSON
November 1, 1999
Wichita, Kansas

                                PCI NEWCO, INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 DECEMBER 31,
                                                              -------------------   SEPTEMBER 30,
                                                                1997       1998         1999
                                                              --------   --------   -------------
                                                                                     (UNAUDITED)
ASSETS

Current assets
  Cash......................................................   $  188     $  350       $  410
  Accounts receivable.......................................      763        751        1,116
  Inventories...............................................      563        885          764
  Prepaid expenses and other................................       34         39           56
                                                               ------     ------       ------
    Total current assets....................................    1,548      2,025        2,346

Property and equipment, net.................................      208        328          304
                                                               ------     ------       ------
      Total assets..........................................   $1,756     $2,353       $2,650
                                                               ======     ======       ======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Revolving credit agreement................................   $  200     $  200       $   --
  Note payable to stockholder...............................      290        115
  Accounts payable..........................................      217        243           94
  Accrued expenses..........................................      108         97          224
                                                               ------     ------       ------
    Total current liabilities...............................      815        655          318
                                                               ------     ------       ------

Commitments and contingencies (Note 10)

Stockholders' equity
  Common stock--Class A, no par value, 100,000 shares
    authorized; 10,000 shares issued and outstanding as of
    December 31, 1997 and 1998 and 10,526 shares issued and
    outstanding as of September 30, 1999....................        1          1            1
  Common stock--Class B, no par value, 100,000 shares
    authorized; none issued and outstanding.................       --         --           --
  Additional paid-in capital................................      224        224          247
  Retained earnings.........................................      716      1,473        2,084
                                                               ------     ------       ------
    Total stockholders' equity..............................      941      1,698        2,332
                                                               ------     ------       ------
      Total liabilities and stockholders' equity............   $1,756     $2,353       $2,650
                                                               ======     ======       ======

    The accompanying notes are an integral part of the financial statements.

                                PCI NEWCO, INC.
                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                                        NINE MONTHS
                                                                  YEAR ENDED               ENDED
                                                                 DECEMBER 31,          SEPTEMBER 30,
                                                              -------------------   -------------------
                                                                1997       1998       1998       1999
                                                              --------   --------   --------   --------
                                                                                        (UNAUDITED)
Net sales...................................................   $4,899     $7,933     $5,756     $6,692
Cost of goods sold..........................................    3,821      5,807      4,272      4,747
                                                               ------     ------     ------     ------
Gross profit................................................    1,078      2,126      1,484      1,945

Operating expenses
  Selling, general and administrative.......................      362        536        389        520
                                                               ------     ------     ------     ------
Income from operations......................................      716      1,590      1,095      1,425

Other expense (income)
  Interest expense (income), net............................       39         35         25         (2)
  Miscellaneous income......................................       (1)        (7)        (4)        (3)
                                                               ------     ------     ------     ------
Net income..................................................   $  678     $1,562     $1,074     $1,430
                                                               ======     ======     ======     ======

    The accompanying notes are an integral part of the financial statements.

                                PCI NEWCO, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                           COMMON STOCK--
                                                               CLASS A
                                                        ---------------------
                                                         NUMBER                 ADDITIONAL
                                                           OF                    PAID-IN     RETAINED
                                                         SHARES      AMOUNT      CAPITAL     EARNINGS    TOTAL
                                                        --------   ----------   ----------   --------   --------
Balance, December 31, 1996............................   10,000    $       1       $224       $  118     $  343
  Net income..........................................       --           --         --          678        678
  Common stock dividends..............................       --           --         --          (80)       (80)
                                                         ------    ----------      ----       ------     ------
Balance, December 31, 1997............................   10,000            1        224          716        941
  Net income..........................................       --           --         --        1,562      1,562
  Common stock dividends..............................       --           --         --         (805)      (805)
                                                         ------    ----------      ----       ------     ------
Balance, December 31, 1998............................   10,000            1        224        1,473      1,698
  Net income (Unaudited)..............................       --           --         --        1,430      1,430
  Sale of common stock (Unaudited)....................      526           --         23           --         23
  Common stock dividends (Unaudited)..................       --           --         --         (819)      (819)
                                                         ------    ----------      ----       ------     ------
Balance, September 30, 1999 (Unaudited)...............   10,526    $       1       $247       $2,084     $2,332
                                                         ======    ==========      ====       ======     ======

    The accompanying notes are an integral part of the financial statements.

                                PCI NEWCO, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                        NINE MONTHS
                                                                  YEAR ENDED               ENDED
                                                                 DECEMBER 31,          SEPTEMBER 30,
                                                              -------------------   -------------------
                                                                1997       1998       1998       1999
                                                              --------   --------   --------   --------
                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................   $ 678      $1,562     $1,074    $ 1,430
Adjustments to reconcile net income to net cash provided by
  operating activities
    Depreciation and amortization...........................      65          92         42         53
    Loss on sale of property and equipment..................       3          --         --         --
Changes in operating assets and liabilities
  Accounts receivable.......................................    (484)         12        (77)      (365)
  Inventories...............................................     (83)       (322)      (336)       121
  Prepaid expenses and other................................     (26)         (5)        22        (17)
  Accounts payable and accrued expenses.....................     170          15         88        (22)
                                                               -----      ------     ------    -------
    Net cash provided by operating activities...............     323       1,354        813      1,200
                                                               -----      ------     ------    -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment.......................    (166)       (212)      (192)       (29)
                                                               -----      ------     ------    -------
    Net cash used for investing activities..................    (166)       (212)      (192)       (29)
                                                               -----      ------     ------    -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of note payable....................      20          --         --         --
  Proceeds from sale of common stock........................      --          --         --         23
  Common stock dividends....................................     (80)       (805)      (475)      (819)
  Revolving line of credit repayments.......................      --          --         --       (200)
  Principal payments on note payable........................      --        (175)       (36)      (115)
                                                               -----      ------     ------    -------
      Net cash used for financing activities................     (60)       (980)      (511)    (1,111)
                                                               -----      ------     ------    -------
NET INCREASE IN CASH........................................      97         162        110         60
CASH AT BEGINNING OF PERIOD.................................      91         188        188        350
                                                               -----      ------     ------    -------
CASH AT END OF PERIOD.......................................   $ 188      $  350     $  298    $   410
                                                               =====      ======     ======    =======

    The accompanying notes are an integral part of the financial statements.

                                PCI NEWCO, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

    PCI NewCo, Inc (the "Company") manufacturers aircraft components for several aircraft manufacturers located in the United States.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORY PRICING

    Inventories are stated at lower of weighted-average cost or market.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. The assets are depreciated over their estimated useful lives using the straight-line and accelerated methods.

INCOME TAXES

    The Company elected to have its income taxed as an "S" corporation under provisions of the Internal Revenue Code; taxable income or loss is reported to the individual stockholders for inclusion in their tax returns. Therefore, no provision for Federal and state income tax is included in these statements.

UNAUDITED INTERIM RESULTS

    The financial information as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999 is unaudited. In the opinion of the Company, the unaudited financial information is presented on a basis consistent with the audited financial statements and contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. The results of operations for the interim periods are not necessarily indicative of results of operations for the full year.

NOTE 2 -- ACCOUNTS RECEIVABLE AND MAJOR CUSTOMERS

    The Company sells most of its primary product to two customers. There are a limited number of buyers of the Company's products. The Company extends unsecured credit to its customers, with credit extended to two customers exceeding 88% and 67% of accounts receivable at December 31, 1997 and 1998, respectively.

NOTE 3 -- INVENTORIES

    Inventories consist of the following (amounts in thousands):

                                                                 DECEMBER 31,
                                                              -------------------   SEPTEMBER 30,
                                                                1997       1998         1999
                                                              --------   --------   -------------
                                                                                     (UNAUDITED)
Raw materials...............................................    $350       $396         $494
Work-in-process.............................................     213        489          270
                                                                ----       ----         ----
  Total inventories.........................................    $563       $885         $764
                                                                ====       ====         ====

                                PCI NEWCO, INC.

NOTE 4 -- PROPERTY AND EQUIPMENT

    Property and equipment consists of the following (amounts in thousands):

                                                                 DECEMBER 31,
                                                              -------------------   SEPTEMBER 30,
                                                                1997       1998         1999
                                                              --------   --------   -------------
                                                                                     (UNAUDITED)
Leasehold improvements......................................    $ 15      $  76         $  76
Machinery and equipment.....................................     226        343           361
Furniture and fixtures......................................       7         11            13
Computer equipment..........................................      28         38            47
Vehicles....................................................      28         46            46
                                                                ----      -----         -----
  Total cost................................................     304        514           543
  Accumulated depreciation and amortization.................     (96)      (186)         (239)
                                                                ----      -----         -----
  Net property and equipment................................    $208      $ 328         $ 304
                                                                ====      =====         =====

NOTE 5 -- REVOLVING CREDIT AGREEMENT

    At December 31, 1997 and 1998, the Company had outstanding borrowings in the amount of $200,000 under a bank revolving credit agreement. The agreement is unsecured and is personally guaranteed by the principal stockholder. Interest is at 1/2% under the prime rate (7.25% at December 31, 1998) and is payable monthly. The agreement provides for maximum borrowings of $500,000 and matures on November 27, 1999.

NOTE 6 -- NOTE PAYABLE TO PRINCIPAL STOCKHOLDER

    The Company has an unsecured note payable to the principal stockholder in the amount of $290,000 and $115,000 at December 31, 1997 and 1998, respectively. Interest is paid annually at a rate of 7%. Subsequent to December 31, 1998, the balance was paid in full.

NOTE 7 -- ACCRUED EXPENSES

    Accrued expenses consists of the following (amounts in thousands):

                                                                 DECEMBER 31,
                                                              -------------------   SEPTEMBER 30,
                                                                1997       1998         1999
                                                              --------   --------   -------------
                                                                                     (UNAUDITED)
Payroll.....................................................    $ 67      $  36         $ 161
Profit sharing..............................................      33         57            61
Other.......................................................       8          4             2
                                                                ----      -----         -----
  Total accrued expenses....................................    $108      $  97         $ 224
                                                                ====      =====         =====

                                PCI NEWCO, INC.

NOTE 8 -- PROFIT SHARING PLAN

    The Company has a 401(k) profit sharing plan covering substantially all employees. The Company's contribution to the plan is 6% of the compensation of all participants under the plan determined for the Company's taxable year for which it makes the contribution. The Company expensed contributions for the years ended December 31, 1997 and 1998 in the amounts of $33,000 and $57,000, respectively.

NOTE 9 -- STOCK OPTIONS

    During 1998, the Company granted options to one of its employees for up to 526 shares of Class A common stock. The options immediately vested and all were exercised in 1999.

    A summary of the status of the options outstanding at December 31, 1998, and changes during the year then ended is presented below:

                                                                         WEIGHTED-
                                                               NUMBER     AVERAGE
                                                                 OF      EXERCISE
                                                               SHARES      PRICE
                                                              --------   ---------
Options outstanding at December 31, 1997....................     --            --
Options granted during the year.............................    526      $ 118.82
                                                                ---
Options outstanding at December 31, 1998....................    526      $ 118.82
                                                                ===
Options exercisable at December 31, 1998....................    526      $ 118.82
                                                                ===

    The Company applies Accounting Principles Board Opinion 25 and related interpretations in accounting for stock options issued to employees, and no compensation cost has been recognized. No fair value disclosures with respect to stock options are presented because in the opinion of management, such disclosures would not materially effect the financial statements.

NOTE 10 -- COMMITMENTS AND CONTINGENCIES

    The Company rents its business facility from a property rental company, which is partially owned by the Company's principal stockholder. The lease was month-to-month through September 1999 when a 10-year lease was entered into. Annual lease payments were $88,000 and $96,000 for 1997 and 1998, respectively.

NOTE 11 -- ADDITIONAL CASH FLOW INFORMATION

    Interest paid in cash during the twelve months ended December 31, 1997 and 1998 was $39,000 and $35,000, respectively.

NOTE 12 -- YEAR 2000 ISSUE

    Like all entities, the Company is exposed to risks associated with the Year 2000 Issue, which affects computer software and hardware; transactions with customers, vendors and other entities; and equipment dependent on microchips. The Company has begun but not yet completed the process of identifying and remediating potential Year 2000 problems. It is not possible for any entity to guarantee the results of its own remediation efforts or to accurately predict the impact of the Year 2000 Issue on third parties with which the Company does business. If remediation efforts of the Company or third parties with which it does business are not successful, the Year 2000 problem could have negative effects on the Company's financial condition and results of operations in the near term.

NOTE 13 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following table presents estimated fair values of the Company's financial instruments. For the revolving credit agreement and note payable to the principal stockholder, the fair value is estimated based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities.

                                PCI NEWCO, INC.

The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments, and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

                                                                 DECEMBER 31,          DECEMBER 31,
                                                                     1997                  1998
                                                              -------------------   -------------------
                                                              CARRYING     FAIR     CARRYING     FAIR
                                                               AMOUNT     VALUE      AMOUNT     VALUE
                                                              --------   --------   --------   --------
Financial assets
  Cash......................................................    $188       $188       $350       $350

Financial liabilities
  Revolving credit agreement................................    $200       $200       $200       $200
  Note payable to principal stockholder.....................    $290       $290       $115       $115

NOTE 14 -- SUBSEQUENT EVENTS

DIVIDENDS PAID

    Dividends of $624,000 were declared on January 1, 1999, and were paid on April 15, 1999.

SALE OF COMPANY

    On October 6, 1999, substantially all of the Company's assets were sold to an unrelated entity.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholder of
DeCrane Aircraft Holdings, Inc.

    In our opinion, the accompanying balance sheets and the related statements of income, of partners' equity and of cash flows present fairly, in all material respects, the financial position of The Infinity Partners, Ltd. as of December 31, 1998 and September 30, 1999 and the results of its operations and its cash flows for the year ended December 31, 1998 and the nine months ended September 30, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
January 18, 2000

                          THE INFINITY PARTNERS, LTD.
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
ASSETS

Current assets
  Cash and cash equivalents.................................     $  150         $  604
  Trade accounts receivable.................................        874          2,024
  Inventories...............................................        507          1,092
  Prepaid expenses..........................................         24             40
  Note receivable from related party........................         --            716
                                                                 ------         ------
    Total current assets....................................      1,555          4,476

Plant and equipment, net....................................        375          1,047
                                                                 ------         ------
      Total assets..........................................     $1,930         $5,523
                                                                 ======         ======

LIABILITIES AND PARTNERS' EQUITY

Current liabilities
  Current portion of long-term debt.........................     $   54         $  432
  Trade accounts payable....................................        392            606
  Customer advances.........................................        374            581
  Accrued expenses..........................................        265            559
                                                                 ------         ------
    Total current liabilities...............................      1,085          2,178

Long-term debt, less current maturities.....................        216            772

Commitments and contingencies (Note 9)

Partners' equity............................................        629          2,573
                                                                 ------         ------

      Total liabilities and partners' equity................     $1,930         $5,523
                                                                 ======         ======

    The accompanying notes are an integral part of the financial statements.

                          THE INFINITY PARTNERS, LTD.
                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                      NINE MONTHS ENDED
                                                       YEAR ENDED       SEPTEMBER 30,
                                                      DECEMBER 31,   -------------------
                                                          1998         1998       1999
                                                      ------------   --------   --------
                                                                 (UNAUDITED)
Sales...............................................     $10,136      $6,261    $16,166
Cost of sales.......................................       7,998       5,144     12,050
                                                         -------      ------    -------
Gross profit........................................       2,138       1,117      4,116

Operating expenses
  Selling, general and administrative...............         716         396      1,252
                                                         -------      ------    -------
Income from operations..............................       1,422         721      2,864

Other expenses (income)
  Interest expense..................................          19          14         44
  Interest income...................................          (8)         (5)        (8)
                                                         -------      ------    -------

Net income..........................................     $ 1,411      $  712    $ 2,828
                                                         =======      ======    =======

    The accompanying notes are an integral part of the financial statements.

                          THE INFINITY PARTNERS, LTD.
                         STATEMENTS OF PARTNERS' EQUITY
                                 (IN THOUSANDS)

                                                              PARTNERS'
                                                               EQUITY
                                                              ---------
Balance, December 31, 1997..................................   $  211

  Net income................................................    1,411

  Distributions to partners.................................     (993)
                                                               ------

Balance, December 31, 1998..................................      629

  Net income................................................    2,828

  Distributions to partners.................................     (884)
                                                               ------

Balance, September 30, 1999.................................   $2,573
                                                               ======

    The accompanying notes are an integral part of the financial statements.

                          THE INFINITY PARTNERS, LTD.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                              NINE MONTHS ENDED
                                                               YEAR ENDED       SEPTEMBER 30,
                                                              DECEMBER 31,   -------------------
                                                                  1998         1998       1999
                                                              ------------   --------   --------
                                                                         (UNAUDITED)
Cash flows from operating activities
  Net income................................................     $ 1,411      $  712    $ 2,828
  Adjustments to reconcile net income to net cash provided
    by operating activities
      Depreciation and amortization.........................          46          31         82
  Changes in operating assets and liabilities
    Trade accounts receivable...............................        (643)       (460)    (1,150)
    Inventories.............................................        (219)         49       (585)
    Prepaid expenses........................................           5          21        (32)
    Trade accounts payable..................................         174        (149)       214
    Customer advances.......................................           1        (372)       207
    Accrued expenses........................................         258         635        294
                                                                 -------      ------    -------
      Net cash provided by operating activities.............       1,033         467      1,858
                                                                 -------      ------    -------

Cash flows from investing activities
  Purchases of plant and equipment..........................        (187)        (76)      (599)
  Loan to related party.....................................          --          --       (700)
                                                                 -------      ------    -------
      Net cash used for investing activities................        (187)        (76)    (1,299)
                                                                 -------      ------    -------

Cash flows from financing activities
  Term debt borrowings......................................         240         240        822
  Release of restricted cash securing bank term loan........          50          50         --
  Distributions to partners.................................        (993)       (204)      (884)
  Debt principal payments...................................         (76)        (67)       (43)
                                                                 -------      ------    -------
      Net cash provided by (used for) financing
        activities..........................................        (779)         19       (105)
                                                                 -------      ------    -------
Net increase in cash and cash equivalents...................          67         410        454
Cash and cash equivalents at beginning of period............          83          83        150
                                                                 -------      ------    -------
Cash and cash equivalents at end of period..................     $   150      $  493    $   604
                                                                 =======      ======    =======

Supplemental disclosures
  Cash paid for interest....................................     $    19      $   14    $    28
  Equipment acquired with capital lease and term debt
    obligations.............................................          60          60        154

    The accompanying notes are an integral part of the financial statements.

                          THE INFINITY PARTNERS, LTD.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- THE COMPANY

    The Infinity Partners, Ltd. (the "Company") designs and manufactures interior components for middle-and high-end corporate aircraft. On November 19, 1999, the Company converted to a Texas limited partnership; prior to that date, the Company was organized as a limited liability company. The Company operates in the U.S. market and all of the Company's sales and resulting accounts receivable for the year ended December 31, 1998 and nine months ended September 30, 1999 were to one customer. The Company's customer is in the corporate aircraft industry.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

    It is the policy of the Company to deposit its cash and cash equivalents in federally insured financial institutions. From time to time deposits may exceed Federal Deposit Insurance Corporation limits. At December 31, 1998 and September 30, 1999, the Company had $902,000 and $776,000 on deposit in excess of those limits.

INVENTORIES

    Inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out (FIFO) method.

PLANT AND EQUIPMENT

    Plant and equipment are stated at cost less accumulated depreciation. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged against operations in the year incurred. Leasehold improvements are amortized over the shorter of the related asset's useful life or the lease term. Depreciation is computed using the straight-line method over the following estimated useful lives: leasehold improvements -- 5 to 10 years; machinery and equipment -- 7 years; vehicles -- 5 years; and furniture, fixtures and office equipment -- 3 to 7 years.

REVENUE RECOGNITION

    Revenues on long-term contracts are recognized using the percentage of completion method based on costs incurred to date compared to the total estimated cost at completion. Amounts received from customers in excess of revenues recognized are classified in current liabilities as customer advances. The Company anticipates that substantially all incurred costs associated with contract work-in-process at September 30, 1999 will be billed and collected in 2000. Unbilled accounts receivable are $32,000 at September 30, 1999; there were none at December 31, 1998. Unbilled accounts receivable are expected to be billed and collected during the succeeding twelve-month period.

INCOME TAXES

    The Company is organized as a partnership, therefore taxable income or loss is reported to the individual partners for inclusion in their tax returns. No provision for federal and state income tax is included in these statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of financial instruments including cash, receivables, accounts payable and accrued expenses and other liabilities do not significantly differ from fair values as of December 31, 1998 and September 30, 1999.

                          THE INFINITY PARTNERS, LTD.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED INTERIM RESULTS

    The financial information for the nine months ended September 30, 1998 is unaudited. In the opinion of the Company, the unaudited financial information is presented on a basis consistent with the audited financial statements and contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. The results of operations for the interim periods are not necessarily indicative of results of operations for the full year.

NOTE 3 -- INVENTORIES

    Inventories consist of the following:

                                                          DECEMBER 31,   SEPTEMBER 30,
                                                              1998           1999
                                                          ------------   -------------
                                                                 (IN THOUSANDS)
Raw material............................................      $507          $  871
Work-in-process.........................................        --             221
                                                              ----          ------
  Total inventories.....................................      $507          $1,092
                                                              ====          ======

    Included in work-in-process are costs relating to long-term contracts recognized on the percentage of completion method of accounting.

NOTE 4 -- PLANT AND EQUIPMENT

    Plant and equipment consists of the following:

                                                          DECEMBER 31,   SEPTEMBER 30,
                                                              1998           1999
                                                          ------------   -------------
                                                                 (IN THOUSANDS)
Leasehold improvements..................................      $186          $  532
Machinery and equipment.................................        95             307
Vehicles................................................        35              55
Furniture, fixtures and office equipment................       126             315
                                                              ----          ------
  Total cost............................................       442           1,209
  Accumulated depreciation and amortization.............       (67)           (162)
                                                              ----          ------
  Net plant and equipment...............................      $375          $1,047
                                                              ====          ======

                          THE INFINITY PARTNERS, LTD.

NOTE 4 -- PLANT AND EQUIPMENT (CONTINUED)
    Plant and equipment under capital leases included above consists of the following:

                                                          DECEMBER 31,   SEPTEMBER 30,
                                                              1998           1999
                                                          ------------   -------------
                                                                 (IN THOUSANDS)
Machinery and equipment.................................       $ 8           $ 80
Furniture, fixtures and office equipment................        --             53
                                                               ---           ----
  Total cost............................................         8            133
  Accumulated depreciation and amortization.............        (2)           (16)
                                                               ---           ----
  Net plant and equipment under capital leases..........       $ 6           $117
                                                               ===           ====

    Depreciation of equipment under capital leases is included in cost of sales and selling, general and administrative expense.

NOTE 5 -- ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                          DECEMBER 31,   SEPTEMBER 30,
                                                              1998           1999
                                                          ------------   -------------
                                                                 (IN THOUSANDS)
Salaries, wages, bonuses, compensated absences and
  related taxes.........................................      $ 44           $493
Uninvoiced accounts payable.............................       220             44
Other...................................................         1             22
                                                              ----           ----
  Total accrued expenses................................      $265           $559
                                                              ====           ====

                          THE INFINITY PARTNERS, LTD.

NOTE 6 -- DEBT

    Debt consists of the following:

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                                     (IN THOUSANDS)
Note payable, due in monthly principal and interest
  installments of $4,141, interest at prime plus 2.75%,
  collaterialized by substantially all of the Company's
  assets, repaid in July 1999...............................      $224           $   --

Term loan, due in quarterly installments of $87,500 plus
  interest at 10%, personally guaranteed by one of the
  partners, repaid in December 1999 (Note 7)................        --              700

Note payable, due in monthly installments of $3,535 plus
  interest at 10%, personally guaranteed by one of the
  partners, repaid in December 1999.........................        --              205

Note payable, due in monthly principal and interest
  installments of $2,573, interest at 9.5%, collaterialized
  by certain equipment, repaid in December 1999.............        --              114

Capital lease obligations, interest at 6.0% to 8.3%,
  collaterialized by leased equipment.......................         3              127

Note payable, due in monthly principal and interest
  installments of $419, interest at 8.99%, collaterialized
  by a vehicle, repaid in December 1999.....................        --               19

Note payable, due in monthly principal and interest
  installments of $581, interest at 10.02%, collaterialized
  by a vehicle, repaid in October 1999......................        16               12

Non-interest bearing note payable, due in monthly
  installments of $487, collaterialized by leasehold
  improvements, repaid in December 1999.....................        27               27
                                                                  ----           ------

    Total debt..............................................       270            1,204

    Less current portion....................................       (54)            (432)
                                                                  ----           ------

    Long-term debt, less current portion....................      $216           $  772
                                                                  ====           ======

    The aggregate maturities of long-term debt are as follows:

                                                                  (IN
                                                              THOUSANDS)
Three months ending December 31, 1999.......................    $  114
Twelve months ending December 31,
  2000......................................................       457
  2001......................................................       368
  2002......................................................       105
  2003......................................................       105
  2004......................................................        55
                                                                ------
    Total long-term debt....................................    $1,204
                                                                ======

NOTE 7 -- RELATED PARTY TRANSACTIONS

    In 1999, the Company obtained a $700,000 bank term loan (Note 6) and loaned the proceeds to one of its partners. In connection with the sale of the Company in December 1999 (Note 10), the partner repaid the note in full and the Company repaid the bank term loan.

                          THE INFINITY PARTNERS, LTD.

NOTE 8 -- EMPLOYEE BENEFIT PLANS

    The Company has a savings and retirement plan which qualifies under Section 401(k) of the Internal Revenue Code in which all full-time employees who are over the age of twenty-one and have at least one year of service with the Company are eligible to participate. In accordance with the terms of the plan, employees may elect to contribute up to 15% of their annual compensation to the plan, subject to certain limitations. The Company may elect to declare a discretionary matching contribution to the Plan up to 6% of each employee's salary. Company contributions were $35,000 and $26,000 for the year ended December 31, 1998 and nine months ended September 30, 1999, respectively.

NOTE 9 -- COMMITMENT AND CONTINGENCIES

LEASE COMMITMENTS

    The Company leases office space, vehicles and certain machinery and equipment under various capital and operating leases. Future minimum capital and operating lease commitments under non-cancelable leases are as follows:

                                                              CAPITAL    OPERATING
                                                               LEASES     LEASES
                                                              --------   ---------
                                                                 (IN THOUSANDS)
Three months ending December 31, 1999.......................    $  7      $  100
Year ending December 31,....................................
  2000......................................................      29         400
  2001......................................................      29         396
  2002......................................................      29         382
  2003......................................................      28         379
  2004......................................................      21          87
  2005 and thereafter.......................................      --         386
                                                                ----      ------
  Total minimum payments required...........................     143      $2,130
                                                                          ======
  Less amount representing future interest cost.............     (16)
                                                                ----
    Recorded obligation under capital leases................    $127
                                                                ====

    Total rental expense charged to operations the year ended December 31, 1998 and nine months ended September 30, 1999 was $91,000 and $189,000, respectively.

LITIGATION

    The Company is involved in routine legal and administrative proceedings incidental to the normal conduct of business. Management believes the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

NOTE 10 -- SUBSEQUENT EVENT

    In December 1999, substantially all of the Company's net assets were acquired by DeCrane Aircraft Holdings, Inc.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

    UNTIL AUGUST 13, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                               TABLE OF CONTENTS

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Summary..............................       2
Summary Unaudited Pro Forma
  Consolidated Financial Data........       8
Summary Historical Consolidated
  Financial Data.....................      10
Risk Factors.........................      12
Recent Developments..................      18
Use of Proceeds......................      18
Capitalization.......................      19
Dividend Policy......................      20
Selected Consolidated Financial
  Data...............................      21
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................      23
Business.............................      33
Management...........................      48
Security Ownership of Significant
  Beneficial Owners and Management...      53
Related Party Transactions...........      55
Description of Warrants..............      57
Description of Capital Stock.........      60
Federal Income Tax Consequences......      63
Plan of Distribution.................      65
Legal Matters........................      66
Experts..............................      66
Index to Unaudited Pro Forma
  Consolidated Financial Data........     P-1
Index to Financial Statements........     F-1

                              DeCrane Holdings Co.

                         COMMON STOCK, $0.01 PAR VALUE
                       WARRANTS TO PURCHASE COMMON STOCK

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                                   PROSPECTUS

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                               FEBRUARY 10, 2000

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